As filed with the U.S. Securities and Exchange Commission on April 11, 2006
                           Registration No. 333-126836

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                Amendment No. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              SMARTIRE SYSTEMS INC.
                 (Name of small business issuer in its charter)


        Yukon Territory                                       Not Applicable
   (State or jurisdiction of                                 (I.R.S. Employer
incorporation or organization)                              Identification No.)

                                      3714
                          (Primary Standard Industrial
                          Classification Code Number)

           150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
                                 (604) 276-9884
          (Address and telephone number of principal executive offices)

           150-13151 Vanier Place, Richmond, British Columbia, V6V 2J1
                                 (604) 276-9884
                   (Address of principal place of business or
                      intended principal place of business)

                                Jeff Finkelstein
                             Chief Financial Officer
                              SmarTire Systems Inc.
                             150-13151 Vanier Place
                       Richmond, British Columbia, V6V 2J1
                                 (604) 276-9884
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             Michael L. Pflaum, Esq.
                             Michael D. Helsel, Esq.
                             Greenberg Traurig, LLP
                                MetLife Building
                          200 Park Avenue - 14th Floor
                            New York, New York 10166
                    Tel: (212) 801-9200; Fax: (212) 801-6400

              Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


==========================================================================================================================
    Title of each class of                Amount to be          Proposed maximum     Proposed maximum          Amount of
        securities                         registered            offering price     aggregate offering       registration
     to be registered(1)                                           per unit(2)             price                 fee(3)
--------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying 10%
Convertible Debentures                 850,000,000 shares(4)         $0.066            $56,100,000.00          $  6,602.97
--------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying
Warrants issued with 10%
Convertible Debentures                  62,500,000 shares(5)         $0.066            $ 4,125,000.00          $    485.51
--------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying 5%
Convertible Debenture                   53,571,429 shares(6)         $0.066            $ 3,535,714.31          $    416.15
--------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying 5%
Convertible Debentures                   5,416,667 shares(7)         $0.066            $   357,500.02          $     42.08
--------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying Series
A 5% Convertible Preferred Stock       400,000,000 shares(8)         $0.066            $ 26,400,000.00         $  3,107.28
--------------------------------------------------------------------------------------------------------------------------
Common Stock issued under Placement
Agent Agreement                             75,188 shares(9)         $0.066            $      4,962.41         $      0.58
--------------------------------------------------------------------------------------------------------------------------
Common Stock Underlying
Warrants issued with Investor
Relations Agreements                     1,250,000 shares(10)        $0.066            $     82,500.00         $      9.71
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
Total Registration Fee                                                                                         $ 10,664.29
--------------------------------------------------------------------------------------------------------------------------



There were 293,121,513 shares of our common stock issued and outstanding as of March 31, 2006.

(1) This registration statement will also cover any additional shares of common stock that will become issuable to prevent dilution by reason of any stock dividend, stock split or other similar transaction effected without receipt of consideration that results in an increase in the number of outstanding shares of our common stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the average of the high ($0.070) and low ($0.061) prices of our common stock on the OTC Bulletin Board on January 4, 2006.

(3) Fee calculated in accordance with Rule 457(c) of the Securities Act. Estimated for the sole purpose of calculating the registration fee and based upon the average quotation of the high and low price of our common stock on January 4, 2006.

(4) Represents the common stock that may be issued upon the conversion of principal and interest under the 10% convertible debentures, issued June 23, 2005 and maturing June 23, 2008, as amended and restated on December 30, 2005 and on April 4, 2006. Holders of the 10% convertible debentures may not receive interest payments in cash during their term.

(5) Represents the common stock issuable upon the exercise of 62.5 million common stock purchase warrants, that were amended and restated as of December 30, 2005 and expire on June 23, 2010.

(6) Represents the common stock that may be issued upon the conversion of principal under the 5% convertible debenture, issued May 20, 2005 and maturing May 20, 2006.

(7) Represents the common stock that may be issued upon the conversion or redemption of principal under the 5% convertible debentures, issued December 15, 2004 and maturing December 15, 2007.

(8) Represents the common stock that may be issued upon the conversion of the series A 5% convertible preferred stock issued on March 22, 2005.

(9) Represents the common stock issued to a selling stockholder under a placement agent agreement, dated June 23, 2005, in connection with our $100 million Standby Equity Distribution Agreement.

(10) Represents the common stock issuable upon the exercise of 1.25 million common stock purchase warrants under two investor relations agreements. One million common stock purchase warrants were issued on December 1, 2005 and expire on November 30, 2010; 250,000 common stock purchase warrants were issued on July 1, 2004 and expire on June 30, 2009.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Our selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                                   PROSPECTUS

                   SUBJECT TO COMPLETION, DATED APRIL __, 2006

                     1,372,813,284 SHARES OF COMMON STOCK OF
                              SMARTIRE SYSTEMS INC.

This prospectus relates to the sale of up to 1,372,813,284 shares of our common stock by certain persons who beneficially own shares of our common stock, including Cornell Capital Partners, L.P. Please refer to "Selling Stockholders" beginning on page 12. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. We did, however, receive proceeds from the sale of 5% and 10% convertible debentures and series A 5% convertible preferred stock. We will also receive the proceeds from any common stock we issue to the selling stockholders upon exercise of the warrants. We have used and expect to use the proceeds received from the sale of 5% and 10% convertible debentures, the 5% series A convertible preferred stock and the exercise of the warrants for general working capital purposes and repayments on our preferred stock and convertible debentures. See "Use of Proceeds" beginning on page 16.

There were 293,121,513 shares of our common stock issued and outstanding as of March 31, 2006.

The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will pay the expenses of registering these shares.

Our common stock is quoted on the OTC Bulletin Board under the symbol "SMTR." The high and low bid prices for shares of our common stock on March 31, 2006, were $0.070 and $0.065 per share, respectively, based upon bids that represent prices quoted by broker-dealers on the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions. The selling stockholders and any broker-dealer executing sell orders on behalf of the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Commissions received by any broker-dealer may be deemed to be underwriting commissions under the Securities Act of 1933.

        AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY REVIEW THE SECTION TITLED "RISK FACTORS" BEGINNING ON PAGE 8.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The Date of This Prospectus is April __, 2006

In considering the acquisition of the common stock described in this prospectus, you should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, or a solicitation of an offer to buy, shares of common stock in any jurisdiction where offers and sales would be unlawful. The information contained in this prospectus is complete and accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares of common stock.

                                TABLE OF CONTENTS



                                                                            Page
SUMMARY OF THE COMPANY.........................................................5

THE OFFERING...................................................................7

SUMMARY FINANCIAL DATA.........................................................7

RISK FACTORS...................................................................8

SELLING STOCKHOLDERS..........................................................12

USE OF PROCEEDS...............................................................16

PLAN OF DISTRIBUTION..........................................................17

DILUTION......................................................................18

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS...................18

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.....................19

DESCRIPTION OF BUSINESS.......................................................34

MANAGEMENT....................................................................45

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................53

DESCRIPTION OF SECURITIES.....................................................53

LEGAL MATTERS.................................................................63

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................63

EXPERTS ......................................................................63

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE..........................................................63

WHERE YOU CAN FIND MORE INFORMATION...........................................63

INDEX TO CONSOLIDATED FINANCIAL INFORMATION..................................F-1

                             SUMMARY OF THE COMPANY

You should read the following summary together with the more detailed information contained elsewhere in this prospectus, including the section titled "Risk Factors" and our Financial Statements and the notes to the Financial Statements regarding us and the common stock described in this offering. Unless the context otherwise requires, "we," "our," "us" and similar phrases refer to SmarTire Systems Inc. and its subsidiaries. All dollar amounts refer to U.S. dollars unless otherwise indicated.

Overview

We develop and market technically advanced tire pressure monitoring systems (TPMSs) for the transportation and automotive industries that monitor tire pressure and tire temperature. Our TPMSs are designed for improved vehicle safety, performance, reliability and fuel efficiency.

Although we currently sell only TPMSs for passenger cars, buses, recreational vehicles, trucks and motorcycles, our vision is to become a preeminent provider of wireless sensing and control systems for the vehicle industry. Our vision may be extended to three basic types of systems: sensing, control and system applications.

On September 5, 2005 we achieved registration to ISO/TS 16949:2002, the quality management standard for the automotive and commercial vehicle industry industries. The certification applies to our design and manufacture of wireless sensing and control systems for the global transportation industry. Registration to ISO/TS 16949:2002, provides confidence to automotive original equipment manufacturer (OEM) customers that we have implemented processes to ensure robust and reliable systems that meet customer requirements throughout all levels of the organization

On October 12, 2005 we entered into a seven year marketing and distribution agreement with DANA Corporation (DANA) through its Heavy Vehicle Technology and Systems Group. Under the marketing and distribution agreement, DANA will market and sell our tire monitoring systems to OEM customers throughout North America, Mexico, Australia and New Zealand. We and DANA will collaborate on marketing opportunities to meet the needs of their global customers and markets. DANA is a leading Tier I supplier in the design and manufacture of commercial vehicle drive train components for medium and heavy duty vehicles for sale to OEMs and associated original equipment service and the independent aftermarket.

On November 21, 2005 we entered into a manufacturing agreement with Vansco Electronics LP (Vansco). Under the agreement, Vansco will manufacture key subsystems for SmarTire's wireless gateway family of products. Vansco specializes in the design and manufacturing of electronic, electro-mechanical and electro-hydraulic controls and instrumentation and offers engineering design expertise in system integration, hardware, software, wire harness and electronics packaging. Vansco provides global sales, applications engineering, design, manufacturing and service support.

We are a "foreign private issuer," as such term is defined in Rule 3b-4 under the Securities Exchange Act of 1934, as amended. However, we have elected to file Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K with the SEC, and are not subject to the proxy rules under
Section 14 of the Exchange Act.

Going Concern

As at January 31, 2006, we had an accumulated deficit of $96,983,945. We have incurred recurring operating losses, and our net loss for the six months ended January 31, 2006 was $21,851,795 and $14,291,681 for the fiscal year ended July 31, 2005. During the six months ended January 31, 2006, we used cash of $4,880,588 in operating activities. As of January 31, 2006, we had a stockholders' deficiency of $9,144,364 and we had working capital of $8,105,233.

During the six months ended January 31, 2006, we realized gross cash proceeds of $135,800 from financing activities. There can be no assurance that we will be able to draw down amounts under the restructured $100 million equity line of credit, as draw downs are subject to an effective registration statement filed with the SEC and it is uncertain whether a registration statement covering shares of our common stock would be declared effective during the period that the outstanding principal and accrued and unpaid interest under the 10% convertible debentures remain outstanding. Our consolidated financial statements have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, our consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Recent Financings

On June 30, 2005, we closed a $30 million securities purchase agreement with Cornell Capital Partners, Highgate House Funds, Ltd. and LCC Global Limited. In accordance with the securities purchase agreement, we issued, for a purchase price of $30 million, (i) a 10% convertible debenture due June 23, 2008, with a principal balance of $20 million, to Cornell Capital Partners, in trust for LCC Global, (ii) a 10% convertible debenture due June 23, 2008, with a principal balance of $8 million, to Cornell Capital Partners, in trust for LCC Global, and
(iii) a 10% convertible debenture due June 23, 2008, with a principal balance of $2 million, to Highgate House Funds, in trust for LCC Global. We paid to Yorkville Advisors LLC, the general partner of Cornell Capital Partners, a cash structuring fee of $3 million in connection with this transaction.

On December 30, 2005, we, Starome Investments Limited, Xentennial Holdings Limited, Staraim Enterprises Limited, Cornell Capital Partners, Highgate House Funds and LCC Global entered into Amendment No.1 to the Securities and Purchase Agreement pursuant to which we amended and restated the 10% convertible debentures in an aggregate principal amount of $30 million. We amended and restated the 10% convertible debentures to (i) modify the terms of such 10% convertible debentures, (ii) effect the transfer by (A) Cornell Capital Partners and LCC Global to Starome Investments, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $20 million, (B) Cornell Capital Partners and LCC Global to Xentennial Holdings, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $8 million and (iii) effect the transfer by Highgate House Funds and LCC Global to Staraim Enterprises, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $2 million ((i), (ii) and (iii) above being referred to as the "restructuring"). The following material amendments were made to each of the 10% convertible debentures in connection with the "restructuring":

o The holders of the 10% convertible debentures agreed to eliminate our obligation to make recurring payments in cash of principal and interest during the term of the 10% convertible debentures. Such holders may convert outstanding principal and accrued and unpaid interest under the 10% convertible debentures at any time into shares of our common stock, subject to a 4.9% beneficial ownership limitation, which may be waived provided the holders of 10% convertible debentures provide us with not less than 65 days notice. On June 23, 2008, any outstanding principal and accrued and unpaid interest under the 10% convertible debentures must be converted by the holders of the 10% convertible debentures into shares of our common stock; provided, however, that to the extent such conversion would cause any holder to exceed the 4.9% beneficial ownership limitation, we must pay such excess amount in cash. Holders of the 10% convertible debentures are not entitled to receive cash payments of interest during their term.

o We agreed to change the conversion price of the outstanding principal under the 10% convertible debentures from a fixed price of $0.1125 to a price equal to the lesser of (i) $0.1125 (subject to adjustment) and (ii) 95.5% of the lowest closing bid price of our common stock during the five trading days immediately preceding the conversion.

o The conversion price of accrued and unpaid interest under the 10% convertible debentures is 95.5% of the average of the closing bid prices of our common stock for the five trading days immediately preceding the conversion of any such interest by a holder into shares of our common stock.

o The holders of the 10% convertible debentures agreed to permit us to redeem at any time all or any portion of the outstanding principal and accrued interest under the 10% convertible debentures provided that the closing bid price of our stock is less than $0.1125. We must pay a 20% redemption premium on any amounts being redeemed and must issue to the holder of the 10% convertible debenture being redeemed a five-year warrant to purchase $1 million shares of our common stock for every $100,000 redeemed. The "redemption warrant" will be exercisable on a cash basis at an exercise price of 110% of the closing bid price of our common stock on the date we provide notice of our intent to redeem.

As of March 31, 2006, there was approximately $31,250,000 in outstanding principal and accrued and unpaid interest under the 10% convertible debentures.

Sales of our common stock in the public market following this offering could significantly lower the market price of our common stock. For example, if holders of our 10% convertible debentures convert the entire amount of outstanding principal, we would issue a minimum of 266,666,667 shares of common stock. We estimate that the conversion of all of the interest may result in the issuance of an additional 40 to 50 million shares of common stock (depending on when interest is converted into common stock and the conversion price of the interest at the time of conversion), which, when aggregated with the shares issuable upon conversion of principal, would more than double our total outstanding shares of common stock. This assumes that the conversion of principal will occur at a price per share equal to $0.1125, when in fact such price may be significantly lower due to market conditions at the time of conversion. The issuance by us of such a large number of shares of common stock will cause significant dilution.

                                  THE OFFERING

This offering covers the sale by the selling stockholders named in this prospectus of up to 1,372,813,284 shares of our common stock as follows:

      (i) 850,000,000 shares of common stock issuable to selling stockholders upon the conversion of principal and interest under the 10% convertible debentures dated June 23, 2005, as amended and restated on December 30, 2005;

      (ii) 62,500,000 shares of common stock issuable to selling stockholders assuming the exercise of outstanding common stock purchase warrants, that were amended and restated as of December 30, 2005 and expire on June 23, 2010, at an exercise price of $0.16;

      (iii) 53,571,429 shares of common stock issuable to a selling stockholder upon the conversion of principal under the 5% convertible debenture dated May 20, 2005;

      (iv) 5,416,667 shares of common stock issuable to selling stockholders upon the conversion of principal under our 5% convertible debentures dated December 15, 2004;

      (v) 400,000,000 shares of common stock issuable to a selling stockholder upon the conversion of our series A convertible preferred shares;

      (vi) 75,188 shares of our common stock issued to a selling stockholder under a placement agent agreement in connection with our old $160 million Standby Equity Distribution Agreement; and

      (vii) 1,250,000 shares of common stock issuable to two selling stockholders under investor relations agreements assuming the exercise of outstanding common stock purchase warrants.

There were 293,121,513 shares of our common stock issued and outstanding as of March 31, 2006.

Use of Proceeds

We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholders. We did, however, receive proceeds from the sale of 10% and 5% convertible debentures and series A 5% convertible preferred stock. We will also receive the proceeds from any common stock we issue to the selling stockholders upon exercise of the warrants. We have used and expect to use the proceeds received from the sale of 5% and 10% convertible debentures, the 5% series A convertible preferred stock and the exercise of the warrants for general working capital purposes and repayments on our preferred stock and convertible debentures. See "Use of Proceeds" beginning on page 16.

Risk Factors

An investment in these securities involves a high degree of risk. See "Risk Factors" beginning on page 8.

                             SUMMARY FINANCIAL DATA

The summary financial data presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the years ended July 31, 2005 and July 31, 2004 and our unaudited consolidated financial statements for the six-month periods ended January 31, 2006 and January 31, 2005 (in each case including the notes to those financial statements), which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis or Plan of Operation" beginning on page 19.

-------------------------------------------------------------------------------------
                                            For the 6-Month          For the 6-Month
                                              Period Ended             Period Ended
                                            January 31, 2006         January 31, 2005
                                              (unaudited)              (unaudited)
-------------------------------------------------------------------------------------
Revenue                                       $  1,432,481             $    692,078
-------------------------------------------------------------------------------------
Net Loss for the Period                       $(21,851,795)            $ (6,487,840)
-------------------------------------------------------------------------------------
Loss Per Share - basic and diluted            $      (0.08)            $      (0.03)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                                  As at                    As at
                                            January 31, 2006         January 31, 2005
                                              (unaudited)               (unaudited)
-------------------------------------------------------------------------------------
Working Capital                               $  8,105,233             $  1,101,999
-------------------------------------------------------------------------------------
Total Assets                                  $ 12,474,276             $  7,068,687
-------------------------------------------------------------------------------------
Total Share Capital                           $ 67,303,418             $ 63,821,331
-------------------------------------------------------------------------------------
Additional Paid-in Capital                    $ 19,709,309             $  3,815,933

Deficit                                       $(96,983,945)            $(65,506,096)
-------------------------------------------------------------------------------------
Total Stockholders' Equity(Deficiency)        $ (9,144,364)            $  2,132,076
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                           For the Year Ended       For the Year Ended
                                             July 31, 2005            July 31, 2004
-------------------------------------------------------------------------------------
Revenue                                       $  1,463,460             $  1,658,279
-------------------------------------------------------------------------------------
Net Loss for the Period                       $(14,291,681)            $(10,987,026)
-------------------------------------------------------------------------------------
Loss Per Share - basic and diluted            $      (0.06)            $      (0.13)
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                                 As at                    As at
                                             July 31, 2005            July 31, 2004
-------------------------------------------------------------------------------------
Working Capital                               $  7,510,569             $    732,405
-------------------------------------------------------------------------------------
Total Assets                                  $ 33,284,543             $  6,937,128
-------------------------------------------------------------------------------------
Total Share Capital                           $ 66,695,717             $ 58,368,020
-------------------------------------------------------------------------------------
Deficit                                       $(75,132,150)            $(59,018,256)
-------------------------------------------------------------------------------------
Total Stockholders' Equity                    $ 10,383,957             $  3,466,216
-------------------------------------------------------------------------------------

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, together with the other information contained in this prospectus, before you decide to buy our common stock. If any of the following risks actually occur, our business, results of operations and financial condition would likely suffer. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

                          RISKS RELATED TO OUR BUSINESS

WE MAY NOT BE ABLE TO OBTAIN ADDITIONAL FINANCING THAT WE MAY REQUIRE TO FUND OUR OPERATIONS.

As discussed under the heading, "Management's Discussion and Analysis - Liquidity and Capital Resources," we may require additional financing to fund our operations if holders of our convertible debentures do not convert such debentures into shares of our common stock or we are unable to draw down on our $100 million equity line of credit. We are uncertain whether we can draw down on the equity line of credit until a registration statement covering the underlying shares of common stock becomes effective because the Securities and Exchange Commission Staff (SEC Staff) has previously informed us that it is unlikely that the Staff will permit a registration statement covering the shares of common stock underlying the $100 million standby equity distribution agreement to become effective until all of the principal and interest under the 10% convertible debentures is either converted or paid in full by us. As of March 31, 2006, there was an aggregate amount of approximately $31,250,000 in outstanding principal and accrued and unpaid interest under the 10% convertible debentures. The conversion by the debt holders or redemption or payment in full of the 10% convertible debentures by us is unlikely to occur before June 23, 2008. Regardless, business and economic conditions may make it unfeasible or undesirable for us to draw down amounts under the equity line of credit at every opportunity, and there can be no assurance that we will ever be able to draw down on the equity line of credit. See "Description of Securities - Standby Equity Distribution Agreement" for further details regarding the equity line of credit.

In addition, there can be no assurance that additional financing will be available to us when needed or, if available, that it can be obtained on commercially reasonable terms. In addition, any additional equity financing may involve substantial dilution to our stockholders. If we fail to raise sufficient financing to meet our immediate cash needs, we will be forced to scale down or perhaps even cease the operation of our business, which may result in the loss of some or all of your investment in our common stock.

WE HAVE A HISTORY OF OPERATING LOSSES AND FLUCTUATING OPERATING RESULTS, WHICH RAISE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Since inception through January 31, 2006, we have incurred aggregate losses of $96,983,945. Our loss from operations for the six-month period ended January 31, 2006 was $21,851,795; our losses from operations for the fiscal years ended July 31, 2005 and July 31, 2004 were $14,291,681 and $10,987,026 respectively. There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, the level of competition or general economic conditions.

Although we believe that revenues will increase, we also expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner.

The Auditors' Report on our July 31, 2005 consolidated financial statements includes an additional comment for U.S. readers that states that there exists substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments as a result of this uncertainty.

THE 5% AND 10% CONVERTIBLE DEBENTURES PROVIDE FOR VARIOUS EVENTS OF DEFAULT THAT WOULD ENTITLE THE HOLDERS TO REQUIRE US TO IMMEDIATELY ACCELERATE FULL REPAYMENT OF ALL DEBENTURES OUTSTANDING AND ACCRUED INTEREST THEREON OR, NOTWITHSTANDING ANY LIMITATIONS CONTAINED IN THE DEBENTURES AND/OR THE SECURITIES PURCHASE AGREEMENT, TO CONVERT ALL DEBENTURES OUTSTANDING AND ACCRUED INTEREST THEREON INTO SHARES OF OUR COMMON STOCK. IF AN EVENT OF DEFAULT OCCURS, WE MAY BE UNABLE TO IMMEDIATELY REPAY THE AMOUNT OWED AND ANY REPAYMENT MAY LEAVE US WITH LITTLE OR NO WORKING CAPITAL IN OUR BUSINESS.

Some of the events of default include matters over which we may have some, little or no control. If a default occurs and we cannot pay the amounts payable under the convertible debentures in cash (including any interest on such amounts and any applicable late fees under the convertible debentures), the holders of the debentures may protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained in the convertible debentures, in the related securities purchase agreement or in any document or instrument delivered in connection with or pursuant to the convertible debentures, or to enforce the payment of the outstanding convertible debentures or any other legal or equitable right or remedy. In addition, any repayment that we are required to make may leave us with little or no working capital in our business. This would have an adverse effect on our continuing operations. Please refer to "Description of Securities" for a description of the events of default under the 5% and 10% convertible debentures and the consequences of such defaults.

WE MAY EXPERIENCE SIGNIFICANT AND RAPID GROWTH IF WE ARE ABLE TO CAPITALIZE ON THE EXPANSION OF THE TIRE MONITORING MARKET. IF WE ARE UNABLE TO HIRE AND TRAIN STAFF TO HANDLE SALES AND MARKETING OF OUR PRODUCTS AND MANAGE OUR OPERATIONS, SUCH GROWTH COULD MATERIALLY AND ADVERSELY AFFECT US.

We intend to proceed with initiatives intended to capitalize on the expansion of the tire monitoring market that is occurring as a result of the enactment by the U.S. government of the TREAD Act. This could potentially lead to significant and rapid growth in the scope and complexity of our business. Any inability on our part to manage such growth effectively will have a material adverse effect on our product development, business, financial condition and results of operations. Our ability to manage and sustain growth effectively will depend, in part, on the ability of our management to implement appropriate management, operational and financial systems and controls, and the ability of our management to successfully hire, train, motivate and manage employees.

TECHNOLOGICAL CHANGES IN OUR INDUSTRY COULD RENDER OUR PRODUCTS NON-COMPETITIVE OR OBSOLETE AND CONSEQUENTLY AFFECT OUR ABILITY TO GENERATE REVENUES.

The markets in which we operate are subject to technological change, evolving industry standards and changes in customer demands. The introduction of products embodying new technologies and the emergence of new industry standards could render our existing products obsolete and unmarketable. Although we are confident that our TPMS technology and products are technologically advanced and currently competitive, we believe that our long-term success will depend upon our ability to continuously develop new products and to enhance our current products and introduce them promptly into the market. If we are not able to develop and introduce new products, our business, financial condition and results of operations could be adversely affected.

WE CARRY A REASONABLE AMOUNT OF PRODUCT LIABILITY INSURANCE. HOWEVER THERE CAN BE NO ASSURANCE THAT OUR EXISTING INSURANCE COVERAGE WOULD BE ADEQUATE IN TERM AND SCOPE TO PROTECT US AGAINST MATERIAL FINANCIAL EFFECTS IN THE EVENT OF A SUCCESSFUL CLAIM.

We could be subject to claims in connection with the products that we sell. There can be no assurance that we would have sufficient resources to satisfy any liability resulting from any such claim, or that we would be able to have our customers indemnify or insure us against any such liability. Although we have product and directors and officers' liability insurance, there can be no assurance that our insurance coverage would be adequate in term and scope to protect us against material financial effects in the event of a successful claim. We currently do not carry commercial general liability insurance providing comprehensive product liability coverage in all instances. We may in the future obtain such insurance provided it can be obtained at reasonable prices. However, there can be no assurance that such coverage, if obtained, would be adequate in term and scope to protect us. See "Description of Business
- Liability Insurance" below.

SUBSTANTIALLY ALL OF OUR ASSETS AND A MAJORITY OF OUR OFFICERS ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR OFFICERS.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, a majority of our officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

THE LOSS OF ANY ONE OF OUR THREE MAJOR CUSTOMERS MAY MATERIALLY AND ADVERSELY AFFECT US.

During the six months ended January 31, 2006, we earned 80% of our revenue from our three largest customers. Accordingly, the loss of any one of our three major customers may materially and adversely affect us. The loss of any major customer, or significant reductions by any of them in buying our products, or any inability on our part to collect accounts receivable from them, would materially and adversely affect our business and results of operations.

WE MAY EXPERIENCE DIFFICULTY IN OBTAINING COMPONENTS AND RAW MATERIALS, AND WE COULD BE MATERIALLY AND ADVERSELY AFFECTED AS A RESULT.

Our current products, and the products that we may provide in the future, embody new technologies. Certain of the components and raw materials used in our products are difficult to obtain and/or require purchase commitments to be made by us far in advance of the manufacturing date. The inability to obtain sufficient quantities of components or raw materials, or the inability to forecast purchase requirements accurately, could adversely affect our business and results of operations. Similarly, commitments to purchase components and raw materials in excess of customer demand for our products could materially and adversely affect our results of operations. See "Description of Business - Raw Materials and Principal Suppliers" below.

THE LOSS OF ANY OF OUR CONTRACT MANUFACTURERS MAY MATERIALLY AND ADVERSELY AFFECT US.

We contract the manufacture of our products to third parties. In certain cases, we do not have an alternative source of manufacturing, and a suitable replacement would be time-consuming and expensive to obtain. If, for any reason, one of our third party manufacturers is unable or refuses to produce our products, our business, financial condition and results of operations would be materially and adversely affected. See " Description of Business - Raw Materials and Principal Suppliers" below.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSONNEL, THE LOSS OF ANY OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Our success depends to a significant extent on the continued service of certain key management personnel, including, Al Kozak, our President and Chief Executive Officer, Jeff Finkelstein, our Chief Financial Officer, Dave Warkentin, our Vice President of Sales and Marketing and Shawn Lammers, our Vice-President, Engineering. Robert Rudman, our former President and Chief Executive Officer, remains as the Chairman of our Board of Directors and serves as a consultant to us. The loss or interruption of services from one or more of these personnel, for whatever reason, could have a material adverse effect on us. In the event of the loss of services of such personnel, no assurances can be given that we will be able to obtain the services of adequate replacement personnel. We do not maintain key person insurance on the lives of any of our officers or employees. See "Management" below.

                         RISKS RELATED TO THIS OFFERING

FUTURE SALES BY OUR STOCKHOLDERS MAY CAUSE OUR STOCK PRICE TO DECLINE AND MAY GREATLY REDUCE OUR ABILITY TO RAISE FUNDS IN NEW STOCK OFFERINGS.

Sales of our common stock in the public market following this offering could lower the market price of our common stock. The selling stockholders intend to sell in the public market 1,372,813,284 shares of common stock being registered in this offering. That means that up to 1,372,813,284 shares may be sold pursuant to this registration statement. Such sales may cause our stock price to decline. Sales of our common stock in the public market may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price that our management deems acceptable or at all.

THE SALE OF OUR STOCK UNDER THE 10% CONVERTIBLE DEBENTURES COULD ENCOURAGE SHORT SALES BY THIRD PARTIES, WHICH MAY CONTRIBUTE TO THE FUTURE DECLINE OF OUR STOCK PRICE.

In many circumstances the provision of financing based on floating-rate convertible debentures has the potential to cause a significant downward pressure on the price of common stock. This is especially the case if the shares being sold into the market exceed the market's ability to absorb the increased stock. Such an event could exert further downward pressure on the price of our common stock. Even if we use the proceeds from the issuance of the 10% convertible debentures to grow our revenues and profits or invest in assets that are materially beneficial to us, the opportunity exists for short sellers and others to contribute to the future decline of our stock price. If there are significant short sales of stock, the price decline that would result from this activity will cause the share price to decline more so, which, in turn, may cause long holders of the stock to sell their shares thereby contributing to sales of stock in the market. If there is an imbalance on the sell side of the market of our stock, the price will likely decline.

OUR COMMON STOCK MAY BE AFFECTED BY LIMITED TRADING VOLUME AND MAY FLUCTUATE SIGNIFICANTLY, WHICH MAY AFFECT OUR STOCKHOLDERS' ABILITY TO SELL SHARES OF OUR COMMON STOCK.

Prior to this filing, there has been a limited public market for our common stock and there can be no assurance that a more active trading market for our common stock will develop. An absence of an active trading market could adversely affect our shareholders' ability to sell our common stock within short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations, which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially. These fluctuations may also cause short sellers to enter the market from time to time in the belief that we will have poor results in the future. We cannot predict the actions of market participants and, therefore, can offer no assurances that the market for our stock will be stable or appreciate over time. The factors may negatively impact shareholders' ability to sell shares of our common stock.

THE PRICE YOU PAY IN THIS OFFERING WILL FLUCTUATE AND MAY BE HIGHER OR LOWER THAN THE PRICES PAID BY OTHER PEOPLE PARTICIPATING IN THIS OFFERING.

The price in this offering will fluctuate based on the prevailing market price of the common stock on the OTC Bulletin Board. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

                        RISKS RELATED TO OUR COMMON STOCK

WE DO NOT EXPECT TO PAY DIVIDENDS.

We have not paid dividends since inception on our common stock, and we do not contemplate paying dividends in the foreseeable future on our common stock in order to use all of our earnings, if any, to finance expansion of our business plans.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o states that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also must be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

                           FORWARD-LOOKING STATEMENTS

Included in this prospectus are "forward-looking" statements, as well as historical information. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we can give no assurance that the expectations reflected in these forward-looking statements will prove to be correct. Our actual results could differ materially from those anticipated in forward-looking statements as a result of certain factors, including matters described in the section titled "Risk Factors." Forward-looking statements include those that use forward-looking terminology, such as the words "anticipate," "believe," "estimate," "expect," "intend," "may," "project," "plan," "will," "shall," "should," and similar expressions, including when used in the negative. Although we believe that the expectations reflected in these forward-looking statements are reasonable and achievable, these statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause our actual results, performance or achievements to differ from these forward-looking statements include the factors described in the "Risk Factors" section and elsewhere in this prospectus.

All forward-looking statements attributable to us are expressly qualified in their entirety by these and other factors. We undertake no obligation to update or revise these forward-looking statements, whether to reflect events or circumstances after the date initially filed or published, to reflect the occurrence of unanticipated events or otherwise.

                              SELLING STOCKHOLDERS

The following table sets forth:

o     the name and address of each selling stockholder;

o the number of shares of common stock beneficially owned before this offering by the selling stockholders as of December 31, 2005;

o the percentage of our outstanding common stock beneficially owned by the selling stockholders before this offering;

o the maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus;

o     the number of shares of common stock being registered in this offering;
      and

o the amount and percentage of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus.

Except as noted below and elsewhere in this prospectus, the selling stockholders have not, within the past three years, had any position, office or other material relationship with us. Except as noted below, none of the selling stockholders are members of the National Association of Securities Dealers, Inc.

Beneficial ownership is determined under the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible or exercisable within 60 days after March 31, 2006. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

Overview

The selling stockholders may offer and sell, from time to time, any or all of the common stock issued to them upon conversion or redemption of the 5% and 10% convertible debentures, the series A 5% convertible preferred shares, or upon exercise of the share purchase warrants. Because the selling stockholders may offer all or only some portion of the 1,372,813,284 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.


                                      Common Shares     Percentage of   Common Shares    Shares Registered    Beneficial Ownership
                                    Beneficially Owned   Outstanding      Issuable            in this        After this Offering(2)
                                        by Selling         Shares     Upon Exercise or       Offering        -----------------------
                                        Stockholder     Beneficially    Conversion of                        Number of    Percent(3)
                                           Before       Owned Before   Securities and                        Shares
                                        Offering(1)       Offering    Forming Part of
Name of Selling Stockholder                                            this Offering
------------------------------------------------------------------------------------------------------------------------------------
Cornell Capital Partners, L.P.
101 Hudson St-Suite 3606               15,117,308(4)       4.9%(4)    757,736,012(4)       757,736,012(4)       None          0.0%
Jersey City NJ 07302

Hawk Associates, Inc.(5)
204 Ocean Drive                           250,000(6)          *           250,000(6)           250,000(6)       None          0.0%
Tavernier, FL 33070

Staraim Enterprises Limited            15,117,308(7)       4.9%        60,829,167(7)        60,829,167(7)       None          0.0%
Athalassas, 47
2nd Floor, Flat/Office 202
Strovolos, P.C. 2012
Nicosia, Cyprus

Xentennial Holdings Limited            15,117,308(8)       4.9%       243,335,417(8)       243,335,417(8)       None          0.0%
Athalassas, 47
2nd Floor, Flat/Office 202
Strovolos, P.C. 2012
Nicosia, Cyprus

Newbridge Securities
Corporation(9)                             75,188(10)         *              None               75,188(10)      None          0.0%
1451 Cypress Creek Road, Suite 204
Fort Lauderdale, Florida 33309

Starome Investments Limited            15,117,308(11)      4.9%       608,335,417(11)      608,335,417(11)      None          0.0%
Athalassas, 47
2nd Floor, Flat/Office 202
Strovolos, P.C. 2012
Nicosia, Cyprus

Bally, Jr., William A. & Mary C
39 Hidden Lake Drive                      694,444(12)         *           694,444(12)          694,444(12)      None          0.0%
Burr Ridge, IL 60527

Luca, Minna
5532 Estate Oak Circle                  1,388,889(13)         *         1,388,889(13)        1,388,889(13)      None          0.0%
Fort Lauderdale, FL 33312

Viola, Mary Ellen
294 Lone Hill Drive                     2,777,778(14)         *         2,777,778(14)        2,777,778(14)      None          0.0%
Short Hills, NJ 07078

Luther, David H
100 Phlox Creek                           277,778(15)         *           277,778(15)          277,778(15)      None          0.0%
Bristol, TN 37620

Hargiss, Jack
15115 Elk Creek Acres Road                277,778(16)         *           277,778(16)          277,778(16)      None          0.0%
Pine, CO 80470

Agora Investor Relations Corp. (17)     1,000,000(18)         *         1,000,000(18)        1,000,000(18)      None          0.0%
505 Consumers Road, Suite 906
Toranto, Ontario
M2J4UB


* Represents less than 1% of outstanding shares of our common stock.

(1) Ownership as of March 31, 2006, for the selling stockholders based on information provided by the selling stockholders or known to us.

(2) Because the selling stockholders may offer all or only some portion of the shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling shareholder upon termination of the offering. Accordingly, it is assumed that all of the shares of common stock offered pursuant to this prospectus will be sold, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(3) A total of 293,121,513 shares of common stock were issued and outstanding as of March 31, 2006.

(4) Represents (i) all of the common stock that potentially may be issued upon the conversion of $4 million of 5% series A convertible preferred shares in an aggregate amount of 400 million shares, (ii) all of the common stock that potentially may be issued upon the conversion of $8 million under the 10% convertible debenture in an aggregate of 226,666,667 shares, (iii) all of the common stock that may potentially be issued upon the conversion of principal of $2 million under the 10% convertible debenture in an aggregate of 56,666,667 shares, (iv) all of the common stock that potentially may be issued upon the conversion of $1.5 million under a 5% convertible debenture at a conversion price of $0.028 per share in an aggregate of 53,571,429 shares, (v) all of the common stock that potentially may be issued upon the exercise of 16,668,750 common share purchase warrants issued to Xentennial Holdings Limited expiring June 23, 2010 at an exercise price of $0.16 per share and (vi) all of the common stock that potentially may be issued upon the exercise of 4,162,500 common share purchase warrants issued to Staraim Enterprises Limited expiring June 23, 2010 at an exercise price of $0.16 per share. The 5% and 10% convertible debentures and share purchase warrants contain contractual restrictions on beneficial share ownership limiting Cornell Capital Partners' beneficial ownership to 4.9% of our outstanding shares. Staraim Enterprises Limited and Xentennial Holdings Limited are wholly owned by Cornell Capital Partners, and thus, Cornell Capital Partners may be deemed to beneficially own all shares held by Staraim Enterprises Limited and Xentennial Holdings Limited. Cornell Capital Partners and its affiliates, in the aggregate, cannot own more than 4.9% of our outstanding shares of common stock except upon providing us with not less than 65 days prior notice. As Staraim Enterprises Limited and Xentennial Holdings Limited are affiliates of Cornell Capital Partners, Staraim Enterprises Limited Xentennial Holdings Limited and Cornell Capital Partners cannot, collectively, beneficially own in excess of 4.9% of our outstanding shares of common stock. Yorkville Advisors, the general partner of Cornell Capital Partners may be deemed to beneficially own the securities owned by Cornell Capital Partners. Mark A. Angelo, the Founder and President of Cornell Capital Partners, has sole voting and dispositive power over securities held by each of Cornell Capital Partners, Xentennial Holdings Limited and Staraim Enterprises Limited. See "Description of Securities" for further details on the terms of the 5% and 10% convertible debentures.

(5) Hawk Associates, Inc. is a Florida investor relations firm that we engaged on July 1, 2004 to provide investor relations, financial media relations and other appropriate consulting and advisory services. Frank Hawkins has sole voting and dispositive power over securities held by Hawk Associates, Inc.

(6) Represents all of the common stock that potentially may be issued upon the exercise of common share purchase warrants issued to the named selling stockholder and maturing June 30, 2009 at an exercise price of $0.20 per share.

(7) Represents (i) all of the common stock that may potentially be issued upon the conversion of principal of $2 million under the 10% convertible debenture maturing June 23, 2008 in an aggregate of 56,666,667 shares and (ii) all of the common stock that potentially may be issued upon the exercise of 4,162,500 common share purchase warrants issued to the named selling stockholder and expiring June 23, 2010 at an exercise price of $0.16 per share. The 10% convertible debentures and share purchase warrants contain contractual restrictions on beneficial share ownership limiting Staraim Enterprises Limited's beneficial ownership to 4.9% of our outstanding shares of common stock except upon providing us with not less than 65 days prior notice. The shares shown and the shares proposed to be sold are held directly by either Staraim Enterprises Limited, a Cyprus company ("Staraim"), and/or its wholly-owned subsidiary, Staraim Enterprises Limited, a New Brunswick corporation ("Staraim NB"), which may be the selling stockholder from time to time in lieu of Staraim. Cornell Capital Partners has voting and dispositive authority over the 100% of the shares of Staraim. Mark A. Angelo is the Founder and President of Cornell Capital Partners, and as such, he may be deemed to control Cornell Capital Partners and therefore may be deemed to be the beneficial owner of the securities of the Company shown as being held by Staraim and/or Staraim NB. Mark Angelo disclaims beneficial ownership of such shares of the Company. Cornell Capital Partners and its affiliates, in the aggregate, cannot own more than 4.9% of our outstanding shares of common stock. As Staraim Enterprises Limited and Xentennial Holdings Limited are affiliates of Cornell Capital Partners, Staraim Enterprises Limited, Xentennial Holdings Limited and Cornell Capital Partners cannot, collectively, own in excess of 4.9% of our outstanding shares of common stock. See "Description of Securities" for further details regarding the 10% convertible debentures and share purchase warrants.

(8) The $8 million 10% convertible debenture and 16,668,750 common share purchase warrants were issued to Xentennial Holdings Limited. Thus, Xentennial Holdings Limited may be deemed to beneficially own the 226,666,667 shares that may potentially be issued under the $8 million 10% convertible debenture. The 10% convertible debentures and stock purchase warrants contain contractual restrictions on beneficial share ownership limiting Xentennial Holdings Limited's beneficial ownership to 4.9% of our outstanding shares of common stock except upon providing us with not less than 65 days prior notice. The shares shown and the shares proposed to be sold are held directly by either Xentennial Holdings Limited, a Cyprus company ("Xentennial"), and/or its wholly-owned subsidiary, Xentennial Holdings Limited, a New Brunswick corporation ("Xentennial NB"), which may be the selling stockholder from time to time in lieu of Xentennial. Cornell Capital Partners has voting and dispositive authority over the 100% of the shares of Xentennial. Mark A. Angelo is the Founder and President of Cornell Capital Partners, and as such, he may be deemed to control Cornell Capital Partners and therefore may be deemed to be the beneficial owner of the securities of the Company shown as being held by Xentennial and/or Xentennial NB. Mark Angelo disclaims beneficial ownership of such shares of the Company. Cornell Capital Partners and its affiliates, in the aggregate, cannot own more than 4.9% of our outstanding shares of common stock. As Staraim Enterprises Limited and Xentennial Holdings Limited are affiliates of Cornell Capital Partners, Staraim Enterprises Limited, Xentennial Holdings Limited and Cornell Capital Partners cannot, collectively, own in excess of 4.9% of our outstanding shares of common stock. See "Description of Securities" for further details regarding the 10% convertible debentures and share purchase warrants.

(9) Newbridge Securities Corporation is a placement agent firm that we engaged to act as the exclusive placement agent in connection with our 160 million (replaced by our $100 million) Standby Equity Distribution Agreement. Guy Amico has sole voting and dispositive power over securities held by Newbridge Securities Corporation.

(10) Represents all of the common stock issued to the named selling stockholder pursuant to the Placement Agent Agreement, dated May 20, 2005, among us, Cornell Capital Partners and Newbridge Securities Corporation.

(11) Represents all of the common stock that may potentially be issued upon (i) the conversion of the principal and interest under the $20 million 10% convertible debenture, maturing on June 23, 2008, in an aggregate amount of 566,666,667 shares and (ii) the exercise of 41,668,750 common share purchase warrants issued to Starome Investments Limited and expiring June 23, 2010 at an exercise price of $0.16 per share. The 10% convertible debentures and the common share purchase warrants contain contractual restrictions on beneficial share ownership limiting Starome Investments Limited's beneficial ownership to 4.9% unless Starome Investments Limited waives such limitation by providing us with 65 day notice. The shares shown and the shares proposed to be sold are held directly by either Starome Investments Limited, a Cyprus company ("Starome"), and/or its wholly-owned subsidiary, Starome Investments Limited, a New Brunswick corporation ("Starome NB"), which may be the selling stockholder from time to time in lieu of Starome. Prentice Capital Management, L.P. ("Prentice Capital Management") serves as investment manager to a number of investment funds (including Prentice Capital Partners, LP, Prentice Capital Partners GP, LP and Prentice Capital Offshore, Ltd.) and manages investments for certain entities in managed accounts with respect to which it has voting and dispositive authority over 100% of the shares of Starome. Michael Zimmerman is the Managing Member of (a) Prentice Management GP, LLC, the general partner of Prentice Capital Management and (b) Prentice Capital GP, LLC, the general partner of certain investment funds. As such, he may be deemed to control Prentice Capital Management and certain of the investment funds and therefore may be deemed to be the beneficial owner of the securities of the Company shown as being held by Starome and/or Starome NB. Each of Michael Zimmerman and Prentice Capital Management disclaims beneficial ownership of such shares of the Company.

(12) Represents all of the common stock that potentially may be issued upon the conversion of $25,000 of 5% convertible debentures to the named selling stockholder at a conversion price of $0.036 per share.

(13) Represents all of the common stock that potentially may be issued upon the conversion of $50,000 of 5% convertible debentures to the named selling stockholder at a conversion price of $0.036 per share.

(14) Represents all of the common stock that potentially may be issued upon the conversion of $100,000 of 5% convertible debentures to the named selling stockholder at a conversion price of $0.036 per share.

(15) Represents all of the common stock that potentially may be issued upon the conversion of $10,000 of 5% convertible debentures to the named selling stockholder at a conversion price of $0.036 per share.

(16) Represents all of the common stock that potentially may be issued upon the conversion of $10,000 of 5% convertible debentures to the named selling stockholder at a conversion price of $0.036 per share.

(17) Agora Investors Relations Corp. is an Ontario investor relations firm that we engaged on November 1, 2005 as an online supplement to investor relation services provided by Hawk Associates. George Tsiolis has sole voting and dispositive power over securities held by Agora Investors Relations Corp.

(18) Represents all of the common stock that potentially may be issued upon the exercise of common share purchase warrants issued to the named selling stockholder and maturing on November 30, 2010 at an exercise price of $0.16 per share.

We first entered into a material relationship with Cornell Capital Partners on November 21, 2002, when we closed the first tranche of a private placement of convertible debentures to Cornell Capital. We realized gross proceeds of $184,000 ($122,000 net of offering expenses) from the issuance of a debenture having a face principal amount of $200,000 which was issued at an 8% discount. On January 31, 2003, we closed the second tranche under the private placement and realized gross proceeds of $184,000 ($152,000 net of offering expenses). The second tranche also involved the sale of a debenture having a face principal amount of $200,000, and was issued at an 8% discount. The convertible debentures and interest were converted into 3,299,359 common shares.

In November 2002 we also arranged for a $5 million equity line of credit facility. This facility, which was never drawn upon, was superseded and replaced with another $5 million equity line of credit facility with Cornell Capital on February 19, 2003 primarily because we decided to appoint a new placement agent. Draw downs under the facility were subject to certain conditions and limitations, including the requirement that the underlying shares of common stock issuable to the investor under the facility shall have been registered on an appropriate registration form under the Securities Act of 1933. The term of the equity line of credit was 24 months. We did not take any steps to file the registration statement, and we did not draw down any portion of this facility. Fees to arrange the equity line of credit were $300,000, $290,000 of which represented a commitment fee that we paid by the issuance of 446,154 shares of our common stock on December 4, 2002 and $10,000 of which represented a placement agent fee that we paid by the issuance of 32,258 shares of our common stock on February 24, 2003.

We did not enter into any additional financial arrangements with Cornell Capital until April 15, 2004. Since this time, Cornell Capital financed us through the issuance of various financial instruments as disclosed in our financial statements for the year ended July 31, 2005.

In addition to the transactions described above, during the past three years, we have entered into the following financial transactions with Cornell Capital:

On April 15, 2004, we received gross proceeds of $750,000 upon the issuance of an unsecured short-term promissory note to Cornell Capital. The note bore interest at a rate of 8% per annum and was repayable within 120 days of issuance with accrued interest. As a commitment fee to loan us the money, Cornell Capital received $75,000.

On May 19, 2004, we received gross proceeds of $750,000 upon the issuance of an unsecured short-term promissory note to Cornell Capital. The note bore interest at a rate of 8% per annum and was repayable within 120 days of issuance with accrued interest. As a commitment fee to loan the us the money, Cornell Capital received $75,000.

On May 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital, in connection with a 24-month, $15 million equity line of credit facility. The agreement contemplated the potential future issuance and sale of up to $15 million of our common stock to Cornell Capital, subject to certain restrictions and other obligations. As the underlying shares were registered with the SEC, we were able to request advances totaling $3,475,000. On May 25, 2004, 3,509,615 shares of our common stock were issued as a commitment fee ($365,000) as disclosed below.

During fiscal 2004, we issued to Cornell Capital 14,370,835 shares of common stock of which 10,861,220 were pursuant to three draw downs of $250,000 and 3,509,615 shares of common stock as a commitment fee under the $15 million equity line of credit. In addition, we also issued, as a placement fee, 96,154 shares of our common stock to Newbridge Securities Corporation. During fiscal 2005, we issued an additional 78,887,710 shares of common stock to Cornell Capital pursuant to nine draw downs totaling $2,725,000 from our $15 million equity line of credit.

On November 16, 2004, we received gross proceeds of $250,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. There were no fees associated with the note. The note bore interest at a rate of 12% per annum and was repayable on December 15, 2004.

On November 30, 2004, we received gross proceeds of $275,000 upon the issuance of an unsecured short-term promissory note to Cornell Capital. The note bore interest at a rate of 12% per annum and was repaid on December 30, 2004. As a commitment fee, the holder of the note received $27,500.

On December 15, 2004, we received gross proceeds of $2,500,000 upon the issuance of a three-year $2,500,000 5% convertible debenture to Cornell Capital. Proceeds from this convertible debenture were used to redeem principal and interest of $1,100,462 in outstanding promissory notes. Fees of $250,000 and legal fees of $10,000 were paid to Cornell Capital.

On February 9, 2005 we received gross proceeds of $350,000 upon the issuance of an unsecured short-term promissory note to Cornell Capital. The note bore interest at a rate of 10% per annum and was repayable within 30 days of issuance with accrued interest. As a commitment fee to loan the Company money, Cornell Capital received $35,000.

On March 23, 2005, we issued 5% convertible preferred stock for gross proceeds of $4,000,000. The proceeds were used to repay the $2,500,000 convertible debenture entered into on December 15, 2004 and a $350,000 promissory note entered into on February 9, 2004. We received net proceeds of $1,015,000, after deducting the $2,850,000 that was previously funded, a $115,000 commitment fee and legal fees in the amount of $20,000.

On May 20, 2005, we issued to Cornell Capital a $1,500,000 one-year 5% convertible debenture convertible into shares of our common stock at the option of the holder at $0.028 per share. The 5% convertible debenture matures on May 20, 2006. Between April 25 and April 29, 2005, $1,100,000 of the convertible debenture was placed in escrow with our lawyer. From escrow, $457,999 was paid on April 27, 2005 to two debenture holders to redeem their convertible debentures. In addition, between May 2, 2005 and May 23, 2005, we entered into release, redemption and settlement agreements whereby we redeemed $675,615 of discounted convertible debentures. Consideration consisted of $402,930 and the issuance of 9,738,759 shares of our common stock which were issued at an effective conversion price of $0.028 per share. Fees of $150,000 and legal fees of $10,000 were paid to Cornell Capital.

The $15 million equity line agreement was terminated on May 20, 2005 and replaced with a $30 million equity line of credit facility.

On June 2, 2005, we issued 75,188 shares at an effective price of $0.133 per share as payment for a $10,000 placement agency fee related to the equity line of credit facility. On each advance date we shall pay to the Cornell Capital, directly from the gross proceeds held in escrow, an amount equal to 5% of the amount of each advance.

On June 23, 2005, we entered into a Securities Purchase Agreement with Cornell Capital and Highgate House Funds and LCC Global Limited, a corporation organized under the laws of Cyprus whereby we agreed to issue, for a purchase price of $30 million, (i) a 10% convertible debenture due June 23, 2008, with a principal balance of $20 million, to Cornell Capital Partners, as trustee for LCC Global,
(ii) a 10% convertible debenture due June 23, 2008, with a principal balance of $8 million, to Cornell Capital Partners, as trustee for LCC Global, and (iii) a 10% convertible debenture due June 23, 2008, with a principal balance of $2 million, to Highgate House Funds, as trustee for LCC Global. Of the $30 million, Cornell Capital Partners retained (i) $16 million as a structuring fee, payable to Yorkville Advisors, the general partner of Cornell Capital Partners, for the $160 million Standby Equity Distribution Agreement, which was subsequently terminated and replaced with a $100 million Standby Equity Distribution Agreement and (ii) $3 million as a structuring fee, also payable to Yorkville Advisors, for the 10% convertible debentures. Thus, on June 30, 2005, we received aggregate proceeds from Cornell Capital Partners of $10.95 million. On December 30, 2005, we, Cornell Capital Partners and Highgate House Funds amended and restated the convertible debentures as described in more detail under "Description of Securities" starting on page 53.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by certain selling stockholders. There will be no proceeds to us from the sale of shares of common stock in this offering. However, we did receive proceeds from the sale of our 5% series A convertible preferred stock and the 5% and 10% convertible debentures.

5% Series A Convertible Preferred Stock. On March 23, 2005, we entered into an Investment Agreement with Cornell Capital Partners in which we sold an aggregate of $4 million of our series A 5% convertible preferred stock. The purchase price was $4,000,000, of which $2,850,000 was previously funded pursuant to certain transaction documents we entered into with Cornell Capital Partners. These previous transaction documents were terminated by the parties on March 23, 2005. On March 23, 2005, we received net proceeds of $1,015,000, after deducting the $2,850,000 that was previously funded, a $115,000 commitment fee and legal fees in the amount of $20,000.

5% Convertible Debentures. On May 20, 2005, we entered into a securities purchase agreement with Cornell Capital Partners. In accordance with the securities purchase agreement, we issued to Cornell Capital Partners, for a purchase price of $1.5 million, a 5% convertible debenture that is convertible, at the option of Cornell Capital Partners, into shares of our common stock. The 5% convertible debenture matures on May 20, 2006. Under the 5% convertible debenture, we were required to make our first monthly recurring payment of $125,000 on September 1, 2005. Cornell Capital Partners agreed to provide us with an extension to January 1, 2006 to commence the monthly payments. The majority of the proceeds from the 5% convertible debentures issued in May 2005 were used to redeem existing convertible debentures.

10% Convertible Debentures. On June 23, 2005, we entered into a Securities Purchase Agreement with Cornell Capital Partners and Highgate House Funds and LCC Global Limited, a corporation organized under the laws of Cyprus whereby we agreed to issue, for a purchase price of $30 million, (i) a 10% convertible debenture due June 23, 2008, with a principal balance of $20 million, to Cornell Capital Partners, as trustee for LCC Global, (ii) a 10% convertible debenture due June 23, 2008, with a principal balance of $8 million, to Cornell Capital Partners, as trustee for LCC Global, and (iii) a 10% convertible debenture due June 23, 2008, with a principal balance of $2 million, to Highgate House Funds, as trustee for LCC Global. Of the $30 million, Cornell Capital Partners retained
(i) $16 million as a structuring fee, payable to Yorkville Advisors, the general partner of Cornell Capital Partners, for the $160 million Standby Equity Distribution Agreement, which was subsequently terminated and replaced with a $100 million Standby Equity Distribution Agreement and (ii) $3 million as a structuring fee, also payable to Yorkville Advisors, for the 10% convertible debentures. Thus, on June 30, 2005, we received aggregate proceeds from Cornell Capital Partners of $11 million. On December 30, 2005, we, Cornell Capital Partners and Highgate House Funds amended and restated the convertible debentures as described in more detail under "Description of Securities" starting on page 53.

For illustrative purposes only, we have set forth below our intended use of proceeds for the net proceeds we received from the sale of our 10% convertible debentures.


Gross Proceeds                                                               $ 30,000,000
                       Fees on convertible debenture                           (3,000,000)
                       Fees on original $160 equity line of credit            (16,000,000)
                       Structuring fees                                           (50,000)
                       Legal fees                                                (100,000)
                                                                             ------------

Net Proceeds                                                                 $ 10,850,000
                                                                             ============

Intended use of Proceeds                                                        Minimum           Maximum
                                                                             ------------       ------------
                       Bristol Investment Fund, Ltd. settlement payment      $    250,000 (i)   $    250,000 (i)
                       Marketing                                                2,550,000          3,000,000
                       Engineering research and development                     3,000,000          3,750,000
                       Administration                                           3,300,000          4,500,000

                       Capital purchases                                          150,000            300,000
                       Debt repayments (ii)(iii)                                1,500,000          2,500,000
                       General working capital                                    100,000         (3,450,000)

                                                                             ------------       ------------
                                                                               10,850,000         10,850,000
                                                                             ------------       ------------



(i) Settlement agreement dated January 5, 2006 also included the issuance of 2 million shares of our common stock. The settlement is described in greater detail under "Legal Proceedings" on page 44.

(ii) Includes $1 million of interest paid on our $30 million debentures on October 31, 2005.

(iii) Principal payments on all of our outstanding debt and interest payable under our 10% convertible debentures is convertible into shares of our common stock.

                              PLAN OF DISTRIBUTION

The selling stockholders have advised us that the sale or distribution of our common stock owned by the selling stockholders may be affected by the selling stockholders as principals or through one or more underwriters, brokers, dealers or agents from time to time in one or more transactions (which may involve crosses or block transactions) (i) on the over-the-counter market or on any other market in which the price of our shares of common stock are quoted or (ii) in transactions otherwise than in the over-the-counter market or in any other market on which the price of our shares of common stock are quoted. Any of such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at negotiated or fixed prices, in each case as determined by the selling stockholders or by agreement between the selling stockholders and underwriters, brokers, dealers or agents, or purchasers. If the selling stockholders effect such transactions by selling their shares of common stock to or through underwriters, brokers, dealers or agents, such underwriters, brokers, dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of common stock for whom they may act as agent (which discounts, concessions or commissions as to particular underwriters, brokers, dealers or agents may be in excess of those customary in the types of transactions involved).

We will pay all of the expenses incident to the registration, offering and sale of the shares of common stock to the public other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the selling stockholders to pay these expenses. We have agreed to indemnify Cornell Capital Partners, Highgate House Funds, Starome Investments Limited, Xentennial Holdings Limited and Staraim Enterprises Limited and their controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $134,731.62. The offering expenses consist of: a SEC registration fee of $10,704.78, printing expenses of $1,000, accounting fees of $20,000, legal fees of $100,000, transfer agent and registrar fees of $2,000, fees and expenses for qualification under state securities laws of $1,000 and miscellaneous expenses of $1,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling stockholders. We did, however, receive proceeds from the 10% convertible debentures we originally issued to Cornell Capital Partners and Highgate House Funds.

We are registering 608,335,417 shares of our common stock on behalf of Starome Investments Limited, and we are registering 757,736,012 shares of our common stock on behalf of Cornell Capital Partners and its affiliates.

Cornell Capital Partners was formed in February 2000 as a Delaware limited partnership. Cornell Capital Partners is a domestic hedge fund in the business of investing in and financing public companies. Cornell Capital Partners does not intend to make a market in our stock or to otherwise engage in stabilizing or other transactions intended to help support the stock price. Cornell Capital Partners' investment strategy is to make private investments in public equities via structured transactions. Starome Investments Limited and Cornell Capital Partners and its affiliates plan to sell securities from the conversion of the debentures given SmarTire's trading volume and the ownership limitations. Cornell Capital Partners has not formulated any more specific plans regarding the sale of securities. Prospective investors should take these factors into consideration before purchasing our common stock.

Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling stockholders are advised to ensure that any underwriters, brokers, dealers or agents effecting transactions on behalf of the selling stockholders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and we have complied with them.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Registration M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

                                    DILUTION

Our net tangible book value as of January 31, 2006 was $(7,758,576) or $(0.03) per share of common stock outstanding on January 31, 2006. Net tangible book value per share is determined by dividing our tangible book value (i.e., total assets less total intangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling stockholders and none of the proceeds will be paid to us, our total assets less total intangible assets will be unaffected by this offering.

           MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market Information

On May 29, 2003, our common stock commenced quotation on the OTC Bulletin Board under the symbol "SMTR."

Until May 28, 2003, our common stock was quoted on the Nasdaq Capital Market under the symbol "SMTR." The following quotations obtained from Canada Stockwatch reflect the high and low bids for our common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The high and low bid prices of our common stock for the periods indicated below are as follows:


Quarter Ended                                          High                Low

March 31, 2006*                                       $0.084              $0.061
January 31, 2006                                      $0.099              $0.059
October 31, 2005                                      $0.130              $0.075
July 31, 2005                                         $0.184              $0.088
April 30, 2005                                        $0.241              $0.022
January 31, 2005                                      $0.037              $0.026
October 31, 2004                                      $0.094              $ 0.03
July 31, 2004                                         $0.015              $ 0.07
April 30, 2004                                        $0.193              $ 0.10
January 31, 2004                                      $0.243              $0.165
October 31, 2003                                      $ 0.28              $0.135
July 31, 2003                                         $ 0.39              $0.135
April 30, 2003                                        $ 0.48              $ 0.07
January 31, 2003                                      $ 0.83              $ 0.31
October 31, 2002                                      $ 1.27              $ 0.42
July 31, 2002                                         $ 2.16              $ 0.88
April 30, 2002                                        $ 2.05              $ 1.75

*Our quarter-end is April 30, 2006

As of March 31, 2006, we had 293,121,513 shares of common stock outstanding and approximately 471 stockholders of record.

These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

Dividend Policy

Our Board of Directors is not obligated to declare a dividend. We have never declared or paid dividends on our common stock, and we do not anticipate that we will in the foreseeable future. We intend to retain future earnings, if any, for use in our operations and the expansion of our business. Future dividends will be subject to the discretion of our Board of Directors and will depend on, among other things, future earnings, our operating and financial condition, our capital requirements, general business conditions and other pertinent factors. It is not anticipated that dividends will be paid in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion of our financial condition, changes in financial condition and results of operations for the three and six months ended January 31, 2006 should be read in conjunction with our most recent audited annual financial statements for the financial year ended July 31, 2005, the unaudited interim financial statements included herein, and, in each case, the related notes.

Our consolidated financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

RESULTS OF OPERATIONS

Three months ended January 31, 2006 and January 31, 2005

Revenue

Gross revenue for the three months ended January 31, 2006 increased to $839,615 from $390,909 for the three months ended January 31, 2005. The breakdown of the sources of our gross revenue is as follows:

o Sales of OEM TPMSs for use on buses were $388,525 for the three months ended January 31, 2006 compared to $0 for the three months ended January 31, 2005. Sales of this product include sales to OEMs for installation on new and existing buses. Although we anticipate an increase in sales of this product, it is difficult for us to predict what the volume of sales will be in this market.

o Sales of aftermarket TPMSs for use on buses were $6,845 for the three months ended January 31, 2006 compared to $5,389 for the three months ended January 31, 2005. Although we anticipate as increase in sales of this product, it is difficult for us to predict what the volume of sales will be in this market.

o Sales of OEM passenger car TPMSs increased to $258,368 for the three months ended January 31, 2006 from $171,531 for the three months ended January 31, 2005. The increase was primarily due to an increase in sales to Aston Martin, Ford's flagship division. We anticipate sales of this product to continue to increase as we are now on a third platform of Aston Martin.

o Sales of aftermarket passenger car TPMSs increased to $35,657 for the three months ended January 31, 2006 from $35,161 for the three months ended January 31, 2005. It is difficult for us to predict what the volume of sales of this product will be.

o Sales of OEM recreational vehicle TPMSs increased to $72,820 for the three months ended January 31, 2006 from $36,830 for the three months ended January 31, 2005. We anticipate sales of this product to the OEM market to continue to increase.

o Sales of aftermarket recreational vehicle TPMSs decreased to $59,170 for the three months ended January 31, 2006 from $69,764 for the three months ended January 31, 2005. We anticipate sales of this product to increase substantially during the remainder of the fiscal year; however it is difficult for us to predict what the volume of sales will be.

o Sales of OEM TPMSs for use on truck vehicles were $0 for the three months ended January 31, 2006 compared to $3,653 for the three months ended January 31, 2005. The majority of these systems are currently being used for test purposes. Although interest in this product is high, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

o Sales of TPMSs for use on trucks were $2,700 for the three months ended January 31, 2006 compared to $17,660 for the three months ended January 31, 2005. The majority of these systems are currently being used for test purposes. Although interest in this product is high, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

o Sales of aftermarket motorcycle TPMSs decreased to $3,912 for the three months ended January 31, 2006 from $29,285 for the three months ended January 31, 2005. As sales to this market are seasonal, we anticipate sales to increase during our quarter ended April 30, 2006; however, it is difficult for us to predict what the volume of sales will be in this market.

o Sales of miscellaneous products were $11,618 for the three months ended January 31, 2006 compared to $21,636 for the three months ended January 31, 2005.

Gross Margin

Gross margin on product sales increased to 24% for the three months ended January 31, 2006 from -25% for the three months ended January 31, 2005. The negative margin for the three months ended January 31, 2005 was due to an inventory write-down of $200,000 for slow moving aftermarket passenger car TPMSs. Without the inventory write-down, our gross margin would have been 26% for the three months ended January 31, 2005. Excluding the inventory write-down for the three months ended January 31, 2005, our gross margin decreased by 2%. The decrease occurred as the product mix of TPMSs sold in the three months ended January 31, 2006 had lower gross margins than the product mix of TPMSs sold in the three months ended January 31, 2005. We anticipate our gross margin to increase as our sales volumes increase and we expect that we will be able to achieve lower costs with higher sales volumes.

Expenses

Expenses decreased to $1,945,680 for the three months ended January 31, 2006 from $2,087,585 for the three months ended January 31, 2005. Excluding a stock-based compensation recovery of $310,200, operating expenses increased by $168,295 to $2,255,880 for the three months ended January 31, 2006. The stock-based compensation recovery resulted as the market value of our vested options decreased during the three months ended January 31, 2006 as discussed in note 2 (b) (ii) to the financial statements.

Engineering, research and development expenses increased to $550,863 for the three months ended January 31, 2006 from $495,665 for the three months ended January 31, 2005. Excluding a stock-based compensation recovery of $118,926 recorded in the three months ended January 31, 2006, engineering, research and development expenses increased by $174,124 to $669,789. The increase, excluding the stock-based compensation recovery, was mainly due to an increase in wage expense which resulted from an increase in the number of engineering related employees. In addition we incurred higher rent and utility expenses as we leased additional space to accommodate the additional engineering related employees. The increase was partially offset by a decrease in product testing expenses.

Marketing expenses decreased to $365,195 for the three months ended January 31, 2006 from $410,726 for the three months ended January 31, 2005. Excluding a stock-based compensation recovery of $11,494 recorded in the three months ended January 31, 2006, marketing expenses decreased by $34,037 to $376,689. The decrease, excluding the stock-based compensation recovery, was a result of lower wage expense as a result of fewer sales and marketing employees for the three months ended January 31, 2006 than the three month period ended January 31, 2005. The decrease was partially offset by higher advertising and promotion costs and increased attendance at trade shows.

General and administrative expenses decreased to $686,370 for the three months ended January 31, 2006 from $800,911 for the three months ended January 31, 2005. Excluding a stock-based compensation recovery of $179,780 recorded in the three months ended January 31, 2006, general and administrative expenses increased by $65,239 to $866,150. The increase, excluding the stock-based compensation recovery, was mainly a result of higher professional fees and higher investor relations costs. The increase in professional fees was primarily due to the cost of legal services incurred to defend against a lawsuit from a debenture holder, the cost of restructuring both our $30 million 10% convertible debentures issued on June 23, 2005 by us to Cornell Capital Partners, LP and our $160 million equity line of credit entered into in June 2005, issued to us by Cornell Capital Partners, LP., which was replaced with a new $100 million Standby Equity Distribution Agreement on December 30, 2005 and the cost of filing a registration statement on January 11, 2005 and an amended registration statement on February 27, 2005 with the Securities and Exchange Commission to register our debentures.

Depreciation and amortization expense decreased to $343,252 for the three months ended January 31, 2006 from $380,283 for the three months ended January 31, 2005.

Interest and finance charges decreased to $1,669,366 for the three months ended January 31, 2006 from $1,990,097 for the three months ended January 31, 2005. Non-cash interest and finance charges for the three months ended January 31, 2006 were $921,864 compared to $1,904,690 for the three months ended January 31, 2005.

Interest Income

Interest income of $61,656 was earned for the three months ended January 31, 2006 as compared to $1,307 for the three months ended January 31, 2005 and was the result of higher average cash balances during the three months ended January 31, 2006.

Loss on settlement of debt

A loss on the settlement of debt of $214,274 was incurred for the three months ended January 31, 2006 as compared to nil for the three months ended January 31, 2005. The loss on settlement of debt represents the aggregate consideration provided less the face value of the debt. The settlement of debt is described in greater detail under "Legal Proceedings" on page 44.

Foreign exchange loss

A foreign exchange loss of $73,376 was incurred for the three months ended January 31, 2006 as compared to a foreign exchange gain of $71,345 for the three months ended January 31, 2005. We are adversely impacted by a lower $US against the $CDN as a significant portion of our operations are paid in Canadian dollars. Foreign exchange gains or losses are due to fluctuations in currency exchange rates and are impossible to predict.

Six months ended January 31, 2006 and January 31, 2005

Revenue

Gross revenue for the six months ended January 31, 2006 increased to $1,432,481 from $692,078 for the six months ended January 31, 2005. The breakdown of the sources of our gross revenue is as follows:

o Sales of OEM TPMSs for use on buses were $551,393 for the six months ended January 31, 2006 compared to $0 for the six months ended January 31, 2005. Sales of this product include sales to OEMs for installation on new and existing buses. Although it is difficult for us to predict what the volume of sales of this product will be, we anticipate sales of this product to continue to increase.

o Sales of aftermarket TPMSs for use on buses were $8,842 for the six months ended January 31, 2006 compared to $5,389 for the six months ended January 31, 2005. Although we anticipate an increase in sales of this product, it is difficult for us to predict what the volume of sales will be in this market.

o Sales of OEM passenger car TPMSs increased to $481,689 for the six months ended January 31, 2006 from $318,793 for the six months ended January 31, 2005. The increase was primarily due to an increase in sales to Aston Martin, Ford's flagship division. We anticipate sales of this product to continue to increase as we are now on a third platform of Aston Martin.

o Sales of aftermarket passenger car TPMSs increased to $100,830 for the six months ended January 31, 2006 from $82,162 for the six months ended January 31, 2005. It is difficult for us to predict what the volume of sales of this product will be.

o Sales of OEM recreational vehicle TPMSs increased to $125,763 for the six months ended January 31, 2006 from $62,052 for the six months ended January 31, 2005. We anticipate sales of this product to the OEM market to continue to increase.

o Sales of aftermarket recreational vehicle TPMSs decreased to $97,082 for the three months ended January 31, 2006 from $121,433 for the six months ended January 31, 2005. We anticipate sales of this product to increase substantially during the remainder of the fiscal year, however it is difficult for us to predict what the volume of sales will be.

o Sales of OEM TPMSs for use on trucks were $3,750 for the six months ended January 31, 2006 compared to $3,653 for the six months ended January 31, 2005. The majority of these systems are currently being used for test purposes. Although interest in this product is high, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

o Sales of aftermarket TPMSs for use on trucks were $8,858 for the six months ended January 31, 2006 compared to $28,449 for the six months ended January 31, 2005. The majority of these systems are currently being used for test purposes. Although interest in this product is high, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

o Sales of aftermarket motorcycle TPMSs decreased to $11,269 for the six months ended January 31, 2006 from $46,019 for the six months ended January 31, 2005. As sales to this market are seasonal, we anticipate sales to increase starting in April 2006; however, it is difficult for us to predict what the volume of sales will be in this market.

o Sales of miscellaneous products were $43,005 for the six months ended January 31, 2006 compared to $24,128 for the six months ended January 31, 2005.

Gross Margin

Gross margin on product sales increased to 26% for the six months ended January 31, 2006 from -3% for the six months ended January 31, 2005. The negative margin for the six months ended January 31, 2005 was due to an inventory write-down of $200,000 for slow moving aftermarket passenger car TPMSs Without the inventory write-down our gross margin would have been 26% for the six months ended January 31, 2005. We anticipate our gross margin to increase as our sales volumes increase as we expect we will be able to achieve lower costs with higher sales volumes.

Expenses

Expenses were $2,540,704 for the six months ended January 31, 2006, compared to expenses of $4,025,325 for the six months ended January 31, 2005. Excluding stock-based compensation recovery of $1,944,175 recorded in the six months ended January 31, 2006, operating expenses would have increased by $459,554 to $4,484,879 for the six months ended January 31, 2006. The stock-based compensation recovery resulted as the market value of our vested options decreased during the three months ended January 31, 2006 as discussed in note 2
(b) (ii) to the financial statements.

Engineering, research and development expenses for the six months ended January 31, 2006 decreased to $517,418 from $997,350 for the six months ended January 31, 2005. Excluding a stock-based compensation recovery of $760,122 recorded in the six months ended January 31, 2006, engineering, research and development expenses increased by $280,190 to $1,277,540 for the six months ended January 31, 2006. The increase, excluding the stock-based compensation recovery, was mainly due to an increase in wage expense which resulted from an increase in the number of engineering related employees. We also incurred higher travel costs which were a result of an increase in application engineering required to install our TPMS at our new customers and to set up our manufacturing in the U.S. with Vansco. In addition higher rent and utility expenses were incurred as we leased additional space to accommodate additional engineering related employees. The increase was partially offset by a decrease in prototype development expenses.

Marketing expenses for the six months ended January 31, 2006 decreased to $781,403 from $907,513 for the six months ended January 31, 2005. Excluding a stock-based compensation recovery of $49,976 recorded in the six months ended January 31, 2006, marketing expenses decreased by $76,134 to $831,379 for the six months ended January 31, 2006. The decrease, excluding the stock-based compensation recovery, was a result of lower wage expense as a result of less sales and marketing employees for the three months ended January 31, 2006 than the three month period ended January 31, 2005. The decrease was partially offset by higher advertising and promotion costs.

General and administrative expenses for the six months ended January 31, 2006 decreased to $526,803 from $1,380,042 for the six months ended January 31, 2005. Excluding a stock-based compensation recovery of $1,134,077 recorded in the six months ended January 31, 2006, general and administrative expenses increased to $1,660,880 for the six months ended January 31, 2006. The increase, excluding the stock-based compensation recovery, was mainly a result of increased professional fees and higher investor relation costs. The increase in professional fees was primarily due to the cost of legal services incurred to defend against a lawsuit from a debenture holder, the cost of restructuring both our $30 million 10% convertible debentures issued on June 23, 2005 by us to Cornell Capital Partners and our $160 million equity line of credit entered into in June 2005, issued to us by Cornell Capital Partners, which was replaced with a new $100 million Standby Equity Distribution Agreement on December 30, 2005, the cost of filing a registration statement on January 11, 2005 and an amended registration statement on February 27, 2005 with the Securities and Exchange Commission (SEC) to register our debentures.

Depreciation and amortization expense decreased to $715,080 for the six months ended January 31, 2006 from $740,420 for the six months ended January 31, 2005.

Interest and finance charges increased to $19,300,802 for the six months ended January 31, 2006 from $2,575,118 for the six months ended January 31, 2005. Interest and finance charges for the six months ended January 31, 2006 included a $16 million fee paid on June 23, 2005 for the $160 million standby equity distribution agreement with Cornell Capital Partners, which was replaced by a $100 million standby equity distribution agreement on December 30, 2005, plus related professional fees and interest accretion on our convertible debentures and preferred shares.

Excluding charges related to our standby equity distribution agreement, non-cash interest expense for the six months ended January 31, 2006 were $1,533,945 compared to $2,462,652 during the six months ended January 31, 2005.

Interest Income

Interest income of $135,102 was earned for the six months ended January 31, 2006 as compared to $1,791 for the six months ended January 31, 2005 and was the result of higher average cash balances during the six months ended January 31, 2006.

Loss on settlement of debt

A loss on the settlement of debt of $214,274 was incurred for the six months ended January 31, 2006 as compared to nil for the six months ended January 31, 2005. The loss on settlement of debt represents the aggregate consideration provided less the face value of the debt. The settlement of debt is described in greater detail under "Legal Proceedings" on page 44.

Foreign exchange loss

A foreign exchange loss of $301,063 was incurred for the six months ended January 31, 2006 as compared to a foreign exchange gain of $128,989 for the three months ended January 31, 2005. We are adversely impacted by a lower $US against the $CDN as a significant portion of our operations are paid in Canadian dollars. Foreign exchange gains or losses are due to fluctuations in currency exchange rates and are impossible to predict.

Fiscal Year Ended July 31, 2005 vs. Fiscal Year Ended July 31, 2004

Revenue

Gross revenue for the fiscal year ended July 31, 2005 decreased to $1,463,460 from $1,658,279 in our fiscal year ended July 31, 2004. This decrease in revenue was a result of the following:

o Sales of aftermarket passenger car TPMSs decreased to $307,347 in fiscal year 2005 from $1,087,395 in fiscal year 2004. The decrease in sales was primarily due to a significant reduction in sales to our Chinese master distributor. We forecast fiscal year 2006 sales of aftermarket car TPMSs to approximate fiscal year 2005 sales of TPMSs.

o Sales of OEM passenger TPMSs increased to $572,485 in fiscal year 2005 from $166,202 in fiscal year 2004. The increase was primarily due to an increase in sales to Aston Martin, Ford's flagship division. We forecast sales of OEM TPMSs to increase substantially in fiscal year 2006 as we anticipate higher sales to Aston Martin.

o Sales of aftermarket motorcycle systems increased to $111,875 in fiscal year 2005 compared to $37,744 in fiscal year 2004. In August 2004, we discovered that the sensor/transmitter may break during installation on the subset of motorcycle rims with curved rim surfaces when the strap is torqued to its required value. On September 14, 2004 we contacted the National Highway Transportation Safety Administration (NHTSA) to determine if a Safety Defect and Non Compliance Report was required and were advised that this was necessary. Our remedy for the defect was to recall 100% of affected sensor/transmitter items from the field and replace both recalled and inventory sensor/transmitters with sensor/transmitters previously manufactured by a different supplier that have been tested and known to use plastics that provide the required mechanical properties. Additionally to ensure that transmitters are used only on rims with flat drop center wells (as originally designed for) and not curved, the additional precautionary steps were taken:

o we added improved warnings and an instruction sheet to new products as well as product in inventory at dealers and distributors that clarify flat rim drop center well application only; and

o     we removed TPMSs on motorcycles with rims with curved drop center wells.

At the end of fiscal year 2004, we estimated the cost of the recall to be $67,000. Recall costs incurred to the end of July 2005 were $46,897. We have made a provision in accounts payable for the additional $20,103 that we anticipate incurring. In addition, we developed a solution to enable us to sell our TPMSs on motorcycles with rims with curved drop center wells. We released this enhanced product during April 2005. To date, the response to the recall by our customers has been very positive. Although interest in the motorcycle product by existing and potential customers remains positive, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

o Sales of aftermarket recreational TPMSs increased to $128,739 in fiscal year 2005 from $118,357 in fiscal year 2004. Fiscal year 2004 sales include sales of our high pressure transmitters that were released in our fourth quarter and sales of low pressure sensors to monitor the wheels of a towed vehicle or trailer that was introduced during our first quarter ended October 31, 2003. Although it is difficult for us to predict what the volume of sales will be, we anticipate a substantial increase in sales during the next fiscal year.

o Sales of OEM recreational TPMSs were $230,216 in fiscal year 2005 compared to $64,454 in fiscal year 2004. Although it is difficult for us to predict what the volume of sales will be, we anticipate continued sales growth of this product during the next fiscal year.

o Sales of TPMSs for use on trucks were $5,717 in fiscal year 2005 compared to $22,733 in fiscal year 2004. The majority of these systems are currently being used for test purposes. Although interest in this product is high, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

o Sales of aftermarket TPMSs for use on buses were $42,430 in fiscal 2005 compared to $42,406 in fiscal year 2004. Although it is difficult for us to predict what the volume of sales will be, we anticipate a substantial increase in sales of TPMSs for use on buses during the next fiscal year.

o Sales of OEM TPMSs for use on buses were $23,533 in fiscal year 2005 compared to $0 in fiscal year 2004. Although it is difficult for us to predict what the volume of sales will be, we anticipate a substantial increase in sales of OEM TPMSs for use on buses during next year as we only commenced shipping TPMSs to Motorcoach Industries International in July 2005.

o Revenue of $0 was recorded for engineering changes to modify our products pursuant to our Manufacturing, Co-Marketing and Development Agreement with Hyundai Autonet Co. Ltd. in fiscal year 2005 compared to $94,800 in the fiscal year 2004. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved.

o Sales of miscellaneous products were $41,118 in fiscal year 2005 compared to $24,188 in fiscal year 2004.

Gross Margin

Gross margin on product sales decreased to -11.7% in fiscal year 2005 from 12.8% in fiscal year 2004. The decrease in gross margin in fiscal year 2005 was due to an inventory write-down of $500,000 for slow moving aftermarket passenger car TPMSs. Without the inventory write-down, the gross margin would have increased to 22% in fiscal year 2005. Factors that would have resulted in higher margins if not for the inventory write-down are:

o the product mix of systems sold in fiscal year 2005 had higher gross margins than the product mix of systems sold in fiscal year 2004; and

o the decrease in the value of the U.S. dollar against the Pound Sterling increased our margins as a higher proportion of our sales during the fiscal year 2005 were in Pound Sterling.

Expenses

Expenses increased to $12,288,528 in fiscal year 2005 from $7,186,287 in fiscal year 2004, due to increases in marketing, engineering, research and development expenses and depreciation and amortization expenses. The increase in expenses was primarily due to a non-cash compensation expense of $4,279,653 which was primarily a result of the increase in the value of outstanding employee stock options. Excluding the non-cash compensation expense, expenses were $8,008,875 in fiscal year 2005.

Engineering, research and development expenses increased to $3,297,011 in fiscal year 2005 from $1,654,690 in fiscal year 2004. Excluding the non-cash compensation expense of $1,347,933, expenses in fiscal year 2005 were $1,949,078, or an increase of $294,388 from fiscal year 2004. The increase was primarily attributed to higher prototype development costs, an increase in the number of engineering employees and engineering-related wages and the cost of our TS16949 audit. TS16949 is the recognized quality standard within the automotive industry. Wages included a non-cash expense of $74,833 related to the issuance of common stock to senior engineering employees.

Marketing expenses increased to $2,540,730 in fiscal year 2005 from $1,821,122 in fiscal year 2004. Excluding the non-cash compensation expense of $813,545, expenses in fiscal, year 2005 were $1,727,185 or a decrease of $93,937 from fiscal year 2004. The decrease was a primarily a result of lower advertising and promotion expenses and lower travel expenses. Wages included a non-cash expense of $44,494 related to the issuance of common stock to a senior marketing employee.

General and administrative expenses increased to $4,953,537 in fiscal year 2005 from $2,338,758 in fiscal year 2004. Excluding the non-cash compensation expense of $2,118,175, expenses in fiscal year 2005 were $2,835,362 or an increase of $496,604 from fiscal year 2004. The increase was primarily attributed to an increase in bad debts, higher administration wages, insurance costs, professional fees, wages and the cost of becoming compliant with the Sarbanes Oxley Act of 2002. The increase in professional fees was primarily due to the cost of legal services incurred to defend against a lawsuit from a debenture holder. The major increase in administration wages was primarily due to a non-cash expense related to the issuance of common stock to senior management valued at $142,251. The increase was partially offset by lower investor relation costs and lower travel costs.

Depreciation and amortization

Depreciation and amortization expense increased to $1,497,250 in fiscal year 2005 from $1,371,717 in fiscal year 2004. Depreciation and amortization expense is expected to decrease next year with the full amortization of our OEM rights to the commercial market.

Interest and finance charges

Interest and finance charges decreased to $3,730,481 in fiscal year 2005 from $4,031,820 in fiscal year 2004. Interest and finance charges in fiscal year 2005 included non-cash interest of $3,524,805 compared to non-cash interest of $3,842,107 in fiscal year 2004.

Interest income

Interest income increased to $39,241 in fiscal year 2005 from $5,873 in fiscal year 2004. This increase was mainly due to the issuance of convertible debentures in June 2005 that resulted in net proceeds of $10,950,000 to us.

Foreign exchange gain

A foreign exchange gain of $37,194 was earned in fiscal year 2005 as compared to $12,492 in fiscal year 2004. Foreign exchange gains or losses are due to fluctuations in currency exchange rates and are impossible to predict.

Gain on settlement of convertible debt

A gain on settlement of $1,822,033 on the settlement of convertible debt was incurred in fiscal year 2005 as compared to $0 in fiscal year 2004.

Fiscal Year Ended July 31, 2004 vs. Fiscal Year Ended July 31, 2003

Revenue

Gross revenue in the fiscal year ended July 31, 2004 decreased to $1,658,279 from $1,802,596 in our fiscal year ended July 31, 2003. This decrease in revenue was a result of the following:

o Sales of aftermarket passenger car TPMSs decreased to $1,087,395 in fiscal year 2004 from $1,141,210 in fiscal year 2003.

o Sales of OEM passenger car TPMSs decreased to $166,202 in fiscal year 2004 from $174,880 in fiscal year 2003.

o Sales of aftermarket motorcycle TPMSs decreased to $37,744 in fiscal year 2004 compared to $183,589 in fiscal year 2003. We introduced a substantially improved second generation motorcycle TPMS at the Indy Motorcycle Dealers Show, held in Indianapolis, Indiana in mid-February 2004. During May 2004, this product became commercially available and we began shipping it to our customers.

o Sales of aftermarket recreational vehicle TPMSs were $118,357 in fiscal year 2004 compared to $26,383 in fiscal year 2003. These sales include sales of our high pressure transmitters that were released in our fourth quarter and sales of low pressure sensors to monitor the wheels of a towed vehicle or trailer that was introduced during our first quarter ended October 31, 2003.

o Sales of OEM recreational vehicle TPMSs were $64,454 in fiscal year 2004. The majority of these sales occurred in the fourth quarter after the release of our high pressure transmitters.

o Sales of aftermarket high pressure TPMSs for use on buses were $42,406 in fiscal year 2004. All of these sales occurred in our fourth quarter after the release of our high pressure transmitters.

o Sales of aftermarket high pressure TPMSs for use on commercial vehicles were $22,733 in fiscal year 2004. Our customers purchased these systems in the fourth quarter after the release our high pressure transmitters. The majority of these systems are currently being used for test purposes.

o Sales of off-the-road (OTR) TPMSs were $1,088 in fiscal year 2004 compared to $58,395 in fiscal year 2003. Our OTR TPMSs utilize a high-pressure transmitter and is designed primarily for OTR heavy industrial applications and commercial applications. The system may potentially be used not only on large mining trucks, but also heavy mobile equipment (such as tractors, wheeled loaders, graders and the like). Sales of our OTR tire monitoring systems to date have been limited to those systems which are designed for use on large mining trucks.

o Revenue of $94,800 was recorded for engineering changes to modify our products pursuant to our Manufacturing, Co-Marketing and Development Agreement with Hyundai Autonet Co. Ltd. in fiscal year 2004 compared to $173,400 in the fiscal year 2003. Revenue is determined by the percentage of completion method. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved.

o Sales of the motorsport TPMSs decreased to $0 in fiscal year 2004 from $44,739 in fiscal year 2003. As indicated above, we do not anticipate further sales of our motorsport TPMSs as our exclusive motorsport distributor, Pi Research of Cambridge, England, now manufactures and markets their own system. Accordingly, we have discontinued production of our motorsport TPMSs.

o Sales of miscellaneous products were $23,100 in fiscal year 2004 compared to $0 in fiscal year 2003.

Gross Margin

Gross margin on product sales decreased to 12.8% in fiscal year 2004 from 23.0% in fiscal year 2003. The decrease occurred due to the following factors:

o our product mix of systems sold in fiscal year 2004 had lower gross margins than the product mix of systems sold in fiscal year 2003; and

o our provision for our motorcycle recall in the amount of $66,801 decreased our fiscal year 2004 margin by 4%;

During our third quarter, we shifted the majority of our production to Hyundai Autonet, and as we expected, our gross margin increased in our third and fourth quarters, after excluding the cost of the motorcycle recall. Although we expect that our gross margin will continue to increase in fiscal year 2005, this is dependent on the cost of components and the sales contracts that we enter into.

Expenses

Expenses increased to $7,186,287 in fiscal year 2004 from $6,802,391 in fiscal year 2003, as increases in marketing, engineering, research and development expenses and depreciation and amortization were partially offset by a decrease in general and administration expenses. Non-cash stock based compensation expense was not significant in either fiscal year 2004 or fiscal year 2003.

Engineering, research and development expenses increased to $1,654,690 in fiscal year 2004 from $1,177,935 in fiscal year 2003. This increase was primarily attributed to an increase in prototype development expenses, an increase in product testing on products that we have released in the current fiscal year, an increase in the number of patents and approval applications, and an increase in the number of engineering employees and engineering-related wages.

Marketing expenses increased to $1,821,122 in fiscal year 2004 from $1,448,326 in fiscal year 2003. The increase was primarily a result of an increase in travel and higher marketing-related wages, which increased as a result of the recruitment of a V.P. of Sales and Marketing. This increase was partially offset by lower tradeshow expenditures. Trade show expenses in fiscal year 2003 included the cost of attending the Automechanika show, which is held in Europe every two years. Fiscal year 2003 also included expenses of $130,000 in connection with the termination of a management agreement; 50% of this amount or $65,000 was booked as marketing expenses and 50% was booked as general and administrative expenses.

General and administrative expenses decreased to $2,338,758 in fiscal year 2004 from $2,939,260 in fiscal year 2003. The decrease was primarily attributed to lower professional fees, investor relation costs and administration wages. Professional fees in fiscal year 2003 included an expense of $315,044 to settle certain potential unquantified claims threatened by certain offshore investors against us. Administrative wages decreased as there were fewer administrative employees during fiscal year 2004 and as explained above, our general and administrative expenses for the year ended July 31, 2003 include $65,000 that was incurred in connection with the termination of a management contract. The decrease was partially offset by an increase in insurance costs.

Depreciation and amortization

Depreciation and amortization expense increased to $1,371,717 in fiscal year 2004 from $1,236,870 in fiscal year 2003. Depreciation and amortization expense is expected to remain at approximately its current level for the foreseeable future.

Interest and finance charges

Interest and finance charges increased to $4,031,820 in fiscal year 2004 from $3,722,505 in fiscal year 2003. Interest and finance charges in fiscal year 2004 included non-cash interest of $3,842,107 compared to non-cash interest of $3,694,914 in fiscal year 2003.

Interest income

Interest income of $5,873 was earned in fiscal year 2004 as compared to $2,835 in fiscal year 2003. This increase was due to slightly higher average cash balances maintained during fiscal year 2004.

Foreign exchange gain

A foreign exchange gain of $12,492 was earned in fiscal year 2004 as compared to $192,201 in fiscal year 2003. Foreign exchange gains or losses are due to fluctuations in currency exchange rates and are impossible to predict.

LIQUIDITY AND CAPITAL RESOURCES

CURRENT POSITION

We have continued to finance our activities primarily through the issuance and sale of securities. We have incurred losses from operations in each year since our inception. As at January 31, 2006, we had an accumulated deficit of $96,983,945. Our net loss for the three months ended January 31, 2006 was $3,640,272 and for the six months ended January 31, 2006 was $21,851,795 compared to $4,103,940 for the three months ended January 31, 2005 and $6,487,840 for the six months ended January 31, 2005. As of January 31, 2006 our stockholders' deficiency was $9,144,364 and we had working capital of $8,105,233.

Our cash position, including short-term investments at January 31, 2006 was $5,577,703 as compared to $10,059,763 at July 31, 2005. This decrease was due to the net decrease in the use of cash in our operating, financing and investing activities as described below.

Our net loss of $21,851,795 for the six months ended January 31, 2006 includes non-cash charges of $715,080 for depreciation and amortization, a stock based compensation recovery of $1,944,175, a loss on settlement of debt of $214,274 and $17,618,031 for interest and finance charges as disclosed above under interest and finance charges. Increases in non-cash working capital during this period amounted to $367,997. Non-cash working capital changes included increases in accounts receivable, prepaid expenses and accounts payable and accrued liabilities and a decrease in inventory. The net cash used in operating activities for the six months ended January 31, 2006 was $4,880,588. Of this amount, $1,000,000 (including $100,000 of withholding taxes) was paid in interest expense on our convertible debentures and $228,000 was paid as partial compensation to settle our dispute with a debenture holder. As it is uncertain whether we will be able to access our $100 million Standby Equity Distribution Agreement when required, we may require subsequent financings to meet our operating cash flow requirements.

During the six months ended January 31, 2006, we also purchased certain capital assets at an aggregate cost of $115,602.

During the six months ended January 31, 2006, we realized aggregate gross cash proceeds of $135,800 as follows:

On October 20, 2005, a warrant holder exercised 1,100,000 warrants at an exercise price of $0.10 for gross proceeds of $110,000.

During the six months ended January 31, 2006, 860,000 stock options were exercised for gross proceeds of $25,800.

On June 30, 2005, we closed a $30 million securities purchase agreement with Cornell Capital Partners, Highgate House Funds, Ltd. and LCC Global Limited. In accordance with the securities purchase agreement, we issued, for a purchase price of $30 million, (i) a 10% convertible debenture due June 23, 2008, with a principal balance of $20 million, to Cornell Capital Partners, in trust for LCC Global, (ii) a 10% convertible debenture due June 23, 2008, with a principal balance of $8 million, to Cornell Capital Partners, in trust for LCC Global, and
(iii) a 10% convertible debenture due June 23, 2008, with a principal balance of $2 million, to Highgate House Funds, in trust for LCC Global. We paid to Yorkville Advisors LLC, the general partner of Cornell Capital Partners, a cash structuring fee of $3 million in connection with this transaction.

On December 30, 2005, we, Starome Investments Limited, Xentennial Holdings Limited, Staraim Enterprises Limited, Cornell Capital Partners, Highgate House Funds and LCC Global entered into Amendment No.1 to the Securities and Purchase Agreement pursuant to which we amended and restated the 10% convertible debentures in an aggregate principal amount of $30 million. We amended and restated the 10% convertible debentures to (i) modify the terms of such 10% convertible debentures, (ii) effect the transfer by (A) Cornell Capital Partners and LCC Global to Starome Investments, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $20 million, (B) Cornell Capital Partners and LCC Global to Xentennial Holdings, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $8 million and (iii) effect the transfer by Highgate House Funds and LCC Global to Staraim Enterprises, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $2 million ((i), (ii) and (iii) above being referred to as the "restructuring"). The following material amendments were made to each of the 10% convertible debentures in connection with the "restructuring":

o The olders of the 10% convertible debentures agreed to eliminate our obligation to make recurring payments in cash of principal and interest during the term of the 10% convertible debentures. Such holders may convert outstanding principal and accrued and unpaid interest under the 10% convertible debentures at any time into shares of our common stock, subject to a 4.9% beneficial ownership limitation, which may be waived provided the holders of 10% convertible debentures provide us with not less than 65 days notice. On June 23, 2008, any outstanding principal and accrued and unpaid interest under the 10% convertible debentures must be converted by the holders of the 10% convertible debentures into shares of our common stock; provided, however, that to the extent such conversion would cause any holder to exceed the 4.9% beneficial ownership limitation, we must pay such excess amount in cash. Holders of the 10% convertible debentures are not entitled to receive cash payments of interest during their term.

o We agreed to change the conversion price of the outstanding principal under the 10% convertible debentures from a fixed price of $0.1125 to a price equal to the lesser of (i) $0.1125 (subject to adjustment) and (ii) 95.5% of the lowest closing bid price of our common stock during the five trading days immediately preceding the conversion.

o The conversion price of accrued and unpaid interest under the 10% convertible debentures is 95.5% of the average of the closing bid prices of our common stock for the five trading days immediately preceding the conversion of any such interest by a holder into shares of our common stock.

o The holders of the 10% convertible debentures agreed to permit us to redeem at any time all or any portion of the outstanding principal and accrued interest under the 10% convertible debentures provided that the closing bid price of our stock is less than $0.1125. We must pay a 20% redemption premium on any amounts being redeemed and must issue to the holder of the 10% convertible debenture being redeemed a five-year warrant to purchase $1 million shares of our common stock for every $100,000 redeemed. The "redemption warrant" will be exercisable on a cash basis at an exercise price of 110% of the closing bid price of our common stock on the date we provide notice of our intent to redeem.

On December 30, 2005, we and Cornell Capital Partners terminated the $160 million Standby Equity Distribution Agreement, originally entered into on June 23, 2005, and replaced it with a new $100 million Standby Equity Distribution Agreement (the "$100 million Standby Equity Distribution Agreement"). We cannot draw down on the $100 million Standby Equity Distribution Agreement until a registration statement covering the underlying shares of common stock becomes effective. We intend to attempt to register shares of common stock underlying the $100 million Standby Equity Distribution Agreement as soon as possible, but it is uncertain whether the SEC Staff will permit such registration statement to become effective while the principal and interest underlying the 10% convertible debentures remains outstanding.

The term of the $100 million Standby Equity Distribution Agreement will commence on the date a registration statement covering the underlying shares becomes effective and will expire five years after such date. Under the old $160 million Standby Equity Distribution Agreement, Cornell Capital Partners was entitled to retain 5% of each advance requested by us. In consideration for the reduction of the amount available to us under the new $100 Standby Equity Distribution Agreement, Cornell Capital Partners agreed to reduce this 5% advance fee to 2.5% of each advance.

We may request advances under the $100 million Standby Equity Distribution Agreement once the underlying shares are registered with the SEC. Once the registration statement covering the underlying shares of common stock becomes effective, we may request an advance every five trading days. The amount of each advance is subject to a maximum amount of $3 million every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners will pay 98% of the lowest closing bid price on the OTC Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. We may continue to request advances until Cornell Capital Partners has advanced $100 million or 5 years have elapsed from the date a registration statement covering the underlying shares of common stock becomes effective.

Under the $100 million Standby Equity Distribution Agreement, Cornell Capital Partners and its affiliates may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the $100 million Standby Equity Distribution Agreement.

The following conditions must be satisfied before Cornell Capital Partners is obligated to purchase any common shares under any draw down notice that we may deliver from time to time under the $100 million Standby Equity Distribution
Agreement:

o a registration statement for the shares must be declared effective by the SEC and must remain effective and available as of the draw down settlement date for making re-sales of the common shares purchased by Cornell Capital Partners;

o there must be no statute, rule, regulation, executive order, decree, ruling or injunction which would prohibit the consummation of any of the transactions contemplated by the $100 million Standby Equity Distribution Agreement;

o there must be no material action, suit or proceeding before any arbitrator or any governmental authority against us or any of our subsidiaries, or against any of the officers, directors or affiliates of our company or any of our subsidiaries, in respect of the $100 million Standby Equity Distribution Agreement or in respect of the transactions contemplated by the $100 million Standby Equity Distribution Agreement;

o trading in our common stock must not have been suspended by the SEC or by the regulators of the principal market for our common stock (currently the OTC Bulletin Board); and

o the principal market for our common stock must not have instituted, or otherwise been made subject to, a general suspension or limitation on the trading of securities through its facilities at any time prior to delivery of our draw down notice.

During the term of the $100 million Standby Equity Distribution Agreement, subject to certain exceptions for issuances resulting from prior commitments, we cannot, without the prior consent of Cornell Capital Partners:

o issue or sell any common stock or preferred stock with or without consideration;

o issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock with or without consideration,

o enter into any security instrument granting the holder a security interest in any of our assets; or

o     file any registration statements on Form S-8.

Provided we give Cornell Capital Partners two days prior written notice, the foregoing restrictions will exclude options, warrants or other securities convertible or exchangeable into shares of our common stock that were outstanding prior to December 30, 2005.
Cornell Capital Partners, and each of its directors, officers, partners, employees and agents, is entitled to customary indemnification from us for any losses or liabilities suffered by any such person based upon material misstatements or omissions from the $100 million Standby Equity Distribution Agreement, registration statement and the prospectus, except as they relate to information supplied by Cornell Capital Partners to us for inclusion in the registration statement and prospectus.

With respect to the $1.5 million 5% convertible debenture due May 20, 2006 issued to Cornell Capital Partners, principal will be due and payable in 12 equal installments. The installments of principal were due and payable commencing on October 1, 2005 and subsequent installments were due and payable on the first day of each calendar month thereafter until the outstanding principal balance is paid in full. However, Cornell Capital Partners granted us an extension to April 1, 2006 to commence making these principal and interest payments. Interest on the outstanding principal balance was due and payable monthly, in arrears, commencing on August 1, 2005 and will continue to be payable on the first day of each calendar month thereafter that any amounts under the convertible debenture remain payable.

Fiscal Year Ended July 31, 2005 and Fiscal Year Ended July 31, 2004

We have continued to finance our activities primarily through the issuance and sale of securities. We have incurred losses from operations in each year since inception. As at July 31, 2005, we had an accumulated deficit of $75,132,150. Our net loss for fiscal year 2005 was $14,291,681 compared to $10,987,026 for fiscal year 2004. As of July 31, 2005, our stockholders' equity was $10,383,957 and we had working capital of $7,510,569.

Our cash position at July 31, 2005 was $10,059,763 as compared to $76,670 at July 31, 2004. This increase was due to the net increase from our operating, financing and investing activities as described below.

Our net loss of $14,291,681 in fiscal year 2005 includes non-cash charges of $1,497,250 for depreciation and amortization, $4,279,653 for compensation expense, $500,000 for an inventory write-down, $3,524,805 for interest and finance charges and a gain on settlement of debt of $1,822,033. Decreases in non-cash working capital during this period amounted to $507,809. Non-cash working capital changes included increases in inventory and accounts receivable and decreases in prepaid expenses and in accounts payable and accrued liabilities. The net cash used in operating activities in fiscal year 2005 was $6,819,995. We may require subsequent financings to meet our operating cash flow requirements.

During fiscal year 2005, we realized aggregate gross cash proceeds of $42,595,017 as follows:

We issued 78,887,710 shares of common stock to Cornell Capital Partners LP pursuant to nine draw downs totaling $2,725,000 from our $15 million equity line of credit, which is described below.

On May 19, 2004, we entered into a Standby Equity Distribution Agreement with Cornell Capital Partners, an accredited investor, in connection with a 24-month, $15 million equity line of credit facility. This agreement was terminated on May 20, 2005 and replaced with a $30 million equity line of credit facility. The $30 million agreement was terminated on June 23, 2005 and replaced with a $160 million equity line of credit facility. The $160 million Standby Equity Distribution Agreement was terminated on December 30, 2005 and replaced with a new $100 million Standby Equity Distribution Agreement. The new Standby Equity Distribution Agreement contemplates the potential future issuance and sale of up to $100 million of our common stock to Cornell Capital Partners over five years subject to certain restrictions and other obligations. On June 2, 2005, we issued 75,188 shares at an effective price of $0.133 per share as payment for a $10,000 placement agency fee related to the Standby Equity Distribution Agreement. On each advance date we will pay to Cornell Capital Partners, directly from the gross proceeds held in escrow, an amount equal to 2.5% of the amount of each advance.

In addition we paid to Yorkville Advisors LLC a cash fee of $16 million directly from the gross proceeds held in escrow from the closing of the convertible debentures dated June 23, 2005. Yorkville Advisors LLC is the general partner of Cornell Capital Partners. This cash fee was payment for the $160 million equity line of credit facility.

Aggregate warrant proceeds of $618,217 were realized as follows:

On September 24, 2004, we and holders of the discounted convertible debentures signed an agreement which provided for an immediate exercise of 18,226,274 warrants at $0.03 for gross proceeds of $546,788.

On May 5, 2005, a warrant holder exercised 714,286 warrants at an exercise price of $0.10 for gross proceeds of $71,429.

On November 16, 2004 we received gross proceeds of $250,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bears interest at a rate of 12% per annum and was repayable within 30 days of issuance with accrued interest.

On November 30, 2004 we received gross proceeds of $275,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bears interest at a rate of 12% per annum and was repayable within 30 days of issuance with accrued interest. As a commitment fee to loan the Company money, the holder of the note received $27,500.

On February 9, 2005 we received gross proceeds of $350,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bears interest at a rate of 10% per annum and was repayable within 30 days of issuance with accrued interest. As a commitment fee to loan the Company money, the holder of the note received $35,000.

On December 15, 2004, we received gross proceeds of $2,695,000 upon the issuance of a three-year $2,500,000 5% convertible debenture and five two-year 5% convertible debentures aggregating $195,000. Principal under the five 5% convertible debentures that aggregate $195,000 may be converted by the holder in whole or in part and from time to time at a conversion price equal to the lesser of:

o     $0.036 or;

o an amount equal to 80% of the lowest closing bid price of our common stock, as quoted on Bloomberg, L.P., for the five trading days immediately preceding the conversion date, subject to adjustment as provided for in the debentures.

The outstanding principal under the convertible debentures bears interest at the rate of 5% per annum, calculated on the basis of a 360-day year. Interest on the debentures aggregating $195,000 is payable semi-annually beginning June 15, 2005 and every subsequent six month period that the principal balance remains unpaid.

On March 22, 2005, we issued 5% convertible preferred stock for gross proceeds of $4,000,000. The proceeds were used to repay the $2,500,000 convertible debenture entered into on December 15, 2004 and a $350,000 promissory note entered into on February 9, 2004. Additional expenses related to this offering were $20,000.

On May 20, 2005, we issued a $1,500,000 one-year 5% convertible debenture convertible at the option of the holder at $0.028 per share. Between April 25 and April 29, 2005, $1,100,000 of the convertible debenture was placed in escrow with our lawyer. From escrow, $457,999 was paid on April 27, 2005 to two debenture holders to redeem their convertible debentures. In addition, between May 2, 2005 and May 23, 2005, we entered into release, redemption and settlement agreements whereby we redeemed $675,615 of discounted convertible debentures. Consideration consisted of $402,930 and the issuance of 9,738,759 shares of common stock which were issued at an effective conversion price of $0.028 per share.

On June 23, 2005, we entered into a $160 million Standby Equity Distribution Agreement and a $30 million Securities Purchase Agreement that resulted in net proceeds of approximately $10.85 million to us. We paid Yorkville Advisors Management a cash fee of $16 million in connection with the Standby Equity Distribution Agreement, and we paid Cornell Capital Partners a cash fee of $3 million, and a cash structuring fee of $50,000 to Yorkville Advisors Management, in connection with the Securities Purchase Agreement, out of the purchase price paid by Cornell Capital Partners for the convertible debentures purchased pursuant to the Securities Purchase Agreement. Refer to "Description of Securities" for more details regarding the Standby Equity Distribution Agreement and the Securities Purchase Agreement. We also issued 62.5 million warrants exercisable at $0.16 per share (subject to adjustment pursuant to adjustment as described below) with an expiry period of five years.

Although we have cash of approximately $4.8 million at March 31, 2006, as discussed below under "Future Operations," we may require up to $9.1 million in financing through the next twelve months in order to continue in business as a going concern.

At January 31, 2005 and April 30, 2005, we were in violation of all existing convertible debenture agreements. As a result of this violation, the Company accreted interest to adjust the carrying value of all existing convertible debentures to their redemption value.

As at April 30, 2005, we were in violation of a preferred share agreement as a registration statement was not filed with the SEC on the date specified in the agreement. We received an extension from the preferred shareholders to file a registration statement by June 30, 2005 and received a waiver for any penalties.

As we filed a registration statement on July 22, 2005, we were not in violation of any existing convertible debenture or preferred share agreements, other than one holder of a discounted debenture in the amount of $91,726 who provided us with notice of a summons with the Supreme Court of the State of New York. However, as of September 23, 2005 we were in violation of the other convertible debenture and preferred share agreements as we withdrew our registration statement. We received waivers from all of our debt holders, other than the one debt holder with whom we have reached a settlement, and all of our preferred shareholders, agreeing that we are not in default pending the filing of a new registration statement and the principal holder waives its rights under the default provisions affected by this non-compliance. During fiscal year 2005, we also purchased certain capital assets at an aggregate cost of $73,511.

However, although we have a $100 million Standby Equity Distribution Agreement with Cornell Capital Partners, there are certain factors that may prevent us from ever drawing down on it. As such, due to the uncertainty of our ability to meet our current operating and capital expenses, in their report on the annual consolidated financial statements for fiscal year 2005, our independent auditors included additional comments in their Auditors' report indicating the existence of substantial doubt about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the circumstances that led to this going concern uncertainty. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As the continuation of our business is dependent upon the conversion by certain holders of our outstanding convertible debentures into shares of our common stock or, if such conversions do not occur or are not sufficient to significantly decrease our outstanding repayment obligations, our ability to draw down on our $100 million equity line of credit, successful and sufficient market acceptance of our current products and any new products that we may introduce, the continuing successful development of our products and related technologies, and, finally, achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

Fiscal Year Ended July 31, 2004

We have continued to finance our activities primarily through the issuance and sale of securities. We have incurred losses from operations in each year since inception. As of July 31, 2004, we had an accumulated deficit of $59,018,256. Our net loss for fiscal year 2004 was $10,987,026 compared to $9,914,629 for fiscal year 2003. As of July 31, 2004, our stockholders' equity was $3,466,216 and we had working capital of $732,405.

Our cash position at July 31, 2004 was $112,951 as compared to $1,843,694 at July 31, 2003. This decrease was due to the net decrease from our operating, financing and investing activities as described below.

Our net loss of $10,987,026 for fiscal year 2004 includes non-cash charges of $1,371,717 for depreciation and amortization, $3,842,107 for interest and finance expense and $98,175 for shares and warrants issued for services received. Decreases in non-cash working capital during this period amounted to $1,860,812. Non-cash working capital changes included increases in inventory, prepaid expenses and accounts payable and accrued liabilities and a decrease in receivables. An increase in inventory of $2,391,749 accounted for the most significant use of cash for working capital. This increase was primarily due to the procurement of components for production builds at Hyundai Autonet Company, Ltd. (HACO).

During fiscal year 2004, we realized aggregate gross cash proceeds of $7,170,265 from financing activities as described below.

On October 14, 2003, an employee exercised 79,400 employee stock options at $0.20 per stock option.

On October 27, 2003, in order to encourage early exercise of a total of 10,769,231 warrants issued to the purchasers of our 7% convertible debentures, we offered to reduce the exercise price of the warrants from $0.2645 per share to $0.20 per share. The offer was open for acceptance by the warrant holders until November 4, 2003. In consideration of the warrant holders' agreement to immediately exercise their respective warrants, we offered to issue to the participating warrant holders one additional warrant for each warrant that was exercised. One of the warrant holders, Palisades Master Fund accepted our offer and exercised a total of 3,290,596 outstanding warrants at the reduced exercise price of $0.20 per share. On October 27, 2003, we issued a total of 3,290,596 five-year warrants to Palisades Master Fund, exercisable at an exercise price of $0.20 per share, resulting in gross proceeds of $658,119. The additional warrants were to be exercisable for a period of five years at an exercise price of $0.20 per share.

On October 27, 2003, our former investment banker HPC Capital Management, also agreed to immediately exercise 194,000 outstanding common stock purchase warrants dated May 16, 2003, in consideration of receiving one additional five-year warrant with an exercise price of $0.20 per share for each warrant so exercised. Of the 194,000 warrants exercised by HPC Capital Management under this arrangement, 180,000 were exercised at an exercise price of $0.13 per share and 14,000 were exercised at an exercise price of $0.10 per share, resulting in gross proceeds of $24,800.

On November 6, 2003, in order to encourage early exercise of the warrants by the remaining three warrant holders, we offered to reduce the exercise price of the remaining 7,478,635 warrants from $0.2645 per share to $0.1771 per share.

On December 24, 2003, we closed a private placement of discounted unsecured convertible debentures in the aggregate principal amount of $3,493,590. We issued the convertible debentures at a 22% original issue discount from the face principal amount (based on a notional interest rate of 11% per annum for each year of the two-year term of the debentures), resulting in gross proceeds of $2,725,000, before the deduction of a $218,000 cash placement fee subsequently paid to HPC Capital Management and other expenses of the offering. The discounted convertible debentures do not otherwise bear interest, and will mature on April 1, 2006. The outstanding principal amount of each debenture may be converted at any time into shares of our common stock, in whole or in part, at the option of the holder of the debenture at an original set price of $0.22 per share. As a result of anti-dilution provisions, the conversion price was reduced to $0.028. The discounted convertible debentures are subject to mandatory redemption in equal monthly payments, payable in cash. We may elect to make the monthly redemption payments in shares of our common stock at a conversion price equal to the lesser of (i) the set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures) and (ii) 85% of the average of the closing prices of our common stock for the 20 days immediately preceding the applicable monthly redemption date, provided that certain conditions are met, including the condition that the underlying shares of common stock will have been registered under the Securities Act of 1933.

On February 5, 2004, we notified the holders of the discounted convertible debentures that we had elected to effect the first monthly redemption payment in shares, and that the election should continue for subsequent redemption periods until revised. One of the holders of the discounted convertible debentures exercised its right to receive its first monthly redemption payment, in the amount of $14,583, in cash.

On April 15, 2004, we received gross proceeds of $750,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bears interest at a rate of 8% per annum and is repayable within 120 days of issuance with accrued interest. As a commitment fee to loan us money, the holder of the note received $75,000.

On April 28, 2004, we notified the debenture holders that we would make the monthly redemption payments in cash commencing June 1, 2004 until otherwise notified.

On April 30, 2004, 500,000 warrants were exercised at $0.104. Pursuant to the anti-dilution provisions contained in certain warrants, the exercise price of 25,290,153 outstanding warrants was reduced to $0.104 per share, which was the deemed price per share of the common stock that was issued to effect the April 1, 2004 redemption payment of our discounted convertible debentures maturing April 1, 2006.

On May 19, 2004, we received gross proceeds of $750,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bears interest at a rate of 8% per annum and is repayable within 120 days of issuance with accrued interest. As a commitment fee to loan us money, the holder of the note received $75,000.

The net proceeds realized or to be realized by us from these transactions have and are to be used for debt repayment, working capital and the purchase of capital assets.

During fiscal year 2004, we also purchased certain capital assets at an aggregate cost of $446,780. The majority of these capital assets were sent to Hyundai Autonet in Korea to facilitate production of our aftermarket TPMSs for passenger cars and motorcycles.

Cost of Capital

The schedule below illustrates our cost of capital for our material financings from September 20, 2002 to December 30, 2005. The cost of capital for our major financings has ranged from 15.0% to 30.0% and averaged approximately 20%.

Convertible Debentures/Notes

                            Face                                                         Percentage  Annual
                          value of                   Gross       Finance        Net       Finance    Interest  Cost of
        Date           debenture/note($Discount   Proceeds($)  Costs($)(1)  Proceeds($)   Costs(2)     Rate    capital(3)
---------------------- --------------- ---------- ------------ ------------ ------------ ----------- --------- ---------
September 20, 2002     750,000                                 76,177       673,823           10.2%       10%     20.2%
                       --------------- ---------- ------------ ------------ ------------ ----------- --------- ---------

November 21, 2002      200,000                8%  184,000      47,000       137,000           31.5%        5%     36.5%

January 31, 2003       200,000                8%  184,000      47,000       137,000           31.5%        5%     36.5%
                       --------------- ---------- ------------ ------------ ------------ ----------- --------- ---------

                       400,000                    368,000      94,000       274,000           31.5%        5%     36.5%
                       --------------- ---------- ------------ ------------ ------------ ----------- --------- ---------

June 17, 2003          2,800,000              7%

July 17, 2003          1,700,000              8%
                       --------------- ---------- ------------ ------------ ------------ ----------- --------- ---------

Aggregate              4,500,000            7.5%               483,022      4,016,978         12.0%      7.5%     19.5%
                       --------------- ---------- ------------ ------------ ------------ ----------- --------- ---------

December 24, 2003      3,493,590             11%  2,725,000    264,984      2,460,016         29.6%               29.6%

April 15, 2004         750,000                    750,000      75,000       675,000           10.0%        8%     18.0%

May 19, 2004           750,000                    750,000      75,000       675,000           10.0%        8%     18.0%

November 16, 2004      250,000                    250,000                                                 12%     12.0%

November 30, 2004      275,000                    275,000      27,500       247,500           10.0%       12%     22.0%

December 15, 2004      2,695,000                  2,695,000    300,356      2,394,644         11.1%        5%     16.1%

February 9, 2005       350,000                    350,000      35,000       315,000           10.0%       10%     20.0%

March 22, 2005         4,000,000                  1,150,000(4) 115,000      1,035,000         10.0%        5%     15.0%

May 27, 2005           1,500,000                  1,500,000    170,000      1,330,000         11.3%        5%     16.3%

June 23, 2005          30,000,000                 30,000,000   3,050,000    26,950,000        10.2%       10%     20.2%
                       --------------- ---------- ------------ ------------ ------------ ----------- --------- ---------

                       49,713,590                 40,813,000   4,766,039    43,126,605          10%
                       --------------- ---------- ------------ ------------ ------------ ----------- --------- ---------

Equity lines

                                                   Percentage
                       Size of equity               Finance      Finance      Fees on     Cost of
        Date              Line($)      Discount    costs($)       costs      Drawdown     capital
---------------------- --------------- ---------- ------------ ------------ ------------ -----------
February 19, 2003           5,000,000             300,000               6%         1.5%        7.5%

May 19, 2004               15,000,000       2.0%  375,000               3%           5%        7.5%

June 23, 2005             160,000,000       2.0%  16,000,000           10%           5%       15.0%

Amended December 30,
2005                      100,000,000       2.0%  16,000,000(5)        16%         2.5%       18.5%

(1)   Cost of warrants excluded.

(2)   Finance costs divided by face value of debenture/note plus discount.

(3)   Percentage finance costs plus interest rate.

(4) Proceeds used to redeem $2,500,000 of December 15, 2004 debenture and $350,000 promissory note entered into on February 9, 2005.

(5) This fee was paid in connection with the $160 million Standby Equity Distribution Agreement and was credited toward the $100 million Standby Equity Distribution Agreement; we did not pay any additional fee in connection with the $100 million Standby Equity Distribution Agreement.

FUTURE OPERATIONS

Presently, our revenues are not sufficient to meet operating and capital expenses. We have incurred operating losses since inception, and this is likely to continue for the foreseeable future.

At March 31, 2006, we had cash and short-term investments of approximately $4.8 million. We may require up to $9.1 million in financing through the next twelve months in order to continue in business as a going concern because our management projects that we will require $4.3 million to $13.9 million to fund our legal dispute, ongoing operating expenses, working capital requirements through March 31, 2007, as detailed below.


                                 Estimated Range

Marketing                                     $ 1,700,000        $ 2,000,000
Engineering, research and development           2,000,000          2,500,000
General and administrative                      2,200,000          3,000,000
Capital Purchases                                 100,000            300,000
Debt repayments (1)                               300,000          1,600,000
Legal dispute (2)                                  30,000          5,100,000
General Working Capital (3)                    (2,200,000)          (600,000)
                                              -----------        -----------
TOTAL                                         $ 4,330,000        $13,900,000
                                              ===========        ===========

(1) Principal payments on all of our outstanding debt and interest payable under our 10% convertible debentures is convertible into shares of our common stock.
(2) Legal dispute includes maximum settlement of $5,000,000 plus attorney fees with distributor that provided us with a demand for arbitration action .

(3) Our working capital requirements are impacted by our inventory requirements. Therefore, any increase in sales of our products will be accompanied not only by an increase in revenues, but also by an increase in our working capital requirements.


The continuation of our business is dependent upon obtaining further financing, market acceptance of our current products and any new products that we may introduce, the continuing successful development of our products and related technologies, and, finally, achieving a profitable level of operations.

The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.


                   APPLICATION OF CRITICAL ACCOUNTING POLICIES

Our consolidated financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management's application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions involved with the following aspects of our consolidated financial statements is critical to an understanding of our financials.

Going Concern

As at January 31, 2006, we had an accumulated deficit of $96,983,945. We have incurred recurring operating losses, and our net loss for the six months ended January 31, 2006 was $21,851,795. During the six months ended January 31, 2006, we used cash of $4,880,588 in operating activities. As of January 31, 2006, we had a stockholders' deficiency of $9,144,364 and we had working capital of $8,105,233.

During the six months ended January 31, 2006, we realized gross cash proceeds of $135,800 from financing activities. There can be no assurance that we will be able to draw down amounts under the restructured $100 million equity line of credit, as draw downs are subject to an effective registration statement filed with the SEC and it is uncertain whether a registration statement covering shares of our common stock would be declared effective during the period that the outstanding principal and accrued and unpaid interest under the 10% convertible debentures remain outstanding. These consolidated financial statements have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that our assets will be realized and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should we be unable to continue as a going concern.

Inventory

Inventory is carried at the lower of cost, determined on a weighted average cost method, and net realizable value. The determination of net realizable value is based on several assumptions and estimates. We provide an allowance that we consider to be reasonable for non-moving or slow moving inventory items and for items with expected future realizable value lower than cost. These assumptions and estimates may be inaccurate and may be revised.

The markets in which we compete are rapidly changing due to technological developments and increasing focus on automotive safety. Other companies offer products similar to those offered by us, and target the same customers as we do. Many of these companies have substantially greater financial, marketing and technical resources. We also anticipate that the competition within these markets will increase as demand for the products escalates. It is possible that new competitors or alliances among existing competitors may emerge and such competitors may rapidly acquire significant market share and make it difficult for us to sell our current inventory. All of these elements could reduce the net realizable value of our inventory.

Warranty Obligations

On an ongoing basis, we record our best estimate of our warranty obligations and product returns related to products sold. These estimates are made after the consideration of contractual warranty obligations and historical experience. Unforeseen events, including increased technological difficulties with products, could occur that have not been anticipated in estimating the warranty provision. Additional costs or estimates will be recognized as determinable.

Revenue Recognition

We recognize revenue when there is persuasive evidence of an arrangement, goods are shipped and title passes, collection is probable, and the fee is fixed or determinable. Customer acceptance is used as the criterion for revenue recognition when the product sold does not have an established sales history to allow management to reasonably estimate returns and future provisions. Provisions are established for estimated product returns and warranty costs at the time the revenue is recognized. We record deferred revenue when cash is received in advance of the revenue recognition criteria being met. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved. Engineering services revenue for the fiscal year were $0 (2004-$94,800 and 2003 -173,400).

Other Assets

Other assets are recorded at cost and are being amortized over five years on a straight line basis. Other assets are comprised of licenses to manufacture and sell TPMSs to the OEMs. On an ongoing basis, management assesses whether the expected net recoverable amount of the licenses exceeds the book value of the licenses. The net recoverable amount is determined on a projected cash flow basis, undiscounted at an appropriate rate. Our belief is based on an undiscounted cash flow analysis of management's current best estimate of projected annual sales to the passenger vehicle and light truck OEM market plus management's projected sales to the heavy truck OEM market. Although we expect to generate cash flow from sales to the OEM marketplace, it is possible that we will not generate cash flow from sales to the OEM marketplace in excess of net book value, or that we will generate cash flow from sales to the OEM market in future years after the other assets have been fully amortized.

Off-Balance Sheet Arrangements

We have not entered into any transaction, agreement or other contractual arrangement with an entity unconsolidated with us under which we have:

o     an obligation under a guarantee contract;

o a retained or contingent interest in assets transferred to the unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to such entity for such assets;

o an obligation, including a contingent obligation, under a contract that would be accounted for as a derivative instrument; or

o an obligation, including a contingent obligation, arising out of a variable interest in an unconsolidated entity that is held by, and material to, us where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging, or research and development services with us.

                             DESCRIPTION OF BUSINESS

Overview

We develop and market technically advanced TPMSs for the transportation and automotive industries that monitor tire pressure and tire temperature. Our TPMSs are designed for improved vehicle safety, performance, reliability and fuel efficiency. Although, 60% of our revenues in fiscal 2005 (76 % in fiscal 2004) were earned from the sale of TPMSs for passenger cars, sales of our bus, recreational, truck and motorcycle TPMSs increased as a percentage of our overall revenues. Based on market demand, we anticipate an increase in our total revenues and a continued increase in the percentage of our revenues from sales of our TPMSs for the bus, recreational, truck and motorcycle markets during fiscal 2006.

We have three wholly owned subsidiaries: SmarTire Technologies Inc., SmarTire USA Inc. and SmarTire Europe Limited. SmarTire Technologies Inc. was incorporated on June 3, 1988 under the laws of the Province of British Columbia, and was the original developer of our patented technology. SmarTire USA Inc., a Delaware corporation incorporated on May 16, 1997, is our exclusive marketing agency for SmarTire in North America. SmarTire Europe Limited, a United Kingdom corporation incorporated on February 25, 1998, is our exclusive sales and distribution operation for Europe.

We are a "foreign private issuer," as such term is defined in Rule 3b-4 under the Securities Exchange Act of 1934. However, we have elected to file Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K with the SEC.

We currently sell TPMSs for passenger cars, buses, recreational vehicles, trucks and motorcycles and our vision is to become a preeminent provider of wireless sensing and control systems for the vehicle industry. Our vision may be extended to three basic types of systems: sensing, control and system applications.

Sensing Applications

Our vision is to commercialize a wide array of sensors, compatible with our TPMSs for the vehicle industry. We developed a receiver module with Vansco that functions as a "wireless gateway" that we began shipping to customers in August 2005. This module can wirelessly receive signals from up to 256 new sensors in addition to signals from tire pressure sensors. The data from these sensors can then be placed on the vehicle bus or on a display module. This ensures that the driver, maintenance group or monitoring agencies have access to the sensor data as required. In addition to tire pressure monitoring, customers would have the ability to access far more data on their vehicle. This translates to a higher value proposition to the customer, while giving us the ability to sell more products.

Control Applications

A natural evolution of our product family is to use the "wireless gateway" module to not only receive signals from sensors but to act on the data received.

The basic premise is based on using sensors to interpret a condition and then have the "wireless gateway" module send a control signal to a device to perform a specified action based on the sensor output. For example, when the "wireless gateway" module receives data from a tire sensor it can control a "horn" to provide an audible warning, activate a lamp or provide information to a vehicle display control.

We are currently evaluating a number of other control applications.

System Applications

System applications are created by utilizing the information obtained from vehicle sensors to provide a total solution to the owner of a vehicle or fleet of vehicles. This means that the data generated by the sensors is gathered by the "wireless gateway" module and integrated with the overall maintenance and monitoring system utilized by the customer. This integration allows maintenance staff, owners and drivers to access all relevant sensor information and warnings.

Corporate History

We were incorporated under the laws of the Province of British Columbia as TTC/Truck Tech Corp. on September 8, 1987. We were initially formed to develop and market remote data sensing, transmission and processing products incorporating patented technologies to satisfy emerging market requirements in the transportation industry.

We were continued under the Business Corporations Act (Yukon Territory) effective February 6, 2003. As a result, our Memorandum and Articles that constituted our constitutional documents while we were a British Columbia company have been superseded and replaced by Articles of Continuance filed with the Yukon Registrar of Corporations under section 190 of the Business Corporations Act (Yukon Territory) and Bylaw No. 1, being a bylaw adopted by our Board of Directors relating generally to the transaction of the business and affairs of our company. Our continuance as a Yukon corporation was approved by special resolution adopted by our shareholders at the annual and extraordinary general meeting held on December 12, 2002. Effective December 10, 2004, we filed a Certificate of Amendment with the Yukon Registrar of Corporations to our Articles of Incorporation to increase the number of our authorized shares of common stock from 300,000,000 shares to an unlimited number of shares. On March 18, 2005, we filed articles of amendment to our articles of incorporation which set forth all the rights and preferences of the series A 5% convertible preferred stock.

We completed our initial public offering on the Vancouver Stock Exchange (now the TSX Venture Exchange) on September 11, 1989. On April 13, 1995, we changed our name to UniComm Signal Inc. On December 24, 1997, we changed our name to SmarTire Systems Inc. and effected a reverse stock split pursuant to which our common stock was consolidated on a 1 for 8 basis. On December 16, 1998, our common stock commenced trading on the NASDAQ Capital Market. On March 12, 1999, we voluntarily delisted our common stock from trading on the Vancouver Stock Exchange. On May 28, 2003, our common stock ceased trading on the NASDAQ Capital Market and is now quoted on the OTC Bulletin Board.

On December 6, 1996, we acquired the Low Tire Pressure Warning Division of EPIC Technologies, Inc. of Norwalk, Ohio. The assets that we acquired from EPIC Technologies included specialized testing equipment, patents and certain contractual rights, including the rights under a production program that EPIC had established with Ford Motor Company. Under that production program, the Low Tire Pressure Warning System that we acquired from EPIC Technologies was offered by Ford Motor Company as an option on Lincoln Continentals until the end of December 2001 when that particular model was discontinued.

Our acquisition of EPIC Technologies' Low Tire Pressure Warning Division accelerated our entry into the passenger car market. Recognizing the emerging demand for TPMSs in passenger cars and light trucks, we modified the new car version of the technology that we had acquired from EPIC Technologies for use in existing vehicles.

On April 20, 1998, we established a strategic alliance with TRW Inc., a large U.S.-based automotive parts supplier. The strategic alliance was founded on four agreements between the parties: an Equity Agreement, a Cooperation Engineering Agreement, an Original Equipment Manufacturer License Agreement and a Manufacturing Agreement. The agreements provided for joint engineering and development activities between the parties, and TRW was granted exclusive marketing and distribution rights for some of our products. In addition, TRW had exclusive rights in the original equipment market for any tire monitoring products that it developed jointly with us and we had exclusive rights in the automotive aftermarket.

Effective August 31, 2001, we restructured our strategic alliance with TRW. As a result of the restructuring, most of the agreements that we had entered into with TRW in 1998 were cancelled. However, TRW retained its equity position in our company. By ending our collaboration with TRW in product development and by providing that neither we nor TRW will have exclusive rights to any products, the restructuring effectively provided us with immediate access to all levels of the global automotive and transportation industries.

Effective August 31, 2001, we restructured our strategic alliance with TRW. As a result of the restructuring, most of the agreements that we had entered into with TRW in 1998 were cancelled. However, TRW retained its equity position in our company. By ending our collaboration with TRW in product development and by providing that neither we nor TRW will have exclusive rights to any products, the restructuring effectively provided us with immediate access to all levels of the global automotive and transportation industries.

In December 2002, we entered into an eight-year supply commitment letter for TPMSs to be offered as part of the OEM package on certain vehicles produced by Aston Martin. We are committed to supply the systems in response to purchase orders submitted by Aston Martin from time to time. Aston Martin initially installed TPMSs on the V12 Vanquish. In September 2004, Aston Martin began purchasing TPMSs for installation on its DB9 model that went into production in 2004. Aston Martin recently began purchasing TPMSs for installation on its V8 Vantage that went into production in 2005.

We completed the development and launch of our second generation TPMSs for the passenger car and light truck market during the fiscal year ended July 31, 2001. We introduced our motorcycle TPMSs for sale into the aftermarket in September 2002. In August 2004, we discovered that the sensor/transmitter may break during installation on the subset of motorcycle rims with curved rim surfaces when the strap is torqued to its required value. On September 14, 2004, we contacted the National Highway Traffic Safety Administration ("NHTSA") to determine if a Safety Defect and Non Compliance Report was required and we were advised that it was necessary. Our remedy for the defect was to recall 100% of affected sensor/transmitter items from the field and replace both recalled and inventory sensor/transmitters with sensor/transmitters previously manufactured by a different supplier that have been tested and known to use plastics that provide the required mechanical properties. Additionally we wish to ensure that transmitters are used only on rims with flat drop center wells (as originally designed for) and not curved. We took the following additional precautionary steps:

o we added improved warnings and instruction sheets to new product as well as product in inventory at dealers and distributors that clarify flat rim drop center well application only; and

o     we removed TPMSs on motorcycles with rims with curved drop center wells.

At the end of fiscal 2004, we estimated the cost of the recall to be $67,000. Recall costs incurred to the end of July 2005 were $46,897. We have made a provision in accounts payable for the additional $20,103 that we anticipate incurring. In addition, we developed a solution to enable us to sell our TPMSs on motorcycles with rims with curved drop center wells. We released this enhanced product during April 2005. To date, the response to the recall by our customers has been very positive. Although interest in the motorcycle product by existing and potential customers remains positive, it is difficult for us to predict what the volume of sales will be, as this will depend primarily on market acceptance.

In February 2003, we signed a manufacturing, co-marketing and development agreement with Hyundai Autonet Company, Ltd. (HACO) an established Korean automotive electronics supplier. Under this agreement, HACO and our company were to co-develop, manufacture and distribute tire monitoring products to HACO, original equipment vehicle manufacturers and the automotive aftermarket in Korea. The agreement provided for the payment to us by HACO of a total of $300,000 in fees, to cover the cost to develop a receiver and transmitter that could be used in the Korean and Japanese markets. Total payments of $232,500 have been made to date. The remaining $65,000 was payable upon the launch of these products in South Korea. We originally expected to receive an ongoing revenue stream through the sales of proprietary components to HACO beginning in early 2004. As at July 31, 2005, we had recorded an allowance for doubtful accounts of $35,700 as we had recognized engineering service revenue of $268,200 and we did not have a firm launch date. We are currently negotiating a final settlement with HACO as there is uncertainty as to whether the project will be completed. In addition, we are having ongoing discussions with HACO with regards to the marketing and co-development of TPMS.

In October 2003, we signed a contract manufacturing services agreement with HACO. Under the terms of the agreement, HACO was to manufacture our proprietary line of TPMSs for sale and distribution globally by SmarTire. HACO was purchased by Hyundai Motor Company and Siemens (one of our competitors). On November 21, 2005, we and HACO mutually terminated our contract manufacturing agreement. This termination was a result of HACO's acquisition by Hyundai Motor Company. The termination has not impacted our business nor were there any costs related to the termination.

As previously disclosed, we entered into a two-year agreement with Beijing Boom Technology Co. Ltd in October, 2003, to act as a "master distributor" of our TPMSs in mainland China. Although the agreement provided for a two-year term ending on October 9, 2005 and automatic renewal for successive one-year terms provided certain minimum purchase commitments were met, Beijing Boom Technology has not purchased a material amount of product during fiscal 2005 nor do we anticipate that they will purchase a significant amount of product in the future as they are experiencing difficulties penetrating the Chinese market.

On September 5, 2005 we achieved registration to ISO/TS 16949:2002, the quality management standard for the automotive and commercial vehicle industry industries. The certification applies to our design and manufacture of wireless sensing and control systems for the global transportation industry. We were registered to ISO/TS 16949:2002 by VCA, an organization with more than 30 years of automotive industry experience and a client base that includes the major North American automotive companies and many of their Tier 1 suppliers.

This registration positions us to meet the quality requirements of new and existing OEM customers. The cornerstone of the ISO/TS 16949:2002 registered system is achievement recognition of our ability to meet customer requirements throughout all levels of the organization. Registration to ISO/TS 16949:2002, provides confidence to automotive OEM customers that we have implemented processes to ensure robust and reliable systems that meet those requirements.

On October 12, 2005 we entered into a seven year Marketing and Distribution agreement with DANA through its Heavy Vehicle Technology and Systems Group. Under the contract DANA will market and sell SmarTire's tire monitoring systems to OEM customers throughout North America, Mexico, Australia and New Zealand. The companies will collaborate on marketing opportunities to meet the needs of their global customers and markets. DANA is a leading Tier I supplier in the design and manufacture of commercial vehicle drive train components for medium and heavy duty vehicles for sale to original equipment manufacturers and associated original equipment service and the independent aftermarket.

On November 21, 2005 we entered into a manufacturing agreement with Vansco. Under the agreement, Vansco will manufacture key subsystems for SmarTire's wireless gateway family of products. Vansco specializes in the design and manufacture of electronic, electro-mechanical and electro-hydraulic controls and instrumentation and offers engineering design expertise in system integration, hardware, software, wire harness and electronics packaging. Vansco was founded in 1978 by Ed and Terry Van Humbeck in Winnipeg, Canada. Focused on the global heavy equipment market, it has more than 1000 employees and more than $200 million in sales. With the recent addition of the Morton, Illinois, plant, Vansco will support its customer base from three North American plants and from a more recent acquisition of a plant in Forssa, Finland. Vansco provides global sales, applications engineering, design, manufacturing and service support. In 2004, Vansco was acquired by Kilmer Capital Partners and Borealis Private Equity. Vansco serves a strong customer portfolio of top-tier, OEMs, many of which are international leaders in their respective markets.

On November 21, 2005, we and HACO mutually terminated our contract manufacturing agreement. This termination was a result of HACO's acquisition by Hyundai Motor Company. The termination has not impacted our business nor were there any costs of termination.

Government Regulations

Our products are subject to regulation by the government agencies responsible for radio frequencies in each country that our TPMSs will be sold. For example, in the United States, approval must be received from the Federal Communications Commission for each product. Some countries require additional governmental approvals in certain circumstances. For example, in the United Kingdom, all electronic equipment to be installed in emergency and police vehicles must be approved by the Vehicle Installation Development Group, a governmental body. Also, as a practical matter, certain non-governmental approvals may be necessary for market acceptance of our products in certain countries. For example, the approval of TUV (an independent testing company) is considered necessary to market our TPMSs in Germany.

We believe that we have all of the necessary governmental approvals for our current TPMSs in our intended market countries. As each new TPMS is introduced to the market, we intend to apply for the necessary approvals.

During our fiscal year ended July 31, 2001, the United States government enacted the Transportation Recall Enhancement, Accountability, and Documentation Act of 2000, commonly known as the TREAD Act. This new legislation was implemented to address perceived safety concerns resulting from poor tire maintenance, tread separation and tire blowouts. The TREAD Act, among other things, requires that the NHTSA develop rules and regulations that require all new passenger cars, light trucks and multipurpose passenger vans sold after November 1, 2003 to have TPMSs installed as standard equipment. The TREAD Act requires that TPMSs must be capable of warning drivers if a tire is significantly under-inflated. The mandated rules and regulations were scheduled to be finalized in November 2001 for implementation in 2003.

In July 2001, NHTSA published and circulated a Notice of Proposed Rule Making that included provisions related to the tire monitoring requirements of the TREAD Act. The Notice of Proposed Rule Making outlined the parameters of systems that the NHTSA would consider compliant with the legislation and the proposed periods for complying with the regulations. Two forms of tire monitoring technologies were to be considered:

o Direct tire monitoring technologies are based on dedicated sensor/transmitters located within the cavity of the tire that are usually mounted on the wheel. The transmitter monitors and measures contained air pressure and temperature within each tire and wirelessly transmits this information to a receiver located in or around the instrument panel of the vehicle. Our products are an example of a direct system.

o Indirect tire monitoring technologies typically work with the vehicle's anti-lock brake system. Most indirect TPMSs compare each wheel's rotational speed with the rotational speed of other wheels. If one tire becomes significantly under-inflated while the others remain at proper pressure, the indirect system eventually detects the problem because that wheel's rotational speed is on average slightly higher than that of other wheels.

In the Notice of Proposed Rule Making, the NHTSA concluded that direct measurement systems have major advantages over indirect systems as they:

o actually measure the pressure in each tire and can detect when any tire or combination of tires is under-inflated, including when all tires are under-inflated;

o     operate while the vehicle is stationary;

o are highly accurate and can detect small pressure losses, some even as low as one pound per square inch;

o provide full time monitoring even when the vehicle is driven on bumpy roads, has mismatched tires or has a tire out of balance or alignment;

o do not need substantial time to calibrate the system and reduce the very real possibility for human error; and

o     can tell the operator which tire is under-inflated.

On May 31, 2002, the NHTSA issued part one of a two-part final rule. Part one established a new Federal Motor Vehicle Safety Standard that required a TPMS be installed in passenger vehicles and light trucks to warn the driver when a tire is below specified pressure levels. During the first year of the implementation schedule, beginning November 1, 2003, at least 10% of each auto manufacturer's total production was to be equipped with TPMSs. This requirement was to increase to 35% during the second year, 65% by the third and 100% after October 31, 2006.

Part one of the NHTSA final rule contemplated two compliance options during the period from November 1, 2003 to October 31, 2006. Under the first compliance option, a vehicle's TPMSs must alert the driver if one or more tires, up to four tires, are 25% or more under-inflated. Under the second compliance option, a vehicle's TPMSs must alert the driver if any of the vehicle's tires is 30% or more under-inflated. The second compliance option was adopted by the NHTSA because indirect TPMSs are currently not capable of meeting the stricter four-tire, 25% requirement under the first compliance option, and it was deemed appropriate to permit manufacturers to continue to use current indirect TPMSs while they work to improve those systems.

At the time that it issued the first part of its final rule, the NHTSA announced that it would closely monitor the performance of indirect measurement TPMSs under the second compliance option. We initially expected the NHTSA to issue the second part of its final rule on or before March 1, 2005, and, at that time, to announce whether indirect TPMSs based on anti-lock brake systems would be a permissible compliance option under the TREAD Act after October 31, 2006. However, due to the Court of Appeals ruling discussed below, we do not know whether indirect TPMSs based on anti-lock brake systems would be a permissible compliance option under the TREAD Act after October 31, 2006.

Three not-for-profit advocacy organizations, Public Citizen, Inc., New York Public Interest Research Group and The Center for Auto Safety filed a petition in United States Court of Appeals for the Second Circuit seeking review of the NHTSA's final rule. The Secretary of Transportation was named as the respondent in the matter, and the Alliance of Automobile Manufacturers was an intervener. On August 6, 2003, the United States Court of Appeals, Second Circuit, granted the petition for review, vacated the NHTSA's final rule, and remanded the matter to the NHTSA for further rulemaking proceedings in a manner consistent with the court decision.

The court stated that the NHTSA decision to adopt the second compliance option was both contrary to law and arbitrary, but that the adoption of the first compliance option was appropriate. In coming to this conclusion, the court found that, according to the rule-making record, the one-tire, 30% under-inflation standard contemplated by the second compliance option would allow automakers to install indirect TPMSs that fail to warn drivers in approximately half of the instances in which tires are significantly under-inflated, and that the four-tire, 25% under-inflation standard contemplated by the first compliance option would prevent more injuries, save more lives and be more cost-effective.

On September 10, 2004 the NHTSA issued a Notice of Proposed Rulemaking (NPRM) document defining their current position. Comments on the proposed rulemaking were to be received on or before 60 days after date of publication of the NPRM in the Federal Register. The NHTSA proposed a new Federal Motor Vehicle Safety Standard requirement for four tire, 25% under-inflation detection. The rule proposed requirements for covered vehicles manufactured on or after September 1, 2005.

On April 7, 2005 the NHTSA released their final rule. The NHTSA is proposing the lead time and phase in schedule described below.

Compliance with the final rule started on October 5, 2005. Subject to the special provisions discussed below, the phase-in schedule is as follows:

o 20% of a vehicle manufacturer's light vehicle production is required to comply with the standard during the period from October 5, 2005, to August 31, 2006;

o 70% must comply during the period from September 1, 2006 to August 31, 2007; and

o 100% of all light vehicles built on or after September 1, 2007 must comply.

However, the NHTSA has deferred vehicle manufacturers' compliance with the new system malfunction indicator light requirements until September 1, 2007. This requirement is discussed below.


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

The NHTSA has also decided to encourage early compliance by permitting carry-forward and carry-back credits. Vehicle manufacturers can earn carry-forward credits for compliant vehicles produced in excess of the phase-in requirements that are manufactured between April 8, 2005 and the conclusion of the phase-in. However, beginning September 1, 2007, all covered vehicles would be required to comply with the standard, without regard to any earlier carry forward credits. It will not be permissible for a dealer to install tires on a new vehicle that would take the vehicle out of compliance with the TPMS standard. With carry-back credits, manufacturers may defer compliance with a part or all of the certification requirements under the standard for the first period of the phase-in, provided they certify a correspondingly increased number of vehicles during the second period of the phase-in.

Special provisions related to the phase-in include:

o The NHTSA has excluded multi-stage manufacturers and alterers from the requirements of the phase-in and has extended by one year the time for compliance by those manufacturers (i.e., until September 1, 2008).

o The final rule also excludes small volume manufacturers (i.e., manufacturers producing less than 5,000 vehicles for sale in the U.S. market in one year) from the phase-in, requiring vehicles produced by such manufacturers to comply with the standard on September 1, 2007.

Requirements of the final rule are summarized as follows: New Federal Motor Vehicle Safety Standard 138 requires passenger cars, multi-purpose passenger vehicles, trucks, and buses with a gross vehicle weight rating of 4,536 kg (10,000 pounds) or less, except those with dual wheels on an axle, to be equipped with a TPMS to alert the driver when one or more of the vehicle's tires, up to a total of all four tires, is significantly under-inflated. Specifically, the TPMS must warn the driver when the pressure in one or more of the vehicle's tires is 25% or more below the vehicle manufacturer's recommended cold inflation pressure, or a minimum level of pressure specified in the standard, whichever pressure is higher. Under the new standard, if any tire drops below the standard's activation threshold, the TPMS is required to provide the low tire pressure warning by illuminating a yellow telltale within 20 minutes of additional travel within a speed range of 50-100 km/hr. This telltale must remain illuminated (and re-illuminate upon subsequent vehicle start-ups) until the under-inflation condition has been corrected.

Some additional details of the final rule are as follows:

o The TPMSs to be used would be required to include a system malfunction indicator (provided either by a separate telltale or a combined low tire pressure/malfunction indicator telltale) that would alert the driver in situations in which the TPMS is unable to detect low tire pressure. This malfunction indicator is required to detect incompatible replacement tires, as well as other system faults. Similar to the low tire pressure warning, the system is required to trigger a TPMS malfunction warning telltale within 20 minutes of additional travel within a speed range of 50-100 km/hr after such a malfunction occurs. This malfunction indicator light telltale must remain illuminated (and re-illuminate upon subsequent vehicle start-ups) until the TPMS malfunction has been corrected.

o A specific test course (i.e., the Southern loop of the tread wear test course, San Angelo, Texas), which is both objective and representative of a range of driving conditions, would be required to be used.

o The TPMSs would not be required to monitor the spare tire (if provided) either when it is stowed or when it is installed on the vehicle.

o For vehicles certified under the standard, vehicle manufacturers would be required to provide in the owners manual an explanation of the purpose of the low tire pressure warning telltale, the potential consequences of significantly under-inflated tires, the meaning of the telltale when it is illuminated, and what action the driver should take when the telltale is illuminated.

On June 6, 2005, a lawsuit was filed in the U.S. Court of Appeals for the District of Columbia by Public Citizen, the Goodyear Tire & Rubber Company, Bridgestone Firestone North American Tire, Cooper Tire & Rubber Co., Pirelli and the Tire Industry Association.

The plaintiffs allege that the NHTSA rule, issued in April 2005, doesn't require tire pressure monitoring systems to operate with replacement tires and that this is a dangerous omission given that an estimated 61 percent of passenger and 54 percent of light truck mileage occurs on replacement tires. Under the rule, a malfunction light will come on to alert motorists that the system is not working with the tires. The plaintiffs allege that not only would this undermine public confidence in the systems, but it would likely lead to consumers ignoring the warning light or having it disabled.

Our direct measurement TPMS generally exceeds the standard for tire pressure monitoring established by the NHTSA. We believe that auto manufacturers must accelerate their implementation plans in order to meet these new NHTSA regulations, which will create additional opportunities to market our products to OEMs in the automobile industry. In addition, although the TREAD Act only applies to passenger automobiles, we believe that other motor vehicles, including medium and heavy trucks, buses and motorcycles will be impacted by this legislation in subsequent years. We also believe that compliance with the TREAD Act by European, Japanese, Chinese and other automakers will accelerate the adoption of TPMSs globally.

It is difficult to predict the magnitude of the expected sales increase or the exact timing of the increase since our products will continue to face competition from other TPMSs manufactured by our competitors, and the timing of additional legislative initiatives on tire safety, if any, in the United States and abroad remains uncertain. We expect that as TPMSs become standard equipment for new passenger vehicles, demand for TPMSs as dealer installed options and aftermarket products will gradually decline.


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Strategic Relationships

Our strategy includes the establishment of alliances to assist in the development and marketing of our products and technologies. Key strategic alliances include:

Alligator Ventilfabrik GmbH. On December 10, 1999, we entered into an agreement to develop valve stem designs and tire monitoring electronic packaging for new market applications and new tire monitoring technologies with Alligator Ventilfabrik GmbH. Based in Giengen, Germany, Alligator currently supplies us with valve stems that allow the attachment of tire monitoring sensors inside the tire.

Vansco Electronics LP. On September 12, 2003, we entered into a development and supply agreement with Vansco. This agreement provided for the merging of Vansco's vehicle communication expertise with our proven radio frequency technology to create a high sensitivity, weatherproof, J1939 controller area network (CAN), chassis-mounted receiver. Vansco manufacturers this receiver for us.

GE Nova Sensor. In 2004, our application specific integrated sensor (ASIS) procurement strategy was refined to begin procuring the high and low pressure ASIS's from GE Novasensor.

DANA Corporation. On October 12, 2005 we entered into a seven year Marketing and Distribution agreement with DANA through its Heavy Vehicle Technology and Systems Group. Under the contract DANA will market and sell SmarTire's tire monitoring systems to OEM customers throughout North America, Mexico, Australia and New Zealand. The companies will collaborate on marketing opportunities to meet the needs of their global customers and markets. DANA is a leading Tier I supplier in the design and manufacture of commercial vehicle drive train components for medium and heavy duty vehicles for sale to OEMs and associated original equipment service and the independent aftermarket.

Vansco Electronics LP (Vansco). On November 21, 2005 we entered into a manufacturing agreement with Vansco. Under the agreement, Vansco will manufacture key subsystems for our wireless gateway family of products. Vansco specializes in the design and manufacturing of electronic, electro-mechanical and electro-hydraulic controls and instrumentation, and offers engineering design expertise in system integration, hardware, software, wire harness and electronics packaging. Vansco provides global sales, applications engineering, design, manufacturing and service support.

Products

Our active tire monitoring systems generally include several key components: pressure and temperature sensor/transmitters mounted inside the tires, a receiver module mounted either on the vehicle chassis and cab that collects the information from the sensor/transmitters wirelessly, and a display device that communicates tire temperature and pressure information, alert conditions and location of alerts to the driver. We have developed tire monitoring systems for the passenger car, motorcycle, recreational, bus and the commercial vehicle market sector.

Passenger Car

Using sophisticated in wheel sensors, advanced displays and state-of-the-art wireless technology, we have developed tire monitoring products for cars, light trucks, sport utility vehicles and multi purpose vans. We offer three display options to suit a variety of vehicles styles, dashboard configurations and consumer needs. Our full function displays can also be individually programmed to suit specific vehicle applications.

Our products come with four tire transmitters, one for each wheel position. The lightweight transmitter is secured on the wheel with a steel strap and is identified by colour coded rings on the tire valve. The transmitters are uniquely programmed to transmit to our receiver that has four colour-coded warning lights corresponding to the colour-coded valve rings. Installation of our transmitters should be done by qualified tire professionals.

Valve mount transmitters are also available for original equipment and car accessory applications.

We offer a basic display that provides two levels of pressure warnings to the driver in the event of pressure loss through both an audible alarm and a red illuminated light indicating the affected tire. For drivers wanting more detailed tire monitoring data, we offer a full function display or a full function remote display. These products offer digital pressure and temperature information through a fully programmable liquid crystal display ("LCD"). The full function displays automatically identify the nature and location of pressure or temperature irregularities and allows the driver to read the tire temperature and pressure status by scrolling through each tire position.

Motorcycle

Our TPMS for motorcycles acts as an early warning device by actively monitoring a motorcycle's tire pressure and temperature.

Our display is small, weatherproof and very easy to see. The ultra bright alert icon warns of a tire problem before it becomes dangerous.

Our strap mounted sensors use advanced wireless technology to transmit temperature and pressure data while the motorcycle is in motion. The sensors are light weight and do not affect the normal balancing of the tire.

The display can be mounted virtually anywhere on the bike in easy view of the rider.


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

Recreation Vehicles (RV) and Bus

SmarTire for RVs is a TPMS specifically designed to meet the unique needs of RVs. It constantly monitors your tires and warns of a tire problem before it becomes dangerous. Our high pressure sensor/transmitters are mounted securely to the rim using stainless steel straps.

The graphic display is mounted in view of the driver providing real-time tire information. If a problem occurs, both an audible and visual warning alerts the driver to the condition. Towed vehicle or trailer tires can be monitored by simply adding low pressure sensors to the wheels. In-wheel sensors constantly monitor tire pressure and temperature. Tire data is transmitted wirelessly to the receiver. The receiver can monitor up to 20 wheel positions and is able to handle the most complex RV and towed vehicle/trailer configurations.

The product is sold in both preconfigured kits for aftermarket installation as well as in bulk quantities to support OEMs.

Commercial Vehicles including Trucks and Trailers

The SmartWave brand will apply to all products developed under our wireless gateway architecture focused on the commercial vehicle industry. Under the SmartWave brand, the company will initially introduce three versions of its tire pressure and monitoring systems to meet the varying needs of fleet customers. The first version provides basic safety features, while the second includes additional functions that enable fleets to achieve savings in fuel and tire costs. The third product will provide off vehicle communications to fleets' service centers. It will also provide additional information such as tire history, diagnostic and prognostic information that we believe will further increase the value of the OEMs products to their customers. We are evaluating additional wireless sensing and control applications that will use the same architecture to provide value where traditional wired solutions are not competitive or are difficult to implement.

We believe SmartWave creates revenue generating opportunities for OEMs and their dealer channels. SmartWave is a wireless platform based on industry standard tools, service platforms and pre-defined system components that we believe will increase the OEMs value to their customers.

Product Development

Our technology provides drivers with real time information regarding tire pressure and temperature changes. This information provides the consumer and commercial markets with improved vehicle safety, performance and fuel economy. Our products have been engineered and designed for universal application. The sensor/transmitter can be installed on virtually any tire and wheel combination. Each sensor/transmitter contains a custom ASIS. A receiver unit and optional display modules mounted in the vehicle provides appropriate alarm indications with optional graphical readout.

The custom ASIS is a single micro-electronic package containing pressure and temperature sensing elements and a digital logic state machine that functions as the brains of the sensor/transmitter. This chip is robust in design, optimizes battery life and provides various modes of sensing and communicating that ensure faster transmission of data when problems occur. Packaged on a miniaturized circuit board with the ASIS are various components and our radio frequency technology. Using this wireless radio frequency technology, the data is transmitted through the tire to a remote receiver.

Our products feature transmitter options providing different installation choices for various automotive applications. A strap-mounted transmitter attached to the wheel offers the most universal installation for a wide range of tire and wheel assemblies. A valve-mounted transmitter attached to the base of the valve offers an adjustable, secure in-tire installation for specific wheel/rim profiles. Once installed, the sensor/transmitters do not require ongoing maintenance. The sensor/transmitters communicate to remote receivers and the data is displayed inside the vehicle. We have developed three display options for the aftermarket (basic, integrated full function and remote full function) as well as telltale lights, switch blanks and digital displays for OEM and port of entry applications.

We developed OEM passenger car solutions to support the level of demand that our management anticipates from potential customers in this market sector. The OEM transmitter features a 50% size and weight reduction over our current generation transmitter, as well as innovative new mounting options including bonding directly to the wheel as well as a more innovative valve mount approach. We are currently marketing our existing products to small and medium sized OEMs.

We introduced our motorcycle TPMSs for sale into the aftermarket in September 2002. We introduced a substantially improved second generation motorcycle TPMS at the Indy Motorcycle Dealers Show, held in Indianapolis, Indiana in mid-February 2004. During May 2004, this product became commercially available and we began shipping it to our customers. As discussed under "Corporate History" above, we encountered a component defect issue as well as an application issue with curved rims and initiated a recall in September 2004. We have corrected the component defect issue and are currently shipping TPMSs for motorcycles that address the issue of rims with curved drop center wells.

On September 12, 2003, we entered into a development agreement with Vansco Ltd. This agreement provides for the merging of Vansco's vehicle communication expertise with our proven radio frequency technology to create a high sensitivity, weatherproof, J1939 CAN, chassis-mounted receiver. The J1939 CAN is the most widely used communication standard in commercial vehicles today, allowing for multiplexing, receiving and transmitting of signals from various sources. When CAN technology is combined with our high pressure sensors, we anticipate that this joint development effort will result in a new TPMS targeted directly at OEMs of commercial trucks, buses, agricultural, construction and recreational vehicles. In November 2004, design validation testing and the initial pilot build of 300 units was completed. The product has completed design validation testing and has received regulatory radio approvals in Europe and North America. Production validation testing has now been completed. Vansco has now begun to manufacture the product for us. We currently sell this product to our lead customer for this product, Motor Coach Industries.


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

Our recreational vehicle and bus TPMSs consist of strap mounted transmitters mounted inside the tires, rugged receivers mounted in the cab or on the chassis, stand alone graphical displays or warning lights, and antennas mounted on the chassis. Our system can also be integrated with existing OEM in- vehicle displays.

On October 10, 2003 we entered into a Co-Marketing and Development Agreement with Haldex Brake Products Ltd., and a related Supply Agreement with Haldex. Under the terms of the Co-Marketing and Development Agreement, we were to engage in a joint development program to integrate our TPMSs with Haldex's brake systems, with the view to creating a commercial high pressure TPMS for marketing and resale by Haldex. We anticipated that any new products that result from our collaboration with Haldex would be targeted at both OEMs and aftermarket applications for trailers. As Haldex requested a hold in the joint development program until the end of October 2005 due to a lack of technical resources on their part and the fact that the agreement between our companies has changed scope considerably since we began this program, we have asked for a release from the current contract. Haldex has not yet provided us with the release.

During July 2004, we successfully completed the initial prototype test phase of a new battery-less tire pressure and temperature monitoring system. With the automotive industry in search of a tire monitoring technology that does not rely on batteries, we believe that our next generation of TPMSs could set a new standard. Current tire pressure monitoring systems use battery power to transmit pressure and temperature information from sensors inside the tires to a receiver located within the vehicle. Our new technology involves a passive sensor inside each tire that is energized by an antenna located within each wheel arch. It offers significant improvements over current battery powered tire monitoring technologies. Elimination of the battery in the sensor greatly reduces its weight, size and cost. Sensor life and reliability are increased and battery disposal issues are eliminated, creating an environmentally "green" solution. This new approach to tire monitoring allows tires to be rotated or changed without re-programming the system. It also tracks tire revolutions, a critical variable in predicting tire life. We have slowed our development of a battery-less system to focus our development on supplying products required in the commercial market.

Marketing

SmarTire USA and SmarTire Europe currently market our TPMSs in North America, Europe, South Africa and Australia.

As a result of the enactment of the TREAD Act, we substantially changed our marketing strategy to take advantage of OEM business for vehicles manufactured or imported into the United States. We expect that, as TPMSs become standard equipment for new passenger vehicles in the United States over the next few years, demand for TPMSs will increase on a worldwide basis.

The TREAD Act, which mandated tire monitoring for all new passenger cars, is accelerating the acceptance of wireless systems for the vehicle industry. We believe the convergence of wireless and wired networks will enable SmarTire's wireless technology to interface with existing wired vehicle networks, particularly in commercial vehicles including trucks, buses, recreational and off-road vehicles. We anticipate this legislation will be expanded to cover these vehicles. Based on discussions with our customers, including DANA, we forecast the use of wireless technology will rapidly expand from tire pressure monitoring to applications such as brake monitoring, alarm and security systems, vehicle maintenance and other sensing and control applications.

Our current marketing strategy focuses on sales of our TPMSs for OEM applications in the commercial, recreational and industrial markets. In approaching the OEM market, we expect to position ourselves as a wireless gateway system provider by providing multiple applications beyond TPMSs. Our strategy is to provide high quality products to the OEM market which incorporate the highest level of technology possible, at a competitive price. We also plan to supply the OEM aftermarket through strategic channel partnerships.

Competition

Tire monitoring products can generally be divided between two basic types: direct technology and indirect monitoring technologies. As described in the NHTSA's report, and discussed above under the heading "Description of Business - Government Regulations," direct tire monitoring technology such as that employed in our products currently provides substantial advantages over indirect monitoring technology. However, several of our competitors and potential competitors have long and established relationships with automobile OEMs and suppliers, which may make it difficult for us to compete in the OEM market. Additionally, automobile manufacturers may elect to develop their own TPMSs to comply with the TREAD Act.

Our main competitors with respect to direct TPMSs include the following:

o Schrader Bridgeport claims to be the world's largest producer of tire valves and tire-pressure measurement equipment with over $140 million in annual sales. Schrader has been in the passenger car TPMS market since 1996 and their systems have been used by various OEMs. As a transmitter supplier, Schrader has mainly teamed with separate receiver suppliers to acquire OEM contracts. Current TPMS business appears to be restricted to the passenger car OEMs.


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

o BorgWarner acquired BERU in February 2005. BERU previously acquired Doduco and its tire monitoring technology. The company has been supplying TPMSs primarily as an option to vehicle manufacturers based mainly in Germany. To our knowledge, the system requires the use of transmitters attached to the valve stem (inside the tire/wheel assembly), receiving antennas at each of the wheel wells, wiring harness for conveying data to the receiver and some form of in-dash display. This system has been developed primarily for the OEM market for passenger car applications. BorgWarner has recently started promoting a commercial vehicle TPMS.

o Pacific Industrial Co. Ltd., a Japanese company, has developed a product that measures the air pressure in each tire and sends the data to a receiver mounted inside a vehicle. The products are available on a few vehicles manufactured in Asia, some of which are imported into North America. We believe that Pacific Industrial's products resemble the BorgWarner approach to tire monitoring with additional antennas and wiring harnesses.

o TRW Automotive U.S. LLC is a producer of safety and security systems for the global automotive market. It supplies advanced technology products and services to the automotive markets. From December 1998 to August 2001, we and TRW jointly developed advanced tire monitoring technology and each has access to this technology, which encompasses some of our current products. During this period, we and TRW jointly developed a common application specific integrated sensor chip which we use for some of our existing products.

o Siemens Automotive AG is a producer and large supplier of high-tech automotive electronic systems. Siemens Automotive's product portfolio focuses on electronic modules and systems including anti-lock brake systems and airbag electronics. Siemens Automotive has entered the market and offers direct TPMSs to OEMs.

o Wabco is a producer of ABS braking products for the commercial vehicle industry. Wabco jointly developed their IVTM system with Michelin for commercial vehicles. The system consists of externally mounted wheel-fitted modules which regularly measure and transmit tire inflation pressure, via an electronic control unit, to an in-cabin dashboard display monitor. Equipped with visual and acoustic warning signals, the display can warn drivers of abnormally low tire pressure, slow leaks and punctures.

Indirect Competition

For passenger cars, there are several indirect monitoring or anti-lock brake systems, either available on the market or in prototype stages. To our knowledge, none of these prototype systems currently meet the proposed guidelines set out in the September 10, 2004 NHTSA's NPRM. Given the substantial advantages of direct monitoring technology, we do not believe that indirect monitoring technology will be a significant competitor in the short term. However, it is likely that the performance of indirect TPMSs will continue to improve, and they will likely benefit from the fact that they are the least expensive way of complying with TPMS standards for vehicles already equipped with anti-lock braking systems.

One potential future development that could affect the market for both passenger car and commercial vehicle tire monitoring is the development of a "smart chip." This is a computer chip that could transmit data and would be manufactured into tires. We believe that Goodyear and Bridgestone/Firestone have both completed some development of such a computer chip.

Raw Materials and Principal Suppliers

We contract the manufacture of our products to third parties. These manufacturers normally provide turnkey operations whereby the manufacturer is responsible for purchasing the component parts for our TPMSs. Presently, we purchase component parts and deliver them to our contract manufacturers. We also purchase component parts on our own account for engineering and prototype development purposes. Certain of the components and raw materials used in our products are difficult to obtain and/or require purchase commitments far in advance of the manufacturing date. At present, our relationships with our current suppliers are generally good and we expect that the suppliers will be able to meet the anticipated demand for our products through fiscal year 2006.

Dependence on Certain Customers

Due to the early stage development of the tire pressure market in general and for our Company, we are still dependent on major customers. During the first six months of fiscal 2006, we earned 80% of our revenue from three customers. During fiscal 2005 we earned 37% of our revenue from Aston Martin. We expect that this dependence will be reduced as we start to realize sales through our relationships with new customers and through our strategic alliances, including our alliance with DANA.

Proprietary Protection

Our intellectual property is important to protecting our competitive advantage and expanding our TPMS market share. We rely on a combination of patents, trade secret laws, confidentiality procedures and contractual provisions to protect our intellectual property.

We hold several patents for our current technologies, which are listed below:

o United States Patent 5,231,872 addresses the technology in our tire monitoring product. It was issued on August 3, 1993 and expires August 3, 2010.

o United States Patent 5,285,189 addresses the technology in our abnormal tire condition warning system. It was issued on February 8, 1994 and expires February 8, 2011. We purchased this patent from EPIC Technologies, Inc. in December 1996.


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

o United States Patent 5,335,540 addresses the technology in our tire monitoring product. It was issued on August 9, 1994 and expires August 9, 2011.

o United States Patent 5,559,484 addresses certain technology in our data logging tire monitor with condition predictive capabilities and integrity checking. It was issued on September 24, 1996 and expires September 24, 2013. We purchased this patent from EPIC Technologies in December 1996.

o United States Patent 5,945,908 addresses certain other technology in our data logging tire monitor with condition predictive capabilities and integrity checking. It was issued on August 31, 1999 and expires on August 31, 2016. We purchased this patent from EPIC Technologies in December 1996.

o United States Patent 6,357,883 addresses the technology for a wheel component with a cavity for mounting a housing for measurement apparatus. It was issued on March 19, 2002 and expires March 19, 2019.

o United States Patent 6,805,000 addresses the technology for a wheel component with a cavity for mounting a housing for measurement apparatus. It was issued on October 25, 2004 and expires October 25, 2021.

In addition to our patents, we also have access to a number of other patents under our license agreements with TRW. We restructured our strategic alliance with TRW effective August 31, 2001. As part of the restructuring, we received a royalty-free license from TRW to utilize technology developed during the term of the Cooperative Engineering Agreement that is patented, now or in the future, by TRW. We have granted a parallel royalty-free license to TRW.

Research and Development

We spent the following amounts on engineering, research and development activities during the fiscal years ended July 31, 2005, 2004 and 2003:

2005 - $3,297,011 ($1,949,078 excluding non-cash stock-based compensation expense)

2004 - $1,654,690

2003 - $1,177,935

We expect that our annual research and development expenses will continue to increase as we work to integrate our current products into vehicle platforms of various OEMs seeking to satisfy the needs of their customers and as we initiate work on new products that complement our wireless gateway strategy.

Costs of Compliance with any Environmental Laws

Although we are required to comply with environmental laws regarding the disposal of certain hazardous materials, the cost of compliance is not significant. While not required, we plan to become ISO 14001:2004 registered by the end of calendar 2006 (Environmental System Registration) to comply with the requests of our customers. We anticipate the cost of registration will be $100,000-$200,000.

Liability Insurance

Our business involves exposure to potential product liability risks that are inherent in our products. Although we have not experienced any product liability claims to date, any such claims may have a material adverse impact on us. See "Risk Factors - Risks Related To Our Business." Although we have product and directors and officers' liability insurance, there can be no assurance that our insurance coverage would be adequate in term and scope to protect us against material financial effects in the event of a successful claim. We currently do not carry commercial general liability insurance providing comprehensive product liability coverage in all instances. We may in the future obtain such insurance provided it can be obtained at reasonable prices.

Number of Total Employees and Number of Full-time Employees

At March 31, 2005, we had 49 full-time employees, two full-time temporary employees, one part-time employee and four consultants, 12 of who are in marketing, 29 of whom are in engineering, research and development and 15 of whom are administrative and executive personnel. There is no collective bargaining agreement in place.

Legal Proceedings

On April 21, 2005, Bristol Investment Fund, Ltd., a holder of our discounted debentures in the amount of $91,726, commenced a lawsuit in the Supreme Court of New York against us, essentially alleging that we wrongfully refused to honor its request to convert the debt into 9,268,875 shares of our common stock. The lawsuit sought an order compelling us to pay $4,393,360 plus interest from April 25, 2005 for damages and attorneys fees.


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

On January 5, 2006, we entered into a Settlement Agreement and Mutual Release with Bristol Investment Fund, Ltd. In connection with the Agreement and Mutual Release, we issued (i) a bank check in the amount of $228,000 payable to "Bristol Investment Fund, Ltd. representing $250,000, less $22,000 in Canadian withholding taxes"; (ii) 2,000,000 shares of our common stock (the "Bristol Shares") in certificates of 1,000,000 shares each; and (iii) an executed Stipulation of Discontinuance with prejudice. Bristol Investment Fund, Ltd. further agreed that no sale of the Bristol Shares will be made before January 16, 2006 and that no more than 1,000,000 of the Bristol Shares may be sold before February 16, 2006. Bristol Investment Fund, Ltd. further acknowledged that the discounted debenture has been paid in full and no further sums are due thereunder.

On January 30, 2006, Travel Technology Innovations LLC ("TTI") provided us with a demand for arbitration. TTI alleges we have breached the sales and distribution agreement with them dated March 14, 2005 by seeking to prematurely terminate the agreement in violation of its terms, thereby damaging TTI through lost profits. On March 21, 2006, TTI amended their claim from $1 million to an amount greater than $1 million but not more than $5 million. In light of the status of the case, which is in its initial phases, we cannot determine the likely outcome of this action or whether the arbitrators will grant TTI's claim.


                                   MANAGEMENT

Executive Officers and Directors

The following table shows the positions held by our board of directors and executive officers, and their ages as of March 31, 2006:

      Name                     Age     Position
      ----                     ---     --------
      Robert Rudman            58      Chairman of the Board
      Al Kozak                 56      President and Chief Executive Officer
      Jeff Finkelstein         45      Chief Financial Officer
      David Warkentin          48      Vice President, Sales and Marketing
      Shawn Lammers            38      Vice President, Engineering
      William Cronin           58      Director
      Martin Gannon            53      Director
      Johnny Christiansen      50      Director

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

William Cronin has been a director since June, 2001 and previously served as a director from November 17, 1995 to April 25, 1998. Since 1986, Mr. Cronin has been the owner of Madison Financial Services, a registered investment adviser firm located in Madison, Connecticut, specializing in tax, pension investing planning strategies and portfolio management.

Martin Gannon joined our company as a director on February 3, 2003. Mr. Gannon has been a Certified Public Accountant since 1973. He has been a partner and the vice president of the accounting firm of Barron Gannon & Co., P.C. since 1982. In his advisory role to his clientele, he has assisted companies from their inception to maturity.

Johnny Christiansen joined our company as a director on August 14, 2003. Mr. Christiansen resides in Norway and has served as a consultant for various private companies since 2003. He has a strong knowledge of our business and industry as he served as the President of SensoNor asa from 1999-2002. SensoNor is a Norwegian company and a leading provider of tire monitoring, airbag and rollover sensors for the automotive industry. During Mr. Christiansen's tenure as its President, SensoNor raised more than $100 million in financing and signed contracts for more than $400 million. Before 1999, Mr. Christiansen served as a director of various companies, including Davis AS, Kongsberg Norcontrol Systems, Norcontrol Training AS and Norcontrol Automation AS.

Robert Rudman has been a director since September, 1993. Mr. Rudman joined our company in March, 1993 as the Chief Financial Officer after serving as an independent financial consultant for several months. He was appointed Chief Executive Officer of our company on January 19, 1996, and served as President from January 19, 1996 to June 4, 1999, when he was appointed Chairman of the Board. Mr. Rudman was reappointed President of our company effective April 1, 2000. On June 30, 2005 he resigned as President and Chief Executive Officer and entered into a consulting agreement with our company. He is a Chartered Accountant with 15 years of experience assisting public companies listed primarily on the Vancouver Stock Exchange (now the TSX Venture Exchange). Prior to joining our company, Mr. Rudman was manager of a California-based sales contract financing firm. Previously, he was a partner in a consulting firm providing professional assistance to publicly traded companies. Mr. Rudman became a Chartered Accountant in 1974 and worked with Laventhol & Horwath and Price Waterhouse & Co. in Winnipeg, Manitoba.

Jeff Finkelstein was formally appointed as our Chief Financial Officer in October 2002. He is a Chartered Accountant and is responsible for all financial and related functions for our company, including finance, treasury, accounting, taxation, legal, management information systems and administration. Mr. Finkelstein was promoted to Acting Chief Financial Officer of our company in May 2002, and served as our controller since February 22, 1999. From 1996 to 1999, he served as controller of Golden Knight Resources Inc., a Toronto Stock Exchange listed public company, and Silver Standard Resources, a listed public company.

Al Kozak joined us as Chief Operating Officer on May 1, 2002. He was subsequently appointed to our Board of Directors on November 20, 2002. On June 30, 2005, Mr. Kozak was appointed as President and Chief Executive Officer. On August 29, 2005, Mr. Kozak voluntarily resigned as a director to increase the independence of the board. Mr. Kozak is a seasoned executive with strong operational management and business development experience in fast-paced, high growth, technology companies. From May 2000 to April 2001, Mr. Kozak was the President and founder of Siwash Ventures where he assembled an advisory board of senior executives from the Vancouver area to analyze and recommend investment and business development strategies to technology companies. From 1992 to 1998 he held the position of President with Digital Courier International, Inc., an industry extranet that networked over 7,000 radio stations, 1500 advertising and 400 production facilities. Following the sale by Digital Courier International of its assets and technology to Digital Generations Systems Inc. in 1998, Mr. Kozak was appointed by Digital Generations Systems as its VP, Marketing and Business Development and served in that capacity for two years.

Shawn Lammers has been with us since our inception in 1987. He currently serves as the Vice President Engineering and is responsible for the development of the patented remote sensing technology utilized in SmarTire's products. He has been the chief engineer in respect to the design, development and production of our passenger car tire monitoring system, the commercial vehicle tire monitoring system and the industrial equipment tire monitoring systems. He has developed software for MS-DOS, Windows, UNIX Workstations and Amiga platforms.

David Warkentin joined the Company on August 8, 2005, as Vice President of Sales and Marketing. During 2004 and 2005, Mr. Warkentin was the Vice President of Sales of Intrinsyc Software, a company that provides engineering services to wireless mobile device makers as well as licensable software for the wireless telephone handset market. From 2000 until 2004, Mr. Warkentin was the Director of Sales for Silent Witness Enterprises, a company that manufactures security cameras and digital video recorders targeted to the financial, educational and corrections markets. Also during 2000, Mr. Warkentin was the North American Sales Manager for Digital Dispatch Systems, and was responsible for a sales team selling mobile dispatch hardware and software solutions directly to end-users.

The directors of our Company are elected at each annual general meeting and hold office until the next annual general meeting or until their successors are appointed.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Involvement In Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons have been involved in any of the following events during the past five years:

o any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

o any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

o been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

o been found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Audit Committee Financial Expert

Our Board of Directors has determined that Martin Gannon, a member of the audit committee, qualifies as an "audit committee financial expert" as such term is defined by Regulation S-B of the Securities Exchange Act of 1934, as amended. Our Board of Directors has also determined that Mr. Gannon is independent as such term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the year ended July 31, 2005, all filing requirements applicable to our executive officers and directors and greater than 10% shareholders were complied with.

Code of Ethics

The Company has a Code of Business Conduct and Ethics Compliance Program which was approved and adopted by our Board of Directors on October 3, 2003.

Executive Compensation

The following table sets forth, for the years indicated, particulars of compensation awarded to, earned by or paid to:

o     our chief executive officer;

o each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed fiscal year and whose total salary and bonus exceeds $100,000 per year; and

o any additional individuals for whom disclosure would have been provided immediately above but for the fact that the individual was not serving as an executive officer of our company at the end of the most recently completed fiscal year; (the Named Executive Officers) are set out in the summary compensation table below.

During fiscal 2005, six individuals served as our executive officers at various times: Robert Rudman, Al Kozak, Jeff Finkelstein, Erwin Bartz, Shawn Lammers, and John Taylor-Wilson. Mr. Taylor-Wilson earned less than $100,000 in total salary and bonuses during fiscal 2005, and, therefore, is not considered a "Named Executive Officer."

                           Summary Compensation Table

=================================================================================================================================
                          SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------------------
                            Annual Compensation                             Long Term Compensation
---------------------------------------------------------------------------------------------------------------------------------
                                                                            Awards                         Payouts
---------------------------------------------------------------------------------------------------------------------------------
Name and                Year       Salary       Bonus          Other        Securities       Restricted    LTIP      All Other
Principal                                                      Annual       Underlying       Shares or     Payouts   Compensation
Position                                                       Compen-      Options/         Restricted
                                                               sation(1)    SARs
                                                                            Share
                                                                            Granted
                                                                            Units
                                                                            (#)
---------------------------------------------------------------------------------------------------------------------------------
Robert Rudman           2005       $215,568     $67,417(2)     $0           5,840,000        $0            $0        $49,847(3)
Chairman                2004       $217,478     $0             $0           1,079,500        $0            $0        $0
(Former                 2003       $194,543     $0             $0             232,000        $0            $0        $0
President and
Chief
Executive
Officer)
---------------------------------------------------------------------------------------------------------------------------------
Al Kozak                2005       $177,162     $44,495(4)     $0           4,540,000        $0            $0        $0
President and           2004       $164,983     $0             $0             683,000        $0            $0        $0
Chief                   2003       $147,585     $0             $0             111,000        $0            $0        $0
Executive
Officer
(Former Chief
Operating
Officer)
---------------------------------------------------------------------------------------------------------------------------------
Jeff                    2005       $125,748     $30,338(5)     $0           3,000,000        $0            $0        $0
Finkelstein             2004       $ 97,490     $0             $0             329,610        $0            $0        $0
Chief                   2003       $ 82,788     $0             $0              70,000        $0            $0        $0
Financial
Officer
---------------------------------------------------------------------------------------------------------------------------------
Erwin Bartz             2005       $130,053     $88,991(5)     $0           3,000,000        $0            $0        $0
Vice-                   2004       $121,113     $0             $0             390,000        $0            $0        $0
President,              2003       $108,341     $0             $0              55,000        $0            $0        $5,826(6)
Product
Management
---------------------------------------------------------------------------------------------------------------------------------
Shawn Lammers           2005       $120,452     $30,338(5)     $0           3,000,000        $0            $0        $0
Vice-                   2004       $108,739     $0             $0             332,600        $0            $0        $0
President,              2003       $ 94,589     $0             $0              15,100        $0            $0        $0
Engineering
=================================================================================================================================


* The average of the closing foreign exchange rates for fiscal 2005, as calculated by using the reported daily rates posted by the Federal Reserve Bank of New York, was CDN$1.2418 to every US$1.00. For the purposes of this table, executive compensation paid in Canadian currency to the Named Executive Officers has been converted into United States currency at the rate of CDN$1.2418 to every US$1.00

(1) The value of perquisites and other personal benefits, securities and property for the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus is not reported herein.

(2) Represents the market value of 2,247,244 common shares issued as a stock bonus.

(3) Represents consulting fees of $20,000 earned after Mr. Rudman's resignation as President and Chief Executive Officer and $29,847 in vacation pay paid.

(4) Represents the market value of 1,483,181 common shares issued as a stock bonus.

(5) Represents the market value of 1,011,260 common shares issued as a stock bonus.

(6) Mr. Bartz earned sales commissions of $5,826 in fiscal 2003.

The following table sets forth for each of the Named Executive Officers certain information concerning stock options granted to them during fiscal year 2005. We have never issued stock appreciation rights. We grant options that generally vest immediately at an exercise price equal to the fair market value of a share of common stock as determined by its closing price on the OTC Bulletin Board. Until May 28, 2003, the exercise price was determined by its closing price on the Nasdaq Capital Market. The term of each option granted is generally five years from the date of grant. Options may terminate before their expiration dates if the optionee's status as an employee is terminated or upon the optionee's death or disability.

Options/SAR Grants in the Last Fiscal Year


                          Number of Securities       % of Total
          Name                 Underlying        Options/SARS Granted       Exercise Price      Expiration Date
                          Options/SARS Granted     to Employees in            ($/share)
                                   (#)               Fiscal Year
-----------------------------------------------------------------------------------------------------------------
Robert Rudman                   5,840,000                14.41%                  $0.03          December 19, 2009

Al Kozak                        4,540,000                11.20%                  $0.03          December 19, 2009

Erwin Bartz                     3,000,000                 7.40%                  $0.03          December 19, 2009

Shawn Lammers                   3,000,000                 7.40%                  $0.03          December 19, 2009

Jeff Finkelstein                3,000,000                 7.40%                  $0.03          December 19, 2009



The following table sets forth for each Named Executive Officer certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of July 31, 2005. The values for "in-the-money" options are calculated by determining the difference between the fair market value of the securities underlying the options as of June 30, 2005 ($0.142 per share) and the exercise price of the individual's options. No Named Executive Officer exercised options during fiscal 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values



Name                    Shares        Value        Number of Securities           Value of Unexercised
                     Acquired on     Realized     Underlying Unexercised      In-the-Money Options/SARs at
                     Exercise (#)       ($)     Options/SARs at FY-End (#)             FY-End ($)

                                                 Exercisable/Unexercisable      Exercisable/Unexercisable
---------------------------------------------------------------------------------------------------------
Robert Rudman            None          None             7,409,000                        747,520

                                                        7,409,000                   None Exercisable
                                                      Exercisable

Al Kozak                 None          None             5,466,000                        581,120

                                                        5,466,000                   None Exercisable
                                                      Exercisable

Erwin Bartz              None          None             3,555,000                        384,000

                                                        3,555,000                   None Exercisable
                                                      Exercisable

Shawn Lammers            None          None             3,392,700                        384,000

                                                        3,392,700                   None Exercisable
                                                      Exercisable

Jeff Finkelstein         None          None             3,417,200                        384,000

                                                        3,417,200                   None Exercisable
                                                      Exercisable



Employment Contracts and Termination of Employment and Change in Control Arrangements

Effective August 1, 1999, our Board of Directors approved a new management agreement with Shawn Lammers, which calls for payment of a base salary of CDN$120,000 (approximately $103,000) per annum subject to increase from time to time plus incentive compensation as determined by our incentive compensation plan. Effective August 1, 2000, Mr. Lammers' salary was increased to CDN$127,200 (approximately $110,000) per annum. Effective August 1, 2001, Mr. Lammers' salary was increased to CDN$135,000 (approximately $116,000) per annum. Effective August 1, 2002, Mr. Lammers' salary was increased to CDN$141,000 (approximately $122,000) per annum. Effective August 1, 2003, Mr. Lammers' salary was increased to CDN$145,000 (approximately $125,000) per annum. Effective December 6, 2003, Mr. Lammers' salary was increased to CDN$152,000 (approximately $131,000) per annum. Effective January, 1, 2006, Mr. Lammers' salary was increased to CDN$155,496 (approximately $134,000) per annum. Our incentive compensation plan expired on July 31, 2002. The agreement with Mr. Lammers requires us to pay a termination allowance in the event of the termination of Mr. Lammers' employment other than for just cause. The termination allowance is equal to the annual salary. On February 3, 2005 we amended Mr. Lammers' management agreement whereby in the event that the employment of Mr. Lammers is terminated within 12 months of an acquisition, hostile takeover or merger, and the termination is without cause, we, at our option, will either (i) pay upon termination an amount equal to the salary payable to Mr. Lammers of one year from the date of termination plus one month for each year of employment up to a maximum of two years or (ii) pay upon termination an amount equal to the salary payable on the termination date.

Effective January 3, 2001, our Board of Directors approved a new management agreement with Erwin Bartz, our former Vice President of Business Development since August 2003, that called for the payment of a base salary of CDN$150,000 (approximately $129,000) per annum subject to increase from time to time plus incentive compensation as determined by our incentive compensation plan. Effective August 1, 2001, Mr. Bartz's salary was increased to CDN$155,000 (approximately $134,000) per annum. Effective August 1, 2002, Mr. Bartz's salary was increased to CDN$161,500 (approximately $139,000) per annum plus a commission based on sales to and margins in the passenger car vehicle market. This commission plan was not continued into fiscal 2004. Our incentive compensation plan expired on July 31, 2002. The agreement with Mr. Bartz requires us to pay a termination allowance in the event of the termination of Mr. Bartz's employment other than for just cause. The termination allowance is equal to the annual salary. On March 24, 2006, we terminated Mr. Bartz and agreed to pay a termination allowance of one year's salary. We also agreed to provide Mr. Bartz with twelve months from March 24, 2006 to exercise his stock options.

Effective May 1, 2002, our Board of Directors approved a new management agreement with Al Kozak, which calls for payment of a base salary of CDN$220,000 (approximately $190,000) per annum subject to increase from time to time plus incentive compensation as determined by our incentive compensation plan. Our incentive compensation plan expired on July 31, 2002. The agreement with Mr. Kozak requires us to pay a termination allowance in the event of the termination of Mr. Kozak's employment except for just cause. The termination allowance is equal to the annual salary. On February 3, 2005 we amended Mr. Kozak's management agreement whereby in the event that the employment of Mr. Kozak is terminated within 12 months of an acquisition, hostile takeover or merger, and the termination is without cause, we, at our option, will either (i) pay upon termination an amount equal to the salary payable to Mr. Kozak of one year from the date of termination plus one month for each year of employment up to a maximum of two-and-a-half years or (ii) pay upon termination an amount equal to the salary payable on the termination date. On June 30, 2005, Mr. Kozak was elected by our Board of Directors as our new President and Chief Executive Officer. On August 29, 2005 Mr. Kozak voluntarily resigned as a director to increase the independence of the board. Effective January, 1, 2006, Mr. Kozak's salary was increased to CDN$231,000 (approximately $199,000) per annum.

Effective October 23, 2002, our Board of Directors approved a management agreement with Jeff Finkelstein, which calls for the payment of a base salary of CDN$120,000 (approximately $103,000) per annum subject to increase from time to time. Effective August 1, 2003, Mr. Finkelstein's salary was increased to CDN$130,000 (approximately $112,000) per annum. Effective December 6, 2004, Mr. Finkelstein's salary was increased to CDN$170,000 (approximately $138,000) per annum. Effective January, 1, 2006, Mr. Finkelstein's salary was increased to CDN$175,540 (approximately $151,000) per annum. This agreement with Mr. Finkelstein requires us to pay a termination allowance in the event of the termination of Mr. Finkelstein other than for just cause. The termination allowance is equal to the annual salary.

On February 3, 2005 we amended Mr. Finkelstein's management agreement whereby in the event that the employment of Mr. Finkelstein is terminated within 12 months of an acquisition, hostile takeover or merger, and the termination is without cause, we, at our option, will either (i) pay upon termination an amount equal to the salary payable to Mr. Finkelstein of one year from the date of termination plus one month for each year of employment up to a maximum of two-and-a-half years or (ii) pay upon termination an amount equal to the salary payable on the termination date.

Effective March 31, 2003, as a temporary measure to help preserve our working capital, each of the Named Executive Officers verbally agreed to a 20% reduction in the cash that he may receive as his base salary under his management agreement. We agreed to periodically issue shares of our common stock to each of the Named Executive Officers to make up the balance of the base salary that he would otherwise be entitled to receive in cash. On July 18, 2003, the 20% in salary that we had withheld since March 31, 2003 was paid in cash to the Named Executive Officers and the 20% reduction in cash was cancelled.

Effective August 11, 2003, our Board of Directors approved a management agreement with John Taylor-Wilson that calls for payment of a base salary of CDN$140,000 (approximately $121,000) per annum plus quarterly commissions ranging from 5% to 100% of the base salary amount if certain predetermined performance criteria in connection with his duties as Vice President Sales and Marketing are met. Pursuant to the agreement, we also issued to Mr. Taylor-Wilson a total of 450,000 stock options pursuant to our 2002 Stock Incentive Plan (Non-U.S.), exercisable for five years at an exercise price equal to 115% of the 10 day average closing price for our common stock as at August 13, 2003. Mr. Taylor-Wilson was terminated on October 14, 2004 and we paid him severance of CDN$32,308 (approximately $26,000).

On June 30, 2005, Robert Rudman resigned from his position as our President and Chief Executive Officer. He remains Chairman of our Board of Directors and has entered into a consulting agreement, dated as of June 30, 2005, with us. Pursuant to the consulting agreement, Mr. Rudman will provide certain specified consulting services to us for a monthly fee of $20,000. The consulting agreement will terminate on June 30, 2006 unless renewed by mutual agreement of the parties.

Effective August 8, 2005, the Company's Board of Directors approved a management agreement with David Warkentin, which calls for payment of a base salary of CDN$130,000 (approximately $112,000) per annum plus quarterly commissions ranging from 5% to 100% of the base salary amount if certain predetermined performance criteria in connection with his duties as Vice President Sales and Marketing are met. Mr. Warkentin may, with the approval of the Company's compensation committee, elect to receive his salary, commission and termination allowance, if any, in such number of Common Shares as will be determined based on the five day average closing price for the Company's Common Shares. Pursuant to the agreement, the Company also issued to Mr. Warkentin a total of 2,000,000 stock options pursuant to the Company's 2004 Stock Incentive Plan (Non-U.S.), exercisable for five years at an exercise price equal to $0.16. Such options will vest over two years at an exercise price per share equal to $0.16 per share. Fifty percent of the options granted will vest one year from the date of the option agreement and the remaining fifty percent will vest two years from the date of the option agreement. The options will terminate, to the extent not previously exercised, five years after the date of the option agreement.

The agreement is subject to the following termination provisions:

In the event of Mr. Warkentin's termination for any reason other than for just cause after three months and within six months of the effective date of the management agreement, we must either continue to pay Mr. Warkentin's salary and provide benefits until three months from the date of termination or pay three months' salary in lieu of notice. In the event of termination for any reason other than for just cause six months after the effective date of the management agreement, but within twelve months of the effective date of the management agreement, we must either continue to pay Mr. Warkentin's salary and provide the benefits until six months from the date of termination or pay six months' salary in lieu of notice. In the event of termination for any reason other than for just cause twelve months after the effective date of the management agreement, but within twenty-four months of the effective date of the management agreement, we must either continue to pay Mr. Warkentin's salary and provide the benefits until nine months from the date of termination or pay nine months' salary in lieu of notice. In the event of termination for any reason other than for just cause twenty-four months after the effective date of the management agreement, we must either continue to pay Mr. Warkentin's salary and provide the benefits until twelve months from the date of termination or pay twelve months' salary in lieu of notice. Any stock options that have been granted but that have not yet vested shall immediately terminate, and vested options may be exercised for a period of 30 days only after the final payment.

Notwithstanding anything else in the management agreement, in the event that Mr. Warkentin's employment is terminated within eighteen months of an acquisition, a hostile takeover or a merger and the termination is without cause, we must either continue to pay the salary under the management agreement and provide benefits until the termination date or pay upon termination an amount equal to the salary payable to the termination date in lieu of notice. Any stock options that have been granted but that have not yet vested shall immediately vest at the date of the final payment of termination amounts, and may be exercised for a period of 30 days only after the final payment.

Other than as discussed above, we have no plans or arrangements in respect of remuneration received or that may be received by Named Executive Officers of our company in fiscal 2005 to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control, where the value of such compensation exceeds $100,000 per Named Executive Officer.

OTHER COMPENSATION PLANS APPLICABLE TO DIRECTORS AND EXECUTIVE OFFICERS

Directors and executive officers have received from time to time incentive stock options to purchase Common Shares as awarded by the Board of Directors in consultation with the Compensation Committee.

Effective November 2, 2004 the Company revised its formal directors' compensation policy whereby directors are compensated for all meetings that they attend in person at the rate of $1,500 per day, which includes travel time to and from each meeting, and for all meetings that they participate by teleconference or other electronic means at the rate of $500 per day. Directors who participate in a meeting of any committee of the Board of Directors are entitled to compensation at the rate of $500 per day for attendance in person, and at the rate of $300 per day for participation by teleconference or other electronic means. Such fees are payable only if the meeting of the Board or of a committee of the Board, as the case may be, is more than one-half hour in duration. Directors are also entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors.

Effective March 27, 2005 the Company supplemented its formal directors' compensation policy whereby effective for fiscal 2006 year, non-employee directors are paid $35,000 as a base retainer, $5,000 for acting as a member of a committee, $10,000 for acting as the chair of a committee, $15,000 for acting as the chair of the audit committee and $50,000 for acting as the chairman of the Board of Directors.

The Company's Board of Directors may award special remuneration to any director undertaking any extraordinary services on behalf of the Company other than services ordinarily required of a director. Other than as indicated below, no director received and/or accrued any compensation for his services as a director, including committee participation and/or extraordinary assignments.

There are no arrangements or plans in which the Company provides pension, retirement or similar benefits for directors or executive officers.

Stock Incentive Plans

We have adopted 12 formal stock incentive plans, two of which were approved by our shareholders at our 1998 Annual General Meeting, two of which were approved at our 2000 Annual General Meeting, two of which were adopted at our 2002 Annual General Meeting, two of which were adopted by our Board of Directors on August 11, 2003, one of which was adopted by our Board of Directors on December 17, 2004, one of which was approved by our shareholders at our 2004 Annual General Meeting, one of which was adopted by our Board of Directors on December 8, 2005 and one of which was approved by our shareholders at our 2005 Annual General Meeting. Five of the stock incentive plans provide for awards to eligible employees of our company or of any related entity who are resident in the United States and/or subject to taxation in the United States; the other five stock incentive plans provide for awards to all other eligible employees of our company or of any related entity.

On December 8, 2005, our Board of Directors approved an additional formal stock incentive plan (the "2005 Non-US Stock Incentive Plan") that provides for the granting to eligible employees such incentive awards as the Board of Directors or a committee of the Board of Directors appointed to administer the 2005 US Stock Incentive Plan may from time to time approve, provided that (i) the awards may consist of (A) shares of common stock or cash, or a combination of shares of common stock, cash or other securities, earned in whole or in part upon the attainment of performance criteria that may from time to time be established by the Board of Directors or by a committee of the Board of Directors, or (B) stock options, stock appreciation rights, restricted stock and/or certain other rights and benefits; and (ii) the maximum number of shares of common stock that will be issuable pursuant to all awards granted under the 2005 Non-US Stock Incentive Plan is 25 million.

On December 9, 2005, our shareholders approved an additional formal stock incentive plan (the "2005 US Stock Incentive Plan") that provides for the granting to eligible employees such incentive awards as the Board of Directors or a committee of the Board of Directors appointed to administer the 2005 US Stock Incentive Plan may from time to time approve, provided that (i) the awards may consist of (A) shares of common stock or cash, or a combination of common stock, cash or other securities, earned in whole or in part upon the attainment of performance criteria that may from time to time be established by the Board of Directors or by a committee of the Board of Directors, or (B) stock options, stock appreciation rights, restricted stock and/or certain other rights and benefits; and (ii) the maximum number of shares of common stock that will be issuable pursuant to all awards granted under the 2005 US Stock Incentive Plan is 10 million.

To date, we have granted to directors, officers, employees and consultants incentive stock options to purchase shares of our common stock subject to and in accordance with the prevailing policies of the stock exchange on which our shares were then listed. Options are granted based on the assessment by our Board of Directors and/or compensation committee of the optionee's past and present contribution to our success. These options are not transferable and are exercisable from the date granted until the earliest of (i) such number of years (up to 10 years) from the date of the grant, or (ii) such number of days following the death of the optionee as is specified in each optionee's option agreement.

Other than the management agreements, the advisory agreements and the stock incentive plans discussed herein, we presently have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned on March 31, 2006 by:

o each person who is known by us to beneficially own 5% or more of our common stock;

o     each of our directors and named executive officers; and

o     all of our directors and named executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.


                                                         Amount and
              Name and Address of                        Nature of
                Beneficial Owner                         Beneficial
                                                           Owner          Percent of Class
-------------------------------------------------       ------------      ----------------
William Cronin
180 Concord Drive                                       2,929,746(2)               *
Madison, Connecticut, USA 06443

Martin Gannon
1275 Post Road                                          2,685,000(3)               *
Fairfield, Connecticut, USA 06824

Johnny Christiansen
Spurvestien 24                                          2,050,000(4)               *
3189 Horten, Norway

Robert Rudman
4100 North Ocean Drive, Suite 401, Singer              11,020,411(5)            3.65%
Island, West Palm Beach, Florida, USA 33404

Al Kozak
25841 116 Avenue                                        6,949,181(6)            2.31%
Maple Ridge, BC V4R 1Z6

Jeff Finkelstein
3460 Regent Street                                      4,434,210(7)            1.49%
Richmond, BC V7E 2N1

Shawn Lammers
3460 Regent Street                                      4,385,479(8)            1.47%
Richmond, BC V7E 2N1

David Warkentin                                                 0                  *
20580 Powell Ave.
Maple Ridge, B.C. V2X 3G1

Directors and Executive Officers as a Group            34,454,027(9)           10.58%



* Represents less than 1% of our outstanding stock

(1) Based on 293,121,513 shares of common stock issued and outstanding as of March 31, 2006. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

(2) Includes options to acquire up to 2,842,500 shares of common stock exercisable within 60 days.

(3) Includes options to acquire up to 2,675,100 shares of common stock exercisable within 60 days.

(4) Includes options to acquire up to 2,050,000 shares of common stock exercisable within 60 days.

(5) Includes 10,257 shares of common stock owned by Mr. Rudman's wife. Mr. Rudman has sole voting and dispositive power over such shares. Includes options to acquire up to 8,741,500 shares of common stock exercisable within 60 days.

(6) Includes options to acquire up to 5,466,000 shares of common stock exercisable within 60 days.

(7) Includes options to acquire up to 3,417,200 shares of common stock exercisable within 60 days.

(8) Includes options to acquire up to 3,372,700 shares of common stock exercisable within 60 days.

(9) Includes options to acquire up to 32,120,000 Common Shares exercisable within 60 days.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change of control of our company, other than the conversion of our outstanding convertible debentures and the exercise of our outstanding warrants in certain circumstances.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as listed below, we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds or equals $60,000, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holders, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Mr. Christiansen, a director of our company is a principal in Visionaire AS. During the six months ended January 31, 2005, we incurred expenses of $60,000 for a research report prepared by Visionaire AS on various sensor applications.

The promoters of our company are our directors and officers.

                            DESCRIPTION OF SECURITIES

Our authorized capital stock consists of an unlimited number of shares of common stock, no par value, and 100,000 shares of preferred stock, no par value. Of the preferred stock, 25,000 shares have been designed as series A 5% convertible preferred stock. We have assumed that the holders of the convertible debentures will convert substantially all of the outstanding principal and interest under the $30 million 10% convertible debentures during their three year term. If the holders convert all of the $30 million in outstanding principal, we would be required to issue to such holders at least 266,666,667 shares of common stock, assuming a fixed conversion price of $0.1125. We estimate that conversion of all of the interest could result in the issuance of an additional 40 million to 50 million shares of our common stock. We believe that the conversion of principal and interest on the 10% convertible debentures will result in the issuance of approximately 300 million to 350 million shares of our common stock. We are confident that we will execute on our business plan to stimulate profitability through rapid growth, whether organically or through acquisitions or strategic partnerships. We believe that despite dilution that will arise from conversion of the 10% convertible debentures, our stock price will increase above the fixed conversion price of $0.1125 and adjustments to the conversion price of the 10% convertible debentures, as described above, will not be required. However, we acknowledge that we may not be able to fully execute our business plan for the reasons discussed in this registration statement, and also realize that the price of our common stock may fluctuate as a result of risks entirely outside of our control, such as fluctuating interest rates and that we have no control over the timing of a holder's decision to convert principal and interest under the 10% convertible debentures. For these reasons, we have assumed that the price of our common stock could be lower than the fixed conversion price of $0.1125 when conversion of the 10% convertible debentures occurs, which would require us to issue a greater number of shares of our common stock. We agreed to register 850 million shares of our common stock because we have experienced volatility in the price of our common stock, and as a result of the risks described above and elsewhere in this registration statement, we may be required to issue shares of our common stock at a price that may be potentially lower than the assumed conversion price of $0.1125.

As of April 11, 2006, we are obligated to issue an aggregate of 1,440,065,827 shares of common stock under all of our outstanding securities and commitments. The breakdown of such issuances is as follows:

o     Per this prospectus: 1,372,813,284 shares

o Outstanding warrants: 64,888,141 (less 63,750,000 shares being registered per this prospectus)

o     Outstanding stock options: 66,114,402

As of March 31, 2006, there were issued and outstanding:

o     293,121,513 shares of common stock;

o 25,000 shares of series A 5% convertible preferred stock, currently convertible into 400 million shares of common stock;

o stock options to purchase 67,812,802 shares of common stock at an average weighted per share price of $0.12; and

o warrants to purchase 64,888,141 shares of common stock at a weighted average per share price of $0.16.

The following summary of the material provisions of our securities, articles of incorporation and by-law is qualified by reference to the provisions of our articles of incorporation and by-law and the forms of securities included as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The holders of our common stock are entitled to one vote per share. The holders of common stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds. Upon a liquidation, dissolution or winding-up, the holders of common stock are entitled to share pro rata in any distribution of our assets after payment of liabilities. The holders of our common stock have no pre-emptive rights. There are no conversion, redemption, sinking fund or similar provisions regarding our common stock.

Holders of shares of our common stock are subject to rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks." Please refer to "Risk Factors - Risks Related to Our Common Stock" for more information regarding transactions in "penny stocks."

Series A 5% Convertible Preferred Stock

On March 22, 2005, we entered into an Investment Agreement with Cornell Capital Partners, L.P. in which we sold an aggregate of $4 million of our series A 5% convertible preferred stock, no par value. $2.85 million of the $4 million had already been funded pursuant to certain transaction documents we previously entered into with Cornell Capital Partners. These transaction documents were terminated by the parties on March 23, 2005, and we received net proceeds of $1,015,000, after deducting the $2.85 million that had been previously funded, a $115,000 commitment fee and legal fees in the amount of $20,000. We issued 25,000 shares of the preferred stock to Cornell Capital Partners in a private placement. Each share of preferred stock has a stated value of $160.

Conversion. Holders of the preferred stock are entitled, at any time after the date of issuance, to convert their shares into such number of fully paid and non-assessable shares of our common stock, equal to the quotient of $160 divided by $0.01 per share. The conversion price is adjustable in the event of any stock split or reverse stock split, stock dividend, reclassification of common stock, recapitalization, merger or consolidation. In addition, the conversion price of the preferred stock will be adjusted if we spin off or otherwise divest a material part of our business or operations or dispose all or a portion of our assets.

Dividends. Holders of the preferred stock are entitled to receive dividends or distributions on a pro rata basis according to their holdings of the preferred stock, when and if declared by our board of directors, in the amount of 5.0% per year. Dividends will be paid in cash and are cumulative. No cash dividends or distributions will be declared or paid or set apart for payment on our common stock in any calendar year unless cash dividends or distributions on the preferred stock for such calendar year are likewise declared and paid or set apart for payment. No declared and unpaid dividends will bear or accrue interest.

Liquidation Preference. Upon our liquidation, dissolution, or winding-up, whether voluntary or involuntary, before any distribution or payment is made to any of the holders of our common stock or any series of preferred stock, holders of the preferred stock are entitled to receive out of our assets, an amount equal to $160 per share of the preferred stock plus all declared and unpaid dividends thereon, for each share of the preferred stock held by such holder.

Redemption. We may redeem up to 80% of the preferred stock by paying to the holder cash equal to 120% of the liquidation preference, which is defined as $160 per share of the preferred stock plus all declared and unpaid dividends thereon, for each share of the preferred stock held by such holder on the redemption payment date. On December 22, 2006, to the extent Cornell Capital Partners has not converted in full the preferred stock, we must pay to Cornell Capital Partners the sum of $4 million, together with accrued dividends at the rate of 12% per year (computed on the basis of a 365-day year and the actual days elapsed) to redeem its outstanding shares of preferred stock.

Registration Rights. In addition, on March 22, 2005, we entered into a Registration Rights Agreement with Cornell Capital Partners under which we agreed to file a registration statement within 30 days after the closing date for the purpose of registering 400,000,000 shares of common stock issuable upon the conversion of the preferred stock. In addition, we are obligated to use our best efforts to cause such registration statement to be declared effective by the SEC no later than 120 days after the filing thereof and to insure that the registration statement remains in effect until all of the shares of common stock issuable upon conversion of the preferred stock have been sold. On October 7, 2005, Cornell Capital Partners agreed that we are not in default pending the filing of a new registration statement and that they waived their rights under the default provisions affected by this non-compliance.

5% Convertible Bridge Debentures

On December 15, 2004, we closed a private placement of 5% convertible debentures to five investors, for gross proceeds of $195,000.

Interest and Maturity. The outstanding principal under the convertible debentures bears interest at the rate of 5% per annum, payable in cash semi-annually beginning six months from the date of the last closing of the offering in arrears. All principal, and all accrued and unpaid interest, under the convertible debentures will be due and payable at maturity two years from the date in which the selling stockholder's funds are disbursed to us.

Conversion Provisions, Conversion Price and Adjustments. Principal under convertible debentures in the aggregate principal amount of $195,000 may be converted by the holder in whole or in part and from time to time at a conversion price equal to the lesser of (i) 120% of the closing bid price of the common stock as reported by Bloomberg, L.P. for the trading day immediately preceding the date that the holder's funds representing the net amount due to us from the purchase price is transmitted by wire transfer or otherwise to or for the benefit of us, or (ii) 80% of the lowest closing prices for the 5 trading days preceding the date on which the notice of conversion is sent via facsimile to us. Due to anti-dilution provisions in the debentures the exercise price of the convertible debentures was reduced to $0.028 per share on March 23, 2005 as a result of the issuance of convertible preferred shares.

Each of the convertible debentures contains a contractual restriction on beneficial share ownership. It provides that the holder may not convert convertible debentures, or receive shares of our common stock as payment of interest, to the extent that the conversion or the receipt of the interest payment would result in the holder, together with its affiliates, beneficially owning in excess of 4.9% of our then issued and outstanding shares of common stock.

Each convertible debenture is subject to anti-dilution protection upon the occurrence of certain events, as follows:

o the conversion price will be reduced proportionately if we increase the number of our outstanding shares of common stock as a result of a stock dividend or any other distribution on, or payable in, shares of our common stock, a subdivision of our common stock, or a combination or reclassification of our common stock;

o the conversion price will be reduced proportionately if we issue rights, options or warrants to all holders of our common stock (but not to holders of the convertible debentures) entitling them to purchase shares of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at a price per share that is less than the closing bid price for our common stock on the record date established for the purposes of determining our stockholders who would be entitled to receive such rights, options or warrants;

o if we or any of our subsidiaries offers, sells or otherwise disposes of or issues any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price, the conversion price will be reduced to equal such effective price;

o if we or any of our subsidiaries grants any option entitling the holder of the option to purchase any of our common stock (or any equity, debt or other instrument that is at any time over its life convertible into or exchangeable for our common stock) at an effective price per share that is less than the conversion price, the conversion price will be reduced to equal such effective price;

o if we or any of our subsidiaries offers, sells or grants any right to reprice outstanding securities at an effective price per share that is less than the conversion price, the conversion price will be reduced to equal such effective price;

o if we reclassify our outstanding shares of common stock, or if we participate in any compulsory share exchange transaction pursuant to which all of our outstanding shares of common stock will be converted into other securities, cash or property, then each holder of a convertible debenture will have the right, at its option, to (i) convert the then outstanding principal amount of the convertible debenture, together with accrued but unpaid interest and any other amounts then owing in respect of the convertible debenture, into the shares of stock or other securities, cash and property that would have been receivable by the holder as a result of such reclassification or share exchange transaction if the holder had converted the convertible debenture immediately prior to the reclassification or share exchange transaction or (ii) to require us to pay to the holder of the convertible debenture the mandatory prepayment amount equal to 120% of the outstanding principal amount, plus all accrued and unpaid interest and any other amounts then owing in respect of the convertible debenture;

o if we consolidate or merge with another company or other entity, or if we sell or transfer all or substantially all of our assets, then upon the subsequent conversion of a convertible debenture, the debenture holder will have the right to receive, for each share of our common stock that would have been issuable to the debenture holder upon such conversion absent such consolidation, merger or asset transaction, the same kind and amount of securities, cash or property as the debenture holder would have been entitled to receive if the debenture holder had been the holder of one share of our common stock immediately prior to the consolidation, merger or asset transaction; and

o if we or any other person, association, partnership or entity completes any tender offer or exchange offer whereby the holders of our common stock are permitted to tender or exchange their common stock for other securities, cash or property, the debenture holder will have the right to receive, for each share of our common stock that would have been issuable to the debenture holder upon such conversion absent such tender offer or exchange offer, the same kind and amount of securities, cash or property as the debenture holder would have been entitled to receive if the debenture holder had been the holder of one share of our common stock immediately prior to the tender offer or exchange offer.

Right of Redemption and Redemption Warrants. At our option, we shall have the right to redeem, with 3 business days advance written notice to the holders. During that time they may elect to convert up to all of their convertible debentures, in whole or part, at 120% of the face value of each convertible debenture and the holder shall receive 50,000 redemption warrants for every $100,000 redeemed. However, we will not have the redemption right prior to the effective registration of the shares underlying the convertible debentures.

The redemption warrants are exercisable at 120% of the closing bid price on our common stock as reported by Bloomberg, L.P. for the trading day immediately preceding the closing date. The redemption warrants will be exercisable until two years from the date of issuance.

Registration Rights. We agreed to file a registration statement that includes all the shares of our common stock underlying the convertible debentures. If a registration statement is not (i) filed within 30 days from our 2004 annual meeting of shareholders, (ii) declared effective within 120 days of filing or
(iii) within 3 business days of receipt by us of written or oral communication from the SEC that the registration statement will not be reviewed or that the SEC has no further comments, or (iv) the registration statement is filed and effective but thereafter ceases to be effective (without being effected within 15 business days with a replacement or amendment thereto), then the debenture holders will receive an amount equal to 1% for the first 30 days or part thereof pending such non-registration event and 2% for each 30 days or part thereof, of the purchase price of the debenture remaining unconverted and purchase price of shares issued upon conversion of the debenture owned by such holder. We are currently in default as a registration statement was not effectively filed with the SEC 30 days after our annual general meeting. As of the date hereof, we have not been, nor do we expect to be, contacted by any holders of 5% convertible bridge debentures with respect to any rights they may have as a result of this default.

5% Convertible Debenture

On May 27, 2005, we closed on a $1.5 million Securities Purchase Agreement with Cornell Capital Partners. In accordance with the Securities Purchase Agreement, we issued, pursuant to Rule 506 of Regulation D under the Securities Act, for a purchase price of $1.5 million, a 5% convertible debenture due May 20, 2006, to Cornell Capital Partners, with principal payments commencing on October 1, 2005 and interest payments commencing on August 1, 2005. The outstanding principal under the convertible debenture bears interest at the rate of 5% per annum, calculated on the basis of a 360-day year.

Interest and Maturity. With respect to the convertible debentures issued to Cornell Capital Partners, principal will be due and payable in 12 equal installments. The installments of principal were due and payable commencing on October 1, 2005 and subsequent installments were due and payable on the first day of each calendar month thereafter until the outstanding principal balance is paid in full. However, Cornell Capital Partners granted us an extension to April 1, 2006 to commence making these principal and interest payments. On April 3, 2006 Cornell Capital Partners granted us another extension to May 1, 2006 to commence making these principal and interest payments. Interest on the outstanding principal balance is due and payable monthly, in arrears, commencing on August 1, 2005 and will continue to be payable on the first day of each calendar month thereafter that any amounts under the convertible debenture remain payable.

Conversion Provisions; Conversion Price and Adjustments. The remaining principal under the convertible debentures may be converted by Cornell Capital Partners or Highgate House Funds, as applicable, in whole or in part and from time to time into shares of our common stock at a conversion price of $0.028 per share, subject to adjustment as described below.

In the event of any issuances of shares of common stock or rights, options, warrants or securities convertible or exercisable into common stock at a price per share of common stock less than the conversion price of the convertible debentures, the conversion price of such convertible debentures will be reduced to the lower purchase price. In addition, the conversion price of the convertible debentures will be subject to adjustment in connection with any subdivision, stock split, combination of shares or recapitalization. No adjustment will be made as a result of issuances and exercises of options to purchase shares of common stock issued for compensatory purposes pursuant to any of our stock option or stock purchase plans.

Events of Default. The 5% convertible debenture provides for various events of default that would entitle the holders to require us to immediately repay 100% of the outstanding principal amount, plus accrued and unpaid interest, in cash, or shares of our common stock with a conversion price reduced to $0.014. If an event of default occurs, we may be unable to immediately repay the amount owed, and any repayment may leave us with little or no working capital in our business.

We will be considered in default of the 5% convertible debenture if any of the following events, among others, occurs:

o we fail to pay any amount due under a convertible debenture and such failure to pay remains uncured for 10 days;

o we fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of the 10% convertible debentures;

o     we or any of our subsidiaries become bankrupt or insolvent;

o we breach any of our obligations under any other debt or credit agreements involving an amount exceeding $250,000;

o our common stock ceases to be eligible for quotation on the principal market for our common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within 20 trading days;

o     we or any subsidiary experiences a change of control;

o we fail to file a registration statement with the SEC or such registration statement is not declared effective by the SEC within 120 days after filing;

o if the effectiveness of the registration statement lapses for any reason or the holder of the convertible debentures is not permitted to resell the underlying shares of common stock, in either case, for more than five trading days or an aggregate of eight trading days;

o we fail to deliver common stock certificates to a holder prior to the fifth trading day after a conversion date or we fail to provide notice to a holder of our intention not to comply with requests for conversions of the convertible debentures; or

o we fail to deliver the payment in cash pursuant to a "buy-in" within three days after notice is claimed delivered. A "buy-in" occurs if we fail to issue shares of Common Stock within five trading days after a notice of conversion is received and the holder requesting conversion purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such holder of the underlying shares of Common Stock that the holder anticipated receiving upon such conversion.

Limitation on Beneficial Ownership. The convertible debenture contains a contractual restriction on beneficial share ownership. It provides that Cornell Capital Partners may not convert the convertible debentures, or receive shares of our common stock as payment of interest, to the extent that the conversion or the receipt of the interest payment would result in Cornell Capital Partners, together with its respective affiliates, beneficially owning in excess of 4.9% of our then issued and outstanding shares of common stock.

Fees. We paid to Yorkville Advisors Management a cash fee of $150,000, and a cash structuring fee of $10,000, in connection with the Securities Purchase Agreement out of the purchase price paid by Cornell Capital Partners for the convertible debenture.

Registration Rights. In connection with the execution of the Securities Purchase Agreement, on May 20, 2005, we entered into a Registration Rights Agreement with Cornell Capital Partners pursuant to which we agreed to prepare and file, no later than 45 days after the date of the Registration Rights Agreement, with the SEC a registration statement on Form S-1 or SB-2 (or, if we are then eligible, on Form S-3) under the Securities Act of 1933, as amended, for the resale by the investor of 53,571,429 shares of our common stock to be issued upon conversion of the convertible debenture. SmarTire received a waiver from Cornell Capital Partners dated October 7, 2005, which indicated that Cornell Capital Partners waived its rights under the default provisions under the Registration Rights Agreement. The waiver did not stipulate that a registration statement needed to be declared effective by a certain date.

10% Convertible Debentures

On June 30, 2005, we closed a $30 million securities purchase agreement with Cornell Capital Partners, Highgate House Funds, Ltd. and LCC Global Limited. In accordance with the securities purchase agreement, we issued, for a purchase price of $30 million, (i) a 10% convertible debenture due June 23, 2008, with a principal balance of $20 million, to Cornell Capital Partners, in trust for LCC Global, (ii) a 10% convertible debenture due June 23, 2008, with a principal balance of $8 million, to Cornell Capital Partners, in trust for LCC Global, and
(iii) a 10% convertible debenture due June 23, 2008, with a principal balance of $2 million, to Highgate House Funds, in trust for LCC Global. We paid to Yorkville Advisors LLC, the general partner of Cornell Capital Partners, a cash structuring fee of $3 million in connection with this transaction.

On December 30, 2005, we, Starome Investments Limited, Xentennial Holdings Limited, Staraim Enterprises Limited, Cornell Capital Partners, Highgate House Funds and LCC Global entered into Amendment No.1 to the Securities and Purchase Agreement pursuant to which we amended and restated the 10% convertible debentures in an aggregate principal amount of $30 million. We amended and restated the 10% convertible debentures to (i) modify the terms of such 10% convertible debentures, (ii) effect the transfer by (A) Cornell Capital Partners and LCC Global to Starome Investments, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $20 million, (B) Cornell Capital Partners and LCC Global to Xentennial Holdings, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $8 million and (iii) effect the transfer by Highgate House Funds and LCC Global to Staraim Enterprises, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $2 million ((i), (ii) and (iii) above being referred to as the Restructuring). The following material amendments were made to each of the 10% convertible debentures in connection with the Restructuring:

o The holders of the 10% convertible debentures agreed to eliminate our obligation to make recurring payments in cash of principal and interest during the term of the 10% convertible debentures. Such holders may convert outstanding principal and accrued and unpaid interest under the10% convertible debentures at any time into shares of our common stock, subject to a 4.9% beneficial ownership limitation. On June 23, 2008, any outstanding principal and accrued and unpaid interest under the 10% convertible debentures must be converted by the holders of the 10% convertible debentures into shares of our common stock; provided, however, that to the extent such conversion would cause any holder to exceed the 4.9% beneficial ownership limitation, which may be waived upon providing us with not less than 65 days prior notice, we must pay such excess amount in cash. Holders of the 10% convertible debentures may not elect to receive cash payments of interest during their term.

o We agreed to change the conversion price of the outstanding principal under the 10% convertible debentures from a fixed price of $0.1125 to a price equal to the lesser of (i) $0.1125 (subject to adjustment) and (ii) 95.5% of the lowest closing bid price of our common stock during the five trading days immediately preceding the conversion.

o The conversion price of accrued and unpaid interest under the 10% convertible debentures is 95.5% of the average of the closing bid prices of our common stock for the five trading days immediately preceding the conversion of any such interest by a holder into shares of our common stock.

o The holders of the 10% convertible debentures agreed to permit us to redeem at any time all or any portion of the outstanding principal and accrued interest under the 10% convertible debentures provided that the closing bid price of our stock is less than $0.1125. We must pay a 20% redemption premium on any amounts being redeemed and must issue to the holder of the 10% convertible debenture being redeemed a five-year warrant to purchase $1 million shares of our Common Stock for every $100,000 redeemed. The "redemption warrant" will be exercisable on a cash basis at an exercise price of 110% of the closing bid price of our Common Stock on the date we provide notice of our intent to redeem.


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

As of March 31, 2006, there was approximately $31,250,000 in outstanding principal and accrued and unpaid interest under the 10% convertible debentures.

On April 4, 2006, we and Cornell Capital Partners amended and restated the $2 million and $8 million 10% convetible debentures to correct a drafting error. The beneficial ownership limitation described below now correctly appears as 4.9% as opposed to 9.9%.

Maturity and Interest. On June 23, 2008, the holders of the 10% convertible debentures will be required to convert all outstanding amounts of principal and accrued and unpaid interest into shares of our common stock; provided, however, that to the extent a conversion of principal, but not interest would cause any holder to exceed the 4.9% beneficial ownership limitation we must pay such excess in cash at the maturity date. Such holders have agreed that at the maturity date, the 4.9% beneficial ownership limitation will first be applied to unconverted interest. In addition, the holders have agreed to waive the 4.9% beneficial ownership limitation at maturity with respect to any interest that upon conversion would cause the holder to exceed the 4.9% beneficial ownership limitation. Thus, at no time during the term of the 10% convertible debentures or at or after their maturity, will interest be convertible into cash. Interest will be calculated on the basis of a 360-day year.

Conversion Provisions; Conversion Price and Adjustments. The conversion price of the outstanding principal under the 10% convertible debentures is equal to the lesser of (i) $0.1125 (subject to adjustment as outlined below) and (ii) 95.5% of the lowest closing bid price of our common stock during the five trading days immediately preceding the conversion. The conversion price of accrued and unpaid interest under the 10% convertible debentures is 95.5% of the average of the closing bid prices of our common stock for the five trading days immediately preceding the conversion of any such interest by a holder into shares of our common stock.

In the event of any issuances of shares of common stock or rights, options, warrants or securities convertible or exercisable into common stock at a price per share of common stock less than the conversion price of the convertible debentures, the $0.1125 fixed conversion price of such convertible debentures will be reduced to the lower purchase price. In addition, the conversion price of the 10% convertible debentures will be subject to adjustment in connection with any subdivision, stock split, combination of shares or recapitalization. No adjustment will be made as a result of issuances and exercises of options to purchase shares of common stock issued for compensatory purposes pursuant to any of our stock option or stock purchase plans.

Right of Redemption and Redemption Warrants. We may redeem at any time all or any portion of the outstanding principal and accrued interest under the 10% convertible debentures provided that the closing bid price of our stock is less than $0.1125. We must pay a 20% redemption premium on any amounts being redeemed in addition the amount of the redemption. The holder of the convertible debenture under which amounts are being redeemed will be entitled to receive 1,000,000 redemption warrants for every $100,000 redeemed. The redemption warrants are exercisable at 110% of the closing bid price on our common stock as reported by Bloomberg, L.P. for the trading day immediately preceding the redemption. The redemption warrants will be exercisable until five years from the date of issuance.

Events of Default. The 10% convertible debentures provide for various events of default that would entitle the holders to require us to immediately repay 100% of the outstanding principal amount, plus accrued and unpaid interest, in cash, or shares of our common stock. If an event of default occurs, we may be unable to immediately repay the amount owed, and any repayment may leave us with little or no working capital in our business.

We will be considered in default of the 10% convertible debentures if any of the following events, among others, occurs:

o we fail to pay any amount due under a convertible debenture and such failure to pay remains uncured for 10 days;

o we fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of the 10% convertible debentures;

o     we or any of our subsidiaries become bankrupt or insolvent;

o we breach any of our obligations under any other debt or credit agreements involving an amount exceeding $250,000;

o our common stock ceases to be eligible for quotation on the principal market for our common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within 20 trading days;

o     we or any subsidiary experiences a change of control;

o we fail to file a registration statement with the SEC or such registration statement is not declared effective by the SEC within 120 days after filing;

o if the effectiveness of the registration statement lapses for any reason or the holder of the convertible debentures is not permitted to resell the underlying shares of common stock, in either case, for more than five trading days or an aggregate of eight trading days;

o we fail to deliver common stock certificates to a holder prior to the fifth trading day after a conversion date or we fail to provide notice to a holder of our intention not to comply with requests for conversions of the convertible debentures; or


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

o we fail to deliver the payment in cash pursuant to a "buy-in" within three days after notice is claimed delivered. A "buy-in" occurs if we fail to issue shares of Common Stock within five trading days after a notice of conversion is received and the holder requesting conversion purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such holder of the underlying shares of Common Stock that the holder anticipated receiving upon such conversion.

Limitation on Beneficial Ownership. The convertible debentures contain a contractual restriction on beneficial share ownership. They provide that Starome Investments Limited, Xentennial Holdings Limited or Staraim Enterprises Limited may not convert the convertible debentures, or receive shares of our common stock as payment of interest, to the extent that the conversion or the receipt of the interest payment would result in Starome Investments Limited, Xentennial Holdings Limited or Staraim Enterprises Limited, together with their respective affiliates, beneficially owning in excess of 4.9% of our then issued and outstanding shares of common stock, except upon providing us with not less than 65 days prior notice.

Fees. We paid to Cornell Capital Partners a cash fee of $3 million, and a cash structuring fee of $50,000 to Yorkville Advisors, in connection with the Securities Purchase Agreement out of the purchase price paid by Cornell Capital Partners for the 10% convertible debentures.

Registration Rights. In connection with the execution of the Securities Purchase Agreement, on June 23, 2005, we entered into a Registration Rights Agreement with Cornell Capital Partners, Highgate House Funds, Ltd. and LCC Global Limited. In connection with the Restructuring on December 30, 2005, we, Starome Investments Limited, Xentennial Holdings Limited and Staraim Enterprises Limited, entered into an Amended and Restated Registration Rights Agreement. Pursuant to the Amended and Restated Registration Rights Agreement we agreed to prepare and file, no later than 30 days after the date of the Amended and Restated Registration Rights Agreement, with the SEC a registration statement on Form S-1 or SB-2 (or, if we are then eligible, on Form S-3) under the Securities Act of 1933, for the resale by the holders of the 10% convertible debentures of 850 million shares of our common stock to be issued upon conversion of the convertible debentures. We filed a registration statement covering shares underlying the 10% convertible debentures on January 11, 2006. To avoid a default, this registration must become effective on or before April 30, 2006. We will seek an extention of this deadline if the registration statement is not declared effective by such date.

Standby Equity Distribution Agreement

On June 23, 2005, we entered into the $160 million Standby Equity Distribution Agreement with Cornell Capital Partners for the future issuance and purchase of shares of our common stock. This Standby Equity Distribution Agreement established what is sometimes referred to as an equity line of credit or an equity draw down facility and replaced our previous $30 million Standby Equity Distribution Agreement, which was terminated by the parties on June 23, 2005. We paid to Yorkville Advisors, LLC, the general partner of Cornell Capital Partners, a cash fee of $16 million in connection with the Standby Equity Distribution Agreement.

We entered into the $30 million convertible debentures and the $160 million Standby Equity Distribution Agreement for the following business reasons:

1) given that large OEMs that have been testing our products support their products to their customers for 10 to 15 years, we were unlikely to obtain contracts with these OEMs unless we could demonstrate that we had the financial resources to ensure that we would be a going concern and that we could supply these OEMs with product throughout the product lifecycle;

2) the convertible debentures provided us with a net cash infusion of approximately $11 million which has enabled us to ensure we have sufficient resources to execute on our business plan. This cash infusion also provided evidence to our customers and suppliers that we would be a going concern for the next one to two years; and

3) we believed the Standby Equity Distribution Agreement was necessary to provide our customers and suppliers with evidence that we would be a going concern for at least the next five years and would provide us with the necessary capital to execute our business plan, including any inorganic growth, such as acquisitions.

Multiple debentures and warrants were provided to Cornell Capital Partners as we understood that Cornell Capital Partners' intent at the time we entered into the debenture agreements was to assign the $20 million debenture and related warrants to a third party. We could not wait for the third party to enter into a separate agreement with us because we required the cash at that time as we had less than a month of cash-on-hand prior to entering into the debenture agreements.

The conversion price of the debentures was based on good faith negotiations between us and Cornell Capital Partners, which took into consideration the market price, volume and volatility of our common stock at the time of the negotiations. The exercise price of the warrants was also based on good faith negotiations between us and Cornell Partners, which took into consideration the market price, volume and volatility of our common stock at the time of the negotiations. In addition, the $16 million fee paid in connection with the issuance by Cornell Capital Partners of the Standby Equity Distribution Agreement was negotiated between Cornell Capital Partners and us. The purpose of the fee was to compensate Cornell Capital Partners for agreeing to irrevocably commit up to $160 million of its own capital to us for a period of up to five years. We were informed by various financial advisors that such a five year commitment on the part of Cornell Capital Partners, as opposed to a more customary two or three year commitment, was extraordinary in that it would effectively ensure that for a period of five years, we would have access to sufficient capital necessary to execute our aggressive business plan of enhancing profitability through growth and would eliminate any need for us to obtain additional financing from outside sources.


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

On December 30, 2005, we and Cornell Capital Partners terminated the $160 million Standby Equity Distribution Agreement, originally entered into on June 23, 2005, and replaced it with a new $100 million Standby Equity Distribution Agreement (the "$100 million Standby Equity Distribution Agreement"). We may not request advances under the $100 million Standby Equity Distribution Agreement until the underlying shares of our common stock are registered with the SEC, and any registration statement covering such underlying shares may not be declared effective by the SEC until all of the outstanding principal and accrued and unpaid interest on the amended and restated 10% convertible debentures have been either converted by the holders or redeemed or paid in full by us, which must occur on or before July 23, 2008. The term of the $100 million Standby Equity Distribution Agreement will commence on the date a registration statement covering the underlying shares becomes effective and will expire five years after such date. Under the old $160 million Standby Equity Distribution Agreement, Cornell Capital Partners was entitled to retain 5% of each advance requested by us. In consideration for the reduction of the amount available to us under the new $100 Standby Equity Distribution Agreement, Cornell Capital Partners agreed to reduce this 5% advance fee to 2.5% of each advance.

We may request advances under the $100 million Standby Equity Distribution Agreement once the underlying shares are registered with the SEC. Once the registration statement covering the underlying shares of common stock becomes effective, we may request an advance every seven trading days. The amount of each advance is subject to a maximum amount of $3 million every seven trading days. A closing will be held six trading days after such written notice at which time we will deliver shares of common stock and Cornell Capital Partners will pay the advance amount. For each share of common stock purchased under the equity line of credit, Cornell Capital Partners will pay 98% of the lowest closing bid price on the OTC Bulletin Board or other principal market on which our common stock is traded for the five days immediately following the notice date. We may continue to request advances until Cornell Capital Partners has advanced $100 million or 5 years have elapsed from the date a registration statement covering the underlying shares of common stock becomes effective, provided that we file either an amendment to the then effective registration statement or a new registration statement is declared effective after the 24th and 48th month after the effective date, whichever occurs first.

Under the $100 million Standby Equity Distribution Agreement, Cornell Capital Partners may not own more than 9.9% of our outstanding common stock at any time. Because Cornell Capital Partners can repeatedly acquire and sell shares, this limitation does not limit the potential dilutive effect or the total number of shares that Cornell Capital Partners may receive under the $100 million Standby Equity Distribution Agreement.

The following conditions must be satisfied before Cornell Capital Partners is obligated to purchase any common shares under any draw down notice that we may deliver from time to time under the $100 million Standby Equity Distribution
Agreement:

o a registration statement for the shares must be declared effective by the SEC and must remain effective and available as of the draw down settlement date for making resales of the common shares purchased by Cornell Capital Partners;

o there must be no statute, rule, regulation, executive order, decree, ruling or injunction which would prohibit the consummation of any of the transactions contemplated by the $100 million Standby Equity Distribution Agreement;

o there must be no material action, suit or proceeding before any arbitrator or any governmental authority against us or any of our subsidiaries, or against any of the officers, directors or affiliates of our company or any of our subsidiaries, in respect of the $100 million Standby Equity Distribution Agreement or in respect of the transactions contemplated by the $100 million Standby Equity Distribution Agreement;

o trading in our common stock must not have been suspended by the SEC or by the regulators of the principal market for our common stock (currently the OTC Bulletin Board); and

o the principal market for our common stock must not have instituted, or otherwise been made subject to, a general suspension or limitation on the trading of securities through its facilities at any time prior to delivery of our draw down notice.

During the term of the $100 million Standby Equity Distribution Agreement, we may request advances of up to $3 million upon giving notice of not less than five trading days. We may request such advances every five trading days until the advances aggregate to $100 million.

During the term of the $100 million Standby Equity Distribution Agreement, subject to certain exceptions for issuances resulting from prior commitments, we cannot, without the prior consent of Cornell Capital Partners:

o issue or sell any common stock or preferred stock with or without consideration;

o issue or sell any preferred stock, warrant, option, right, contract, call, or other security or instrument granting the holder thereof the right to acquire common stock with or without consideration,

o enter into any security instrument granting the holder a security interest in any of our assets; or

o     file any registration statements on Form S-8.

Provided we give Cornell Capital Partners two days prior written notice, the foregoing restrictions will exclude options, warrants or other securities convertible or exchangeable into shares of our common stock that were outstanding prior to December 30, 2005.

Cornell Capital Partners, and each of its directors, officers, partners, employees and agents, is entitled to customary indemnification from us for any losses or liabilities suffered by any such person based upon material misstatements or omissions from the $100 million Standby Equity Distribution Agreement, registration statement and the prospectus, except as they relate to information supplied by Cornell Capital Partners to us for inclusion in the registration statement and prospectus.


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

During fiscal year 2005, we terminated and replaced the following equity lines of credit with Cornell Capital Partners:

o The $15 million Standby Equity Distribution Agreement entered into on May 19, 2004 was terminated on May 20, 2005 and replaced with a $30 million Standby Equity Distribution Agreement. The $15 million Standby Equity Distribution Agreement was replaced by the $30 million Standby Distribution Agreement because we determined that, at the time of termination, the balance of approximately $11.5 million remaining under the $15 million Standby Equity Distribution Agreement and its remaining life of approximately one year were insufficient to fund our long term business plans.

o The two-year $30 million Standby Equity Distribution Agreement was terminated on June 23, 2005 and replaced with a $160 million Standby Equity Distribution Agreement. We entered into this new $160 million Standby Equity Distribution Agreement for a variety of reasons:

o to ensure that we would have access to sufficient capital on both short and long term basis to enable us to implement and excute our aggressive business plan of enhancing profitability through rapid growth whether organically or through acquisitions or strategic partnerships;

o to eradicate our need to expend management's time and our resources seeking, negotiating and finalizing short and long term financing to enable members of management to focus on executing our business plan; and

o to provide evidence to our prospective large original equipment manufacturer customers and current suppliers that we would have the financial resources to be a going concern for the long-term and be able to service our debt.

o We entered into the new $100 million Standby Equity Distribution Agreement based on a reevaluation of our financing needs and business plan for the next five years in connection with the restructuring of our 10% convertible debentures, in which we were able to negotiate the elimination of our obligation to make cash payments of principal and interest under the 10% convertible debentures and a reduction in the advance fees payable to Cornell Capital Partners under the equity line of credit from 5% to 2.5%.

In connection with the Standby Equity Distribution Agreement, we, Newbridge Securities Corporation and Cornell Capital Partners entered into a placement agent agreement on December 30, 2005.

We engaged Newbridge to act as our exclusive placement agent in connection with the Standby Equity Distribution Agreement dated as of December 30, 2005, pursuant to which we may issue and sell to the Cornell Capital Partners, up to $100 million of our common stock. Newbridge's services consisted of reviewing the terms of the Standby Equity Distribution Agreement and advising us with respect to those terms.

We issued to Newbridge 75,188 shares of our common stock as compensation for our services. Newbridge is entitled to "piggy-back" registration rights, which shall be triggered upon registration of any shares of common stock issued to Cornell Capital Partners under the Standby Equity Distribution Agreement.

Warrants Issued to Holders of 10% Convertible Debentures

Warrants Issued to Holders of 10% Convertible Debentures. Under the Securities Purchase Agreement, dated June 23, 2005, we issued (i) to Cornell Capital Partners, as trustee for LCC Global, two five-year warrants to purchase an aggregate of 58,337,500 shares of our common stock, at an exercise price of $0.16 per share and (ii) to Highgate House Funds, as trustee for LCC Global, a five-year warrant to purchase 4,162,500 shares of our common stock, at an exercise price of $0.16 per share.

In connection with the restructuring, on December 30, 2005, we amended and restated the warrants to effect the transfer of (i) 1,668,750 common stock purchase warrants to Starome Investments, (ii) 16,668,750 common stock purchase warrants to Xentenial Holdings and (iii) 4,162,500 common stock purchase warrants to Staraim Enterprises. Starome Investments Limited, Xentennial Holdings Limited and Staraim Enterprises Limited will not be entitled to exercise the warrants for a number of shares of our common stock if such exercise would cause the aggregate number of shares of our common stock beneficially owned by Starome Investments Limited, Xentennial Holdings Limited and Staraim Enterprises Limited, and their respective affiliates to exceed 4.9%, respectively, of the outstanding shares of our common stock following such exercise, except within 60 days of the expiration date of the warrants and except upon providing us with not less than 65 days prior notice.

Registration Rights. In connection with the execution of the Securities Purchase Agreement, on June 23, 2005, we entered into a Registration Rights Agreement with Cornell Capital Partners, Highgate House Funds, Ltd. and LCC Global Limited. In connection with the Restructuring on December 30, 2005, we, Starome Investments Limited, Xentennial Holdings Limited and Staraim Enterprises Limited, entered into an Amended and Restated Registration Rights Agreement. Pursuant to the Amended and Restated Registration Rights Agreement we agreed to prepare and file, no later than 30 days after the date of the Amended and Restated Registration Rights Agreement, with the SEC a registration statement on Form S-1 or SB-2 (or, if we are then eligible, on Form S-3) under the Securities Act of 1933, for the resale by the holders of the warrants 62.5 million shares of our common stock to be issued upon exercise of the holders' warrants.

Anti-dilution protections. If after December 30, 2005, we issue or sell any shares of common stock, or securities convertible into shares of common stock, for consideration per share less than a price equal to the exercise price in effect immediately prior to such issuance or sale, then immediately after such issue or sale the exercise price will be reduced to an amount equal to such consideration per share. No adjustment will be made for, provided such security is issued at a price that is greater than or equal to the arithmetic average of the closing bid prices of the Common Stock for the ten consecutive trading days immediately preceding the date of issuance, any of the following: (i) any issuance by us of securities in connection with a strategic partnership or a joint venture, (ii) any issuance by us of securities as consideration for a merger or consolidation or the acquisition of a business, product, license, or other assets of another person or entity, (iii) any shares of capital stock or other securities exercisable for or convertible into shares of capital stock pursuant to a commitment arising on or prior to the date hereof and (iv) options to purchase shares of common stock, provided certain conditions are met. The warrants also have customary anti-dilution protection for reclassifications, stock splits and combinations.

Warrants Issued to Investor Relations Firms

Warrants Issued to AGORA Investor Relations Corp(Agora). In consideration for its provisions of investor relations services under an investor relations agreement, we issued to AGORA three-year warrants on 1,000,000 shares of our common stock priced at $0.16 with full piggyback rights and were to be registered with the company's next registration statement after November 30, 2005. The warrants will expire on October 31, 2008 and are not excercisable until October 31, 2006.

Warrants Issued to Hawk Associates, Inc. In consideration for its provisions of investor relations services under an investor relations agreement, we issued to Hawk Associates, Inc. five-year warrants on 250,000 shares of our common stock priced at $0.20 with full piggyback rights and were to be registered with the company's next registration statement after July 1, 2004. The warrants will expire at midnight on June 30, 2009.

Market Information

Our common stock is quoted on the OTC Bulletin Board under the trading symbol "SMTR." The high and low bid prices for our common stock at the close of business on March 31, 2006, as reported by the OTC Bulletin Board, were $.069 and $.065 per share, respectively.

Transfer Agent

Our common shares are issued in registered form. Pacific Corporate Trust Company (10th Floor, 625 Howe Street, Vancouver, British Columbia, V6C 3B8 (telephone:
(604) 689-9853, facsimile (604) 689-8144)) is the registrar and transfer agent for our common shares.

Indemnification Provisions

Bylaw. Under our Bylaw, subject to the Business Corporations Act (Yukon Territory) and subject to court approval in certain circumstances, we must indemnify:

o     each of our current or former directors and officers;

o any person who acts or has acted at our request as a director or officer of a corporation of which we are or were a shareholder or creditor; and

o any such indemnified person's heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of serving or having served as a director or officer of our company or such corporation, if (i) he or she acted honestly and in good faith with a view to the best interests of our company and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

Business Corporations Act (Yukon Territory). Section 126 of the Business Corporations Act (Yukon Territory) provides that, in any event, any of the foregoing persons is entitled to be indemnified by us in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of our company or a corporation of which we are or were a shareholder or creditor, if he or she (i) was substantially successful on the merits in his or her defense of the action or proceeding, (ii) is fairly and reasonably entitled to indemnity, (iii) acted honestly and in good faith with a view to the best interests of our company and (iv) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

Securities Act. Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


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

                                  LEGAL MATTERS

The validity of the shares of common stock offered by the selling stockholders will be passed upon for us by our counsel, Greenberg Traurig, LLP, New York, New York.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

                                     EXPERTS

The consolidated financial statements of SmarTire Systems Inc. as of July 31, 2005 and 2004, and for each of the years in the three-year period ended July 31, 2005, filed with this prospectus and registration statement have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the July 31, 2005 consolidated financial statements includes additional comments for United States readers that states that conditions and events exist that cast substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures with any of our accountants for the year ended July 31, 2005. We have not had any changes in nor have we had any disagreements, whether or not resolved, with our accountants on accounting and financial disclosures during our two recent fiscal years or any later interim period.

                       WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, under the Securities Act with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any contract or other document of SmarTire, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract or document. You may also read and copy any materials we file with the Securities and Exchange Commission at the SEC's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

We are a "foreign private issuer," as such term is defined in Rule 3b-4 under the Securities Exchange Act of 1934. However, we have elected to file Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K with the SEC. Our SEC filings are generally available to the public from our website. Information on our website is not, and should not be considered to be, part of this prospectus. Our SEC filings are also available to the public from commercial document retrieval services. Information contained on our website is not incorporated by reference, and should not be considered part of, this prospectus. You may also request a copy of our filings at no cost by writing or telephoning us at: SmarTire Systems Inc. 150-13151 Vanier Place Richmond, British Columbia, V6V 2J1 Attention: Jeff Finkelstein, Chief Financial Officer, (604) 276-9884.

NO FINDER, DEALER, SALES PERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SMARTIRE SYSTEMS INC. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION

                                                                                                        Page
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM                                                  F-2

CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEARS ENDED JULY 31, 2005 AND 2004

Consolidated Balance Sheets as of July 31, 2005 and 2004                                                 F-3

Consolidated Statements of Operations for the years ended July 31, 2005, 2004 and 2003                   F-4

Consolidated Statements of Stockholders' Equity and Comprehensive Loss for the years
      ended July 31, 2005, 2004 and 2003                                                                 F-5

Consolidated Statements of Cash Flows for the years ended July 31, 2005, 2004 and 2003                   F-7

Notes to Consolidated Financial Statements for the years ended July 31, 2005, 2004 and 2003              F-8

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets as of January 31, 2006 (unaudited) and July 31, 2005                        F-44

Consolidated Statements of Operations for the three and six months ended January
      31, 2006 and 2005 (unaudited)                                                                     F-45

Consolidated Statements of Stockholders' Equity, (Deficiency) and Comprehensive
Loss for the six months ended January 31, 2006 (unaudited) and the year ended July 31, 2005             F-46

Consolidated Statements of Cash Flows for the three months ended January 31,
      2006 and 2005 (unaudited)                                                                         F-47

Notes to the Consolidated Financial Statements for the six months ended January
      31, 2006 and 2005 (unaudited)                                                                     F-48


REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of SmarTire Systems Inc.

We have audited the consolidated balance sheets of SmarTire Systems Inc. as at July 31, 2005 and 2004 and the consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for each of the years in the three year period ended July 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at July 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three year period ended July 31, 2005 in accordance with U.S. generally accepted accounting principles.


/s/ KPMG LLP
Chartered Accountants

Vancouver, Canada
September 16, 2005, except for note 19(b) which is as of September 23, 2005


COMMENTS BY AUDITOR FOR U.S. READERS ON CANADA - U.S. REPORTING DIFFERENCE

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 2 to the financial statements. Our report to the shareholders dated September 16, 2005 except for note 19(b) which is as of September 23, 2005 is expressed in accordance with Canadian reporting standards which do not permit a reference to such events and conditions in the report of independent registered public accounting firm when these are adequately disclosed in the financial statements.


/s/ KPMG LLP
Chartered Accountants

Vancouver, Canada
September 16, 2005, except for note 19(b) which is as of September 23, 2005

SMARTIRE SYSTEMS INC.
Consolidated Balance Sheets
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

July 31, 2005 and 2004


                                                                        2005               2004
                                                                    ------------       ------------
Assets

Current assets:
  Cash and cash equivalents                                         $ 10,059,763       $     76,670
  Receivables, net of allowance for doubtful accounts
    of $50,750 (2004 - nil)                                              275,789            259,508
  Inventory (note 4)                                                   2,798,747          3,245,807
  Prepaid expenses                                                       158,188            225,758
                                                                    ------------       ------------
                                                                      13,292,487          3,807,743

Capital assets (note 5)                                                  716,763            824,616

Deferred financing costs (note 12)                                    18,209,280            157,020

Other assets (note 6)                                                  1,066,013          2,147,749
                                                                    ------------       ------------

                                                                    $ 33,284,543       $  6,937,128
                                                                    ============       ============

Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued liabilities (note 7)                 $    915,334       $  1,293,251
  Deferred revenue                                                            --             10,830
  Promissory notes payable (note 8)                                           --          1,500,000
  Current portion of convertible debentures                            4,866,584            271,257
                                                                    ------------       ------------
                                                                       5,781,918          3,075,338
Convertible debentures, net of equity portion of $10,111,082
  (2004 - $1,955,356) (note 9)                                        17,118,667            395,574

Preferred shares, net of equity portion of $3,999,999, subject
  to mandatory redemption (July 31, 2004 - nil) (note 10)                      1                 --

Stockholders' equity:
  Share capital (note 11):
    Common shares, without par value:
      Unlimited shares authorized (2004 - 300,000,000)
        278,562,884 shares issued and outstanding
        (2004 - 103,130,761)                                          66,695,717         58,368,020
  Additional paid-in capital                                          18,691,497          4,417,323
  Deficit                                                            (75,132,150)       (59,018,256)
  Accumulated other comprehensive loss                                   128,893           (300,871)
                                                                    ------------       ------------
                                                                      10,383,957          3,466,216
                                                                    ------------       ------------

                                                                    $ 33,284,543       $  6,937,128
                                                                    ============       ============

Going concern (note 2)
Commitments and contingencies (notes 9(b) and 18) Subsequent events (note 20)
See accompanying notes to consolidated financial statements.

Approved on behalf of the Board


/s/ Robert Rudman      Director                         /s/ Bill Cronin Director
--------------------                                    ---------------
Robert V. Rudman                                        Bill Cronin


                                      F-3

SMARTIRE SYSTEMS INC.
Consolidated Statements of Operations
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003


                                                             2005              2004              2003
                                                        -------------     -------------     -------------
Revenue                                                 $   1,463,460     $   1,658,279     $   1,802,596

Cost of goods sold (including in the year ended July
  31, 2005 inventory write-down of $500,000)                1,634,780         1,445,563         1,387,365
                                                        -------------     -------------     -------------
                                                             (171,320)          212,716           415,231

Expenses:
  Depreciation and amortization                             1,497,250         1,371,717         1,236,870
  Engineering, research and development                     3,297,011         1,654,690         1,177,935
  General and administrative                                4,953,537         2,338,758         2,939,260
  Marketing                                                 2,540,730         1,821,122         1,448,326
                                                        -------------     -------------     -------------
                                                           12,288,528         7,186,287         6,802,391
                                                        -------------     -------------     -------------

Loss from operations                                      (12,459,848)       (6,973,571)       (6,387,160)

Other earnings (expenses):
  Interest income                                              39,241             5,873             2,835
  Net interest and financing expense (note 13)             (3,730,481)       (4,031,820)       (3,722,505)
  Foreign exchange gain                                        37,194            12,492           192,201
  Gain on settlement of convertible debt (note 9(c))        1,822,033                --                --
                                                        -------------     -------------     -------------
                                                           (1,832,013)       (4,013,455)       (3,527,469)
                                                        -------------     -------------     -------------

Loss for the year                                       $ (14,291,681)    $ (10,987,026)    $  (9,914,629)
                                                        =============     =============     =============

Basic and diluted loss per share                        $       (0.06)    $       (0.13)    $       (0.37)

Weighted average number of common shares used in
  the computation of basic and diluted loss per
  share (note 17)                                         222,981,341        83,356,095        26,771,427
                                                        =============     =============     =============

See accompanying notes to consolidated financial statements.


                                      F-4

SMARTIRE SYSTEMS INC.
Consolidated Statements of Stockholders' Equity and Comprehensive Loss (Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003


                                                            Common shares          Additional     Deferred
                                                     --------------------------      paid-in        stock
                                                        Shares         Amount        capital     compensation        Deficit
                                                     -----------    -----------    -----------   ------------     ------------
Balance at July 31, 2002                              18,711,369    $42,514,482    $   885,461    $   (17,005)    $(38,116,601)
                                                     ===========    ===========    ===========    ===========     ============

Issuance of common shares for cash upon private
  placements, net of issuance costs of $289,172        6,964,286      1,810,828             --             --               --
Intrinsic value of beneficial conversion feature
  of convertible debentures plus fair value of
  warrants issued                                             --             --      5,157,521             --               --
Conversion of convertible debenture and accrued
  interest to common shares net of issuance
  costs of $628,526                                   24,381,133      3,024,395             --             --               --
Exercise of warrants for cash, net of issuance
  costs of $61,060                                     3,300,000        298,940             --             --               --
Issuance of shares as fees on equity line of
  credit                                                 478,412        300,000             --             --               --
Fair value of agent's warrants issued on private
  placements and convertible debentures                       --             --        502,367             --               --
Debt settlement through issuance of common shares        353,865         77,850             --             --               --
Issuance of shares and repricing of warrants to
  settle a potential claim                               850,000        178,500        136,544             --               --
Compensation expense                                          --             --             --         17,005               --
Loss for the period                                           --             --             --             --       (9,914,629)
Translation adjustment                                        --             --             --             --               --
                                                     -----------    -----------    -----------    -----------     ------------

Balance at July 31, 2003                              55,039,065     48,204,995      6,681,893             --     $(48,031,230)
                                                     ===========    ===========    ===========    ===========     ============

                                                          Accumulated
                                                             other
                                                         comprehensive      Stockholders'      Comprehensive
                                                              loss              equity         income (loss)
                                                         --------------     --------------     --------------
Balance at July 31, 2002                                 $     (977,291)    $    4,289,046     $   (7,000,269)
                                                         ==============     ==============     ==============

Issuance of common shares for cash upon private
  placements, net of issuance costs of $289,172                      --          1,810,828                 --
Intrinsic value of beneficial conversion feature
  of convertible debentures plus fair value of
  warrants issued                                                    --          5,157,521                 --
Conversion of convertible debenture and accrued
  interest to common shares net of issuance
  costs of $628,526                                                  --          3,024,395                 --
Exercise of warrants for cash, net of issuance
  costs of $61,060                                                   --            298,940                 --
Issuance of shares as fees on equity line of
  credit                                                             --            300,000                 --
Fair value of agent's warrants issued on private
  placements and convertible debentures                              --            502,367                 --
Debt settlement through issuance of common shares                    --             77,850                 --
Issuance of shares and repricing of warrants to
  settle a potential claim                                           --            315,044                 --
Compensation expense                                                 --             17,005                 --
Loss for the period                                                  --         (9,914,629)        (9,914,629)
Translation adjustment                                          408,937            408,937            408,937
                                                         --------------     --------------     --------------

Balance at July 31, 2003                                       (568,354)         6,287,304         (9,505,692)
                                                         ==============     ==============     ==============

See accompanying notes to consolidated financial statements

SMARTIRE SYSTEMS INC.
Consolidated Statements of Stockholders' Equity and Comprehensive Loss (Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003


                                                                                                                    Accumulated
                                                                Common shares         Additional                        other
                                                          ------------------------     paid-in                     comprehensive
                                                            Shares         Amount       capital        Deficit           loss
                                                          -----------   -----------   -----------    ------------   --------------
Balance as at July 31, 2003                                55,039,065   $48,204,995   $ 6,681,893    $(48,031,230)  $     (568,354)
                                                          ===========   ===========   ===========    ============   ==============

Exercise of stock options for cash (note 11 (e))               79,400        15,880            --              --               --
Intrinsic value of beneficial conversion feature of
  convertible debentures plus fair value of warrants
  issued (note 9)                                                  --            --     2,457,023              --               --
Conversion of convertible debentures and accrued
  interest to common shares allocated pro-rata
  between additional paid-in-capital and common
  shares, net of issuance costs of $156,133 (note 8)       20,882,076     5,344,961    (2,788,277)             --               --
Exercise of warrants for cash, net of issuance costs
  of $78,370 (note 11(f))                                  12,463,231     3,702,985    (1,601,970)             --               --
Issuance of shares and warrants as fees for
  services received (note 11(c))                              200,000        34,800        63,375              --               --
Fair value of agent's warrants issued on private
  placement of convertible debentures (note 8(b))                  --            --        15,699              --               --
Issuance of shares as fees on equity line of credit
  (note 11 (d))                                             3,605,769       375,000      (375,000)             --               --
Cash cost incurred for equity line (note 11(d))                    --            --       (35,420)             --               --
Shares issued upon draw downs on equity line of
  credit, net of issuance cost of $60,601 (note 11(d))     10,861,220       689,399            --              --               --
Loss for the period                                                --            --            --     (10,987,026)              --
Translation adjustment                                             --            --            --              --          267,483
                                                          -----------   -----------   -----------    ------------   --------------

Balance at July 31, 2004                                  103,130,761    58,368,020     4,417,323     (59,018,256)        (300,871)
                                                          ===========   ===========   ===========    ============   ==============

Exercise of stock options for cash (note 11(e))             6,059,998       787,800      (606,000)             --               --
Conversion of convertible debentures and accrued
  interest to common shares allocated pro-rata
  between additional paid-in-capital and common shares     51,340,389     2,147,293      (648,644)             --               --
  (note 9)
Intrinsic value of beneficial conversion feature of
  convertible debt (note 9)                                        --            --    11,005,243              --               --
Settlement of convertible debt (note 9(c))                         --            --      (677,966)     (1,822,033)
Intrinsic value of beneficial conversion feature of
  preferred shares (note 10)                                       --            --     3,999,999              --               --
Financing cost related to preferred shares (note 10)               --            --      (145,000)                              --
Financing cost related to convertible debentures
  (note 9)                                                         --            --    (1,038,037)             --               --
Exercise of warrants for cash, net of issuance
  costs of $46,872 (note 11(e)(ii))                        18,940,560     1,588,643    (1,017,299)             --               --
Cash-less exercise of warrants (note 11 (b)(ii))           13,364,073     1,026,617    (1,026,617)                              --
Shares issued upon draw downs on equity line, net of
  issuance cost of $515,170 (note 11(b)(i))                78,887,710     2,505,766       410,420              --               --
Shares issued as placement fees on equity line of
  credit (note 11(d))                                          75,188        10,000            --              --               --
Shares issued as compensation for services (note 11(c))     6,764,205       261,578            --              --               --
Compensation expense (note 3(o))                                   --            --     4,018,075              --               --
Loss for the period                                                --            --            --     (14,291,861)              --
Translation adjustment                                             --            --            --              --          429,764
                                                          -----------   -----------   -----------    ------------   --------------
Balance at July 31, 2005                                  278,562,884    66,695,717    18,691,497     (75,132,150)         128,893
                                                          ===========   ===========   ===========    ============   ==============

                                                          Stockholders'    Comprehensive
                                                              equity       income (loss)
                                                          --------------   --------------
Balance as at July 31, 2003                               $    6,287,304   $   (9,505,692)
                                                          ==============   ==============

Exercise of stock options for cash (note 11 (e))                  15,880               --
Intrinsic value of beneficial conversion feature of
  convertible debentures plus fair value of warrants
  issued (note 9)                                              2,457,023               --
Conversion of convertible debentures and accrued
  interest to common shares allocated pro-rata
  between additional paid-in-capital and common
  shares, net of issuance costs of $156,133 (note 8)           2,556,684               --
Exercise of warrants for cash, net of issuance costs
  of $78,370 (note 11(f))                                      2,101,015               --
Issuance of shares and warrants as fees for
  services received (note 11(c))                                  98,175               --
Fair value of agent's warrants issued on private
  placement of convertible debentures (note 8(b))                 15,699               --
Issuance of shares as fees on equity line of credit
  (note 11 (d))                                                       --               --
Cash cost incurred for equity line (note 11(d))                  (35,420)              --
Shares issued upon draw downs on equity line of
  credit, net of issuance cost of $60,601 (note 11(d))           689,399               --
Loss for the period                                          (10,987,026)     (10,987,026)
Translation adjustment                                           267,483          267,483
                                                          --------------   --------------

Balance at July 31, 2004                                       3,466,216      (10,719,543)
                                                          ==============   ==============

Exercise of stock options for cash (note 11(e))                  181,800               --
Conversion of convertible debentures and accrued
  interest to common shares allocated pro-rata
  between additional paid-in-capital and common shares         1,498,649               --
  (note 9)
Intrinsic value of beneficial conversion feature of
  convertible debt (note 9)                                   11,005,243               --
Settlement of convertible debt (note 9(c))                    (2,499,999)              --
Intrinsic value of beneficial conversion feature of
  preferred shares (note 10)                                   3,999,999               --
Financing cost related to preferred shares (note 10)            (145,000)              --
Financing cost related to convertible debentures
  (note 9)                                                    (1,038,037)              --
Exercise of warrants for cash, net of issuance
  costs of $46,872 (note 11(e)(ii))                              571,344               --
Cash-less exercise of warrants (note 11 (b)(ii))                      --               --
Shares issued upon draw downs on equity line, net of
  issuance cost of $515,170 (note 11(b)(i))                    2,916,186               --
Shares issued as placement fees on equity line of
  credit (note 11(d))                                             10,000               --
Shares issued as compensation for services (note 11(c))          261,578               --
Compensation expense (note 3(o))                               4,018,075               --
Loss for the period                                          (14,291,861)     (14,291,861)
Translation adjustment                                           429,764          429,764
                                                          --------------   --------------
Balance at July 31, 2005                                      10,383,957      (13,862,097)
                                                          ==============   ==============


See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
Consolidated Statements of Cash Flows
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003


                                                                   2005               2004               2003
                                                               ------------       ------------       ------------
Cash provided used for:
Operating activities:
  Loss for the year                                            $(14,291,861)      $(10,987,026)      $ (9,914,629)
  Items not affecting cash:
    Depreciation and amortization                                 1,497,250          1,371,717          1,236,870
    Stock-compensation expense                                    4,279,653                 --             17,005
    Non-cash interest, penalties and finance charges              3,524,805          3,842,107          3,694,914
    Inventory write-down                                            500,000                 --                 --
    Issuance of shares and warrants for services received                --             98,175                 --
    Issuance of shares and repricing of warrants to
      settle a potential claim                                           --                 --            315,044
    Gain on settlement of convertible debt (note 9(c))           (1,822,033)                --                 --
  Change in non-cash working capital:
    Receivables                                                     (44,507)           170,127           (182,366)
    Deferred revenue                                                     --                 --              9,423
    Deferred financing expense                                           --                 --             (5,000)
    Inventory                                                       (67,943)        (2,391,749)           594,333
    Prepaid expenses                                                 82,153            (50,265)           240,861
    Accounts payable and accrued liabilities                       (477,512)           374,794           (434,556)
                                                               ------------       ------------       ------------

  Net cash used in operating activities                          (6,819,995)        (7,572,120)        (4,428,101)

Investing activities:
  Purchase of capital assets                                        (73,511)          (446,780)           (62,978)
                                                               ------------       ------------       ------------

  Net cash used in investing activities                             (73,511)          (446,780)           (62,978)

Financing activities:
  Cash received on exercise of stock options                        181,800             15,880                 --
  Cash received on issuance of common shares                             --                 --          2,100,000
  Cash received on exercise of warrants (note 11)                   618,217          2,179,385            360,000
  Proceeds from equity line of credit (note 11)                   2,725,000            750,000                 --
  Proceeds from convertible debentures (note 9)                  34,195,000          2,725,000          5,618,000
  Proceeds from preferred shares (note 10)                        4,000,000                 --                 --
  Proceeds from promissory notes (note 8)                           875,000          1,500,000            250,000
  Repayment of convertible debentures (note 9)                   (3,360,930)                --                 --
  Financing costs                                               (19,989,564)          (626,696)          (886,799)
  Repayment of promissory notes (note 8)                         (2,375,000)          (305,715)        (1,600,000)
                                                               ------------       ------------       ------------

  Net cash provided by financing activities                      16,869,523          6,237,854          5,841,201

Effect of exchange rate differences on cash
  and cash equivalents                                                7,076             14,022            (32,396)
                                                               ------------       ------------       ------------

Net increase (decrease) in cash and cash equivalents              9,983,093         (1,767,024)         1,317,726

Cash and cash equivalents, beginning of year                         76,670          1,843,694            525,968
                                                               ------------       ------------       ------------

Cash and cash equivalents, end of year                         $ 10,059,763       $     76,670       $  1,843,694
                                                               ============       ============       ============

Supplementary information:
  Interest and finance charges paid                            $    235,593       $    189,713       $     27,591
Non-cash investing and financing activities:
  Conversion of convertible debentures to common shares           1,475,517          2,556,684          3,024,395
  Fair value of agents warrants issued in conjunction
    with private placements                                              --             15,699            502,367
  Settlement of debt through issuance of common shares                   --                 --             77,850
  Issuance of shares as consideration for equity line
    of credit                                                     2,725,000            375,000            300,000
  Financing costs included in accounts payable                           --             52,859             30,000
  Shares issued for services                                        261,578                 --                 --
                                                               ============       ============       ============


See accompanying notes to consolidated financial statements.


                                      F-7

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

1. Operations:

The Company and its subsidiaries develop and market products incorporating wireless data transmission and processing technologies, primarily for the automotive and transportation industries. The Company's primary product is a wireless tire monitoring system which it currently markets for use on passenger vehicles, motorcycles, recreational vehicles, trucks, buses and other pneumatic tire applications. All sales of its product are made in this industry segment.

2. Going concern:

The Company has incurred recurring operating losses and has a deficit of $75,132,150 and working capital of $7,510,569 as at July 31, 2005. During the year ended July 31, 2005, the Company used cash of $6,893,506 in operating and investing activities.

During fiscal 2005, the Company realized gross cash proceeds of $42,595,017 (2004 - $7,170,265) from financing activities, issued 62.5 million warrants and arranged a $160.0 million (2004 - $15.0 million) equity line of credit (note 11(d)) to fund its operations.

The Company may require additional financing to fund its operations as there can be no assurance that the Company can draw down amounts under the equity line of credit as drawdowns are subject to an effective Registration Statement filed with the SEC. Such a registration statement is not yet effective (note 19(b)). These consolidated financial statements have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that the Company's assets will be realized and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.

3. Significant accounting policies:

(a) Basis of presentation:

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, SmarTire USA Inc., SmarTire Europe Limited, and SmarTire Technologies Inc. All intercompany balances and transactions have been eliminated.

(b) Research and development costs:

Research and development costs are expensed as incurred. Equipment used in research and development is capitalized only if it has an alternative future use.

(c) Cash and cash equivalents:

Cash and cash equivalents includes investments in short-term investments with a term to maturity when acquired of 90 days or less.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

3. Significant accounting policies (continued):

Cash and cash equivalents included in the statements of cash flows is comprised of the following amounts:

                                                 2005        2004        2003
                                             -----------   --------   ----------
      Cash on hand and balances with banks   $10,059,763   $ 76,670   $  264,628
      Cash equivalents                                --         --    1,554,066
                                             -----------   --------   ----------
                                             $10,059,763   $ 76,670   $1,818,694
                                             ===========   ========   ==========

(d) Inventory:

Inventory of raw materials are recorded at the lower of cost, determined on a first-in, first-out basis, and net realizable value. Inventory of finished goods and work-in progress are recorded at the lower of average cost and net realizable value. Average cost is determined using the weighted-average method and includes invoice cost, duties and freight where applicable plus direct labour applied to the product and an applicable share of manufacturing overhead. A provision for obsolescence for slow moving inventory items is estimated by management based on historical and expected future sales and is included in cost of goods sold.

(e) Capital assets:

Capital assets are recorded at cost. Depreciation of computer hardware and software and office and shop equipment is provided for on the declining balance basis at 30% per annum. Leasehold improvements are depreciated over the lesser of their useful lives or the term of the lease.

(f) Deferred financing costs:

Deferred financing costs include cash payments made by the Company in conjunction with various financing instruments and placements. The fees associated with the convertible debentures are amortized over the respective terms of the convertible debentures. Fees related to the Standby Equity Distribution Agreement (Standby Equity Distribution Agreement) will be amortized into additional paid-in capital as the Company draws on the Standby Equity Distribution Agreement.

(g) Other assets:

Other assets include the license to manufacture and sell tire monitoring systems to the original equipment vehicle manufacturers (note 6). Other assets are recorded at cost and are being amortized over five years on a straight-line basis.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

3. Significant accounting policies (continued):

(h) Impairment of long-lived assets:

The Company monitors the recoverability of long-lived assets, based on estimates using factors such as expected future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets or to be realized on sale. The Company recognizes an impairment loss if the projected undiscounted future cash flows are less than the carrying amount. The amount of the impairment charge, if any, is measured equal to the excess of the carrying value over the expected future cash flows discounted using the Company's average cost of funds.

(i) Revenue recognition:

The Company recognizes revenue when there is persuasive evidence of an arrangement, goods are shipped and title passes, collection is probable, and the fee is fixed or determinable. Customer acceptance is used as the criterion for revenue recognition when the product sold does not have an established sales history to allow management to reasonably estimate returns and future provisions. Provisions are established for estimated product returns and warranty costs at the time the revenue is recognized. The Company records deferred revenue when cash is received in advance of the revenue recognition criteria being met. Revenue from engineering services is recognized on services as they are rendered and pre-defined milestones are achieved. Engineering services revenue for the year were nil (2004-$94,800 and 2003 - $173,400).

(j) Loss per share:

Basic loss per share computations are based on the weighted average number of shares outstanding during the year. If in a period the Company has outstanding dilutive stock options and warrants, diluted loss per share is calculated using the treasury stock method.

(k) Income taxes:

The Company accounts for income taxes in accordance with the asset and liability method. Under this method, deferred income taxes are recognized for the future income tax consequences attributable to differences between the financial statement carrying amounts and their respective income tax bases and for loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period of enactment. Deferred income tax assets are evaluated and if their realization is not considered to be "more likely than not", a valuation allowance is provided.

(l) Warranty costs:

The Company accrues warranty costs upon the recognition of related revenue, based on its best estimates, with reference to past experience. See note 17(b).

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

3. Significant accounting policies (continued):

(m) Foreign currency translation:

The Company's functional or primary operating currency is the Canadian dollar. The Company's financial statements are prepared in Canadian dollars before translation to the US dollar reporting currency. The Company translates transactions in currencies other than the Canadian dollar at the exchange rate in effect on the transaction date. Monetary assets and liabilities denominated in a currency other than the Canadian dollar are translated at the exchange rates in effect at the balance sheet date. The resulting exchange gains and losses are recognized in earnings.

Amounts reported in Canadian dollars have been translated into US dollars as follows: assets and liabilities are translated into US dollars at the rate of exchange in effect at the balance sheet date and revenue and expense items are translated at the average rates for the period. Unrealized gains and losses resulting from the translation into the reporting currency are accumulated in accumulated other comprehensive loss, a separate component of stockholders' equity.

(n) Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management at the date of the financial statements to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts to revenues and expenses during the reporting period. Significant areas requiring the use of estimates include estimating the net realizable value of inventory, the future cash flows for assessing the net recoverable amount of long-lived assets, stock-based compensation, product returns and accrued liabilities. Actual results may differ from those estimates.

(o) Stock-based compensation:

The Company has elected under FAS 123, Accounting for Stock-based Compensation, to account for employee stock options using the intrinsic value method. This method is described in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As the Company grants stock options with an exercise price not less than the market value of the underlying common shares on the date of grant, no compensation expense is required to be recognized under APB 25 for fixed plan awards.

If the exercise price of an employee stock option award is not fixed in the functional currency of the Company or in the currency the employee is paid, the award is accounted for as a variable award until the award is exercised, forfeited, or expires unexercised. The Company measures compensation as the amount by which the quoted market value of the common shares of the Company's stock covered by the grant exceeds the option price, with changes in the market price included in the measurement of loss.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

3. Significant accounting policies (continued):

FAS 123 uses the fair value method of calculating the cost of stock option grants. Had compensation cost for employee stock options been determined by this method, net loss and net loss per share would have been as follows:


                                                   2005             2004             2003
                                               ------------     ------------     ------------
      Net loss:
        As reported                            $(14,291,861)    $(10,987,026)    $ (9,914,629)
        Stock-based compensation expense
          recognized using intrinsic value
          method (variable award)                 4,018,075               --           17,005
        Stock-based compensation expense
          determined under fair value based
          method for all awards                  (1,101,411)      (1,291,736)        (738,339)
                                               ------------     ------------     ------------

        Pro forma                              $(11,375,197)    $(12,278,762)    $(10,635,963)
                                               ============     ============     ============

      Basic and diluted loss per share:
         As reported                                  (0.06)           (0.13)           (0.37)
         Pro forma                                    (0.05)           (0.15)           (0.40)
                                               ============     ============     ============

The Company recognizes compensation expense on a straight-line basis over the vesting period beginning on the date the stock option is granted.

The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option valuation model with the following range of weighted average assumptions.

                                                  2005          2004          2003
                                               ----------    ----------    ----------
      Expected dividend yield                          0%            0%            0%
      Expected stock price volatility            137-147%      139-152%      128-155%
      Risk-free interest rate                  3.54-4.11%    3.28-4.08%      3.6-4.3%
      Expected life of options and warrants       5 years     3-5 years     2-5 years
                                               ==========    ==========    ==========

Weighted-average fair values of options granted during the year are as follows:

                                                          2005       2004       2003
                                                         -------    -------    -------
      Options whose exercise price at date of grant:
        Equals the market price of stock                 $  0.03    $  0.07    $  0.72
        Exceeds the market price of stock                   0.02       0.16       0.94
                                                         =======    =======    =======


                                      F-12

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

3. Significant accounting policies (continued):

The Company recognizes compensation expense for stock options, common stock and other instruments issued to non-employees for services received based upon the fair value of the equity instruments issued as the services are performed and the instrument is earned.

(p) Fair value of financial assets and liabilities:

Carrying amounts of certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate their fair value due to their short maturities. It was not practicable to estimate the fair value of the convertible debentures and the redeemable preferred shares, as they are not publicly traded or quoted and an active and liquid market does not exist for investments with similar terms, risks and other features. These instruments are convertible into the Company's common shares that currently trade in a limited volume relative to the number of shares that are issued and outstanding. The underlying value of the Company is dependent on future sales, income and product development that are, at least in part, outside of the Company's control. The existence of doubt about the Company's ability to continue as a going concern results in uncertainty about the future, and certain of the instruments are held by related parties. Information as to the terms, including the determination of carrying values, interest rates and maturity dates are set out in notes 9 and 10.

(q) Comprehensive income:

Under SFAS 130, Reporting Comprehensive Income, the Company is required to report comprehensive income, which includes net loss as well as changes in equity from non-owner sources. The other changes in equity included in comprehensive income for the periods presented comprise the foreign currency cumulative translation adjustments. Accumulated other comprehensive loss is presented in the consolidated statements of stockholders' equity and comprehensive loss.

(r) Recent accounting pronouncements:

In May 2005, the FASB issued Statement of Financial Accounting Standard No. 154, "Accounting Changes and Error Corrections - A Replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS No. 154"), that changes the reporting of certain accounting changes specified in APB Opinion No. 20, "Accounting Changes" ("ABP 20"). APB 20 required that most changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to a new accounting principle. SFAS No. 154 requires retrospective application for changes in accounting principle, unless it is impracticable to determine either the cumulative effect or the period-specific effects of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS No. 154 requires that the new accounting policy be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate balance sheet caption) for that period.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

3. Significant accounting policies (continued):

(r) Recent accounting pronouncements (continued):

When it is impracticable for an entity to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS No. 154 requires the new accounting principle to be applied as if it were made prospectively from the earliest date practicable. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 may have a material impact on the presentation of the Company's financial position or results of operations in the event that a material change in accounting principle or correction of error occurs.

In December 2004, the FASB issued Statement of Financial Accounting Standard No. 123 (Revised 2004), "Share-Based Payment" ("SFAS No. 123R") that requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS No. 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. SFAS No. 123R replaces SFAS No. 123 and supersedes APB No. 25. SFAS No. 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that statement permitted entities the option of continuing to apply the guidance in APB No. 25 as long as the footnotes to the financial statements disclosed what net income would have been had the preferable fair-value-based method been used. The Company has not yet determined the affect that the adoption of this new statement will have on the Company's historical financial position or results of operations, however it is expected to include the increase in compensation expense for equity and liability instruments issued to directors and employees of the company in the future.

In December 2004, the FASB issued Statement of Financial Accounting Standard No. 153, " Exchanges of Non-monetary Assets - an Amendment of APB Opinion No. 29" ("SFAS No. 153"), that amends APB Opinion No. 29, "Accounting for Non-monetary Transactions" ("APB No. 29"). The amendments made by SFAS No. 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have "commercial substance." Previously, APB No. 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. The provisions in SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have a material impact on the Company's financial position or results of operations.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

3. Significant accounting policies (continued):

In December 2004, the FASB issued Statement of Financial Accounting Standard No. 151, "Inventory Costs" ("SFAS No. 151"), that requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material expenses to be recognized as current period charges. Additionally, SFAS No. 151 requires that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The standard is effective for fiscal years beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 151 to have a material impact on the Company' s financial position or results of operations.


4. Inventory:

                               2005            2004
                            ----------      ----------
      Raw materials         $1,362,608      $1,515,438
      Work in progress          45,332         554,421
      Finished goods         1,390,807       1,175,948
                            ----------      ----------
                            $2,798,747      $3,245,807
                            ==========      ==========


5. Capital assets:

                                                           Accumulated      Net book
      2005                                    Cost        amortization        Value
      ------------------------------      ------------    ------------    ------------
      Computer hardware and software      $    803,638    $    623,123    $    180,515
      Office and shop equipment              1,477,329       1,027,230         450,099
      Leasehold improvements                   224,901         138,752          86,149
                                          ------------    ------------    ------------
                                          $  2,505,868    $  1,789,105    $    716,763
                                          ============    ============    ============

                                                          Accumulated       Net book
      2004                                    Cost        amortization        Value
      ------------------------------      ------------    ------------    ------------
      Computer hardware and software      $    697,178    $    509,980    $    187,198
      Office and shop equipment              1,336,068         786,049         550,019
      Leasehold improvements                   207,327         119,928          87,399
                                          ------------    ------------    ------------
                                          $  2,240,573    $  1,415,957    $    824,616
                                          ============    ============    ============

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

6. Other assets:

On December 13, 2000, the Company entered into an Assignment and Amendment Agreement with TRW Inc. ("TRW") that transferred to the Company the license to manufacture and sell tire pressure monitoring systems to the original equipment vehicle manufacturers of most medium and heavy duty trucks. Consideration consisted of 490,072 shares of common stock valued at $1,337,500, based on the market value of the Company's stock at the date of purchase, plus cash of $400,000.

On August 31, 2001, the Company and TRW entered into an agreement to restructure their strategic alliance. Under the terms of restructuring, the Company and TRW agreed to terminate a number of agreements. The Company has the right to manufacture and sell tire pressure monitoring systems to the original equipment vehicle manufacturers market ("OEM"). Consideration consisted of a promissory note of $2.8 million, carrying an interest rate of 6% per annum plus cash of $500,000. The balance of principal in the amount of $1,350,000 owed at July 31, 2002 was repaid during fiscal 2003 and interest of $97,542 on this balance was forgiven by TRW.

The rights are being amortized over five years on a straight-line basis.

                                                                   Accumulated       Net book
      2005                                             Cost        amortization        Value
      ---------------------------------------      ------------    ------------    ------------
      OEM - most medium and heavy duty trucks      $  1,737,500    $  1,574,381    $    163,119
      OEM - all other vehicles                        3,300,000       2,397,106         902,894
                                                   ------------    ------------    ------------
                                                   $  5,037,500    $  3,971,487    $  1,066,013
                                                   ============    ============    ============

                                                                   Accumulated       Net book
      2004                                             Cost        amortization        Value
      ---------------------------------------      ------------    ------------    ------------
      OEM - most medium and heavy duty trucks      $  1,737,500    $  1,190,402    $    547,098
      OEM - all other vehicles                        3,300,000       1,699,349       1,600,651
                                                   ------------    ------------    ------------
                                                   $  5,037,500    $  2,889,751    $  2,147,749
                                                   ============    ============    ============

Management believes that the net book value of its other assets of $1,066,013 as at July 31, 2005 is recoverable based on expectations of future cash flows from the Company's future sales of tire pressure monitoring systems. Management's belief is based on an undiscounted cash flow analysis of management's current best estimate of projected annual sales to the passenger vehicle and light truck OEM market plus management's projected sales to the medium and heavy truck OEM market.

SMARTIRE SYSTEMS INC.


Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

7. Accounts payable and accrued liabilities:

                                                         2005            2004
                                                      ----------      ----------
      Accounts payable                                $  311,296      $  888,652
      Accrued liabilities                                232,629         351,718
      Interest payable on convertible debentures         371,409          52,881
                                                      ----------      ----------
                                                      $  915,334      $1,293,251
                                                      ==========      ==========


8. Promissory notes:

(a) During the year ended July 31, 2004, the Company received total gross proceeds of $1,500,000 upon the issuance of two unsecured short-term promissory notes of $750,000 each, to an accredited investor. Each note bore interest at a rate of 8% per annum and was repayable on August 13, 2004 and September 16, 2004 respectively. As a commitment fee, the holder of the notes received a total of $150,000.

(b) During the year ended July 31, 2005, the Company received gross proceeds of $875,000 as follows:

i. On November 16, 2004, the Company received gross proceeds of $250,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. There were no fees on the note. The note bore interest at a rate of 12% per annum and was repayable on December 15, 2004.

ii. On November 30, 2004, the Company received gross proceeds of $275,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bore interest at a rate of 12% per annum and was repaid on December 30, 2004. As a commitment fee, the holder of the note received $27,500.

iii. On February 9, 2005, the Company received gross proceeds of $350,000 upon the issuance of an unsecured short-term promissory note to an accredited investor. The note bore interest at a rate of 10% per annum and was repaid on March 16, 2005. As a commitment fee, the holder of the note received $35,000.

(c) During the year ended July 31, 2005, the Company repaid all of its outstanding promissory notes. In total, the Company repaid $2,375,000 of principal and $61,462 in interest on its promissory notes.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

9. Convertible debentures:

                                                      Redemption                            Balance to
                                                         value              Debt            be accreted
                                                        of debt          component            to debt
                                                     ------------       ------------       ------------
Balance as at July 31, 2003                          $  1,966,667       $          3       $  1,966,664

  Issuance of 11% discounted convertible
    debentures (b)                                      3,493,590          1,036,567          2,457,023

  Discount in convertible debentures (b)                       --           (768,590)           768,590

  Cash repayment of discounted
    convertible debentures (b)                           (305,715)          (305,715)                --

  Conversion of 8% and 7% convertible
    debentures into common shares (a)                  (1,691,667)        (1,691,667)                --

  Conversion of discounted convertible
    debentures into common shares (b)                    (840,688)          (840,688)                --

  Accretion of deemed debt discount to
    interest expense (b)                                       --          3,236,921         (3,236,921)
                                                     ------------       ------------       ------------

Balance as at July 31, 2004                             2,622,187            666,831          1,955,356

  New issuances:
  5% convertible debentures (c)                         2,695,000          1,964,153            730,847
  5% convertible debentures (d)                         1,500,000                  1          1,499,999
  10% convertible debenture (e)                        30,000,000         21,225,601          8,774,399

  Redemptions/repayments:
  5% convertible debenture (c)                         (2,500,000)        (1,822,033)          (677,967)
  Discounted convertible debentures (b)                  (860,929)          (860,929)                --
  Withholding taxes paid                                  (12,667)           (12,667)                --

  Conversions:
  8% convertible debenture (a)                           (160,000)          (160,000)                --
  Discounted convertible debentures (b)                (1,315,517)        (1,315,517)                --

  Interest accretion:
  8% convertible debentures (a)                                --            274,999           (274,999)
  Discounted convertible debentures (b)                        --          1,680,357         (1,680,357)
  5% convertible debentures (c)                                --             52,881            (52,881)
  10% convertible debentures (e)                               --            163,315           (163,315)

  Penalties and other incurred:
  Discounted convertible debentures (b)                   128,259            128,259                 --
                                                     ------------       ------------       ------------

Balance as at July 31, 2005                            32,096,333         21,985,251         10,111,082
Less: Current portion of convertible debentures         8,109,666          4,866,584          3,243,082
                                                     ------------       ------------       ------------

                                                     $ 23,986,667       $ 17,118,667       $  6,868,000
                                                     ============       ============       ============


                                      F-18

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

9. Convertible debentures (continued):

As at July 31, 2005 the following convertible debentures with respective redemption values were outstanding:

i) $115,000 of the 8% convertible debentures issued on July 17, 2003;

ii) $286,333 of the convertible debentures issued at a 22% original discount from the face principal amount on December 24, 2003;

iii) $195,000 of the 5% convertible debenture issued on December 15, 2004;

iv) $1,500,000 of the 5% convertible debenture issued on May 27, 2005;

v) $30,000,000 of the 10% convertible debentures issued on June 23, 2005.

At January 31, 2005 and April 30, 2005, the Company was in violation of all existing convertible debenture agreements. As a result of this violation, the Company accreted interest to adjust the carrying value of all existing convertible debentures to their redemption value. As at July 31, 2005, the Company was in compliance with all terms and conditions of all existing convertible debentures. However, subsequent to year-end, the Company was in violation of certain terms of its convertible debentures and preferred shares. The Company has taken certain steps to remedy these violations (note 19(b)).

(a) $1,700,000 - 8% convertible debenture and $2,800,000 - 7% convertible debenture issued on June 17, 2003.

On June 17, 2003, the Company closed a private placement of 7% convertible debentures in three 8 tranches pursuant to Rule 506 of Regulation D under the Securities Act of 1933, for gross proceeds of $2,800,000. On July 17, 2003, the Company closed another private placement of 8% convertible debentures pursuant to Rule 506 of Regulation D under the Securities Act of 1933, for gross proceeds of $1,700,000. Net cash proceeds from the convertible debentures were $4,016,978.

In connection with the offering of the convertible debentures, the Company issued 23,846,153 common share purchase warrants which were to expire between July 17, 2008 and November 10, 2008. These warrants were exercised during the year ended July 31, 2005. Advisors to the transactions received a cash commission of $360,000 and 180,000 share purchase warrants: 112,000 share purchase warrants for a period of five years, and 68,000 share purchase warrants for a period of three years. The fair value of these warrants at the date of grant was estimated at $77,640 using the Black-Scholes option valuation model using weighted average assumptions as disclosed in note 3(o). Additional expenses related to this offering were $123,022 plus 100,000 share purchase warrants exercisable at a price of $0.135 per share for a period of five years. The financing cost will be amortized over the lesser of the life of the convertible debentures or the date of redemption or conversion into common shares.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

9. Convertible debentures (continued):

Interest on the debentures is payable quarterly on March 1, June 1, September 1 and December 1, and at maturity, in cash or, at the Company's option, in shares of the Company's common stock at an interest conversion price equal to 90% of the lesser of the average closing bid price during the 20 trading days immediately preceding the interest payment date, or the average closing bid price during the 20 trading days immediately preceding the date on which the shares are issued if such shares are issued and delivered after the interest payment date. The Company's right to elect to pay accrued interest in shares of its common stock is subject to certain conditions, including the requirement that there shall be an effective registration statement qualifying the resale of the common stock to be issued to the holders of the convertible debentures in lieu of a cash interest payment. All overdue accrued and unpaid interest under the convertible debentures will be subject to a late fee at the rate of 18% per annum.

The Company may not prepay any portion of the principal amount on any convertible debenture without the prior written consent of the holder of the debenture.

The Company will be considered in default of the convertible debentures if certain events occur. Once an event of default occurs, the holder of a convertible debenture can elect the Company to immediately repay a mandatory prepayment amount as outlined in the agreement.

If an event of default occurs, the holder of a convertible debenture can elect to require the Company to immediately repay a mandatory prepayment amount equal to the greater of:

i) 120% of the principal amount of the debenture, plus all accrued and unpaid interest and any other amounts outstanding in respect of the debenture; or

ii) 120% of the principal amount of the debenture, plus all accrued and unpaid interest and any other amounts outstanding in respect of the debenture, divided by the conversion price of the debenture, and multiplied by the greater of:

a. the last reported closing bid price for our common stock on the date on which the payment is due, or

b. the last reported closing bid price for our common stock on the date on which the payment actually paid.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

9. Convertible debentures (continued):

For accounting purposes, the proceeds from the issuance of these convertible debentures were primarily allocated to the fair value of warrants issued and the beneficial conversion feature. The fair value of the warrants was calculated using the Black Scholes option model using assumptions as disclosed in note 3(o). The remaining value of the proceeds of $3 was allocated to debt and is being accreted to the redemption value of the convertible debentures over the period from the date of issuance to the initial maturity dates of May 19, 2005 and July 16, 2006.

During the year ended July 31, 2004, $1,691,667 of principal and $41,270 of interest were converted into common shares resulting in the issuance of 13,601,799 common shares. Interest accretion of $1,732,935 was charged in the statement of operations as interest expense upon conversion of convertible debentures.

During the year ended July 31, 2005, $160,000 of principal and interest and were converted into common shares resulting in the issuance of 6,106,143 common shares. Interest accretion of $274,999 was charged in the statement of operations as interest expense upon conversion of the convertible debentures.

(b) $3,493,590 - 11% discounted convertible debentures issued on December 24, 2003 On December 24, 2003, the Company closed a private placement of discounted unsecured convertible debentures in the aggregate principal amount of $3,493,590. The Company also issued 7,939,978 warrants exercisable at $0.25 (subject to adjustment pursuant to the anti-dilution provisions contained in the warrants) with an expiry period of 5 years. The Company issued the convertible debentures at a 22% original issue discount from the face principal amount (based on a notional interest rate of 11% per annum for each year of the two-year term of the debentures), resulting in gross proceeds of $2,725,000. The discount of $768,590 has been netted against the face value of debentures and is being amortized over the maturity period. Advisors to the transaction received a cash commission of $218,000 and 109,000 three year share purchase warrants exercisable at a price of $0.25 each (subject to adjustment pursuant to the anti-dilution provisions contained in the warrants). The fair value of these warrants at the date of grant was estimated at $15,699. The fair value of these warrants was estimated on the date of issuance using the Black-Scholes option valuation model using the volatility 141%, risk free interest rate 3.28%, expected life of warrants 3 years. In addition, expenses of $46,894 for professional fees related to this transaction were incurred. The discounted convertible debentures do not otherwise bear interest, and will mature on April 1, 2006. The outstanding principal amount of each debenture may be converted at any time into shares of the Company's common stock, in whole or in part, at the option of the holder of the debenture at a set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures). The Company was to make the monthly redemption payments of $145,566 over two years in cash unless during the twenty trading day prior notice period immediately prior to the applicable monthly redemption date the Company irrevocably notifies the holder that it will issue underlying shares in lieu of cash at a conversion price equal to the lesser of:

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

9. Convertible debentures (continued):

(i) the set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures), and

(ii) 85% of the average of the closing prices of the Company's common stock for twenty days immediately preceding the applicable monthly redemption date, provided that certain conditions are met, including the condition that the underlying shares of common stock shall have been registered under the Securities Act of 1933, as amended.

For accounting purposes, the proceeds from the issuance of these convertible debentures were allocated to the fair value of the warrants issued and the intrinsic value of the beneficial conversion feature which amounted to $861,351 and $1,595,672, respectively. The fair value of the warrants was calculated using the Black-Scholes option valuation model using assumptions consistent with those disclosed in note 3(o). The remaining proceeds of $1,036,567 was allocated to debt and is being accreted to the redemption value of the convertible debentures over the maturity period. Monthly redemption payments for February, March, April and May 2004 were made in shares of the Company, except for one cash payment of $14,583. Monthly redemption payments of $145,566 for each of June and July were made in cash. During the year ended July 31, 2004, holders of discounted convertible debentures also converted $273,000 of convertible debentures into common shares. This resulted in additional interest accretion of $240,085. During the year ended July 31, 2004, interest accretion of $1,206,762 was charged to the statement of operations as interest expense.

During August 2004, the Company defaulted on payments to holders of its discounted convertible debentures. In response to the default, certain debenture holders filed legal actions against the Company. On September 24, 2004, the Company and holders of the discounted convertible debentures signed an agreement which provided for: withdrawal of legal action; an immediate exercise of 18,226,274 warrants at $0.03 for gross proceeds to the Company of $546,788; conversion of $734,388 of discounted debentures into 24,479,630 common shares; a lock-up provision that establishes a daily limit on the number of shares that can be traded by the debenture holders. In addition, the holders of $308,444 of discounted debentures converted these debentures to common shares. Between April 27, 2005 and May 23, 2005, the company entered into redemption, release and settlement agreements with holders of the Company's discounted convertible debentures. Pursuant to such redemptions, the Company made cash payments of $860,929 (including a 20% premium amounting to $76,333), and issued 9,738,759 shares of common stock which were issued at an effective conversion price of $0.028 per share.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

9. Convertible debentures (continued):

On April 21, 2005, one holder of this discounted debenture in the amount of $91,726 provided the Company with notice of a summons with the Supreme Court of the State of New York. The holder is alleging that the Company wrongfully refused to honor its request to convert this debt into 9,268,875 common shares of the Company. The holder is seeking $4,393,360 plus interest from April 25, 2005 and attorneys fees. It is not possible to determine whether the debenture holder will be successful in their legal action. The Company has recorded a liability of $128,259 which includes the outstanding principal, premium and penalties.

During the year ended July 31, 2005, $2,631,033 of principal was converted into common shares resulting in the issuance of 45,234,246 common shares. Interest accretion of $1,680,357 was charged to the statement of operations as interest expense upon conversion of the discounted convertible debentures.

(c) $195,000 - 5% convertible debentures and $2,500,000 - 5% convertible debenture issued on December 15, 2004

On December 15, 2004 the Company closed two private placements of 5% convertible debentures, $195,000 maturing on December 15, 2006 and $2,500,000 maturing on December 15, 2007, for gross proceeds of $2,695,000 and net cash proceeds of $2,394,644. Advisors to the transactions received cash commissions of $279,250. Additional expenses related to these offerings were $21,106. The financing cost was recorded as deferred financing costs and was amortized over the lesser of the life of the convertible debenture or the date of redemption or conversion into common shares.

Principal under the convertible debentures is convertible at the option of the holder as per terms of the agreement.

The Company also has the right to redeem the convertible debentures, in whole or in part, at 120% of the face value of each convertible debenture. The investor is to receive 50,000 redemption warrants for every $100,000 redeemed.

For accounting purposes, the Company calculated the intrinsic value of the beneficial conversion feature amounting to $730,847 and recorded it as additional paid-in capital. The remaining value of $1,964,153 is recorded as a liability and will be accreted to its aggregate face value of $2,695,000 over the maturity period.

Interest on the remaining principal under the convertible debentures that aggregate $195,000 is payable semi-annually beginning June 15, 2005 and every subsequent six month period that the principal balance remains unpaid. During the year, the Company accreted the original assigned debt component to its full face value, resulting in interest expense of $52,881 being charged to the statement of operations.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

9. Convertible debentures (continued):

On December 15, 2004, SmarTire issued a $2.5 million convertible debenture for gross proceeds of $2.5 million and net proceeds of $2.2 million. This debenture was redeemable in whole or in part, at 120% of the face value. For every $100,000 redeemed, the investor was to receive 50,000 redemption warrants. The redemption warrants, if issued, were to be exercisable at 120% of the closing bid price on our as reported by Bloomberg, L.P. for the trading day immediately preceding the Closing Date.

On issuance of the debenture, under EITF 98-5, SmarTire calculated the intrinsic value of the beneficial conversion feature as $677,996 and recorded it as additional paid in capital with the remaining value classified as a liability On March 22, 2005, the debenture was repaid for $2.5 million from the proceeds from the issuance of 25,000 mandatory redeemable, convertible preferred stock for which SmarTire received gross proceeds of $4 million. No redemption warrants were issued as the preferred shares were issued to the same investor as the $2.5 million convertible debenture. Under EITF 00-27, Issue 12(b), the reacquisition price allocated to the convertible feature was $2,499,999 (based on a share price at the reacquisition date of $0.034 and the $0.01 conversion price). The remaining amount of the reacquisition proceeds of $1 was allocated to the liability. The difference between the $1,822,004 carrying value of the liability and the allocated reacquisition proceeds of $1 was recognized as a gain in the income statement.

The gain on the settlement of the liability portion of the convertible debenture was recorded in the income statement under APB 26, paragraph 21.

(d) $1,500,000 - 5% convertible debenture issued on May 20, 2005

On May 20, 2005, the Company entered into a Securities Purchase Agreement to issue a $1,500,000 5% debenture convertible at the option of the holder at $0.028 per share that matures on September 1, 2006. Principal will be due and payable in 12 equal installments of $125,000 commencing October 1, 2005 and subsequent installments will be due and payable on the first day of each calendar month thereafter until the outstanding principal balance is paid in full. Interest on the outstanding principal balance is due and payable monthly, in arrears, commencing on August 1, 2005 and will continue to be payable on the first day of each calendar month thereafter that any amounts under the convertible debenture remain payable. Between April 25 and 29, 2005, funds for $1,100,000 of the convertible debenture were placed in escrow with the Company's legal council. From escrow, $457,999 was paid on April 27, 2005 to two debenture holders to redeem their convertible debentures.

For accounting purposes, the Company calculated the intrinsic value of the beneficial conversion feature amounting to $1,499,999 and recorded it as additional paid-in capital. The remaining $1 is recorded as a liability and accreted to its face value of $1,500,000 over the maturity period.

(e) $30,000,000 - 10% convertible debentures issued on June 23, 2005

On June 30, 2005, the Company closed a private placement of unsecured convertible debentures in the aggregate principal amount of $30.0 million. The Company paid a cash fee of $3.0 million for the convertible debentures and a cash structuring fee of $50,000 in connection with the Securities Purchase Agreement. The Company also issued 62.5 million warrants exercisable at $0.16 per share (subject to adjustment pursuant to adjustment as described below) with an expiry period of five years. The fair value of these warrants at the date of grant was estimated at $4,676,087. The fair value of these warrants was estimated using the Black-Scholes option valuation model using assumptions consistent with those disclosed in not 3 (o). The convertible debentures bear interest at 10% per annum, calculated on the basis of a 360-day year, and will mature on June 23, 2008. The outstanding principal amount of each debenture may be converted into shares of the Company's common stock, in whole or in part, at the option of the holder of the debenture at a set price of $0.1125 per share (subject to a adjustment as described below).

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

9. Convertible debentures (continued):

The debenture repayment terms are as follows:

(i) 10% convertible debenture due June 23, 2008, with a principal balance of $20.0 million, with principal and interest payments commencing on November 1, 2005 and subsequent installments due and payable on the first day of each calendar month thereafter until the outstanding principal balance is paid in full or the full $20.0 million convertible debenture is converted in full. In lieu of making an interest payment in cash, the Company may elect to make interest payments in shares of its common stock, the value of which would be the closing bid price of its common stock on the date the interest payment is due. Upon any full conversion by the investor of all of the principal and interest due under the convertible debenture, all of the payment obligations shall terminate.

(ii) 10% convertible debenture due June 23, 2008, with a principal balance of $8.0 million, with interest payments commencing on July 23, 2005 and subsequent installments due and payable on the first day of each calendar month thereafter until the outstanding principal balance is paid in full, or the full $8.0 million convertible debenture is converted in full. Principal shall be due and payable in five equal installments commencing on June 23, 2006 and subsequent installments shall be due and payable every six months thereafter on the 23rd day of each calendar month until the outstanding principal balance is paid in full or the full $8.0 million convertible debenture is converted in full. In lieu of making an interest payment in cash, the Company may elect to make interest payments in shares of its common stock, the value of which would be the closing bid price of its common stock on the date the interest payment is due. Upon any full conversion by the investor of all the principal and interest due under the convertible debenture, all of the payment obligations shall terminate.

(iii) 10% convertible debenture due June 23, 2008, with a principal balance of $2.0 million, with interest payments commencing on July 23, 2005 and subsequent installments due and payable on the first day of each calendar month thereafter until the outstanding principal balance is paid in full or the full $2.0 million convertible debenture is converted in full. Principal shall be due and payable in five equal installments commencing on June 23, 2006 and subsequent installments shall be due and payable every six months thereafter on the 23rd day of each calendar month until the outstanding principal balance is paid in full or the full $2.0 million convertible debenture is converted in full. In lieu of making an interest payment in cash, the Company may elect to make interest payments in shares of its common stock, the value of which would be the closing bid price of its common stock on the date the interest payment is due. Upon any full conversion by the investor of all the principal and interest due under the convertible debenture, all of the payment obligations shall terminate.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

9. Convertible debentures (continued):

In the event of any issuances of shares of common stock or rights, options, warrants or securities convertible or exercisable into common stock at a price per share of common stock less than the conversion price of the convertible debentures or exercise price of the warrants, the conversion price of such convertible debentures and warrants will be reduced to the lower purchase price. In addition, the conversion price of the convertible debentures and warrants will be subject to adjustment in connection with any subdivision, stock split, combination of shares or recapitalization. No adjustment will be made as a result of exercises of options, issued prior to June 23, 2005, to purchase shares of common stock issued for compensatory purposes pursuant to any of our stock option or stock purchase plans.

The 10% convertible debentures provide for various events of default that would entitle the holders to require the Company to immediately repay 100% of the outstanding principal amounts, plus accrued and unpaid interest, in cash, or shares of the Company's common stock with a conversion price reduced to 20% of the volume weighted average price of the Company's shares of common stock on June 30, 2005. If an event of default occurs, the Company may be unable to immediately repay the amount owed, and any repayment may leave the Company with little or no working capital in its business.

The Company will be considered in default of the 10% convertible debentures if any of the following events, among others, occurs:

(i) Failure to pay any amount due under a convertible debenture and such failure to pay remains uncured for 10 days;

(ii) Failure to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit any breach or default of any provision of the 10% convertible debentures;

(iii) The Company or any of its subsidiaries become bankrupt or insolvent;

(iv) Breach any of the Company's obligations under any other debt or credit agreements involving an amount exceeding $250,000;

(v) The Company's common stock ceases to be eligible for quotation on the principal market for its common stock (currently the OTC Bulletin Board), and fails to be quoted or listed for trading on another principal market (defined to mean the OTC Bulletin Board, the New York Stock Exchange, American Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market) within 20 trading days;

(vi) The Company or any subsidiary experiences a change of control;

(vii) The Company fails to file a registration statement within 60 days from June 23, 2005 with the Securities and Exchange Commission and such registration statement is not declared effective by the SEC within 120 days after filing;

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

9. Convertible debentures (continued):

(viii) If the effectiveness of the registration statement lapses for any reason or the holder of the convertible debentures is not permitted to resell the underlying shares of common stock, in either case, for more than five trading days or an aggregate of eight trading days and;

(ix) Failure to deliver common stock certificates to a holder prior to the fifth trading day after a conversion date or we fail to provide notice to a holder of our intention not to comply with requests for conversions of the convertible debentures; or failure to deliver the payment in cash pursuant to a `buy-in' within three days after notice is claimed delivered. A "buy-in" occurs if we fail to issue shares of Common Stock within five trading days after a notice of conversion is received and the holder requesting conversion purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by such holder of the underlying shares of Common Stock that the holder anticipated receiving upon such conversion.

The convertible debentures contain a contractual restriction on beneficial share ownership. They provide that the debenture holders may not convert the convertible debentures, or receive shares of the Company's common stock as payment of interest, to the extent that the conversion or receipt of the interest payment would result in the debenture holders, together with their respective affiliates, beneficially owning in excess 4.9% of the Company's then issued and outstanding shares of common stock. The debenture holders may waive the 4.9% beneficial ownership limitation upon providing the Company with not less than 65 days prior notice.

In connection with the execution of the Securities Purchase Agreement, on June 23, 2005, the Company entered into a Registration Rights Agreement with Cornell Capital Partners and Highgate House Funds pursuant to which the Company agreed to prepare and file, no later than 60 days after the date of the Registration Rights Agreement, with the Securities and Exchange Commission a registration statement on Form S-1 or SB-2 (or, if they are then eligible on Form S-3) under the Securities Act of 1933, as amended, for the resale by the investors of 266,666,666 shares of the Company's common stock to be issued upon conversion of the convertible debentures and 62.5 million shares of the Company's common stock to be issued upon exercise of the investors' warrants.

For accounting purposes, the proceeds from the issuance of these convertible debentures were allocated to the fair value of the warrants issued and the intrinsic value of the beneficial conversion feature which amounts to $4,676,089 and $4,098,310 respectively. The fair value of the warrants was calculated using the Black-Scholes option valuation model using assumptions consistent with those disclosed in note 3(o). The remaining proceeds of $21,225,601 were allocated to debt and is being accreted to the redemption value of the convertible debenture over the maturity period.

Of the total financing fee of $3,050,000, $2,165,500 was charged to deferred financing costs and $884,500 was charged to additional paid in capital. These financing fees will be amortized over the lesser of the life of the convertible debenture and the date of redemption or conversion into common shares.

During the year ended July 31, 2005, the Company recorded $163,315 of interest expense relating to interest accretion and charged it to the statement of operations.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

10. Preferred shares subject to mandatory redemptions:

On March 22, 2005, the Company closed a private placement of 25,000 5% convertible Class A preferred shares for gross proceeds of $4,000,000 and net cash proceeds of $3,865,000. Advisors to the transactions received cash commission of $115,000. Additional expenses related to this offering were $20,000. Proceeds of $2,850,000 from this financing were used to settle $2,500,000 convertible debenture entered into on December 15, 2004 and a $350,000 promissory note entered into on February 9, 2004.

Principal under convertible preferred shares may be converted into common shares by the holder in whole or in part from time to time at a conversion price of $0.01. Upon providing 3 business days advance written notice to holders, during which time the holder may elect to convert up to all of their convertible preferred stock, the Company may redeem up to 80% of the convertible preferred stock, in whole or in part, at 120% of the face value. The $4,000,000 convertible preferred stock is due and payable at maturity on December 22, 2006.

The holders of the preferred shares are entitled to receive dividends or distributions on a pro rata basis according to their holdings of the preferred shares when and if declared by our board of directors, in the amount of 5.0% per year. Dividends will be paid in cash and are cumulative. No declared and unpaid dividends will bear or accrue interest. Upon the Company's liquidation, dissolution, or winding-up, whether voluntary or involuntary, before any distribution or payment is made to any of the holders of common stock or any series of preferred stock, holders of the preferred shares are entitled to receive out of the Company's assets, an amount equal to $160 per share of the preferred share, plus all declared and unpaid dividends thereon, for each share of the preferred share held by the holder. Under the Registration Rights Agreements for the preferred shares, the Company will be considered in default of the preferred shares, if the Company fails to file a registration statement with the SEC within 30 days from the date of the agreement of March 22, 2005 and such registration statement is not declared effective by the SEC within 120 days after filing.

While the legal form of this financial instrument is that of preferred shares, due to the mandatory redemption on December 22, 2006, the substance of the instrument is that of a financial liability. For accounting purposes, these shares are considered to have both a debt and equity component. The equity component is related to the intrinsic value of the beneficial conversion feature at the issuance of the instrument and it equaled $3,999,999. The equity component value is recorded as additional paid-in capital. The remaining value of $1 is recorded as a liability. The carrying value of the liability portion is being accreted to its retraction value of $4,000,000, over a period from the date of issuance to its maturity date of December 22, 2006. Interest accretion is charged to the statement of operations as interest expense. Total financing costs of $145,000 was charged to additional paid-in capital as substantially all the value of preferred shares is treated as equity.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

11. Share capital:

(a) Authorized:

On December 10, 2004, the Company's authorized common share capital was increased to an unlimited number of shares (2004 - 300,000,000) pursuant to a special resolution of the shareholders adopted at the annual and special annual meeting of the Company held on December 10, 2004. The Company also has 100,000 preferred shares authorized for issuance, of which 25,000 were issued during the year (note 10).

On March 18, 2005, the Company filed articles of amendment to its articles of incorporation that set forth all the rights and preferences of its series A 5% convertible preferred stock.

(b) Common share and unit offerings:

During the year ended July 31, 2005, the Company received financing from the drawdown on the equity line as the Company issued 78,887,710 shares at effective prices ranging from $0.028 to $0.05 per share pursuant to the $15 million Standby Equity Distribution Agreement for gross proceeds of $2,725,000 and net proceeds of $2,584,250. In addition, $78,484 was reclassified from additional paid-in capital to share financing expense to record the proportionate share of costs on the equity line against the gross amount of draw downs. The issuance of these shares reduced the set price that the holders of the discounted and 8% convertible debentures can convert the convertible debentures into common stock and the exercise price of 14,612,907 warrants outstanding to $0.028.

(c) During the year ended July 31, 2004, 200,000 common shares with a fair market value of $0.174 per share, 300,000 share purchase warrants with an exercise price of $0.17 per share and 250,000 share purchase warrants with an exercise price of $0.20 per share were issued for services received. The fair value of these warrants at the date of grant was estimated at $63,375. The fair value of these warrants was estimated on the date of issuance using the Black-Scholes option valuation model using the weighted average assumptions consistent with those as described in note 3(o). Fair value of common shares and warrants of $98,175 has been exercised.

On January 19, 2005, the Company issued 5,752,945 shares of common stock to certain members of senior management of the Company for services rendered. The fair value of the shares at the date of issuance was $0.03 per share amounting to $172,588. In addition, on June 21, 2005, the Company issued 1,011,260 shares of common stock to a certain member of senior management of the Company for services rendered. The fair value of the shares at the date of issuance was $0.088 per share amounting to $88,990.

On May 19, 2004, the Company arranged a $15 million Standby Equity Distribution Agreement from a private investment company, Cornell Capital partners, LP. The agreement provided for the Company to, at its discretion, draw down $500,000 every seven business days, subject to an effective registration statement. In consideration for each draw down, the Company will sell shares of common stock at a 2% discount to the lowest closing bid prices for the 5 trading days after an advance notice is given by the Company. In addition, 5% of each advance will be retained by Cornell Capital as a commission.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

11. Share capital (continued):

(d) Standby equity distribution agreements:

On June 1, 2004, the Company filed a registration statement with the Securities and Exchange Commission to register the $15 million equity line of credit that was declared effective on June 14, 2004. On June 1, 2004, the Company issued 3,605,769 shares at an effective price of $0.104 per share as payment for the $365,000 commitment fee and $10,000 placement agency fee related to the Standby Equity Distribution Agreement. The Company also incurred additional costs of $35,420 in fees to prepare and file the registration statement. During the year ended July 31, 2004, the Company effected three draw downs of $250,000 each at prices of $0.090, $0.065 and $0.059, which resulted in the issuance of 10,861,220 common shares and net proceeds of $689,399. In addition, the Company incurred an additional $60,000 as a financing expense to advisors of the Standby Equity Distribution Agreement. On May 19, 2005, this $15.0 million Standby Equity Distribution Agreement was terminated by the parties.

On May 20, 2005, the Company entered into a Standby Equity Distribution Agreement with Cornell Capital which provides for the potential issuance and sale of up to $30.0 million of the Company's common stock to Cornell Capital. This $30.0 million Standby Equity Distribution Agreement was terminated by the parties on June 23, 2005 and replaced with a $160.0 million equity line of credit.

Under the terms of the $160.0 million equity line of credit, the Company, at its sole discretion, may draw down on this facility, from time to time over a period of 24 months (or a five-year period if the Company files either an amendment to the then effective registration statement or a new registration statement is declared effective after the 24th and 48th month after June 23, 2005) after the effective date of registration statement to be filed with Securities and Exchange Commission or until Cornell Capital purchases $160.0 million of shares of our common stock, whichever occurs first. As at the date of these financial statements the Company does not have an effective registration statement (note 19(b)). As such, the Company cannot currently draw on this facility.

For each share of common stock purchased under the Standby Equity Distribution Agreement, Cornell Capital will pay 98% of the lowest closing bid price of our common stock on the OTC Bulletin Board for the five trading days immediately following the date of the notice for the draw down. The amount of each advance is subject to a maximum of $3.0 million per advance, with a minimum of five trading days between advances. Cornell Capital intends to sell the shares purchased under the Standby Equity Distribution Agreement at the then prevailing market price. In addition, Cornell Capital may deduct the amount of any fees, expenses and disbursements that the Company has not paid from any advance.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

11. Share capital (continued):

In addition, the Company paid Yorkville Advisors Management, LLC, the general partner of Cornell Capital a cash fee of $16.0 million in connection with the $160.0 million Standby Equity Distribution Agreement.

On June 2, 2005, the Company issued 75,188 shares at an effective price of $0.133 per share as payment for a $10,000 placement agency fee related to the Standby Equity Distribution Agreement. The Company also incurred additional costs of $74,086 to prepare and file the registration statement. These additional costs are being treated as deferred financing costs (note 12).

(e) Stock-based compensations plans:

At July 31, 2005, the Company had eight stock-based compensation plans that are described below:

(i) Under the "2000 US Stock Incentive Plan" the Company may grant options to its employees for up to 200,000 common shares.

(ii) Under the "2000 Stock Incentive Plan" the Company may grant options to its employees for up to 800,000 common shares.

(iii) Under the "2002 US Stock Incentive Plan" the Company may grant options to its employees for up to 100,000 common shares.

(iv) Under the "2002 Stock Incentive Plan" the Company may grant options to its employees for up to 900,000 common shares.

(v) Under the "2003 US Stock Incentive Plan" the Company may grant options to its employees for up to 2,000,000 common shares.

(vi) Under the "2003 Stock Incentive Plan" the Company may grant options to its employees for up to 8,000,000 common shares.

(vii) Under the "2004 US Stock Incentive Plan" the Company may grant options to its employees for up to 3,000,000 common shares.

(viii) Under the "2004 Stock Incentive Plan" the Company may grant options to its employees for up to 50,000,000 common shares.

The options currently outstanding under the "2003 and 2004 US Stock Incentive Plan" and the "2003 and 2004 Stock Incentive Plan" generally vest immediately. The options currently outstanding under the "2000 and 2002 Stock Incentive Plan" generally vest from two to four years, with the first 20% to 33% vesting at the date of grant and the balance vesting annually at each anniversary date of the grant thereafter. The exercise price of each option is based on the fair value of the common stock at the date of grant. These options have a five year term.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

11. Share capital (continued):

                                           2005                      2004                    2003
                                 -----------------------    ----------------------    --------------------
                                                Weighted                  Weighted                Weighted
                                                Average                   Average                 Average
                                                Exercise                  Exercise                Exercise
                                   Shares        Price        Shares       Price       Shares      Price
                                 -----------    --------    ----------    --------    ---------   --------
Outstanding, beginning of year     8,469,800    $   0.63     1,714,400    $   2.54    1,677,250   $   3.08
  Options granted                 40,520,000        0.03     9,169,600        0.20      778,300       1.42
  Options exercised               (6,059,998)      (0.03)      (79,400)      (0.20)          --         --
  Options forfeited                 (957,000)      (1.01)   (2,334,800)      (0.38)    (741,150)     (2.80)
                                 -----------    --------    ----------    --------    ---------   --------
Outstanding, end of year          41,972,802    $   0.13     8,469,800    $   0.63    1,714,400   $   2.54
                                 ===========    ========    ==========    ========    =========   ========

                          Options outstanding            Options exercisable
                  -----------------------------------   ----------------------
                                Weighted
                                 average     Weighted                 Weighted
                                remaining    average                  average
Range of            Number     contractual   exercise     Number      exercise
exercise prices   of shares       life        price     exercisable    price
---------------   ----------   -----------   --------   -----------   --------
$0.03 - 0.04      34,260,002          4.42   $   0.03    34,060,002   $   0.03
$0.085 - 0.20      6,410,600          3.13       0.20     6,210,600       0.20
$0.52 - 1.00         136,134          2.46       0.60       136,134       0.60
$1.16 - 8.11       1,166,066          1.39       2.64     1,166,066       2.64
---------------   ----------   -----------   --------   -----------   --------
$0.85 - 6.76      41,972,802          4.13   $   0.13    41,572,802   $   0.13
===============   ==========   ===========   ========   ===========   ========


Where options issued after January 18, 2001 have an exercise price in a currency that is not either the (a) functional currency of the Company, or (b) the currency in which the employee is paid, the options are to be accounted for as variable plan options and compensation expense will be recorded equal to changes in the market value of the underlying common shares at each reporting period. The Company normally grants options in U.S. dollars when the functional currency of the Company is the Canadian dollar. Most employees of the Company are paid in either Canadian dollars or British pounds sterling. Accordingly, these employee options are considered to be variable options.

The compensation expense for these variable options for the year ended July 31, 2005 is $4,018,075 (2004 - nil; 2003 - nil) and is recognized in the financial statements as engineering, research and development, general and administrative or marketing expense, based on the classification of the employee's salaries. In addition, compensation expense is recognized to the extent that options are granted having an exercise price less than the market price of the underlying common stock on the date of grant.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

11. Share capital (continued):

(f) Warrants:

As at July 31, 2005, warrants outstanding were exercisable for 64,988,141 (2004
- 37,483,485) common shares of the Company. The warrants entitle the holders to purchase common shares of the Company at prices ranging from $0.10 to $2.80 per share and expire on various dates until June 22, 2010.

The exercise price of warrants issued were not less than the market price of the Company's common shares at the date of issuance.


                                           2005                       2004                       2003
                                 ------------------------   ------------------------   ------------------------
                                                Weighted-                  Weighted-                  Weighted-
                                                 average                    average                    average
                                                exercise                   exercise                   exercise
                                   Shares         price       Shares         price       Shares         price
                                 -----------    ---------   -----------    ---------   -----------    ---------
Outstanding, beginning of year    37,483,485    $    0.20    32,154,507    $    0.38     2,030,317    $    3.13
Issued                            62,500,000         0.16    19,562,209         0.21    33,543,907         0.27
Exercised                        (34,884,744)        0.03   (12,463,231)        0.25    (3,300,000)        0.11
Expired                             (110,600)        1.70    (1,770,000)        3.30      (119,717)        2.00
                                 -----------    ---------   -----------    ---------   -----------    ---------
Oustanding, end of year           64,988,141    $    0.16    37,483,485    $    0.20    32,154,507    $    0.38
                                 ===========    =========   ===========    =========   ===========    =========


On September 24, 2004, the holders of the discounted convertible debentures exercised 18,226,274 warrants at $0.03 for gross proceeds of $546,788, and net proceeds of $499,916. The fair value of these warrants of $1,017,299 initially recorded as additional paid-in-capital is reclassified to share capital on exercise of warrants. On May 5, 2005, a warrant holder exercised 714,286 warrants at an exercise price of $0.10 for gross proceeds of $71,429.

In addition, during the year, the Company received notices of a cashless warrant exercise from certain holders of the convertible debentures to exercise their outstanding 15,944,184 warrants. The exercise price of these warrants ranged from $0.028 to $0.10, for a fair value of $1,026,617. In response, the Company issued 13,364,073 shares of common stock to the warrant holders.

For the year ended July 31, 2004, the Company realized gross cash proceeds of $2,179,385 and net cash proceeds of $2,101,015 from the exercise of warrants as follows:

(i) On April 30, 2004, 500,000 warrants were exercised at $0.104 resulting in gross cash proceeds of $52,000 and net cash proceeds of $49,920.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

11. Share capital (continued):

(ii) On October 27, 2003, the Company offered warrant holders who were issued warrants with an exercise price of $0.2645 on May 15, 2003 in connection with the convertible debenture a reduction in their exercise price to $0.20 plus one additional warrant at $0.20 if they exercised their warrants. A total of 3,290,596 warrants were exercised. In addition, the Company granted 194,000 additional warrants exercisable at a price of $0.20 per share for five years to a shareholder who also exercised their warrants. On November 6, 2003, the exercise price of the 7,478,635 warrants initially granted at $0.2645 were reduced to $0.1771 and were exercised for gross proceeds of $1,324,466.

(iii) During October and November 2003, the fair value of the 10,963,231 warrants of $1,601,970 initially recorded as additional paid in capital was reclassified to share capital on exercise of the warrants.

(iv) On May 20, 2004, the Company realized gross cash proceeds of $120,000 from the exercise of 1,000,000 warrants at an exercise price of $0.12 per share.

12. Deferred financing costs:


                                                          2005               2004
                                                      ------------       ------------
$160 million equity line of credit (note 11 (d))
  Commitment fee                                      $ 16,000,000       $         --
  Professional fees                                         74,086                 --
  Agent placement fee                                       10,000                 --
                                                      ------------       ------------
                                                        16,084,086                 --

$30 million 10% convertible debentures (note 9)
  Commissions                                            2,130,000                 --
  Professional fees                                         35,500                 --
                                                      ------------       ------------
                                                         2,165,500                 --

Discounted convertible debenture (note 9)
  Commissions                                              218,000            218,000
  Fair value of agents warrants                             15,699             15,699
  Professional fees                                         46,894             46,894
                                                      ------------       ------------
                                                           280,593            280,593
                                                      ------------       ------------

                                                        18,530,179            280,593
  Amortization                                            (320,899)          (123,573)
                                                      ------------       ------------

                                                      ------------       ------------
                                                      $ 18,209,280       $    157,020
                                                      ============       ============


The deferred charges related to the discounted convertible debenture are being amortized over the maturity period. During the year, $197,326 (2004 - $123,573) was amortized and charged to interest expense. The fees with respect to the $160.0 million equity line of credit have been deferred pending completion of the registration statement process.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

13. Net interest and financing expenses:


--------------------------------------------------------------------------------------------
                                                        2005            2004            2003
                                                  ------------------------------------------
Interest accreted on convertible debentures       $1,823,026      $  578,363      $3,317,457
Short-term debt interest expense and finance
charges                                              112,274       1,206,762           3,513
Interest paid on convertible debentures              942,892       1,777,721         101,535
Amortization of deferred financing fees              852,289         468,974         300,000
                                                  ------------------------------------------

                                                  $3,730,481      $4,031,820      $3,722,505
--------------------------------------------------------------------------------------------


14. Financial instruments:

(a) Credit risk:

The majority of the Company's activities are concentrated in the automotive industry and sales are primarily to a few major customers (note 18). To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition. The Company maintains reserves for potential credit losses based on a risk assessment of its customers.

(b) Foreign currency risk:

The Company operates internationally which gives rise to the risk that cash flows may be adversely impacted by exchange rate fluctuations. To July 31, 2005, the Company has not entered into derivatives or other hedging instruments to mitigate its foreign exchange risk.

15. Related party transactions:

(a) Cornell Capital is considered a related party from a financial perspective due to the number and size of the financial transactions that were entered into with the Company during the year ended July 31, 2005. Cornell Capital does not have influence over the Company's operating or investing activities. During the year ended July 31, 2005, the Company paid fees of $19,658,134 to Cornell Capital and its affiliates (2004-$571,500) and the Company had the following financial instruments outstanding with Cornell Capital as at July 31, 2005:

            Financial Instrument                    Amount
            -------------------------------------   --------------
            Standby equity distribution agreement   $160.0 million
            Preferred shares                        $4.0 million
            Convertible debentures                  $31.5 million

(b) During the year ended July 31, 2005, the Company incurred expenses of $60,000 (2004 - nil; 2003 - nil) for a research report to a company in which a director of the Company has significant influence.

16. Income taxes:

(a) Effective tax rate:

The effective income tax rates differ from the Canadian statutory rates for the following reasons:


                                                    2005               2004               2003
                                                -----------        -----------        -----------
Canadian statutory tax rate                            35.6%              36.4%              38.5%
Computed tax expense                            $(5,087,838)       $(3,999,277)       $(3,817,132)
Foreign losses tax affected at lower rates          103,937              5,162            192,027
Reduction in effective tax rates                         --           (339,481)                --
Permanent and other differences                   2,941,029          1,352,012            387,870
Change in valuation allowance                     2,042,872          2,981,584          3,237,235
                                                -----------        -----------        -----------
                                                $        --        $        --        $        --
                                                ===========        ===========        ===========

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

16. Income taxes (continued):

(b) Deferred tax assets and liabilities:

                                                            2005               2004
                                                        ------------       ------------
      Deferred tax assets:
      Fixed and other assets, accounting
        depreciation in excess of tax                   $  1,642,001       $  1,220,775
      Loss carryforwards                                  17,812,576         16,534,418
      Scientific research and development expenses           413,060            382,971
      Share issue costs                                      721,844            549,499
      Others                                                 178,261             37,207
                                                        ------------       ------------
      Total gross deferred tax assets                     20,767,742         18,724,870
      Valuation allowance                                (20,767,742)       (18,724,870)
                                                        ------------       ------------
      Net deferred tax assets                           $         --       $         --
                                                        ============       ============

In assessing the realizability of future tax assets, Management considers whether it is more likely than not that some portion or all of the future tax assets will be realized. The ultimate realization of the future tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

For Canadian tax purposes, the Company has approximately $33,600,000 of non-capital losses for income tax purposes available at July 31, 2005 to reduce taxable income of future years. These losses will expire as follows:


                  2006      $ 8,200,000
                  2007          200,000
                  2008        4,700,000
                  2009        6,000,000
                  2010        5,300,000
                  2011        6,000,000
                  2012        3,200,000
                            $33,600,000

Additionally, for Canadian tax purposes, the Company has scientific research and development expenditures of $1,160,000 available to reduce future taxable income indefinitely.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

16. Income taxes (continued):

For United States tax purposes, the Company has approximately $6,200,000 of net operating losses for income tax purposes available at July 31, 2005 to reduce taxable income of future years. These losses will expire as follows:

                  2012      $  100,000
                  2013       1,000,000
                  2019       1,800,000
                  2020       1,300,000
                  2021         400,000
                  2022         800,000
                  2023         300,000
                  2024         400,000
                  2025         100,000
                            $6,200,000

For United Kingdom tax purposes, the Company has approximately $11,100,000 of non-capital losses for income tax purposes available at July 31, 2005 to reduce taxable income of future years. These losses may be carried forward indefinitely.

17. Earnings (loss) per share:

The weighted average number of shares outstanding used in the computation of earnings (loss) per share were as follows:


-------------------------------------------------------------------------------------------------
                                                       2005             2004             2003
-------------------------------------------------------------------------------------------------
Weighted-average shares used in computation of      222,981,341       83,356,095       26,771,427
basic earnings (loss) per share

Potentially dilutive securities excluded in
calculation of loss per share                       846,988,048       98,697,014       48,997,115
-------------------------------------------------------------------------------------------------

Diluted loss per share has not been presented since the Company is in a loss position and the effect of the Company's stock options, debentures and warrants are anti-dilutive.

18. Commitments and contingencies:

(a) The Company is committed to the following payments under operating leases, and service agreements for premises and certain equipment and consultants:

                  2006      1,308,227
                  2007        498,351
                  2008        449,424
                  2009        447,858
                  2010        444,968
                  2011        111,007

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

18. Commitments and contingencies (continued):

(b) Product warranties:

The Company provides for estimated warranty costs at the time of product sale. Warranty expense accruals are based on best estimate with reference to historical claims experience. As warranty estimates are based on forecasts, actual claim costs may differ from amounts provided. An analysis of changes in liability for product warranties follows:

            Balance, August 1, 2003      $ 20,438

            Provision increase             85,934
            Expenditures                  (16,512)
                                         --------
            Balance, July 31, 2004         89,860

            Provision increase             15,856
            Expenditures                  (55,276)
                                         --------
            Balance, July 31, 2005       $ 50,440
                                         ========

19. Segmented information:

The Company operates in the wireless tire monitoring technology industry. Management of the Company makes decisions about allocating resources based on this one operating segment. Geographic information is as follows:

Revenue from external customers:


                                               Revenue from
                                            external customers
                                ------------------------------------------
                                   2005            2004            2003
                                ----------      ----------      ----------
            United Kingdom      $  746,889      $  225,517      $  261,905
            United States          520,615         651,089         509,228
            China                   15,998         514,365         243,866
            Italy                       --              --         391,169
            Other                  179,958         267,308         396,428
                                ----------      ----------      ----------
                                $1,463,460      $1,658,279      $1,802,596
                                ==========      ==========      ==========

As at July 31, 2005, 52% (2004-53%) of the Company's fixed assets were in Canada, 18% (2004-17%) were in Europe and 30% were in Korea (2004-30%).

Major customers, representing 10% or more of total sales, include:

                              2005           2004           2003
                            --------       --------       --------
            Customer A      $546,423       $    <10%      $    <10%
            Customer B       234,244            <10%           <10%
            Customer C           <10%       484,433            <10%
            Customer D           <10%           <10%       391,169

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

20. Subsequent events:

(a) Subsequent to year-end the holder of the 8% convertible debenture converted the balance of its $115,000 and interest thereon into common shares of the Company.

(b) On September 23, 2005 the Company formally requested that a Registration Statement on Form SB-2 previously filed with the SEC on July 22, 2005 be withdrawn. The Registration Statement was not previously declared effective by the SEC and no securities were sold pursuant to the Registration Statement. The Company's decision to withdraw the Registration Statement resulted in the non-compliance of certain terms and conditions of the outstanding convertible debentures and preferred share agreements. The principal holder has, in writing by date of October 7, 2005, agreed that the Company is not in default of these agreements pending the filing of a new registration statement and the principal holder waives its rights under the default provisions affected by this non-compliance.

21. Contingencies

The Company has settled a series of discounted convertible debentures with the exception of one with a carrying value of $91,726. On April 21, 2005, one holder of this discounted debenture in the amount of $91,726 provided the Company with notice of a summons with the Supreme Court of the State of New York. The holder is alleging that the Company wrongfully refused to honor its request to convert this debt into 9,268,875 common shares of the Company. The holder is seeking $4,393,360 plus interest from April 25, 2005 and attorneys fees. It is not possible to determine whether the debenture holder will be successful in their legal action. The Company has recorded a liability of $128,259 which includes the outstanding principal, premium and penalties.

22. Differences between Canadian and United States Generally Accepted Accounting Principles and Practices:

These consolidated financial statements have been prepared in accordance with accounting principles and practices generally accepted in the United States ("U.S. GAAP") which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles and practices generally accepted in Canada ("Canadian GAAP").

(a) Under U.S. GAAP, the adoption of U.S. dollar in 2001 as reporting currency was implemented retroactively, such that prior period financial statements were translated under the current rate method using foreign exchange rates in effect on those dates. Under Canadian GAAP, a change in reporting currency is implemented by translating all prior year financial statement amounts at the foreign exchange rate on the date of change in reporting currency, which was July 31, 2001. As a result, there is a difference in share capital, deficit and cumulative translation adjustment amount under Canadian GAAP as compared to U.S. GAAP.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

22. Differences between Canadian and United States Generally Accepted Accounting Principles and Practices continued:

(b) Under U.S. GAAP, the Company has elected to continue to apply the guidance set out in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretation in accounting for its employee stock option. As the Company grants options with an exercise price not less than the market value of the underlying common shares on the date of grant, no compensation expense is required to be recognized under APB 25. If the exercise price of employee stock option award is not fixed in the functional currency of the Company or in the currency the employee is paid, the award is accounted for as variable award until the award is exercised, forfeited, or expires unexercised. The Company measures compensation expense as the amount by which the quoted market value of the common shares of the Company's common stock covered by the grant exceeds the option price, with changes in the market price included in the measurement of loss.

Prior to 2003, under Canadian GAAP, no compensation was recorded for employee options. Subsequent to August 1, 2003, the Company elected to use the fair-value based method under Canadian GAAP, on a prospective basis, to record compensation expense for options. Had the Company determined compensation expense for option grants made to employees after July 31, 2002 based on the fair values at grant dates of the stock options consistent with the fair value method, the Company's loss and loss per share would have been as follows:

                                                       2005               2004               2003
                                                  -------------      -------------      -------------
Net loss:
As reported in accordance with Canadian GAAP      $ (12,037,306)     $  (9,082,381)     $  (6,552,235)
Stock-based compensation expense
  included in reported net loss                       1,089,282          1,130,170                 --
Stock-based compensation expense
  determined under fair value
  based method for all awards                        (1,101,411)        (1,257,378)          (458,819)
                                                  -------------      -------------      -------------

Pro forma                                         $ (12,049,435)     $  (9,209,589)      $ (7,011,05)
                                                  =============      =============      =============

Basic and diluted loss per share:
  As reported                                     $       (0.05)     $       (0.11)     $       (0.24)
  Pro forma                                               (0.05)             (0.11)             (0.26)
                                                  =============      =============      =============


                                      F-40

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

22. Differences between Canadian and United States Generally Accepted Accounting Principles and Practices (continued):

(c) Under U.S. GAAP, the proceeds from the issuance of convertible debentures with detachable warrants are allocated to the fair value of warrants issued and intrinsic value of beneficial conversion feature. The remaining proceeds are allocated to debt which is being accreted to the redemption value of the convertible debentures over the maturity period. On the date of conversion of debt to equity, the difference between the carrying amount and redemption amount is charged to statement of operations as interest expense.

Under Canadian GAAP, the proceeds from the issuance of convertible debentures with detachable warrants are allocated to the warrants issued and the conversion feature based on their fair values. The remaining proceeds are allocated to debt which is then being accreted to the redemption value of the convertible debentures over the maturity period. On the date of conversion of debt to equity, the carrying value of debt is reclassified to equity with no additional interest accretion. When the Company has the option of repaying the convertible debentures in cash or its common shares, the entire principal amount of is recorded as equity. The principal equity is accreted to the redemption value of the convertible debentures over the maturity period and is charged to deficit.

(d) Under U.S. GAAP, the discount on convertible debt is netted against the value of debenture, and debt issuance cost is recorded as deferred financing cost and is amortized over the maturity period. Under Canadian GAAP, the discount is recorded as deferred financing cost and is being amortized over the maturity period. Debt issuance cost is charged to equity.

(e) For U.S. GAAP, on settlement of a debenture, a gain was recorded in the statement of operations of $1,822,033 and a charge to retained earnings was recorded for the same amount (note 9(c)). For Canadian GAAP, no gain arises, since the carrying value of liability and equity component of the debenture is the same as the allocated fair values between liability and equity of the consideration paid.

                                                       2005                              2004
                                          -----------------------------     -----------------------------
Consolidated                                Canadian                          Canadian
balance sheets                                GAAP          U.S. GAAP           GAAP          U.S. GAAP
------------------------------------      ------------     ------------     ------------     ------------
Current assets                            $ 13,292,487     $ 13,292,487     $  3,807,743     $  3,807,743
Capital assets                                 716,763          716,763          824,616          824,616
Deferred financing costs (d)                16,206,086       18,209,280          443,016          157,020
Other assets                                 1,066,013        1,066,013        2,147,749        2,147,749
Current liabilities (c)                      1,649,690        5,781,918        2,804,081        3,075,338
Long term convertible debentures (c)         1,272,123       17,118,667                1          395,574
Preferred shares subject to
  mandatory redemption                               1                1               --               --
Stockholders' equity                        28,359,535       10,383,957        4,419,042        3,466,216
                                          ============     ============     ============     ============


                                      F-41

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Years ended July 31, 2005, 2004 and 2003

22. Differences between Canadian and United States Generally Accepted Accounting Principles and Practices (continued):


                                                       2005               2004               2003
                                                   ------------       ------------       ------------
Net loss in accordance with US GAAP                $(14,291,861)      $(10,987,026)      $ (9,914,629)
Effects of difference in accounting for:
  Stock based compensation expense under
    US GAAP (b)                                       4,018,075                 --             17,005
  Stock based compensation
    (recovery) under Canadian GAAP (b)               (1,089,282)        (1,130,170)                --
  Interest accretion and amortization
    of debenture finance costs recorded
    under US GAAP (c)(d)                              2,689,712          3,360,389          3,359,977
  Interest accretion and amortization
    of debenture finance cost under
    Canadian GAAP (d)                                (1,541,917)          (325,574)           (14,588)
  Gain on settlement of convertible debt (d)         (1,822,033)                --                 --
                                                   ------------       ------------       ------------

  Net loss in accordance with
    Canadian GAAP                                   (12,037,306)        (9,082,381)        (6,552,235)
  Beginning deficit in accordance
    with Canadian GAAP                              (51,971,332)       (41,762,812)       (35,210,577)
  Interest on convertible debentures
    and amortization of financing charges (d)        (1,055,763)        (1,126,239)                --
                                                   ------------       ------------       ------------
  Ending deficit in accordance with
    Canadian GAAP                                   (65,064,401)       (51,971,332)       (41,762,812)
                                                   ============       ============       ============
  Basic and diluted loss per
    share (in accordance with Canadian GAAP)              (0.05)             (0.11)             (0.24)


23. Comparative figures:

Certain figures have been reclassified to conform to the financial presentation adopted for the current year.


                                      F-42

                        Consolidated Financial Statements

                                    Unaudited

                      (Expressed in United States dollars)

In accordance with United States Generally Accepted Accounting Principles

                              SMARTIRE SYSTEMS INC.

Six months ended January 31, 2006 and 2005

SMARTIRE SYSTEMS INC.
Consolidated Balance Sheets
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)


----------------------------------------------------------------------------------------------------------------------
                                                                                January 31, 2006        July 31, 2005
----------------------------------------------------------------------------------------------------------------------
                                                                                 (Unaudited)
Assets
Current assets:
  Cash and cash equivalents                                                         $  2,278,619         $ 10,059,763
  Short term investments (note 2(a))                                                   3,299,084                    -
  Receivables, net of allowance for doubtful accounts
    of $63,400 (July 31, 2005 - $50,750)                                                 553,319              275,789
  Inventory                                                                            2,674,351            2,798,747
  Prepaid expenses                                                                       465,946              158,188
----------------------------------------------------------------------------------------------------------------------
                                                                                       9,271,319           13,292,487

Capital assets                                                                           775,017              716,763

Deferred financing costs (note 3)                                                      1,906,864           18,209,280

Other assets                                                                             521,076            1,066,013
----------------------------------------------------------------------------------------------------------------------
                                                                                    $ 12,474,276         $ 33,284,543
======================================================================================================================

Liabilities and Stockholders' Equity (Deficiency)

Current liabilities:
  Accounts payable and accrued liabilities                                          $    855,126         $    915,334
  Current portion of convertible debentures                                              310,960            4,866,584
----------------------------------------------------------------------------------------------------------------------
                                                                                       1,166,086            5,781,918

Convertible debentures, net of equity portion of $8,787,252
  (July 31, 2005 - $10,111,082) (note 4)                                              19,693,610           17,118,667

Accrued interest on convertible debentures                                               756,164                   --

Preferred shares, net of equity portion of $3,997,220, subject to
  mandatory redemption (July 31, 2005 - $3,999,999)                                        2,780                    1

Stockholders' equity (deficiency):
  Share capital (note 6)
    Common shares, without par value:
      Unlimited shares authorized
         289,646,656 shares issued and outstanding                                    67,303,418           66,695,717
             (July 31, 2005 - 278,562,884)
Additional paid-in capital                                                            19,709,309           18,691,497
Deficit                                                                              (96,983,945)         (75,132,150)
Accumulated other comprehensive income                                                   826,854              128,893
----------------------------------------------------------------------------------------------------------------------
                                                                                      (9,144,364)          10,383,957
----------------------------------------------------------------------------------------------------------------------
                                                                                    $ 12,474,276           33,284,543
======================================================================================================================

Subsequent events (note 11)
See accompanying notes to consolidated financial statements.

Approved on behalf of the Board


/s/ Robert Rudman                                    /s/ Martin Gannon
---------------------------                          ---------------------------
Robert Rudman, Director                              Martin Gannon, Director

SMARTIRE SYSTEMS INC.
Consolidated Statements of Operations
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles) (Unaudited)


--------------------------------------------------------------------------------------------------------------------------
                                                                Three Months Ended                 Six Months Ended
                                                           January 31,      January 31,      January 31,       January 31,
                                                              2006             2005             2006              2005
--------------------------------------------------------------------------------------------------------------------------
Revenue                                                  $     839,615    $     390,909    $   1,432,481    $     692,078

Cost of goods sold (including January 31, 2005
 inventory write-down of $200,000)                             638,847          489,819        1,062,535          710,255
--------------------------------------------------------------------------------------------------------------------------
                                                               200,768          (98,910)         369,946          (18,177)

Expenses:
 Depreciation and amortization                                 343,252          380,283          715,080          740,420
 Engineering, research and development (note 2(b)(ii))         550,863          495,665          517,418          997,350
 General and administrative (note 2(b)(ii))                    686,370          800,911          526,803        1,380,042
 Marketing (note 2(b)(ii))                                     365,195          410,726          781,403          907,513
--------------------------------------------------------------------------------------------------------------------------
                                                             1,945,680        2,087,585        2,540,704        4,025,325
--------------------------------------------------------------------------------------------------------------------------

Loss from operations                                     $  (1,744,912)   $  (2,186,495)   $  (2,170,758)   $  (4,043,502)

Other earnings (expenses):
 Interest income                                                61,656            1,307          135,102            1,791
 Net interest and financing expense (note 3)                (1,669,366)      (1,990,097)     (19,300,802)      (2,575,118)
 Loss on settlement of debt (note 8)                          (214,274)              --         (214,274)              --
 Foreign exchange gain (loss)                                  (73,376)          71,345         (301,063)         128,989
--------------------------------------------------------------------------------------------------------------------------
                                                         $  (1,895,360)   $  (1,917,445)   $ (19,681,037)   $  (2,444,338)
--------------------------------------------------------------------------------------------------------------------------

Loss for the period                                         (3,640,272)      (4,103,940)     (21,851,795)      (6,487,840)
==========================================================================================================================

Basic and diluted loss per share                         $       (0.01)   $       (0.02)   $       (0.08)   $       (0.03)

Weighted average number of common shares used in
the computation of basic and diluted loss per share        288,516,221      226,846,422      285,575,110      189,875,936
==========================================================================================================================

See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
Consolidated Statement of Stockholders' Equity
(Deficiency) and Comprehensive Income (Loss)
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles)

Six months ended January 31, 2006 (unaudited) and year ended July 31, 2005

----------------------------------------------------------------------------------------------------------------------------------
                                                                                   Common Shares         Additional        Deficit
                                                                           -------------------------
                                                                                Shares        Amount        paid-in
                                                                                                            capital

----------------------------------------------------------------------------------------------------------------------------------
                                                                                               $            $              $

Balance as at July 31, 2004                                                103,130,761    58,368,020     4,417,323    (59,018,256)
----------------------------------------------------------------------------------------------------------------------------------

Exercise of stock options for cash                                           6,059,998       787,800      (606,000)            --
Conversion of convertible debentures and accrued interest to common shares allocated pro-rata between additional paid-in-capital and common
 shares                                                                     51,340,389     2,147,293      (648,644)            --
Intrinsic value of beneficial conversion feature of convertible debt                --            --    11,005,243             --
Settlement of convertible debt                                                      --            --      (677,966)    (1,822,033)
Intrinsic value of beneficial conversion feature of preferred shares                --            --     3,999,999             --
Financing cost related to preferred shares                                          --            --      (145,000)            --
Financing cost related to convertible debentures                                    --            --    (1,038,037)            --
Exercise of warrants for cash, net of issuance costs of $46,872             18,940,560     1,588,643    (1,017,299)            --
Cash-less exercise of warrants                                              13,364,073     1,026,617    (1,026,617)            --
Shares issued upon draw downs on equity line, net of issuance costs of
$515,170                                                                    78,887,710     2,505,766       410,420             --
Shares issued as placement fees on equity line of credit                        75,188        10,000            --             --
Shares issued as compensation for services                                   6,764,205       261,578            --             --
Compensation expense                                                                --            --     4,018,075             --
Loss for the period                                                                 --            --            --    (14,291,861)
Translation adjustment                                                              --            --            --             --
----------------------------------------------------------------------------------------------------------------------------------
Balance as at July 31, 2005                                                278,562,884    66,695,717    18,691,497    (75,132,150)
----------------------------------------------------------------------------------------------------------------------------------

Exercise of stock options for cash                                             860,000       111,800       (86,000)            --
Exercise of warrants for cash                                                1,100,000       110,000            --             --
Conversion of convertible debentures and accrued interest to common shares allocated pro-rata between additional paid-in
 capital and common shares                                                   7,123,772       306,352       (92,286)            --
Settlement of convertible debentures                                         2,000,000        79,549       (41,895)            --
Modification of convertible debenture (note 4(c))                                   --            --     3,000,000             --
Stock-based compensation recovery (note 2(b)(ii))                                   --            --    (1,944,175)            --
Amortization of financing fees                                                      --            --       182,168             --
Loss for the period                                                                 --            --            --    (21,851,795)
Translation adjustment                                                              --            --            --             --
----------------------------------------------------------------------------------------------------------------------------------
Balance as at January 31, 2006                                             289,646,656    67,303,418    19,709,309    (96,983,945)
----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                                             Accumulated   Stockholders'   Comprehensive
                                                                                   other          equity            loss
                                                                           comprehensive    (deficiency)
                                                                           income (loss)
------------------------------------------------------------------------------------------------------------------------
                                                                                   $               $               $

Balance as at July 31, 2004                                                    (300,871)      3,466,216     (10,719,543)
------------------------------------------------------------------------------------------------------------------------

Exercise of stock options for cash                                                   --         181,800              --
Conversion of convertible debentures and accrued interest to common shares allocated pro-rata between additional paid-in-capital and common
 shares                                                                              --       1,498,649              --
Intrinsic value of beneficial conversion feature of convertible debt                 --      11,005,243              --
Settlement of convertible debt                                                       --      (2,499,999)             --
Intrinsic value of beneficial conversion feature of preferred shares                 --       3,999,999              --
Financing cost related to preferred shares                                           --        (145,000)             --
Financing cost related to convertible debentures                                     --      (1,038,037)             --
Exercise of warrants for cash, net of issuance costs of $46,872                      --         571,344              --
Cash-less exercise of warrants                                                       --              --              --
Shares issued upon draw downs on equity line, net of issuance costs of
$515,170                                                                             --       2,916,186              --
Shares issued as placement fees on equity line of credit                             --          10,000              --
Shares issued as compensation for services                                           --         261,578              --
Compensation expense                                                                 --       4,018,075              --
Loss for the period                                                                  --     (14,291,861)    (14,291,861)
Translation adjustment                                                          429,764         429,764         429,764
------------------------------------------------------------------------------------------------------------------------
Balance as at July 31, 2005                                                     128,893      10,383,957     (13,862,097)
------------------------------------------------------------------------------------------------------------------------

Exercise of stock options for cash                                                   --          25,800              --
Exercise of warrants for cash                                                        --         110,000              --
Conversion of convertible debentures and accrued interest to common shares allocated pro-rata between additional paid-in
 capital and common shares                                                           --         214,066              --
Settlement of convertible debentures                                                 --          37,654              --
Modification of convertible debenture (note 4(c))                                    --       3,000,000              --
Stock-based compensation recovery (note 2(b)(ii))                                    --      (1,944,175)             --
Amortization of financing fees                                                       --         182,168              --
Loss for the period                                                                  --     (21,851,795)    (21,851,795)
Translation adjustment                                                          697,961         697,961         697,961
------------------------------------------------------------------------------------------------------------------------
Balance as at January 31, 2006                                                  826,854      (9,144,364)    (21,153,834)
------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
Consolidated Statement of Cash Flows
(Expressed in United States dollars)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

(Unaudited)

-----------------------------------------------------------------------------------------------
                                                                           2006            2005
-----------------------------------------------------------------------------------------------
Cash provided (used for):
Operating activities:
 Loss for the period                                              $(21,851,795)   $ (6,487,840)
 Items not affecting cash:
  Depreciation and amortization                                        715,080         740,420
  Stock-based compensation expense (recovery)                       (1,944,175)        172,588
  Inventory write-down                                                      --         200,000
  Loss on settlement of debt                                           214,274
  Non-cash interest and finance charges                             17,618,031       2,462,652
 Change in non-cash working capital:
  Receivables                                                         (251,005)         (2,055)
  Inventory                                                            290,384        (136,839)
  Prepaid expenses                                                    (290,283)        (66,314)
  Accounts payable and accrued liabilities                             618,901        (582,618)
-----------------------------------------------------------------------------------------------

 Net cash used in operating activities                              (4,880,588)     (3,700,006)

Investing activities:
 Purchase of capital assets                                           (115,602)        (25,510)
 Purchase of short-term investments                                 (3,299,084)             --
-----------------------------------------------------------------------------------------------
Net cash used in investing activities                               (3,414,686)        (25,510)

Financing activities:
 Cash received on exercise of stock options                             25,800              --
 Cash received on exercise of warrants                                 110,000         546,788
 Proceeds from equity line of credit                                        --       2,725,000
 Proceeds from promissory notes                                             --         525,000
 Proceeds from convertible debentures                                       --       2,695,000
 Settlement of convertible debentures                                 (228,000)             --
 Financing costs                                                            --         515,478
 Repayment of promissory notes                                              --      (2,025,000)
-----------------------------------------------------------------------------------------------

 Net cash provided by financing activities                             (92,200)      4,982,266

Effect of exchange rate difference on cash and cash equivalents        606,330         (91,085)
-----------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash equivalents                (7,781,144)        134,709

Cash and cash equivalents, beginning of year                        10,059,763         112,951
-----------------------------------------------------------------------------------------------

Cash and cash equivalents, end of period                          $  2,278,619    $    247,660
===============================================================================================

Supplementary information:
 Interest and finance charges paid                                $  1,041,071    $     96,330
Non-cash investing and financing activities:
 Conversion of convertible debentures to common shares                 400,554         857,388
 Shares issued for services                                                 --         172,588
===============================================================================================

See accompanying notes to consolidated financial statements.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------

1.    Interim financial statements:

      The consolidated financial statements include the accounts of the parent company and our subsidiaries after elimination of all inter-company balances and transactions. All subsidiaries are 100% owned.

      The unaudited consolidated financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States (generally accepted accounting principles) for interim financial information and with the instructions for Form 10-QSB and
      Article 10 of Regulation S-X. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management all adjustments, including normal recurring adjustments, necessary for a fair presentation of the interim periods presented have been included. The interim results are not necessarily indicative of the operating results expected for the full fiscal year ending on July 31, 2006.

      Our consolidated financial statements have been prepared on the assumption that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Report of the Independent Registered Public Accounting Firm on the financial statements of the Company as of and for the fiscal year ended July 31, 2005 included in Form 10-KSB contained an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

      As of January 31, 2006, the Company had an accumulated deficit of $96,983,945 and incurred a net loss of $21,851,795 for the six-month period ended January 31, 2006. As of January 31, 2006 the Company had cash and cash equivalents and short-term investments of $5,577,703, working capital of $8,105,233, a current ratio of 8.0, total assets of $12,474,276, total liabilities of $21,618,640, and a stockholders' deficiency of $9,144,364.

      Although the Company has a $100 million Standby Equity Distribution Agreement with Cornell Capital Partners, it is uncertain when the Company will be permitted to draw down on the Standby Equity Distribution Agreement during the period that the outstanding principal and accrued and unpaid interest under the 10% convertible dentures remain outstanding as drawdowns are subject to an effective Registration statement. As a result, the Company may require additional financing to fund its operations. These consolidated financial statements have been prepared on the going concern basis which assumes that adequate sources of financing will be obtained as required and that the Company's assets will be realized and liabilities settled in the ordinary course of business. Accordingly, these consolidated financial statements do not include any adjustments related to the recoverability of assets and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern. Interim unaudited financial results should be read in conjunction with the audited financial statements included in the SEC Report on Form 10-KSB, for the period ended July 31, 2005.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------

2.    Significant accounting policies:

      (a)   Short-term investments:

            Short-term investments are comprised of term deposits with varying maturities from 91 days to 12 months. All short-term investments are classified as held-to-maturity and are recorded at cost including accrued interest, which approximates fair market value, with changes going to the statement of operations.

      (b)   Stock-based compensation:

            i. The Company has elected under FAS 123, Accounting for Stock-based Compensation, to account for employee stock options using the intrinsic value method. This method is described in Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. As the Company grants stock options with an exercise price not less than the market value of the underlying common shares on the date of grant, no compensation expense is required to be recognized under APB 25 for fixed plan awards. If the exercise price of employee stock option award is not fixed in the functional currency of the Company or in the currency the employee is paid, the award is accounted for as a variable award until the award is exercised, forfeited, or expires unexercised. The Company measures compensation as the amount by which the quoted market value of the common shares of the Company's stock covered by the grant exceeds the option price, with changes in the market price included in the measurement of loss.

                  In accordance with FAS 148, the following table illustrates the effect on net loss and net loss per share as if the Company had applied the fair value recognition provisions of FAS 123. Because options vest over several years and additional option grants are expected to be made in future years, the pro forma results are not representative of the pro forma results for future periods.

------------------------------------------------------------------------------------------------------
                                               Three Months Ended               Six Months Ended
                                           ---------------------------     ---------------------------
                                           January 31,     January 31,     January 31,     January 31,
                                                  2006            2005            2006            2005
------------------------------------------------------------------------------------------------------
Net loss:
   As reported                           $ (3,640,272)   $ (4,103,940)   $(21,851,795)   $ (6,487,840)

   Stock-based compensation recovery
     recognized using intrinsic value
     method                                  (310,200)             --      (1,944,175)             --

   Stock-based compensation expense
     determined under fair value based
     method for all awards                   (199,704)     (1,076,635)       (217,855)     (1,083,012)
------------------------------------------------------------------------------------------------------
Pro forma                                $ (4,150,176)   $ (5,180,575)   $(24,013,825)   $ (7,570,852)
------------------------------------------------------------------------------------------------------
Basic and diluted loss per share:
   As reported                                  (0.01)          (0.02)          (0.08)          (0.03)
   Pro forma                                    (0.01)          (0.02)          (0.08)          (0.04)
------------------------------------------------------------------------------------------------------

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------


2.    Significant accounting policies (continued):

            The Company recognizes compensation expense on a straight-line basis over the vesting period beginning on the date the stock option is granted.

            The fair value of each option and warrant granted is estimated on the date of grant using the Black-Scholes option valuation model with the following weighted average assumptions.

            ----------------------------------------------------------------
                                                 January 31,     January 31,
                                                        2006            2005
            ----------------------------------------------------------------
            Expected dividend yield                        0%             0%
            Expected stock price volatility              144%           143%
            Risk-free interest rate                     3.50%          3.60%
            Expected life options and warrants       5 years        5 years
            ----------------------------------------------------------------

            The Company recognizes compensation expense for stock options, common stock and other instruments issued to non-employees for services received based upon the fair value of the equity instruments issued as the services are performed and the instrument is earned.

      ii. During the six months ended January 31, 2006, the Company recorded a $1,944,175 (2005 - nil) recovery of stock compensation expense for variable awards which reduced engineering, research and development expenses by $760,122 (2005 - nil), general and administrative expenses by $1,134,077 (2005 - nil) and marketing expenses by $49,976 (2004 - nil).

      (c)   Recent accounting pronouncements:

      In December 2004, the FASB issued FASB Statement No. 123 (revised 2004), Share-Based Payment, which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. This Statement is a revision to Statement 123 and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. The Company has not yet determined the effect that the adoption of this new statement will have on the Company's historical financial position or results of operations. This statement will be effective for the Company as of August 1, 2006.

      In September 2005, the Emerging Issues Task Force ("EITF") issued EITF No.05-7, "Accounting for modifications to conversion options embedded in debt instruments and related issues." EITF 05-7 requires the Company to consider the change in the fair value of the embedded conversion option for any modified convertible debt when determining whether a substantial modification has occurred under the provisions of EITF 96-19. The provisions of EITF 05-7 are effective for the first interim or annual reporting period beginning after December 15,2005. The Company has adopted the provisions of EITF 05-7 effective August 1,2006.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------


3.    Deferred financing costs:

      As at July 31, 2005, the Company had deferred $16,084,086 of financing costs relating to its $160.0 million equity line of credit. As described in note 5, on September 23, 2005 the Company withdrew the Registration Statement previously filed on July 22, 2005 with the SEC. As a result of the withdrawal of the Registration Statement the Company did not have the ability to draw down on the $160.0 million equity line of credit. As further disclosed in note 5, it is currently not determinable when the Company will be able to draw down on the amended $100.0 million equity line of credit. For the six months ended January 31, 2006, the Company has charged $16,084,086 (2005 - nil) to the statement of operations as interest and financing expense.

4.    Convertible debentures:

      ---------------------------------------------------------------------------------------------------------------
                                                                   Redemption                           Balance to be
                                                                value of debt      Debt component    accreted to debt
      ---------------------------------------------------------------------------------------------------------------
      Balance as at July 31, 2005                            $     32,096,333    $     21,985,251    $     10,111,082
      ---------------------------------------------------------------------------------------------------------------
             Conversions:
             8% convertible debenture (note 4(b))                    (115,000)           (115,000)                 --
             Discounted convertible debentures (note 4(b))           (189,511)           (189,511)                 --

             Modification
             10% convertible debentures (note 4(c))                        --          (3,000,000)                 --

             Interest accretion:
             10% convertible debentures (note 4(c))                        --           1,304,693          (1,304,693)
             5% convertible debenture                                      --              19,137             (19,137)

      ---------------------------------------------------------------------------------------------------------------
      Balance as at January 31, 2006                         $     31,791,822    $     20,004,570    $      8,787,252
      Less: Current portion of convertible debentures               1,791,822             310,960           1,480,862
      ---------------------------------------------------------------------------------------------------------------
                                                             $     30,000,000    $     19,693,610    $      7,306,390
      ---------------------------------------------------------------------------------------------------------------

As at January 31, 2006 the following convertible debentures with respective redemption values were outstanding:

      i. $96,822 of the convertible debentures issued at a 22% original discount from the face principal amount on December 24, 2003;

      ii. $195,000 of the 5% convertible debenture issued on December 15, 2004;

      iii.  $1,500,000 of the 5% convertible debenture issued on May 20, 2005;

      iv. $30,000,000 of the 10% convertible debentures issued on June 23, 2005.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------


4.    Convertible debentures (continued):

      (a) As at January 31, 2006, the Company was in arrears on payments of principal and interest under its 5% convertible debenture issued on May 20, 2005 in the amount of $500,000 and $54,343 in principal and interest respectively. The Company has obtained an extension from the principal holder to defer all principal and interest payments under this convertible debenture until April 1, 2006.

      (b) During the six months ended January 31, 2006, holders of the 8% convertible debentures converted the remaining $115,000 of principal and $19,627 of accrued interest into 4,286,665 common shares of the Company and holders of the discounted convertible debentures converted $171,165 of principal and $18,346 of accrued interest into 4,837,107 common shares of the Company.

      (c) On December 30, 2005, the Company amended certain of its terms and conditions relating to the $30,000,000, 10% convertible debentures entered into on June 23, 2005. Terms and conditions have been amended as follows:

            i. Principal and interest payments due in cash are eliminated during the term of the debentures;

            ii. Debentures are convertible into shares of Common Stock at the option of the Holder at the lesser of $0.1125 and a 4.5% discount to market. Market is based on the lowest Closing Bid Price of the Common Stock for the five (5) trading days immediately preceding the date the conversion notice is provided;

            iii. If at the end of the three year term, the debentures are not fully converted, the debenture holders must convert the balance due into shares of the Company up to their beneficial ownership limitation of 4.9%, which may be waived provided the debenture holders provide the Company with 65 days notice. The remaining balance is due in cash by the Company;

            iv. Interest is payable in shares of the Company's Common Stock and is calculated as ninety-five and one-half percent (95.5%) of the 5 day average of the Closing Bid Price of the Common Stock for the five (5) trading days immediately preceding the date the interest conversion is made;

            v. The Company has the right to redeem all or any portion of the outstanding principal and accrued interest under the convertible debentures at a 20% premium prior to the Maturity Date provided that our Closing Bid Price as reported by Bloomberg, LP, is less than the Fixed Conversion Price at the time of the Redemption Notice. The Debenture holder shall receive a warrant to purchase one million (1,000,000) shares of the Company's Common Stock for every One Hundred Thousand Dollars ($100,000) redeemed, pro rata (the "Warrant"). The
                  Warrant shall be exercisable on a "cash basis" and have an exercise price of one hundred ten percent (110%) of the Closing Bid Price of our Common Stock on the date the Company provides the Redemption Notice.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------


4.    Convertible debentures (continued):

      The Company filed a Registration Statement on Form SB-2 on January 11, 2006 and subsequently an amended Registration Statement on Form SB-2/A on February 27, 2006 to register the underlying securities. As of the date of these financial statements this Registration Statement has not yet been declared effective by the SEC. Previously, the Company had been in violation of certain terms of its original debentures due to the withdrawal of the Registration Statement on Form SB-2 on September 23, 2005 which was filed on July 22, 2005 to register the underlying securities under the terms of the original debentures.

      For accounting purposes, the Company has accounted for the modification of the terms of its debentures by reducing the carrying amount of the original debt instrument by the change in the fair value of the embedded conversion option as required under EITF 05-7. The change in the fair value of the embedded conversion option has been recorded as additional paid-in capital.

      For the six months ended January 31, 2006 the Company has recorded $1,304,693 of interest expense relating to interest accretion on the convertible debentures. The Company has charged the interest expense to the statement of operations.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------


5.    Standby equity distribution agreements:

      On June 23, 2005, the Company entered into a $160.0 million equity line of credit with Cornell Capital. On September 23, 2005, the Company formally requested that the Registration Statement on Form SB-2 previously filed with the SEC on July 22, 2005 be withdrawn. The Registration Statement was not previously declared effective by the SEC and no securities were sold pursuant to the Registration Statement.

      On December 30, 2005, the Company entered into an agreement to terminate its $160.0 million Standby Equity Distribution Agreement ("SEDA") and enter into a new $100.0 million SEDA with Cornell Capital. Terms of the agreement are the same as the previous agreement except for the following:

            i. Term of the agreement is five years from the date of effectiveness;

            ii.   Fees on draw downs reduced to 2.5% from 5%;

            iii. The registration statement to be filed on a date mutually agreed to by the Company and the Investor.

      The Company has not registered the equity line of credit. The Company may not request advances under the $100.0 million equity line of credit until the underlying shares of its common stock are registered with the SEC and it is uncertain whether it will register such underlying shares until all of the outstanding principal and accrued and unpaid interest on the 10% convertible debentures have been either converted by the holders or paid in full by the Company, which must occur on or before July 23, 2008. The term of the $100.0 million SEDA is to commence on the date a registration statement covering the underlying shares becomes effective and will expire five years after such date. Due to the uncertainty as to when the Company will be able to access its equity line, it has expensed fees related to the $160.0 million equity line of credit.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------


6.    Share capital:

      Authorized:
         Unlimited number of common shares with no par value
         100,000 preferred shares, issuable in series

      Common shares issued and fully paid:
      ------------------------------------------------------------------------------------------
                                                                       Number of
                                                                         shares        Amount
      ------------------------------------------------------------------------------------------
      Balance at July 31, 2005                                         278,562,884    66,695,717

      Common shares issued upon conversion of convertible debentures     7,123,772       306,352
      Common shares issued upon settlement of convertible debentures     2,000,000        79,549
      Common shares issued upon exercise of warrants                     1,100,000       110,000
      Common shares issued on exercise of employee stock options           860,000       111,800
      ------------------------------------------------------------------------------------------

      Balance at January 31,2006                                       289,646,656   $67,303,418
      ------------------------------------------------------------------------------------------

7.    Segmented information:

      The Company operates in the wireless vehicle industry. Management of the Company makes decisions about allocating resources based on this one operating segment. Geographic information is as follows:


      Revenue from external customers:

      ------------------------------------------------------------------------------------------
                                Three months ended                     Six months ended
      ------------------------------------------------------------------------------------------
                        January 31,2006    January 31,2005    January 31,2006    January 31,2005
      ------------------------------------------------------------------------------------------
      United States    $        489,256   $        139,187   $        762,275   $        252,542
      United Kingdom            266,344            191,254            490,633            349,693
      Other                      84,015             60,468            179,573             89,843
      ------------------------------------------------------------------------------------------
                       $        839,615   $        390,909   $      1,432,481   $        692,078
      ------------------------------------------------------------------------------------------

      As at January 31, 2006, 83% (July 31, 2005-52%) of the Company's fixed assets were in Canada, 17% (July 31, 2005 - 18%) were in Europe and nil were in Korea (July 31, 2005 - 30%).

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------


7.    Segmented information (continued):

      Major customers, representing 10% or more of total sales, include:

      --------------------------------------------------------------------------------------
                           Three months ended                       Six months ended
                    ------------------------------------------------------------------------
                    January 31,2006    January 31,2005    January 31,2006    January 31,2005
      --------------------------------------------------------------------------------------
      Customer A   $        366,292   $             --   $        524,466    $            --
      Customer B            258,168            154,925            452,294            289,352
      Customer C            101,796             55,735            165,101            108,563
      --------------------------------------------------------------------------------------

8.    Loss on settlement of debentures:

      On December 24, 2005, the Company signed a Settlement Agreement and Mutual Release with a convertible debenture holder that had previously provided the Company with notice of a summons with the Supreme Court of the State of New York. The holder had alleged the Company had refused to honor its request to convert the value of the debt of $91,726 into 9,268,875 common shares of the Company.

      Consideration consisted of 2,000,000 common shares of the Company, representing a partial exercise of the debenture at the set conversion price of $0.028 per share plus $250,000 (less withholding taxes of $22,000) payable to the holder of the debenture, representing payment of the balance of the debenture and other good and valuable consideration. For accounting purposes, the Company has recorded a loss on settlement of debt of $214,274, which represents the aggregate consideration provided less the face value of the debt.

      The holder was previously seeking $4,393,360 plus interest from April 25, 2005 and attorneys fees.

9.    Related party transactions:

      (a) During the six months ended January 31, 2006, the Company paid $900,000 (net of $100,000 of withholding taxes) in interest payments to Cornell Capital for interest due on the $30,000,000 convertible debentures. Cornell Capital is considered a related party from a financial perspective due to the number and size of the financial transactions that have been entered into with the Company. Cornell Capital does not have influence over the Company's operating or investing activities.

      (b) During the six months ended January 31, 2006, the Company paid $120,000 (2005 - nil) in consulting fees to the Company's Chairman pursuant to a consulting agreement entered into on June 30, 2005.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------


10.   Contingency:

      On January 30, 2006 the Company was served with a demand for arbitration by Travel Technology Innovations LLC ("TTI"). The demand for arbitration resulted from the Company's January 1, 2006 termination of the Sales and Distribution agreement signed with TTI on March 12, 2005 and seeks damages for potential lost profits of $1,000,000. As of January 31, 2006 it is not possible to determine the outcome of the arbitration and no amount has been recorded in the financial statements as a potential liability.

11.   Subsequent event:

      Subsequent to quarter-end, the Company received a Notice of Conversion from the sole remaining holder of the discounted convertible debenture to convert the remaining outstanding principal of $96,822 into 3,474,857 common shares of the Company.

12.   Differences   between  Canadian  and  United  States  Generally   Accepted
      Accounting Principles and Practices:

      These consolidated financial statements have been prepared in accordance with accounting principles and practices generally accepted in the United States ("US GAAP") which differ in certain respects from those principles and practices that the Company would have followed had its consolidated financial statements been prepared in accordance with accounting principles and practices generally accepted in Canada ("Canadian GAAP").

      (a) Under U.S. GAAP, the adoption of U.S. dollar in 2001 as reporting currency was implemented retroactively, such that prior period financial statements were translated under the current rate method using foreign exchange rates in effect on those dates. Under Canadian GAAP, a change in reporting currency is implemented by translating all prior year financial statement amounts at the foreign exchange rate on the date of change in reporting currency, which was July 31, 2001. As a result, there is a difference in share capital, deficit and cumulative translation adjustment amount under Canadian GAAP as compared to US GAAP.

      (b) Under U.S. GAAP, the Company has elected to continue to apply the guidance set out in Accounting Principles Board Opinion No. 25,
            "Accounting for Stock Issued to Employees" ("APB 25") and related interpretation in accounting for its employee stock option. As the Company grants options with an exercise price not less than the market value of the underlying common shares on the date of grant, no compensation expense is required to be recognized under APB 25. If the exercise price of employee stock option award is not fixed in the functional currency of the Company or in the currency the employee is paid, the award is accounted for as variable award until the award is exercised, forfeited, or expires unexercised. The Company measures compensation expense as the amount by which the quoted market value of the common shares of the Company's common stock covered by the grant exceeds the option price, with changes in the market price included in the measurement of loss.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------


12.   Differences   between  Canadian  and  United  States  Generally   Accepted
      Accounting Principles and Practices (continued):

            Prior to 2003, under Canadian GAAP, no compensation was recorded for employee options. Subsequent to August 1, 2003, the Company elected to use the fair-value based method under Canadian GAAP, on a prospective basis, to record compensation expense for options. Had the Company determined compensation expense for option grants made to employees after July 31, 2002 based on the fair values at grant dates of the stock options consistent with the fair value method, the Company's loss and loss per share would have been as follows:

      ---------------------------------------------------------------------------------------------------------------
                                                              Three Months Ended               Six Months Ended
                                                         ----------------------------    ----------------------------
                                                          January 31,     January 31,     January 31,     January 31,
                                                                 2006            2005            2006            2005
      ---------------------------------------------------------------------------------------------------------------
      Net loss:
         In accordance with Canadian GAAP (note 12(d))   $ (3,915,358)   $ (4,898,266)   $(23,536,967)   $ (6,870,276)
         Stock-based com pensation expense
           included in reported net loss                      199,704       1,074,986         217,855       1,084,774
         Stock-based com pensation expense
           determined under fair value based
           method for all awards                             (199,704)     (1,076,635)       (217,855)     (1,083,012)
      ---------------------------------------------------------------------------------------------------------------

      Pro forma                                          $ (3,915,358)   $ (4,899,915)   $(23,536,967)   $ (6,868,514)
      ---------------------------------------------------------------------------------------------------------------
      Basic and diluted loss per share:
         As reported                                            (0.01)          (0.02)          (0.08)          (0.03)
         Pro forma                                              (0.01)          (0.02)          (0.08)          (0.04)
      ---------------------------------------------------------------------------------------------------------------

      (c) Under U.S. GAAP, the proceeds from the issuance of convertible debentures with detachable warrants are allocated to the fair value of warrants issued and intrinsic value of beneficial conversion feature. The remaining proceeds are allocated to debt which is being accreted to the redemption value of the convertible debentures over the maturity period. On the date of conversion of debt to equity, the difference between the carrying amount and redemption amount is charged to statement of operations as interest expense.

            Under Canadian GAAP, the proceeds from the issuance of convertible debentures with detachable warrants are allocated to the warrants issued and the beneficial conversion feature based on their fair values. The remaining proceeds are allocated to debt which is then being accreted to the redemption value of the convertible debentures over the maturity period. On the date of conversion of debt to equity, the carrying value of debt is reclassified to equity with no additional interest accretion. When the Company has the option of repaying the convertible debentures in cash or its common shares, the entire principal amount of is recorded as equity. The principal equity is accreted to the redemption value of the convertible debentures over the maturity period and is charged to deficit.

SMARTIRE SYSTEMS INC.
Notes to Consolidated Financial Statements
(Expressed in United States dollars)
(Unaudited)
(Prepared in accordance with U.S. generally accepted accounting principles) Six months ended January 31, 2006 and 2005

--------------------------------------------------------------------------------


12.   Differences   between  Canadian  and  United  States  Generally   Accepted
      Accounting Principles and Practices (continued):


      (d) Under US GAAP, the discount on convertible debt is netted against the value of debenture, and debt issuance cost is recorded as deferred financing cost and is amortized over the maturity period. Under Canadian GAAP, the discount is recorded as deferred financing cost and is being amortized over the maturity period. Debt issuance cost is charged to equity.

      (e) Under U.S. GAAP the modification of the terms of the $30 million convertible debentures reduces the carrying value of the original debentures by an amount equal to the change in the fair value of the embedded conversion option. Under Canadian GAAP, as the modification of the terms of the debentures does not represent a settlement but a renegotiation of the debt instrument, no adjustment has been made to the carrying value of the $30 million convertible debentures.

      -----------------------------------------------------------------------------------------
                                                 January 31,2006            July 31,2005
                                          -----------------------------------------------------
                                             Canadian          U.S.      Canadian          U.S.
      Consolidated balance sheets                GAAP          GAAP          GAAP          GAAP
      -----------------------------------------------------------------------------------------
      Current assets                      $ 9,271,319   $ 9,271,319  $ 13,292,487   $13,292,487
      Capital assets                          775,017       775,017       716,763       716,763
      Deferred financing costs                109,700     1,906,864    16,206,086    18,209,280
      Other assets                            521,076       521,076     1,066,013     1,066,013
      Current liabilities                   1,166,086     1,166,086     1,649,690     5,781,918
      Long term convertible debentures      2,994,144    20,449,774     1,272,123    17,118,667
      Preferred shares subject to
        mandatory redemption                    2,780         2,780             1             1
      Stockholders' equity (deficiency)     6,514,102     9,144,364    28,359,535    10,383,957
      -----------------------------------------------------------------------------------------

                                                                           Three Months Ended                 Six Months Ended
                                                                     -----------------------------------------------------------
                                                                     January 31,     January 31,     January 31,     January 31,
      Consolidated statement of operations and deficit:                     2006            2005            2006           2005
      --------------------------------------------------------------------------------------------------------------------------
      Net loss in accordance with U.S. GAAP                         $ (3,640,272)   $ (4,103,940)   $(21,851,795)   $ (6,487,840)
      Effects of difference in accounting for:
         Stock based compensation recovery under US. GAAP (b)           (310,200)             --      (1,944,175)             --
         Stock based compensation expense under Canadian GAAP (b)       (199,704)     (1,074,986)       (217,854)     (1,084,774)
         lnterest accretion and amortization of debenture finance
           costs recorded under U.S. GAAP (b)(d)                       1,669,366       1,529,505      19,300,802       2,081,921
         Interest accretion and amortization of debenture finance
           costs under Canadian GAAP (d)                              (1,434,548)     (1,248,845)    (18,823,945)     (1,379,583)
      --------------------------------------------------------------------------------------------------------------------------
         Net loss in accordance with Canadian GAAP                    (3,915,358)     (4,898,266)    (23,536,967)     (6,870,276)
         Beginning deficit in accordance with Canadian GAAP          (84,686,310)    (54,337,248)    (65,064,401)    (51,971,332)
         Interest on convertible debentures and amortization of
           finance charges                                                    --        (299,314)             --        (693,220)
      --------------------------------------------------------------------------------------------------------------------------
         Ending deficit in accordance with Canadian GAAP             (88,601,368)    (59,534,828)    (88,601,368)    (59,534,828)
      --------------------------------------------------------------------------------------------------------------------------
         Basic and diluted loss per share
           (in accordance with Canadian GAAP)                       $      (0.01)   $      (0.02)   $      (0.08)   $      (0.04)
      --------------------------------------------------------------------------------------------------------------------------

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24 INDEMNIFICATION OF DIRECTORS AND OFFICERS

On January 5, 2006, we issued 2,000,000 shares of our common stock to Bristol Investment Fund Ltd. pursuant to a settlement agreement and mutual release pursuant to Rule 506 of Regulation D under the Securities Act.

Under our Bylaw, subject to the Business Corporations Act (Yukon Territory) and subject to court approval in certain circumstances, we must indemnify each of our current or former directors and officers, and any a person who acts or has acted at our request as a director or officer of a corporation of which we are or were a shareholder or creditor, and any such indemnified person's heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of serving or having served as a director or officer of our company or such corporation, if: (a) he or she acted honestly and in good faith with a view to the best interests of our company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

Under section 126 of the Business Corporations Act (Yukon Territory), court approval is required for us to indemnify any of the foregoing persons in respect of an action by or on behalf of our company, or by or on behalf of any corporation of which we are or were a shareholder or creditor, to procure a judgment in our or its favor, as the case may be. Court approval may be granted for us to indemnify any such person against all costs, charges and expenses reasonably incurred by him or her in connection with the action only if: (a) he or she acted honestly and in good faith with a view to the best interests of our company; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful.

Section 126 of the Business Corporations Act (Yukon Territory) goes on to provide that, in any event, any of the foregoing persons is entitled to be indemnified by us in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defence of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of our company or a corporation of which we are or were a shareholder or creditor, if he or she: (a) was substantially successful on the merits in his or her defence of the action or proceeding; (b) is fairly and reasonably entitled to indemnity, (c) acted honestly and in good faith with a view to the best interests of our company; and
(d) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing his or her conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 25 OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholder. All of the amounts shown are estimates, except for the SEC Registration Fees.

      SEC registration fees                                     $10,664.29

      Printing and engraving expenses                           $  1,000(1)

      Accounting fees and expenses                              $ 20,000(1)

      Legal fees and expenses                                   $100,000(1)

      Transfer agent and registrar fees                         $  2,000(1)

      Fees and expenses for qualification under state           $  1,000(1)
      securities laws

      Miscellaneous                                             $  1,000(1)

      Total                                                     $135,664.29

(1) We have estimated these amounts

Item 26 RECENT SALES OF UNREGISTERED SECURITIES

By conversion notice dated February 16, 2006, Crescent International Ltd. elected to convert $97,296 of its discounted convertible debentures. In response, we issued 3,474,857 shares of our common stock pursuant to Rule 506 of Regulation D under the Securities Act.

On January 5, 2006, we issued 2,000,000 shares of our common stock to Bristol Investment Fund Ltd. pursuant to a settlement agreement and mutual release pursuant to Rule 506 of Regulation D under the Securities Act.

By conversion notice dated October 26, 2005, Crescent International Ltd. elected to convert $79,439 of its discounted convertible debentures. In response, we issued 2,837,107 shares of our common stock to pursuant to Rule 506 of Regulation D under the Securities Act.

By notice of a warrant exercise dated October 20, 2005, Simon Archdale elected to exercise 1,100,000 warrants. In response, we issued 1,100,000 shares of our common stock to pursuant to Regulation S under the Securities Act.

By conversion notice dated August 23, 2005, Crescent International Ltd. elected to convert $115,000 of its 8% convertible debentures plus accrued interest of $19,626.67. In response, we issued 4,286,665 shares of our common stock to Crescent International Ltd. pursuant to Rule 506 of Regulation D under the Securities Act.

On June 30, 2005, we closed a $30 million securities purchase agreement with Cornell Capital Partners, Highgate House Funds, Ltd. and LCC Global Limited, a corporation organized under the laws of Cyprus. In accordance with the securities purchase agreement, we issued, for a purchase price of $30 million,
(i) a 10% convertible debenture due June 23, 2008, with a principal balance of $20 million, to Cornell Capital Partners, in trust for LCC Global, (ii) a 10% convertible debenture due June 23, 2008, with a principal balance of $8 million, to Cornell Capital Partners, in trust for LCC Global, and (iii) a 10% convertible debenture due June 23, 2008, with a principal balance of $2 million, to Highgate House Funds, in trust for LCC Global. We paid to Yorkville Advisors LLC, the general partner of Cornell Capital Partners, a cash structuring fee of $3 million in connection with this transaction.

On December 30, 2005, we, Starome Investments Limited, Xentennial Holdings Limited, Staraim Enterprises Limited, Cornell Capital Partners, Highgate House Funds and LCC Global amended and restated the 10% convertible debentures in an aggregate principal amount of $30 million. We amended and restated the 10% convertible debentures to (i) modify the terms of such 10% convertible debentures, (ii) effect the transfer by (A) Cornell Capital Partners and LCC Global to Starome Investments, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $20 million, (B) Cornell Capital Partners and LCC Global to Xentennial Holdings, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $8 million and (iii) effect the transfer by Highgate House Funds and LCC Global to Staraim Enterprises, a corporation organized under the laws of Cyprus, of the 10% convertible debenture with the principal balance of $2 million.

On June 2, 2005, we issued 75,188 shares of our common stock to Newbridge Securities Corporation as a placement agent fee on the Standby Equity Distribution Agreement entered into on May 23, 2005.

On May 27, 2005, we closed a Securities Purchase Agreement with Cornell Capital Partners, L.P., an accredited investor, in which Cornell Capital Partners agreed to lend a principal amount of $1,500,000 to us in exchange for our 5% convertible debenture. We issued the convertible debenture to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

By notice of a warrant exercise dated May 12, 2005, William Page elected to exercise 81,327 warrants. In response, we issued 32,889 shares of our common stock to pursuant to Rule 506 of Regulation D under the Securities Act.

On May 11, 2005, we issued 1,495,195 shares of our common stock pursuant to a redemption, settlement and release agreement with Goldplate Investment Partners pursuant to Rule 506 of Regulation D under the Securities Act.

By notice of a warrant exercise dated May 5, 2005, Morval Bank & Trust Cayman, Ltd, elected to exercise 714,286 warrants. In response, we issued 714,286 shares of our common stock to pursuant to Regulation S under the Securities Act.

On May 4, 2005, we issued 10,641,670 shares of our common stock pursuant to a redemption, settlement and release agreement with Alpha Capital
Aktiengesellschaftt pursuant to Rule 506 of Regulation D under the Securities
Act.

On May 2, 2005, we issued 4,143,268 shares of our common stock pursuant to a redemption, settlement and release agreement with Gamma Opportunity Capital Partners pursuant to Rule 506 of Regulation D under the Securities Act.

By notice of a cashless warrant exercise dated April 28, 2005, Crescent International Ltd. elected to exercise 3,846,154 warrants. In response, we issued 3,205,128 shares of our common stock to Crescent International Ltd. pursuant to Rule 506 of Regulation D under the Securities Act.

By notice of a cashless warrant exercise dated April 25, 2005, HPC Capital Management elected to exercise 250,000 warrants. In response, we issued 197,368 shares of our common stock to HPC Capital Management pursuant to Rule 506 of Regulation D under the Securities Act.

By notice of a cashless warrant exercise dated April 25, 2005, Talisman Management Limited elected to exercise 1,000,000 warrants. In response, we issued 789,474 shares of our common stock to Talisman Management Limited pursuant to Rule 506 of Regulation D under the Securities Act.

By notice of a cashless warrant exercise dated April 25, 2005, Palisades Master Fund, L.P. elected to exercise 3,290,596 warrants. In response, we issued 2,597,839 shares of our common stock to Palisades Master Fund, L.P. pursuant to Rule 506 of Regulation D under the Securities Act.

By conversion notice dated April 20, 2005, Crescent International Ltd. elected to convert $59,700 of convertible debentures. In response, we issued 2,132,143 shares of our common stock to Crescent International Ltd. pursuant to Rule 506 of Regulation D under the Securities Act.

By conversion notice dated April 20, 2005, Palisades Master Fund, L.P. elected to convert $3,864 of convertible debentures. In response, we issued 138,000 shares of our common stock to Palisades Master Fund., L.P. pursuant to Rule 506 of Regulation D under the Securities Act.

By conversion notice dated April 20, 2005, Goldplate Investment Partners elected to convert $66,080 of convertible debentures. In response, we issued 2,360,000 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act.

On March 23, 2005, we closed on a transaction pursuant to which we entered into an Investment Agreement dated as of March 22, 2005 with one accredited investor in which we sold an aggregate of $4,000,000 of our Series A 5% Convertible preferred stock, no par value per share). The purchase price was $4,000,000, of which $2,850,000 was previously funded pursuant to certain transaction documents we previously entered into with the investor. These transaction documents were terminated by the parties on March 23, 2005 (see Item 1.02 below). On March 23, 2005, we received net proceeds of $1,015,000, after deducting the $2,850,000 which was previously funded, a $115,000 commitment fee and legal fees in the amount of $20,000. We issued the preferred stock to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

By conversion notice dated March 21, 2005, a holder of discounted convertible debentures (described below) elected to convert $65,800 of outstanding under the convertible debentures under rule 144. In response, we issued 2,350,000 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

By conversion notice dated March 18, 2005, a holder of discounted convertible debentures (described below) elected to convert $30,000 of outstanding under the convertible debentures under rule 144. In response, we issued 1,071,429 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

By conversion notice dated March 11, 2005, a holder of discounted convertible debentures (described below) elected to convert $20,000 of outstanding under the convertible debentures under rule 144. In response, we issued 714,286 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

By conversion notice dated January 20, 2005, a holder of discounted convertible debentures (described below) elected to convert $63,000 of outstanding principal under the convertible debentures under rule 144. In response, we issued 2,250,000 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

By conversion notice dated January 3, 2005, a holder of 8% convertible debentures (described below) elected to convert $30,000 of principal and $3,573 in accrued interest outstanding under the convertible debentures under rule 144. In response, we issued 1,200,337 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

On December 15, 2004, we closed on a transaction pursuant to which the Company entered into a Subscription Agreement with several accredited investors in which the investors agreed to lend a principal amount of $195,000 to us in exchange for our 5% convertible debentures. We issued the convertible debentures to the investors pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

On December 15, 2004 we entered into a Securities Purchase Agreement with Cornell Capital Partners, L.P., an accredited investor, in which the investor agreed to lend a principal amount of $2,500,000 to us in exchange for our 5% convertible debenture. We issued the convertible debenture to the investor pursuant to Rule 506 of Regulation D as promulgated under the Securities Act of 1933, as amended (the "Act"), and/or Section 4(2) of the Act.

By conversion notice dated December 2, 2004, a holder of 8% convertible debentures (described below) elected to convert $30,000 of principal and $3,359 in accrued interest outstanding under the convertible debentures under rule 144. In response, we issued 1,188,095 shares of our common stock to the debenture holder pursuant to Rule 506 of Regulation D under the Securities Act of 1933, as amended.

On October 25, 2004, we issued 7,500,000 shares of our common stock to the purchaser in a standby equity facility at a price of $0.03 per share, in payment of a $225,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On October 14, 2004, we issued 10,714,286 shares of our common stock to the purchaser in a standby equity facility at a price of $0.028 per share, in payment of a $300,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On October 5, 2004, we issued 12,500,000 shares of our common stock to the purchaser in a standby equity facility at a price of $0.032 per share, in payment of a $400,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On September 27, 2004, we issued 12,500,000 shares of our common stock to the purchaser in a standby equity facility at a price of $0.04 per share, in payment of a $500,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

Between September 22, 2004 and October 4, 2004, we issued 56,833,691 shares to the escrow agent of the holders of the discounted convertible debentures of which 14,127,787 shares were returned to treasury. 18,226,274 of these shares were issued pursuant to the exercise of warrants at a price of $0.03 per share and 24,479,630 were issued at an effective price of $0.03 per share to repay a portion of the discounted convertible debenture. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

Between September 17, 2004 and September 22, 2004, we issued 16,667,667 shares of our common stock to the purchaser in a standby equity facility at a price of $0.03 per share, in payment of a $500,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On September 8, 2004, we issued 6,756,757 shares of our common stock to the purchaser in a standby equity facility at a price of $0.037 per share, in payment of a $250,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On August 30, 2004, we issued 6,250,000 shares of our common stock to the purchaser in a standby equity facility at a price of $0.04 per share, in payment of a $250,000 draw down on the equity line of credit and 58,824 shares of common stock as a result of a miscalculation of shares necessary to close the Advance Notice dated August 13, 2004. We relied on Rule 506 of Regulation D and/or
Section 4(2) of the Securities Act of 1933 to effect this issuance.

On August 20, 2004, we issued 2,941,176 shares of our common stock to the purchaser in a standby equity facility at a price of $.051 per share, in payment of a $150,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On August 9, 2004, we issued 3,000,000 shares of our common stock to the purchaser in a standby equity facility at a price of $.050 per share, in payment of a $150,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On July 21, 2004, we issued 4,237,288 shares of our common stock to the purchaser in a standby equity facility at a price of $.059 per share, in payment of a $250,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On July 12, 2004, we issued 3,846,154 shares of our common stock to the purchaser in a standby equity facility at a price of $.065 per share, in payment of a $250,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On July 1, 2004, we issued to Hawk Associates, Inc., a warrant to purchase up to 250,000 shares of our common stock, exercisable at any time during the five-year period ending on June 30, 2009, at an exercise price of $0.20 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of an engagement fee.

On June 22, 2004, we issued 2,777,778 shares of our common stock to the purchaser in a standby equity facility at a price of $.09 per share, in payment of a $250,000 draw down on the equity line of credit. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

On June 1, 2004, we issued a total of 1,399,676 shares of our common stock, at a deemed issue price of $0.104 per share, to the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

On May 25, 2004, we issued 3,509,615 shares of our common stock to the purchaser in standby equity facility at a deemed price of $0.104 per share, in payment of a commitment fee and 96,154 shares of our common stock as a placement fee. We relied on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to effect this issuance.

By conversion notice effective June 17, 2004, a holder of discounted convertible debentures elected to convert $50,000 outstanding under the convertible debentures. In response, we issued 480,769 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice effective June 14, 2004, holders of discounted convertible debentures elected to convert $208,000 outstanding under the convertible debentures. In response, we issued 2,000,000 shares of our common stock to the debentures holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice effective June 8, 2004, a holder of 8% convertible debentures (described below) elected to convert $50,000 of principal and $3,633 in accrued interest outstanding under the convertible debentures. In response, we issued 521,444 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933. We also issued 192,307 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933 that were owed from the April 15, 2004 conversion notice (described below).

On May 25, 2004, 3,509,615 shares of our common stock were issued as a commitment fee ($365,000) and 96,154 shares of our common stock were issued as a placement fee ($10,000) to arrange a $15 million equity line of credit.

On May 19, 2004, we entered into a $15 million Standby Equity Distribution Agreement with selling stockholder relying on Rule 506 of Regulation D and/or
Section 4(2) of the Securities Act of 1933. We may draw down the facility at its discretion provided that each draw down is at least seven trading days apart, and the maximum amount that may be drawn down at any one time is limited to $500,000 and advance notice is required. The term of the equity line of credit is 24 months. At the time of draw down against the line of credit we will issue common shares equal to that amount advanced divided by 98% of the lowest bid price on the five consecutive days after the date of notice. On each date of advance of funds, we are to pay 5% placement fee. We may draw down the facility at its discretion upon effectiveness of the registration statement to be filed in the appropriate form under the Securities Act of 1933 for the purpose of registering the shares issuable upon the draw down of the credit facility.

On April 30, 2004, 500,000 warrants were exercised at an exercise price of $0.104 per share to a non-U.S. person upon exercise of warrants previously granted to it. The shares were issued in an offshore transaction relying on Regulation S under the Securities Act of 1933.

By conversion notice effective April 15, 2004, a holder of 8% convertible debentures (described below) elected to convert $100,000 of principal and $6,067 in accrued interest outstanding under the convertible debentures. In response, we issued 823,680 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

On April 2, 2004, we issued a total of 1,399,676 shares of our common stock, at a deemed issue price of $0.1040 per share, to the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

On March 2, 2004, we issued a total of 1,033,851 shares of our common stock, at a deemed issue price of $0.1408 per share, to the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

On February 3, 2004, we issued a total of 812,045 shares of our common stock, at a deemed issue price of $0.1613 per share, to six of the holders of the discounted convertible debentures (described below), upon exercise of our right to effect payment of the first monthly redemption amount due under the discounted convertible debentures in shares of our common stock. We relied on section 3(a)(9) and/or section 4(2) of the Securities Act of 1933 in issuing these shares.

By conversion notice effective January 27, 2004, a holder of 8% convertible debentures (described below) elected to convert $84,000 of principal and $3,621 in accrued interest outstanding under the convertible debentures. In response, we issued 667,331 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated January 12, 2004, a holder of 8% convertible debentures (described below) elected to convert $130,000 of principal and $5,171 in accrued interest outstanding under the convertible debentures. In response, we issued 1,030,965 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

On December 24, 2003, we closed a private placement of discounted convertible debentures in the aggregate principal amount of $3,493,590, maturing April 1, 2006, to seven accredited investors pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, for gross proceeds of $2,725,000. Principal under each discounted convertible debenture may be converted by the holder in whole or in part and from time to time at a conversion price of $0.22 per share, subject to adjustment as set forth in the convertible debentures. The discounted convertible debentures are subject to mandatory redemption in equal monthly payments. We may elect to make the monthly redemption payments in shares of our common stock at a conversion price equal to the lesser of (a) the set price of $0.22 per share (subject to adjustment pursuant to the anti-dilution provisions contained in the debentures), and (b) 85% of the average of the 20 closing prices of our common stock immediately preceding the applicable monthly redemption date, provided that certain conditions are met. In connection with this private placement, each purchaser of discounted convertible debentures also received a warrant to purchase that number of shares of our common stock equal to 50% the principal amount of such purchaser's convertible debentures divided by the set conversion price of $0.22 per share. Warrants to purchase an aggregate total of 7,939,978 shares of our common stock were issued, and are exercisable until December 24, 2006 at an exercise price of $0.25 per share.

On December 24, 2003, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a warrant to purchase up to 109,000 shares of our common stock, exercisable until December 24, 2006, at an exercise price of $0.25 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of placement fee in connection with the private placement of the discounted convertible debentures.

On November 10, 2003, in consideration for their agreement to immediately exercise a total of 7,478,635 outstanding warrants at a reduced exercise price of $0.1771 per share, we issued to three of the four purchasers of our 7% convertible debentures (described below), a total of 7,478,635 additional warrants exercisable for a period of five years at an exercise price of $0.1771 per share. The outstanding warrants that were exercised were originally issued with an exercise price of $0.2645 per share. We issued a total of 7,478,635 shares of our common stock upon the exercise of the outstanding warrants for gross proceeds of $1,324,466, and the 7,478,635 additional warrants, pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933. Each of the purchasers represented that it is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933.

On October 27, 2003, in consideration for its agreement to immediately exercise a total of 3,290,596 outstanding warrants at a reduced exercise price of $0.20 per share, we issued to one of the four purchasers of the 7% convertible debentures, Palisades Master Fund, a total of 3,290,596 additional warrants exercisable for a period of five years at an exercise price of $0.20 per share. The outstanding warrants that were exercised were originally issued with an exercise price of $0.2645 per share. We issued a total of 3,290,596 shares of our common stock upon the exercise of the outstanding warrants for gross proceeds of $658,119, and the 3,290,596 additional warrants, pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933. The purchaser represented that it is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933. In light of the reduced exercise price of the additional warrants issued to the other three warrant holders, we subsequently agreed to reduce the exercise price of the 3,290,596 additional warrants issued to Palisades Master Fund, and the exercise price of 194,000 warrants previously issued to HPC Capital Management, from $0.20 to $0.1771 per share. All other terms of the warrants, including their expiry date, remain the same. In addition, we paid $75,354.65 to Palisades Master Fund as an early participation bonus, being an amount equal to the difference between the aggregate exercise price that Palisades Master Fund paid upon the exercise of its 3,290,596 outstanding warrants at $0.20 per share and the aggregate exercise price that Palisades Master Fund would have paid if it had had the benefit of the reduced exercise price of $0.1771 per share.

On October 27, 2003, in consideration of its agreement to immediately exercise a total of 194,000 outstanding warrants, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a total of 194,000 additional warrants, exercisable for a period of five years at an exercise price of $0.20 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933. HPC Capital Management represented that it is an "accredited investor" as defined in Rule 501 of the Securities Act of 1933.

By conversion notice dated October 21, 2003, a holder of 8% convertible debentures (described below) elected to convert $75,000 of principal and $1,600 in accrued interest outstanding under the convertible debentures. In response, we issued 585,525 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated October 10, 2003, a holder of 7% convertible debentures (described below) elected to convert $66,667 of principal and $1,503 in accrued interest outstanding under the convertible debentures. In response, we issued 522,626 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated October 9, 2003, a holder of 8% convertible debentures (described below) elected to convert $300,000 of principal and $5,333 in accrued interest outstanding under the convertible debentures. In response, we issued 2,343,858 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated October 6, 2003, a holder of 8% convertible debentures (described below) elected to convert $156,000 of principal and $2,808 in accrued interest outstanding under the convertible debentures. In response, we issued 1,219,366 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated October 3, 2003, a holder of 7% convertible debentures (described below) elected to convert $100,000 of principal and $2,119 in accrued interest outstanding under the convertible debentures. In response, we issued 784,164 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933

By conversion notice dated October 1, 2003, a holder of 8% convertible debentures (described below) elected to convert $200,000 of principal and $3,778 in accrued interest outstanding under the convertible debentures. In response, we issued 1,562,763 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated September 24, 2003, a holder of 8% convertible debentures (described below) elected to convert $100,000 of principal and $2,061 in accrued interest outstanding under the convertible debentures. In response, we issued 783,930 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated September 10, 2003, a holder of 7% convertible debentures (described below) elected to convert $130,000 of principal and $1,560 in accrued interest outstanding under the convertible debentures. In response, we issued 1,010,612 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notices dated September 9, 2003 and September 10, 2003, a holder of 7% convertible debentures (described below) elected to convert $70,000 and $50,000 of principal and $840 and $611 in accrued interest outstanding under the convertible debentures. In response, we issued 932,769 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

By conversion notice dated August 27, 2003, a holder of 7% convertible debentures (described below) elected to convert $80,000 of principal and $764 in accrued interest outstanding under the convertible debentures. In response, we issued 620,694 shares of our common stock to the debenture holder relying on section 3(a)(9) of the Securities Act of 1933.

On August 15, 2003, we issued to Epoch Financial Group, Inc., an accredited investor, a warrant to purchase up to 300,000 shares of our common stock, exercisable at any time during the five-year period ending on August 15, 2008, at an exercise price of $0.17 per share. We issued these warrants pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of an engagement fee.

On August 14, 2003, we issued to HPC Capital Management, a broker dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, a total of 200,000 fully-paid and non-assessable shares of our common stock at a deemed price of $0.17 per share. We issued these shares pursuant to Rule 506 and/or section 4(2) of the Securities Act of 1933, in partial payment of an engagement fee.


Item 27 EXHIBITS



EXHIBIT
NUMBER     DESCRIPTION
-------    ---------------------------------------------------------------------

3.1 Certificate of Incorporation of TTC/Truck Tech Corp. dated September 8, 1987 (1)

3.2        Memorandum and Articles of TTC/Truck Tech Corp. (1)

3.3        Memorandum of TTC/Truck Tech Corp. dated September 2, 1987 (1)

3.4        Altered Memorandum of TTC/Truck Tech Corp. dated October 25, 1991 (1)

3.5 Certificate of Change of Name from TTC/Truck Tech Corp. to UniComm Signal Inc. dated April 13, 1994.(1)

3.6 Certificate of Change of Name from UniComm Signal Inc. to SmarTire Systems Inc. dated December 24, 1997.(1)

3.7        Special Resolution and Altered Memorandum of UniComm Signal Inc.
           dated October 28, 1994.(1)

3.8        Special Resolution and Altered Memorandum of UniComm Signal Inc.
           dated January 17, 1997.(1)

3.9        Special Resolution and Altered Memorandum of SmarTire Systems Inc.
           dated November 17, 1995.(1)

3.10 Special Resolution and Altered Memorandum of SmarTire Systems Inc. dated January 16, 1998.(1)

3.11 Special Resolution and Altered Memorandum of SmarTire Systems Inc. dated December 5, 2000.(2)

3.12       Substituted Articles of SmarTire Systems Inc. adopted December 5,
           2000.(2)

3.13 Articles of Continuance, dated January 29, 2003 and effective February 6, 2003.(3)

3.14 Certificate of Amendment issued to SmarTire Systems Inc. by the Yukon Registrar of Corporations effective December 15, 2003 and attached Articles of Amendment of SmarTire Systems Inc. dated December 11, 2003.(4)

3.15 Certificate of Registration of Restated Articles issued to SmarTire Systems Inc. by the Yukon Registrar of Corporations effective December 15, 2003, and attached Restated Articles of Incorporation of SmarTire Systems Inc. dated December 11, 2003.(4)

3.16       By-Law No. 1, dated February 6, 2003.(3)

5.1        Consent of Greenberg Traurig**

10.1       Standby Equity Distribution Agreement dated May 19, 2004.(5)

10.2       Registration Rights Agreement dated May 19, 2004.(5)

10.3       Escrow Agreement with Cornell Capital Partners, LP.(5)

10.4 Dealer and Supply Agreement between SmarTire Systems Inc, Chu Chang International Ltd, Beijing Boom Technology Co. Ltd. dated as of June 3, 2004.(6)

10.5       Forbearance and Escrow Agreement dated as of September 24, 2004.(7)

10.6 Promissory note dated as of November 16, 2004 with Cornell Capital Partners, LP.(8)

10.7 Promissory note dated as of November 16, 2004 with Cornell Capital Partners, LP.(8)

10.8 Form of Subscription Agreement and Prospective Purchaser Questionnaire of SmarTire Systems Inc.(9)

10.9       Form of 5% Convertible Debenture of SmarTire Systems Inc.(9)

10.10      Form of Redemption Warrant of SmarTire Systems Inc.(9)

10.11 Securities Purchase Agreement dated December 15, 2004 by and between SmarTire Systems, Inc. and Cornell Capital Partners, L.P.(9)

10.12 Registration Rights Agreement dated December 15, 2004 by and between SmarTire Systems, Inc. and Cornell Capital Partners, L.P.(9)

10.13      [Intentionally Omitted]

10.14      Form of Common Stock Purchase Warrant of SmarTire Systems Inc.(9)

10.15      2004 Non-US US Stock Incentive Plan of SmarTire Systems Inc.(9)

10.16 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Robert Rudman.(10)

10.17 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Allan Kozak.(10)

10.18 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Jeff Finkelstein.(10)

10.19 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Erwin Bartz.(10)

10.20 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Shawn Lammers.(10)

10.21 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and William Cronin.(10)

10.22 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Martin Gannon.(10)

10.23 Amendment Agreement dated February 3, 2005 between SmarTire Systems Inc. and Johnny Christiansen.(10)

10.24 Registration Rights Agreement dated as of March 22, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners, L.P.(11)

10.25 Investment Agreement dated as of March 22, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners, L.P.(11)(12)

10.26 Termination Agreement dated as of March 22, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners, L.P.(11)

10.27 Redemption, settlement and release agreement dated April 27, 2005 by and between SmarTire Systems Inc. and Palisades Master Fund, L.P. and PEF Advisors, Ltd.(13)

10.28 Redemption, settlement and release agreement dated May 2, 2005 by and between SmarTire Systems Inc. and Gamma Opportunity Partners.(13)

10.29 Redemption, settlement and release agreement dated May 4, 2005 by and between SmarTire Systems Inc. and Alpha Capital Aktiengesellschaftt, L.P.(13)

10.30 Redemption, settlement and release agreement dated May 13, 2005 by and between SmarTire Systems Inc. and Crescent International Ltd.(13)

10.31 Redemption, settlement and release agreement dated May 23, 2005 by and between SmarTire Systems Inc. and Goldplate Investment Partners.(13)

10.32 Registration Rights Agreement dated as of May 22, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners.(13)

10.33 Standby Equity Distribution Agreement dated as of May 22, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners LP.(13)

10.34 Investor Registration Rights Agreement dated as of May 22, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners LP.
           (13)

10.35 Amended and Restated Convertible Debenture dated as of June 10, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners LP.(13)

10.36 Securities Purchase Agreement dated as of May 22, 2005 by and between SmarTire Systems Inc. and Cornell Capital Partners LP.(13)

10.37 Standby Equity Distribution Agreement, dated as of June 23, 2005, between SmarTire Systems Inc. and Cornell Capital Partners, LP.(14)

10.38 Securities Purchase Agreement, dated as of June 23, 2005, among SmarTire Systems Inc., Cornell Capital Partners, LP and Highgate House Funds, Ltd.(14)

10.39 Investor Registration Rights Agreement, dated as of June 23, 2005, among SmarTire Systems Inc., Cornell Capital Partners, LP and Highgate House Funds, Ltd.(14)

10.40 Convertible Debenture, dated as of June 23, 2005, with a principal balance of $20 million, issued by SmarTire Systems Inc. to Cornell Capital Partners, LP as trustee for LCC Global Limited(14)

10.41 Convertible Debenture, dated as of June 23, 2005, with a principal balance of $8 million, issued by SmarTire Systems Inc. to Cornell Capital Partners, LP as trustee for LCC Global Limited(14)

10.42 Convertible Debenture, dated as of June 23, 2005, with a principal balance of $2 million, issued by SmarTire Systems Inc. to Highgate House Funds, Ltd. as trustee for LCC Global Limited(14)

10.43 Warrant to purchase 58,337,500 shares of Common Stock, dated as of June 23, 2005, issued by SmarTire Systems Inc. to Cornell Capital Partners, LP(14)

10.44 Warrant to purchase 4,162,500 shares of Common Stock, dated as of June 23, 2005, issued by SmarTire Systems Inc. to Highgate House Funds, Ltd.(14)

10.45 Marketing and Distribution Agreement, dated October 12, 2005, between DANA Corporation and SmarTire Systems Inc.(15)

10.46 Agreement for Electronic Manufacturing Services, dated November 16, 2005, between Vansco Electronics LP and SmarTire Systems Inc.(15)

10.47 Amendment No. 1 to Securities Purchase Agreement, dated as of December 30, 2005, among SmarTire Systems Inc., Cornell Capital Partners, LP, Highgate House Funds, Ltd., LCC Global Limited, Starome Investments Limited, Xentennial Investments Limited and Staraim Investments Limited(16)

10.48 Amended and Restated Investor Registration Rights Agreement, dated as of December 30, 2005, among SmarTire Systems Inc., Starome Investments Limited, Xentennial Investments Limited and Staraim Investments Limited(16)

10.49 Amended and Restated Convertible Debenture, dated as of December 30, 2005, with a principal balance of $20 million, issued by SmarTire Systems Inc. to Starome Investments Limited(16)

10.50 Amended and Restated Convertible Debenture, dated as of December 30, 2005, with a principal balance of $8 million, issued by SmarTire Systems Inc. to Xentennial Investments Limited(16)

10.51 Amended and Restated Convertible Debenture, dated as of December 30, 2005, with a principal balance of $2 million, issued by SmarTire Systems Inc. to Staraim Investments Limited(16)

10.52 Amended and Restated Warrant to purchase 41,668,750 shares of common stock, dated as of December 30, 2005 issued by SmarTire Systems Inc. to Starome Investments Limited(16)

10.53 Amended and Restated Warrant to purchase 16,668,750 shares of common stock, dated as of December 30, 2005 issued by SmarTire Systems Inc. to Xentennial Holdings Limited(16)

10.54 Amended and Restated Warrant to purchase 4,162,500 shares of common stock, dated as of December 30, 2005 issued by SmarTire Systems Inc. to Staraim Investments Limited(16)

10.55 Investor Relations Agreement between AGORA Investor Relations Corp and SmarTire Systems Inc. dated as of November 1, 2005(16)

10.56 Settlement Agreement and Mutual Release dated January 5, 2006 between SmarTire Systems Inc. and Bristol Investment Fund Ltd. (16)

10.57 Standby Equity Distribution Agreement of December 30, 2005 between SmarTire Systems Inc. and Cornell Capital Partners(16)

10.58 Termination Agreement $160 million Standby Equity Distribution Agreement of December 30, 2005 between SmarTire Systems Inc. and Cornell Capital Partners(16)

10.59 Registration Rights Agreement of December 30, 2005 between SmarTire Systems Inc. and Cornell Capital Partners(16)

10.60 Agreement for Electronic Manufacturing Services dated November 16, 2005 between SmarTire Systems and Vansco Electronics L.P. (17)

10.61 Placement Agent Agreement dated December 30, 2005 amongst SmarTire Systems Inc., Newbridge Securities Corporation and Cornell Capital Partners(17)

10.62 Waiver Letter from Crescent International Ltd. to SmarTire Systems Inc. dated October 20, 2005(17)

10.63 Waiver Letter from Cornell Capital Partners to SmarTire Systems Inc. dated October 7, 2005(17)

10.64 Waiver Letter from Cornell Capital Partners to SmarTire Systems Inc. dated October 31, 2005(17)

10.65 Amended and Restated Convertible Debenture, dated as of April 4, 2006, with a principal balance of $2 million, issued by SmarTire Systems Inc. to Staraim**

10.66 Amended and Restated Convertible Debenture, dated as of April 4, 2006, with a principal balance of $8 million, issued by SmarTire Systems Inc. to Xentennial Investments Limited**

10.67 Extension letter regarding Amended and Restated Convertible Debenture dated as of June 10, 2005 by and between SmarTire Inc. and Cornell Capital Partners**

10.68 Placement Agent Agreement dated June 23, 2005 amongst SmarTire Systems Inc., Newbridge Securities Corporation and Cornell Capital Partners**

14.1       Code of Business Conduct and Ethics Compliance Program.(15)

21.1       SmarTire Technologies Inc.

21.2       SmarTire USA Inc.

21.3       SmarTire Europe Limited.

23.1       Consent of KPMG LLP.**

24.1 Power of Attorney (contained on the signature pages of this registration statement).

99.1 Waiver Letter from Starome Investment Limited to SmarTire Systems Inc. dated April 6, 2006.**

99.2 Waiver Letter from Xentennial Holdings Limited to SmarTire Systems Inc. dated April 6, 2006.**

99.3 Waiver Letter from Staraim Enterprises Limited to SmarTire Systems Inc. dated April 6, 2006.**


** Filed herewith.

(1) Incorporated by reference to SmarTire Systems Inc.'s Form 10-KSB filed with the Securities and Exchange Commission on August 18, 1998.

(2) Incorporated by reference to SmarTire Systems Inc.'s definitive Proxy Statement and Information Circular on Schedule 14A filed with the Securities and Exchange Commission on October 31, 2000.

(3) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities and Exchange Commission on January 23, 2003.

(4) Incorporated by reference to SmarTire Systems Inc.'s Form 8-K filed with the Securities and Exchange Commission on December 23, 2003.

(5) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities Exchange Commission on June 2, 2004.

(6) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on June 15, 2004.

(7) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on October 1, 2004.

(8) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on December 14, 2004.

(9) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on December 21, 2004.

(10) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on February 9, 2005.

(11) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on March 29, 2005.

(12) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on April 1, 2005, as amended.

(13) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on June 14, 2005.

(14) Incorporated by reference to SmarTire Systems Inc.'s 8-K filed with the Securities Exchange Commission on June 30, 2005.

(15) Incorporated by reference to SmarTire Systems Inc.'s Form 10-QSB filed with the Securities and Exchange Commission on December 15, 2005.

(16) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2 filed with the Securities and Exchange Commission on January 11, 2006.

(17) Incorporated by reference to SmarTire Systems Inc.'s Form SB-2/A filed with the Securities and Exchange Commission on February 27, 2006.

Item 28 UNDERTAKINGS


The undersigned registrant hereby undertakes:

(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Sections 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) Include any additional or changed material information on the plan of distribution not previously disclosed in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

(5) Each prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use

                                   SIGNATURES

In accordance with the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Richmond, British Columbia on April 11, 2006.

SMARTIRE SYSTEMS INC.

            /s/ Al Kozak
            ------------------------------------------------------------------
            By: Al Kozak, President and Chief Executive Officer
                (Principal Executive Officer)

            April 11, 2006



             /s/ Jeff Finkelstein
             ------------------------------------------------------------------
             By: Jeff Finkelstein, Chief Financial Officer
                 (Principal Financial Officer and Principal Accounting Officer)

             April 11, 2006

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person who signature appears below constitutes and appoints Jeff Finkelstein as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURES

            /s/ Robert Rudman
            ------------------------------------------------------------------
            Robert Rudman, Chairman of the Board
            April 11, 2006


            /s/ Al Kozak
            ------------------------------------------------------------------
            By: Al Kozak, President and Chief Executive Officer
                (Principal Executive Officer)
            April 11, 2006





            /s/ Jeff Finkelstein
            ------------------------------------------------------------------
            By: Jeff Finkelstein, Chief Financial Officer
                (Principal Financial Officer and Principal Accounting Officer)
            April 11, 2006


            /s/ William Cronin
            ------------------------------------------------------------------
            William Cronin, Director
            April 11, 2006


            /s/ Johnny Christiansen
            ------------------------------------------------------------------
            Johnny Christiansen, Director
            April 11, 2006


            /s/ Martin Gannon
            ------------------------------------------------------------------
            Martin Gannon, Director
            April 11, 2006